                                                                     Exhibit 4.1

                                                               EXECUTION VERSION








                                 TRUST INDENTURE
                            dated as of June 26, 2001


                                     between


                         LEASE INVESTMENT FLIGHT TRUST,

                               as the Note Issuer

                                LIFT TRUST-SUB 1,
                            as the Bridge Note Issuer

                   PHOENIX AMERICAN FINANCIAL SERVICES, INC., in its capacity as the Administrative Agent


                                       and


                             BANKERS TRUST COMPANY,
                                 as the Trustee

                  Reconciliation and tie between the Indenture, dated as of June 26, 2001, and the Trust Indenture Act of 1939, as amended. This reconciliation does not constitute part of the Indenture.

         Trust Indenture Act
            OF 1939 SECTION                        INDENTURE SECTION
         ----------------------                    -----------------
               310(a)(1)                                     6.09
                  (a)(2)                                     6.09
                     (b)                                     6.10
                     311                                     6.11
                  312(a)                                     6.13
                  312(b)                                     6.14(b)
                  312(c)                                     6.14(c)
                  313(a)                                     6.15(a)
                  313(c)                                     6.15/12.05
                  314(a)                                     6.12(a) - (c)
                  (a)(4)                                     6.12(d)
                  (c)(1)                                     1.03
                  (c)(2)                                     1.03
                     (e)                                     1.03
                  315(b)                                     6.07
                  315(d)                                     6.01
            316(a)(1)(A)                                     4.12
               (a)(1)(B)                                     4.05
                     (b)                                     4.09
                     (c)                                     1.04(d)
               317(a)(1)                                     4.03
                  (a)(2)                                     4.10
                     (b)                                     2.04
                  318(a)                                    12.13

                                TABLE OF CONTENTS

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Article I DEFINITIONS.............................................................................................1

         Section 1.01      Definitions............................................................................1
         Section 1.02      Rules of Construction.................................................................35
         Section 1.03      Compliance Certificates and Opinions..................................................36
         Section 1.04      Acts of Holders.......................................................................36
         Section 1.05      Incorporation by Reference of Trust Indenture Act.....................................38

Article II THE NOTES.............................................................................................38

         Section 2.01      Authorized Amount; Terms; Form; Execution and Delivery................................38
         Section 2.02      Restrictive Legends...................................................................41
         Section 2.03      Registrar and Paying Agent............................................................43
         Section 2.04      Paying Agent to Hold Money in Trust...................................................44
         Section 2.05      Method of Payment.....................................................................44
         Section 2.06      Minimum Denomination..................................................................46
         Section 2.07      Transfer and Exchange; Cancellation...................................................46
         Section 2.08      Mutilated, Destroyed, Lost or Stolen Notes............................................47
         Section 2.09      Payments of Transfer Taxes............................................................47
         Section 2.10      Refinancing of Notes..................................................................47
         Section 2.11      Additional Securities.................................................................49
         Section 2.12      Book-Entry Provisions.................................................................50
         Section 2.13      Special Transfer Provisions...........................................................52
         Section 2.14      Temporary Definitive Notes............................................................56
         Section 2.15      Statements to Holders and the Owner Trustee...........................................57
         Section 2.16      CUSIP, CINS and ISIN Numbers..........................................................59
         Section 2.17      Holder Representations and Covenants..................................................59
         Section 2.18      Bridge Note Transfer Provisions.......................................................60

Article III ACCOUNTS; PRIORITY OF PAYMENTS.......................................................................60

         Section 3.01      Accounts..............................................................................60
         Section 3.02      Investments of Cash...................................................................63
         Section 3.03      Closing Date Deposits, Withdrawals and Transfers......................................64
         Section 3.04      Interim Deposits, Transfers and Withdrawals...........................................65
         Section 3.05      Interim Deposits and Withdrawals for Aircraft Sales...................................66
         Section 3.06      Calculation Date Calculations.........................................................66
         Section 3.07      Payment Date First Step Withdrawals and Transfers.....................................68
         Section 3.08      Payment Date Second Step Withdrawals..................................................69
         Section 3.09      Allocations of Principal Payments Among Subclasses of the Notes.......................74
         Section 3.10      Certain Redemptions; Certain Premiums.................................................74
         Section 3.11      Adjustment of Certain Percentages, Factors and Balances...............................77
         Section 3.12      Credit Facilities.....................................................................77
         Section 3.13      Issuer Cure Amount....................................................................77


                                      -i-
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
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         Section 3.14      Bridge Notes..........................................................................77

Article IV DEFAULT AND REMEDIES..................................................................................79

         Section 4.01      Events of Default.....................................................................79
         Section 4.02      Acceleration, Rescission and Annulment................................................80
         Section 4.03      Other Remedies........................................................................81
         Section 4.04      Limitation on Suits...................................................................81
         Section 4.05      Waiver of Existing Defaults...........................................................82
         Section 4.06      Restoration of Rights and Remedies....................................................82
         Section 4.07      Remedies Cumulative...................................................................82
         Section 4.08      Authority of Courts Not Required......................................................83
         Section 4.09      Rights of Holders to Receive Payment..................................................83
         Section 4.10      Trustee May File Proofs of Claim......................................................83
         Section 4.11      Undertaking for Costs.................................................................83
         Section 4.12      Control by Holders....................................................................83

Article V REPRESENTATIONS, WARRANTIES AND COVENANTS..............................................................84

         Section 5.01      Representations and Warranties........................................................84
         Section 5.02      General Covenants.....................................................................86
         Section 5.03      Operating Covenants...................................................................97
         Section 5.04      Compliance Through Agents............................................................101

Article VI THE TRUSTEE..........................................................................................101

         Section 6.01      Acceptance of Trusts and Duties......................................................101
         Section 6.02      Absence of Duties....................................................................101
         Section 6.03      Representations or Warranties........................................................101
         Section 6.04      Reliance; Agents; Advice of Counsel..................................................101
         Section 6.05      Not Responsible in Individual Capacity...............................................103
         Section 6.06      No Compensation from Holders.........................................................103
         Section 6.07      Notice of Defaults...................................................................103
         Section 6.08      May Hold Securities..................................................................104
         Section 6.09      Corporate Trustee Required; Eligibility..............................................104
         Section 6.10      Disqualification of Trustee..........................................................104
         Section 6.11      Preferential Collection of Claims Against Issuer.....................................104
         Section 6.12      Reports by the Issuer................................................................104
         Section 6.13      Holder Lists.........................................................................105
         Section 6.14      Preservation of Information; Communications to Holders...............................105
         Section 6.15      Reports by Trustee...................................................................106

Article VII SUCCESSOR TRUSTEES..................................................................................106

         Section 7.01      Resignation and Removal of Trustee...................................................106
         Section 7.02      Appointment of Successor.............................................................107


                                      -ii-
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Article VIII INDEMNITY..........................................................................................108

         Section 8.01      Indemnity............................................................................108
         Section 8.02      Holders' Indemnity...................................................................108

Article IX MODIFICATION.........................................................................................109

         Section 9.01      Modification with Consent of Holders.................................................109
         Section 9.02      Modification Without Consent of Holders..............................................109
         Section 9.03      Subordination and Priority of Payments...............................................110
         Section 9.04      Execution of Amendments by Trustee...................................................110
         Section 9.05      Conformity with Trust Indenture Act..................................................110

Article X SUBORDINATION.........................................................................................110

         Section 10.01     Subordination of the Securities and Other Subordinated Obligations...................110
         Section 10.02     Rights of Subrogation................................................................111
         Section 10.03     Further Assurances of Junior Representatives.........................................111
         Section 10.04     Enforcement..........................................................................111
         Section 10.05     Continued Effectiveness..............................................................112
         Section 10.06     Senior Claims and Junior Claims Unimpaired...........................................112

Article XI DISCHARGE OF INDENTURE; DEFEASANCE...................................................................112

         Section 11.01     Discharge of Liability on the Notes; Defeasance......................................112
         Section 11.02     Conditions to Defeasance.............................................................113
         Section 11.03     Application of Trust Money...........................................................114
         Section 11.04     Repayment to Issuer..................................................................114
         Section 11.05     Indemnity for Government Obligations and Corporate Obligations.......................114
         Section 11.06     Reinstatement........................................................................114

Article XII MISCELLANEOUS.......................................................................................115

         Section 12.01     Right of Trustee to Perform..........................................................115
         Section 12.02     Waiver...............................................................................115
         Section 12.03     Severability.........................................................................115
         Section 12.04     Restrictions on Exercise of Certain Rights...........................................115
         Section 12.05     Notices..............................................................................116
         Section 12.06     Assignments; Third Party Beneficiary.................................................117
         Section 12.07     Currency Conversion..................................................................118
         Section 12.08     Application to Court.................................................................118
         Section 12.09     Governing Law........................................................................119
         Section 12.10     Jurisdiction.........................................................................119
         Section 12.11     Counterparts.........................................................................119
         Section 12.12     Table of Contents, Headings, Etc.....................................................119
         Section 12.13     Trust Indenture Act..................................................................120

                                    SCHEDULES
Schedule 1          -      Initial Aircraft
Schedule 2          -      Issuer Subsidiaries
Schedule 3          -      Class Percentages
Schedule 4          -      Assumed Principal Payments
Schedule 5          -      Principal and Maturity of the Bridge Notes


                                    EXHIBITS

Exhibit A-1      -    Form of Class A Floating Rate Note
Exhibit A-2      -    Form of Class A Fixed Rate Note
Exhibit B-1      -    Form of Class B Floating Rate Note
Exhibit B-2      -    Form of Class B Fixed Rate Note
Exhibit C-1      -    Form of Class C Floating Rate Note
Exhibit C-2      -    Form of Class C Fixed Rate Note
Exhibit D-1      -    Form of Class D Floating Rate Note
Exhibit D-2      -    Form of Class D Fixed Rate Note
Exhibit E        -    Concentration Limits
Exhibit F        -    Insurance Provisions
Exhibit G        -    Form of Monthly Report to Each Noteholder
Exhibit H        -    Form of Certificate
Exhibit I        -    Form of Certificate to be Delivered in Connection with
                        Transfers Pursuant to Regulation S
Exhibit J        -    Form of Certificate to be Delivered in Connection with
                        Transfers to Non-QIB Accredited Investors
Exhibit K        -    Core Lease Provisions
Exhibit L-1      -    Form of Certificate to Depository Regarding Interest
Exhibit L-2      -    Form of Depository Certificate Regarding Interest
Exhibit M        -    Form of Bridge Notes

                  This TRUST INDENTURE, dated as of June 26, 2001 (this "INDENTURE"), is made between LEASE INVESTMENT FLIGHT TRUST, a Delaware statutory business trust (the "NOTE ISSUER"), LIFT TRUST-SUB 1, a Delaware statutory business trust (the "BRIDGE NOTE Issuer"), PHOENIX AMERICAN FINANCIAL SERVICES, INC., in its capacity as the Administrative Agent, and BANKERS TRUST COMPANY, in its capacity as the person accepting appointment as the Trustee under this Indenture.


                  The parties to this Indenture hereby agree as follows.

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.01 DEFINITIONS. For purposes of this Indenture, the following terms shall have the meanings indicated below:

                  "Acceleration" means, with respect to the principal, interest and other amounts payable in respect of the Notes, such amounts becoming immediately due and payable by declaration or otherwise. "Accelerate," "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

                  "Acceleration Default" means any Event of Default of the type described in Section 4.01(e) or 4.01(f) hereof.

                  "Account" means any or, in its plural form, all of the accounts established pursuant to Section 3.01(a) hereof and any ledger accounts and ledger subaccounts maintained therein in accordance with this Indenture.

                  "Acquisition Agreements" means the Asset Purchase Agreement, Beneficial Interest Purchase Agreement and any agreements pursuant to which Additional Aircraft are acquired.

                  "Act" has, with respect to any Holder, the meaning given to such term in Section 1.04(a) hereof.

                  "Additional Aircraft" means any aircraft and any related Engine acquired by any Issuer Group Member from a Seller or an Affiliate of a Seller or (upon a Rating Agency Confirmation with respect thereto), from any other Person after the Initial Closing Date (other than any Initial Aircraft, Remaining Aircraft or Substitute Aircraft), excluding any such Aircraft after it has been sold or disposed of by way of a completed Aircraft Sale.

                  "Additional Certificates" means any Beneficial Interest Certificate issued pursuant to the Trust Agreement, the proceeds of which are used, in substantial part, to acquire Additional Aircraft.

                  "Additional Interest" has the meaning given to such term in
Section 2.01(a) hereof.

                  "Additional Issuance" has the meaning given to such term in
Section 2.11 hereof.

                  "Additional Lease" means, with respect to each Additional Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Additional Aircraft on the relevant Closing Date.

                  "Additional Notes" means any Notes of any subclass of the Class A Notes, the Class B Notes, Class C Notes and Class D Notes issued pursuant to this Indenture, the proceeds of which are used, in substantial part, to acquire Additional Aircraft.

                  "Additional Securities" means the Additional Notes and the Additional Certificates.

                  "Additional Servicer Amounts" means, collectively, the "Additional Sales Fee", the "Additional Disposition Fee" and the "Additional Rent Collection Fee", each as defined in the Servicing Agreement.

                  "Adjusted Base Value" means, with respect to any Aircraft on any Calculation Date, the average of the Base Values of such Aircraft as determined by the Appraisals of such Aircraft delivered in connection with the Relevant Appraisal with respect to such Calculation Date.

                  "Adjusted Portfolio Value" means, in respect of any Payment Date, the sum of the products of (a) the Adjusted Base Value of each Aircraft in the Portfolio on the Calculation Date preceding such Payment Date and (b) the quotient obtained by dividing the applicable Depreciation Factor for such Aircraft on such Calculation Date by the applicable Depreciation Factor for such Aircraft as of the date of the Relevant Appraisal with respect to such Calculation Date.

                  "Administrative Agency Agreement" means the Administrative Agency Agreement dated as of the Initial Closing Date between the Administrative Agent, the Trustee, the Security Trustee, the Note Issuer and each Issuer Subsidiary.

                  "Administrative Agent" means the Person acting, at the time of determination, in the capacity of the administrative agent of the Trustee and the Security Trustee under the Administrative Agency Agreement. The initial Administrative Agent is Phoenix American Financial Services, Inc. Upon notice from the Security Trustee to the Operating Bank (with a copy to the Trustee) that no Person is then acting as the Administrative Agent or that the Administrative Agent is no longer authorized to perform the Bank Account Managerial Services under the Administrative Agency Agreement (in each case acting through a Responsible Officer), each reference in this Indenture to the Administrative Agent shall be, until a successor Administrative Agent is appointed in accordance with the Administrative Agency Agreement to perform the Bank Account Managerial Services, to the Security Trustee.

                  "Affiliate" has the meaning given to such term in Section 5.02(b) hereof.

                  "Agent Members" has the meaning given to such term in Section
2.12 hereof.

                  "Agreed Currency" has the meaning given to such term in
Section 12.07(a) hereof.

                  "Agreed Value Payment" means a payment to be made by or on behalf of a Lessee under a Lease upon or following a Total Loss of an Aircraft with respect to such Total Loss.

                  "Aircraft" means the Initial Aircraft and the Additional Aircraft.

                  "Aircraft Agreement" has the meaning given to such term in
Section 5.02(g) hereof.

                  "Aircraft Purchase Account" has the meaning given to such term in Section 3.01(a) hereof.

                  "Aircraft Purchase Price" has the meaning, with regard to each Aircraft, given to such term in the Acquisition Agreement pursuant to which such Aircraft is purchased by an Issuer Group Member.

                  "Aircraft Sale" means any sale or other disposition of any Aircraft, including by reason of such Aircraft suffering a Total Loss, but not including a sale which is part of a Leveraged Lease Transaction.

                  "Allowed Restructuring" has the meaning given to such term in
Section 5.02(e) hereof.

                  "Annual Report" has the meaning given to such term in Section 2.15(a) hereof.

                  "Applicable Aviation Authority" means, in relation to any Aircraft, each governmental or regulatory authority that has responsibility for the supervision of civil aviation and/or the registration and operations of civil aircraft in the State of Registration of such Aircraft.

                  "Applicable Law" means, with respect to any Person, all laws, rules, regulations and orders of governmental regulatory authorities applicable to such Person, including, without limitation, the regulations of each Applicable Aviation Authority applicable to such Person or the Aircraft owned or operated by it or as to which it has a contractual responsibility.

                  "Applicable Percentage" means as of the Calculation Date next preceding any Redemption Date, any subclass of the Initial Notes that are Fixed Rate Notes a fraction the numerator of which is the excess, if any, of (i) the portion of the Outstanding Principal Balance of the Note being redeemed over
(ii) the excess, if any, of (A) the Outstanding Principal Balance of such Note as of such Calculation Date (after giving effect to any reductions therein that would have been made on such Payment Date in the absence of any such Redemption) over (B) the Assumed Principal Balance of such Note as of such Calculation Date and the denominator of which is the Assumed Principal Balance of such Note as of such Calculation Date.

                  "Appraisal" means a desktop appraisal of the Base Value of an Aircraft made pursuant to Section 5.03(c) hereof.

                  "Appraiser" has the meaning set forth in Section 5.03(c) hereof.

                  "Asset Purchase Agreement" means the Asset Purchase Agreement dated as of June 26, 2001 between the Sellers and the Bridge Note Issuer.

                  "Assumed Portfolio Value" means, with respect of any Payment Date, the sum of the products of (a) the Initial Appraised Value of each Aircraft in the Portfolio on the Calculation Date preceding such Payment Date and (b) the quotient obtained by dividing the Depreciation Factor applicable to such Aircraft on such Calculation Date by the Depreciation Factor applicable to such Aircraft on the relevant Closing Date.

                  "Assumed Principal Balance" means, as of the Calculation Date next preceding any Redemption Date, the sum of the Assumed Principal Payments.

                  "Assumed Principal Payments" means, as of the Calculation Date next preceding any Redemption Date, with respect to each subclass of the Initial Notes that are Fixed Rate Notes, each of the principal payment amounts for such Notes set forth opposite a date in Schedule 4 hereto falling after such Redemption Date and ending on the Expected Final Payment Date for such Note or any other specified date.

                  "Automatic" means Automatic Lift I LP, a Delaware limited liability partnership.

                  "Authorized Agent" means, with respect to the Notes of any subclass, any authorized Paying Agent or Registrar for the Notes of such subclass.

                  "Available Collections" means, as of any Calculation Date, amounts on deposit in the Collections Account. The Available Collections with respect to any payment to be made therefrom shall be determined after giving effect to all payments, if any, having priority to such payment under Section
3.08 hereof.

                  "Bank Account Managerial Services" means the services described in Section 2.04 of the Administrative Agency Agreement.

                  "Bankers Trust" means Bankers Trust Company, a New York banking corporation currently located at Four Albany Street, New York, New York 10006.

                  "Base Value" means the value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of the Aircraft's "highest and best use", presuming an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, adjusted to account for the maintenance status of such Aircraft (with such assumptions as to use since the last reported status as may be reasonably stated in the Appraisal setting forth such Base Value).

                  "Basic Terms Modification" has the meaning given to such term in Section 9.01 hereof.

                  "Beneficial Interest Certificates" means all certificates issued under the Trust Agreement, including the Initial Certificates and all Additional Certificates, if any, so designated, in each case representing pari passu percentage beneficial interests in the property of the Issuer arising out of the Trust Agreement.

                  "Beneficial Interest Purchase Agreement" means the Beneficial Interest Purchase Agreement dated as of the Initial Closing Date between Automatic, the Bridge Note Issuer and the Note Issuer.

                  "Bridge Break Amount" means an amount equal to the net loss or additional expense which a Holder of a Bridge Note incurred solely as a direct result of any unscheduled payment of any principal for that Bridge Note on any date other than a Payment Date or the Bridge Date (as reasonably determined and documented in writing by the Holder of the Bridge Note).

                  "Bridge Date" means June 26, 2001.

                  "Bridge Note Issuer" has the meaning set forth in the preamble hereof.

                  "Bridge Note Issuer Subsidiary" means each subsidiary of the Bridge Note Issuer existing prior to the Effective Time and listed on Part A of
Schedule 2.

                  "Bridge Notes" means the Bridge Notes issued under the Indenture substantially in the form of Exhibit M hereto, and all Notes, if any, issued in replacement or substitution therefor.

                  "Bridge Note Account" has the meaning given to such term in
Section 3.14(a) hereof.

                  "Bridge Note Legend" means the legend initially set forth on the Bridge Notes in the form set forth in Section 2.02(e) hereof.

                  "Bridge Note Rate" means the interest rate set forth in the Bridge Notes.

                  "Business Day" means a day on which commercial banks and foreign exchange markets are open in New York, New York and, with respect to the determination or payment of interest on any Floating Rate Note, a day on which U.S. dollar deposits may be dealt in on the London inter-bank market and, with respect to payments to or withdrawals from the Non-Trustee Accounts, a day on which the financial institution at which such account is located is open for business.

                  "Calculation Date" means the fourth Business Day immediately preceding a Payment Date.

                  "Capital Markets Advisor" means the Person acting, at the time of determination, in the capacity of the capital markets advisor under the Capital Markets Advisory Agreement. The initial Capital Markets Advisor is Credit Suisse First Boston Corporation.

                  "Capital Markets Advisory Agreement" means the Capital Markets Advisory Agreement dated as of the Initial Closing Date between the Capital Markets Advisor and the Issuer.

                  "Cash Collateral Account" means an Eligible Credit Facility established as an Account pursuant to Section 3.01(a) hereof. Each Cash Collateral Account shall be designated with reference to the Obligations owed to the class or subclass of Notes to which it relates. The Issuer shall not be deemed a provider of a Credit Facility with respect to any Cash Collateral Account.

                  "Certificateholder" means prior to the Effective Time, Automatic and thereafter, the Person in whose name a Beneficial Interest Certificate is registered from time to time in accordance with the provisions of the Trust Agreement.

                  "Class A Notes" means, collectively, all Notes designated as a subclass of Class A, including the Initial Notes so designated (consisting of the Subclass A-1 Notes, the Subclass A-2 Notes and the Subclass A-3 Notes issued as of the Initial Closing Date), all Additional Notes, if any, so designated and, all Refinancing Notes, if any, so designated and all Exchange Notes, if any, so designated.

                  "Class B Notes" means all Notes designated as a subclass of Class B, including the Initial Notes so designated (consisting of the Subclass B-1 Notes and Subclass B-2 Notes issued as of the Initial Closing Date), all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Exchange Notes, if any, so designated.

                  "Class C Notes" means all Notes designated as a subclass of Class C, including the Initial Notes so designated (consisting of the Subclass C-1 Notes and Subclass C-2 Notes issued as of the Initial Closing Date), all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Exchange Notes, if any, so designated.

                  "Class D Notes" means all Notes designated as a subclass of Class D, including the Initial Notes so designated (consisting of the Subclass D-1 Notes and Subclass D-2 Notes issued as of the Initial Closing Date), all Additional Notes, if any, so designated and all Refinancing Notes, if any, so designated.

                  "Class Percentage" means the Minimum Class Percentage or the Scheduled Class Percentage, as the case may be.

                  "Clearstream" means Clearstream Banking, a societe anonyme.

                  "Closing Date" means in the case of (a) the Bridge Notes, the Initial Securities and the Initial Aircraft, the Initial Closing Date, (b) any Refinancing Notes or Additional Securities, the relevant date of issuance of such Securities and (c) any Additional Aircraft, the date of issuance of the Additional Securities issued to finance the acquisition of such Additional Aircraft.

                  "Code" shall mean the Internal Revenue Code of 1986.

                  "Collateral" has the meaning given to such term in the Security Trust Agreement.

                  "Collections" means without duplication (a) Rental Payments and all other amounts received by any Issuer Group Member pursuant to any Lease or Related Collateral Document, (b) amounts on deposit in the Collections Account constituting Reserved Cash (including any amounts received under Sections 5.02(f)(ii)(C)(z) and 5.02(f)(iv)(C) hereof) or transferred to the Collections Account from any Cash Collateral Account, (c) amounts received in respect of claims for damages or in respect of any breach of contract for nonpayment of any of the foregoing, (d) amounts received by an Issuer Group Member in connection with any Aircraft Sale or otherwise received under any Aircraft Agreement, including sale proceeds, Total Loss Proceeds, Agreed Value Payments, proceeds of Repossession Insurance, Requisition Compensation and all Partial Loss Proceeds, less, in each case, any expenses payable by such Issuer Group Member to any Person that is not an Issuer Group Member in connection therewith, (e) amounts received by any Issuer Group Member from insurance with respect to any Aircraft, (f) any amounts transferred from a Lessee Funded Account into the Collections Account in accordance with Section 3.07 hereof, (g) any Swap Receipts, (h) the proceeds of any Investments of the funds in the Accounts (except to the extent that any such proceeds are required to be paid over to any Lessee under a Lease), (i) any amounts transferred from the Aircraft Purchase Account into the Collections Account in accordance with Section 3.04(g) hereof, (j) any amounts received by an Issuer Group Member under an Acquisition Agreement, including any loss proceeds and other amounts under the second sentence of Section 4.2, Section 5.2 and/or Section 5.3 of the Asset Purchase Agreement and any Non-Delivery Payments but excluding any Excluded Payments, (k) any other amounts received by any Issuer Group Member (including any amounts received from any other Issuer Group Member, whether by way of distribution, dividend, repayment of a loan or otherwise, and any proceeds received in connection with any Allowed Restructuring); provided that Collections shall not include (i) Segregated Funds transferred to a Lessee Funded Account, (ii) amounts deposited in the Defeasance/Redemption Account or the Refinancing Account in connection with a Redemption, (iii) amounts received in connection with a Refinancing (except as provided in clause (b) above) and (iv) amounts to be paid to any Person not an Issuer Group Member or expenses in connection with the receipt of any Collections or otherwise pursuant to any Related Document, in each case subject to the restrictions set forth in this Indenture.

                  "Collections Account" has the meaning given to such term in
Section 3.01(a) hereof.

                  "Commission" means the U.S. Securities and Exchange
Commission.

                  "Concentration Default" has the meaning given to such term in
Section 5.02(g) hereof.

                  "Concentration Limits" has the meaning given to such term in
Section 5.03(a) hereof.

                  "Control" has the meaning given to such term in Section 5.02(b) hereof. "Controlled" and "Controlling" have meanings correlative to the foregoing.

                  "Controlling Party" means, at any time of determination, the Senior Trustee; provided, however, that, if and only if so provided in the Controlling Trustees' Resolution providing for a Senior Eligible Credit Facility, at any time from and including the date that is no earlier than 30 months from the earliest to occur of (a) the date on which the entire amount available under such Senior Eligible Credit Facility shall have been drawn (except as a result of any change in the rating of the provider thereof or such additional circumstances as such Controlling Trustees' Resolution may specify) and remain unreimbursed and (b) the date on which the Notes shall have been Accelerated, the provider of such Senior Eligible Credit Facility shall have the right to elect, by Written Notice to the Trustee, to become the Controlling Party (in place of the Senior Trustee) thereafter but only for so long as any Credit Facility Obligations due to such provider remain unpaid.

                  "Controlling Trustees" means prior to the Effective Time, the Senior Trustee, and thereafter, has the meaning given to such term in the Trust Agreement.

                  "Controlling Trustees' Resolution" means a copy of a resolution certified by a Controlling Trustee as having been duly adopted by the Controlling Trustees and being in full force and effect on the date of such certification.

                  "Core Lease Provisions" has the meaning given to such term in
Section 5.03(f) hereof.

                  "Corporate Obligations" has the meaning given to such term in
Section 11.02 hereof.

                  "Corporate Trust Office" means, with respect to the Trustee for each subclass of Notes, the office of such Trustee at which at any particular time its corporate trust business shall be principally administered. The initial Corporate Trust Office is Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services--Structured Finance, Facsimile No: 212-250-6439.

                  "Costs" means liabilities, obligations, damages, judgments, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation).

                  "Covenant Defeasance" has the meaning given to such term in
Section 11.01 hereof.

                  "Credit Facility" means any Senior Eligible Credit Facility, any Mezzanine Eligible Credit Facility, any Junior Eligible Credit Facility or any Subordinate Eligible Credit Facility, as the case may be.

                  "Credit Facility Advance Obligations" means all Credit Facility Obligations other than Credit Facility Expenses.

                  "Credit Facility Obligations" means all principal, interest, fees and other amounts owing to the providers of Credit Facilities.

                  "Credit Facility Expenses" means all Credit Facility Obligations stated pursuant to the terms of any other Credit Facility to constitute Expenses.

                  "Default" means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Default Notice" means a notice given to the Issuer by Holders representing 25% of the aggregate Outstanding Principal Balance of the Senior Class, with a copy to the Trustee of each subclass of Notes and the Administrative Agent, declaring all Outstanding principal of and accrued and unpaid interest on the Notes to be immediately due and payable.

                  "Defeasance/Redemption Account" has the meaning given to such term in Section 3.01(a) hereof.

                  "Definitive Notes" has the meaning given to such term in
Section 2.01(b) hereof.

                  "Depository" means The Depository Trust Company, its nominees and its and their respective successors.

                  "Depreciation Factor" means (a) with respect to each Initial Aircraft on any date of determination, if positive, the product of (1-kn) and (1+g)n/12, where "n" equals the age of such Aircraft in months from the date of its manufacture, "k" equals a fraction, the numerator of which is 0.9 and the denominator of which is the Expected Useful Life of such Initial Aircraft expressed in months, and "g" equals 0.02; provided that in the event such Aircraft is converted to freighter service, the Depreciation Factor for such Aircraft shall be the factor determined by the Controlling Trustees and (b) with respect to each Additional Aircraft, the Depreciation Factor determined by the Controlling Trustees in connection with the issuance of the Additional Securities funding the acquisition of such Additional Aircraft.

                  "Developed Markets" has the meaning determined, from time to time, in accordance with Note (3) to Exhibit E hereof.

                  "Direction" has the meaning given to such term in Section 1.04(c) hereof.

                  "DTC" means the Depository.

                  "Effective Time" means the time of issuance of the Initial Notes under this Indenture being the time of authentication and delivery thereof by the Trustee to the initial Holders thereof.

                  "Eligibility Requirements" has the meaning given to such term in Section 2.03(b) hereof.

                  "Eligible Account" means (a) a trust account maintained on the books and records of an Eligible Institution in the name of the Security Trustee as a Securities Account under, and as defined in, the Security Trust Agreement; provided that no Cash Collateral Account may be maintained with a liquidity provider at any time at which the Issuer holds any participation in the Liquidity Facility unless written confirmation shall have been received from each Rating Agency prior to such time to the effect that such maintenance of the Cash Collateral Account with the Liquidity Provider will not result in a withdrawal or downgrading of the ratings of the Notes or (b) an account maintained on the books and records of an Eligible Institution in the name of an Issuer Group Member as a Non-Trustee Account in compliance with the terms of the Security Trust Agreement.

                  "Eligible Credit Facility" means (a) any credit agreement, letter of credit, guarantee, credit or liquidity enhancement facility or other credit facility provided by, or supported by a further such credit facility provided by, an Eligible Provider in favor of any Issuer Group Member and subjected to the lien of the Security Trust Agreement or (b) any Account established for the purpose of providing like credit or liquidity support and designated as an Eligible Credit Facility.

                  "Eligible Institution" means (a) Bankers Trust in its capacity as the Operating Bank in respect of any Eligible Account, so long as it (i) has either (A) a long-term unsecured debt rating of A (or the equivalent) or better by Moody's and Fitch and (B) a short-term unsecured debt rating of A-1+ by Standard & Poor's, P-1 by Moody's and, if rated by Fitch, F1 by Fitch and (ii) can act as a securities intermediary under the New York Uniform Commercial Code; and (b) any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws) appointed as the Operating Bank in respect of any Eligible Account, so long as it (i) has either (A) a long-term unsecured debt rating of AA (or the equivalent) or better by each Rating Agency or (B) a short-term unsecured debt rating of A-l+ by Standard & Poor's, P-1 by Moody's and, if rated by Fitch, F1+ by Fitch and (ii) can act as a securities intermediary under the New York Uniform Commercial Code, including a Person providing a Credit Facility so long as such Person shall otherwise so qualify and shall have waived all rights of set-off and counterclaim with respect to the account to be maintained as an Eligible Account.

                  "Eligible Provider" means a Person whose short-term unsecured debt is rated A-1+ by Standard & Poor's, P-1 by Moody's and, if rated by Fitch, F1+ by Fitch or is otherwise designated as an Eligible Provider by the Controlling Trustees.

                  "Encumbrance" has the meaning given to such term in Section 5.02(b) hereof.

                  "Engine" means each engine installed (or constituting a spare for an engine installed) on any Aircraft, including any engine replacing a previously installed engine under the relevant Lease, and any and all Parts incorporated in, installed on or attached to any such engine.

                  "Escrow Agent" means Bankers Trust.

                  "Escrow Agreement" means the Escrow Agreement dated as of the Initial Closing Date between the Escrow Agent, Credit Suisse First Boston Corporation and the Issuer.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

                  "Event of Default" has the meaning, with respect to a class of Notes, given to such term in Section 4.01 hereof.

                  "Excess Amortization Date" means, with respect to (a) the Subclass A-1 Notes, July 15, 2003; (b) the Subclass A-2 Notes, July 15, 2004;
(c) the Subclass A-3 Notes, the Subclass B-1 Notes and the Subclass B-2 Notes, July 15, 2001; (d) the Subclass C-1 Notes and the Subclass C-2 Notes, May 15, 2018; (e) the Subclass D-1 Notes and Subclass D-2 Notes, August 15, 2010; and
(f) any Refinancing Notes or Additional Notes, the Excess Amortization Date established by or pursuant to a Controlling Trustees' Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934.

                  "Exchange Notes" means, with respect to any class or subclass of Registrable Notes, any notes of the Issuer containing terms identical to such class or subclass of Registrable Notes (except to reflect the registration of the Exchange Note under the Securities Act and that Registration Step-up Interest shall not apply thereto) that are issued and exchanged for Registrable Notes of such class or subclass beneficially owned by Qualifying Persons pursuant to a Registration Rights Agreement and this Indenture.

                  "Exchange Offer" has the meaning given to such term in the applicable Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning given to such term in the applicable Registration Rights Agreement.

                  "Expected Final Payment Date" means with respect to (a) the Subclass A-1 Notes, July 15, 2003; (b) the Subclass A-2 Notes, July 15, 2004;
(c) the Subclass A-3 Notes, August 15, 2010; (d) the Subclass B-1 Notes, May 15, 2018; (e) the Subclass B-2 Notes, May 15, 2018; (f) the Subclass C-1 Notes, May 15, 2018; (g) the Subclass C-2 Notes, May 15, 2018; (h) the Subclass D-1 Notes, May 15, 2018; (i) the Subclass D-2 Notes, May 15, 2018 and (j) any Refinancing Notes or Additional Notes, the Expected Final Payment Date, if any, established by or pursuant to a Controlling Trustees' Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes.

                  "Expected Useful Life" means, with respect to each Initial Aircraft, 30 years and, with respect to any Additional Aircraft, the "Useful Life" established by or pursuant to a Controlling Trustees' Resolution or in any indenture supplemental hereto providing for the issuance of Additional Securities to fund the acquisition of such Additional Aircraft.

                  "Expense Account" has the meaning given to such term in
Section 3.01(a) hereof.

                  "Expense Accruals" has the meaning given to such term in
Section 3.08(a) hereof.

                  "Expenses" means, collectively, any fees, costs or expenses Incurred by an Issuer Group Member in the course of the business activities permitted under Section 5.02(e) hereof, including, without limitation, any fees, expenses and indemnification amounts of, or owing to, any Service Provider and any Credit Facility Expenses, and (subject to a limit of $10,000 per annum per Aircraft (or other amount approved by a Controlling Trustees' Resolution with a Rating Agency Confirmation with respect thereto) with respect to each Issuer Subsidiary entitled thereto) the shortfall between Rental Payments received by or on behalf of such Issuer Subsidiary in respect of a Lease of an Aircraft and the amount payable by such Issuer Subsidiary, as head lease rent with respect of such Aircraft, to another Issuer Group Member; provided, however, that, except as expressly provided herein, Expenses shall not include any amount payable on the Securities, under any Swap Agreement or under any Credit Facility (other than Credit Facility Expenses).

                  "Extended Pool Factor" means, with respect to each subclass of Notes, the "Extended Pool Factor" set forth in the appendix to such Notes, as the same may be adjusted in accordance with Section 3.11 hereof.

                  "Extension Amount" has the meaning given to such term in
Section 3.09 hereof.

                  "Final Maturity Date" means with respect to (a) the Bridge Notes, the earlier of the Initial Closing Date and July 15, 2002, (b) the Initial Class A-3 Notes, July 15, 2016 and the other Initial Notes, July 15, 2031 and (c) any Refinancing Notes or Additional Notes, the date, if any, specified in the form of such Notes.

                  "Financial Advisor" means the Person acting, at the time of determination, as the financial advisor under the Financial Advisory Agreement. The initial Financial Advisor is Credit Suisse First Boston Corporation.

                  "Financial Advisory Agreement" means the Financial Advisory Agreement dated as of the Initial Closing Date between the Financial Advisor and the Note Issuer.

                  "Fitch" means, Fitch, Inc.

                  "Fixed Rate Notes" means the Subclass B-2 Notes, the Subclass C-2 Notes and the Subclass D-2 Notes constituting Initial Notes and any Refinancing Notes or Additional Notes issued with a fixed rate of interest.

                  "Floating Rate Notes" means any Subclass A-1 Notes, Subclass A-2 Notes, Subclass A-3 Notes, Subclass B-1 Notes, Subclass C-1 Notes and Subclass D-1 Notes constituting Initial Notes and any Exchange Notes, Refinancing Notes or Additional Notes issued with a floating or variable rate of interest.

                  "Future Lease" means, with respect to each Aircraft, any aircraft lease agreement as may be in effect at any time after the relevant Closing Date between an Issuer Group Member or Leveraged Lease Lessee (as lessor or vendor) and a Person not an Issuer Group Member (as lessee or purchaser), in each case other than any Initial Lease, Additional Lease or Leveraged Lease; provided that if, under any sub-leasing arrangement with respect to an Aircraft, the lessor thereof agrees to receive payments or collateral directly from, or is to make payments directly to, the sub-lessee (or, in the case of a Leveraged Lease, the sub-sublessee), in any such case to the exclusion of the related Lessee, then the relevant sub-lease (or, in the case of a Leveraged Lease, the sub-sublessee) shall constitute the "Lease", and the sub-lessee shall constitute the related "Lessee" with respect to such Aircraft, but only to the extent of the provisions of such sub-lease agreement (or, in the case of a Leveraged Lease, the relevant sub-sublease) relevant to such payments and collateral and to the extent agreed by the relevant lessor.

                  "GECC" means General Electric Capital Corporation, a New York corporation.

                  "Global Notes" means any Rule 144A Global Notes and Regulation S Global Notes.

                  "Guarantee" has the meaning given to such term in Section 5.02(f) hereof.

                  "Holder" means any Person in whose name a Bridge Note, Class A Note, Class B Note, Class C Note or Class D Note is registered from time to time in the Register for such Notes or, with respect to any Global Note, the Depository.

                  "Incur" has the meaning given to such term in Section 5.02(f) hereof.

                  "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and
(g) all Indebtedness of other Persons Guaranteed by such Person.

                  "Indenture" has the meaning set forth in the preamble hereof.

                  "Initial Aircraft" means each of the aircraft identified in
Schedule 1 hereto (including any related Engines and Parts and any Remaining Aircraft) and any Substitute Aircraft, excluding any such aircraft sold or disposed of by way of a completed Aircraft Sale and any Remaining Aircraft for which a Substitute Aircraft is delivered.

                  "Initial Appraised Value" means (a) in the case of each Initial Aircraft (other than a Substitute Aircraft), the average of the appraisals by each of the Initial Appraisers of the Base Value of such Aircraft as of December 30, 2000, (b) in the case of any Substitute Aircraft, the average of the appraisals by each of the Initial Appraisers of the Base Value of such Aircraft as of a date not more than six months prior to the date of the delivery of such Aircraft and (c) in the case of any Additional Aircraft, the average of the appraisals by each of the Appraisers of the Base Value of such Aircraft as of a date not more than six months prior to the Closing Date for the issuance of the relevant Additional Securities.

                  "Initial Appraisers" means Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc.

                  "Initial Certificates" means the Beneficial Interest Certificates issued on the Initial Closing Date.

                  "Initial Class A Notes" means the Subclass A-1 Notes, the Subclass A-2 Notes and the Subclass A-3 Notes issued on the Initial Closing Date.

                  "Initial Class B Notes" means the Subclass B-1 Notes and Subclass B-1 Notes issued on the Initial Closing Date.

                  "Initial Class C Notes" means the Subclass C-1 Notes and Subclass C-2 Notes issued on the Initial Closing Date.

                  "Initial Class D Notes" means the Subclass D-1 Notes and Subclass D-2 Notes issued on the Initial Closing Date.

                  "Initial Closing Date" means June 26, 2001.

                  "Initial Lease" means, with respect to each Initial Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Initial Aircraft that is listed in Schedule 1 to the Asset Purchase Agreement or with respect to any Substitute Aircraft described in the "Substitute Aircraft Supplement" therefor, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time.

                  "Initial Notes" means the Initial Class A Notes, the Initial Class B Notes, the Initial Class C Notes and the Initial Class D Notes.

                  "Initial Outstanding Balance" means, with respect to any subclass of Notes the initial Outstanding Principal Balance thereof on the date of issuance of such Notes.

                  "Initial Securities" means the Initial Notes and the Initial Certificates.

                  "Initial Swap Agreement" means the Master Agreement effective as of June 26, 2001 between Credit Suisse First Boston International and the
Note Issuer.

                  "Insolvency Proceeding" means any proceeding of the type referred to in clause (e) or (f) of Section 4.01 hereof in respect of the Issuer.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Intercompany Loan" has the meaning given to such term in
Section 5.02(f) hereof.

                  "Interest Accrual Period" means, as to each subclass of Notes, the period beginning on (and including) the relevant Closing Date and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided that the final

Interest Accrual Period with respect to any subclass of Notes shall end on but exclude the date such subclass of Notes is repaid in full. Account balances with respect to each Interest Accrual Period shall be determined by reference to the balances of funds on deposit in the Accounts on the Calculation Date immediately preceding each Payment Date.

                  "Interest Amount" means, with respect to each subclass of Notes, on any Payment Date, (a) the amount of interest accrued and unpaid to such Payment Date at the rate described in clause (a) of the definition of "Stated Rate of Interest" with respect to such subclass of Notes on such Payment Date, determined in accordance with the terms of such subclass of Notes, plus
(b) interest at the rate specified in clause (a) above on any Interest Amount due but not paid on any prior Payment Date.

                  "Investment" has the meaning given to such term in Section 5.02(c) hereof.

                  "Investment Earnings" means investment earnings on funds on deposit in any Account net of losses and investment expenses of the Administrative Agent (or, prior to the Effective Time, the Trustee) in making such investments.

                  "Issuer" means prior to the Effective Time, the Bridge Note Issuer, and from and after the Effective Time, the Note Issuer.

                  "Issuer Cure Amount" has the meaning given to such term in
Section 3.13 hereof.

                  "Issuer Group" means prior to the Effective Time, the Bridge
Note Issuer and each Bridge Note Issuer Subsidiary, and from and after the Effective Time, the Note Issuer and each Note Issuer Subsidiary.

                  "Issuer Group Member" means prior to the Effective Time, the Bridge Note Issuer or a Bridge Note Issuer Subsidiary, and from and after the Effective Time, the Note Issuer or a Note Issuer Subsidiary.

                  "Issuer Subsidiary" means prior to the Effective Time, a Bridge Note Issuer Subsidiary, and from and after the Effective Time, a Note Issuer Subsidiary.

                  "Junior Claim" means (a) with respect to Expenses, all other Obligations and (b) with respect to any other Obligations, all Obligations as to which the payment of such Obligation constitutes a Prior Ranking Amount.

                  "Junior Claimant" means the holder of a Junior Claim.

                  "Junior Eligible Credit Facility" means any Eligible Credit Facility designated as a "Junior Eligible Credit Facility" by the Controlling Trustees. A Junior Credit Facility shall provide by its terms that it is entitled only to the priority of repayment accorded to a Junior Eligible Credit Facilities under Section 3.08 hereof.

                  "Junior Note Blockage Amount" means, as of any Payment Date, the lesser of (a) $72 million, as such amount may, from time to time, be changed by a Written Notice from the Issuer to the Trustee and the Administrative Agent accompanied by a Controlling Trustees'

Resolution adopting such change and a Rating Agency Confirmation with respect thereto, and (b) the sum of the Mezzanine Note Blockage Amount and the Outstanding Principal Balance (after giving effect to any reduction of the Outstanding Principal Balance to be made on such Payment Date) of the Class C Notes.

                  "Junior Representative" means, as applicable, the Issuer with respect to any Junior Claim consisting of any of the Certificates, the Trustee with respect to any Junior Claim consisting of any subclass of Notes of which it is the Trustee and any other Person acting as the representative of one or more Junior Claimants.

                  "Leases" means the Initial Leases, the Future Leases, any Leveraged Lease and the Additional Leases.

                  "Legal Defeasance" has the meaning given to such term in
Section 11.01 hereof.

                  "Lessee" means each Person who is the lessee of an Aircraft from time to time leased from an Issuer Group Member or leased from a Leveraged Lease Lessor or Leveraged Lease Lessee.

                  "Leveraged Lease" has the meaning given to such term in the definition of "Leveraged Lease Transaction" hereof.

                  "Leveraged Lease Lessee" has the meaning given to such term in the definition of "Leveraged Lease Transaction" hereof.

                  "Leveraged Lease Lessor" has the meaning given to such term in the definition of "Leveraged Lease Transaction" hereof.

                  "Leveraged Lease Transaction" means a transaction of the following type:

                            (i) a net lease (a "LEVERAGED LEASE") of one or more
Aircraft between an Issuer Group Member acting as lessor (a "LEVERAGED LEASE LESSOR") and a Delaware business trust, limited liability corporation or other special purpose corporation (any such entity, a "LEVERAGED LEASE LESSEE") which will engage in no activity other than the relevant Leveraged Lease Transaction and matters reasonably incidental thereto;

                            (ii) the term of each Leveraged Lease are as set
forth in a Controlling Trustee's Resolution therefor, which shall state that such terms are not materially adverse to the interests of the Noteholders;

                            (iii) each Leveraged Lease will contain covenants by
the Leveraged Lease Lessee equivalent to those which apply to any Issuer Group Member under Section 5.03 hereof and such other terms as required under Section 5.03(f) hereof;

                            (iv) concurrently with the execution and delivery of
the Leveraged Lease of any Aircraft, the operating lease, if any, to which such Aircraft is then subject shall be novated to the relevant Leveraged Lease Lessee, the operating Lessee shall consent to such novation and the Leveraged Lease Lessee shall assign to the relevant Leveraged Lease Lessor all of the Leveraged Lease Lessee's right, title and interest in and to such novated operating lease to secure its obligations under the Leveraged Lease of such Aircraft;

                            (v) each Leveraged Lease Lessor shall assign to the
Security Trustee as further security for the Secured Obligations under the Security Trust Agreement all of such Leveraged Lease Lessor's right, title and interest in and to each Leveraged Lease to which it is a party and any and all security therefore including each related operating lease and all reserves established therefore;

                            (vi) each Leveraged Lease Lessee shall become a
party to the Servicing Agreement and agree to be bound by the terms and provisions thereof as fully and with the same force and effect as if it were an Issuer Group Member;

                            (vii) at the expiry of each Leveraged Lease, the
relevant Leveraged Lease Lessee shall assign to the related Leveraged Lease Lessor all of such Leveraged Lease Lessee's right, title and interest in and to any operating lease to which it is a party;

                            (viii) in connection with the consummation of each
Leveraged Lease Transaction, and subject to obtaining Rating Agency Confirmation therefor, the parties hereto shall be entitled to make such amendment (other than a Basic Terms Modification requiring Holder approval under Section 9.01 hereof) to this Indenture, the Security Trust Agreement, the Servicing Agreement and the other Related Documents as the Controlling Trustees shall approve and such amendments shall not require any Holder approval therefor under Section
9.01 hereof; and

                            (ix) from and after the consummation of each
Leveraged Lease Transaction with respect to any Aircraft, any Concentration Limit with respect to such Aircraft shall be measured by reference to the operating lease, if any, to which such Aircraft is subject and related operating Lessee rather than such Leveraged Lease and related Leveraged Lease Lessee.

                  "Lessee Funded Account" has the meaning given to such term in
Section 3.01(a) hereof.

                  "LIBOR" means the London interbank offered rate for one month U.S. dollar deposits, determined pursuant to the Reference Agency Agreement, or such other interest rate so denominated, with respect to any Bridge Notes, Additional Notes or Refinancing Notes, in an indenture supplemental hereto for any such Notes or in the form thereof.

                  "Listing Agent" means Kredietbank S.A. Luxembourg.

                  "Luxembourg Paying Agent" means Kredietbank S.A. Luxembourg.

                  "Maturity Step-Up Interest" means with respect to (a) any Subclass A-1 Notes and Subclass A-2 Notes not repaid on or before the Expected Final Payment Date thereof, interest, at a rate of 0.5% per annum, and (b) any Refinancing Notes or Additional Notes that by their terms provide that they are entitled to Maturity Step-Up Interest at any time, interest, at a rate established by or pursuant to a Controlling Trustees' Resolution or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, which shall accrue in addition to the Stated Rate of Interest on the Outstanding Principal Balance of such Notes.

                  "Mezzanine Eligible Credit Facility" means any Eligible Credit Facility designated as a "Mezzanine Eligible Credit Facility" by the Controlling Trustees. A Mezzanine Eligible Credit Facility shall provide by its terms that it is entitled only to the priority of repayment accorded to Mezzanine Eligible Credit Facilities under Section 3.08 hereof.

                  "Mezzanine Note Blockage Amount" means, as of any Payment Date, the lesser of (a) $53 million, as such amount may, from time to time, be changed by a Written Notice from the Issuer to the Trustee and the Administrative Agent accompanied by a Controlling Trustees' Resolution adopting such change and a Rating Agency Confirmation with respect thereto, and (b) the sum of the Senior Note Blockage Amount and the Outstanding Principal Balance (after giving effect to any reduction of the Outstanding Principal Balance to be made on such Payment Date) of the Class B Notes.

                  "Minimum Class Percentage" means, with respect to any class of Notes on any Payment Date, the "Minimum Class Percentage" set forth in Schedule 3 to this Indenture for such Payment Date, as such percentage shall be adjusted from time to time in accordance with Section 3.11 hereof.

                  "Minimum Principal Payment Amount" means, with respect to any class of Notes on any Payment Date, the difference, if positive, between the aggregate Outstanding Principal Balance of such class of Notes and the Minimum Target Principal Balance of such class of Notes on such Payment Date.

                  "Minimum Target Principal Balance" means, with respect to any class of Notes on any Payment Date, the product of (a) the Minimum Class Percentage for such class of Notes on such Payment Date and (b) the Assumed Portfolio Value in respect of such Payment Date; provided that, if on any Payment Date the Outstanding Principal Balance of Class A Notes is greater than the Adjusted Portfolio Value in respect of such Payment Date, then the "Minimum Target Principal Balance" of Class A Notes shall be equal to the Scheduled Target Principal Balance of Class A Notes.

                  "Modification Payment" has the meaning given to such term in
Section 5.02(i) hereof.

                  "Monthly Report" has the meaning given to such term in Section 2.15(a) hereof.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Net Sale Proceeds" has the meaning given to such term in
Section 5.02(g) hereof.

                  "Non-Delivery Payments" means any amounts received by the Issuer pursuant to the first sentence of Section 4.2 of the Asset Purchase Agreement or a comparable provision in any other Acquisition Agreement.

                  "Non-Trustee Accounts" has the meaning given to such term in
Section 3.01(f) hereof.

                  "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

                  "Note Account" has the meaning given to such term in Section 3.01(a) hereof.

                  "Note Issuer" has the meaning set forth in the preamble hereof.

                  "Note Issuer Subsidiary" means each subsidiary of the Note Issuer (including each trust of which the Note Issuer is the holder of the beneficial interest) listed on Part B of Schedule 2 to this Indenture and from and after the Effective Time any other subsidiary (including any such trust) of the Note Issuer.

                  "Note Target Price" has the meaning given to such term in
Section 5.02(g) hereof.

                  "Notes" means, prior to the Effective Time, the Bridge Notes and thereafter the Initial Notes, all Exchange Notes, if any, all Additional Notes, if any, all Refinancing Notes, if any, and all Notes, if any, issued in replacement or substitution of a Note.

                  "Notices" has the meaning given to such term in Section 12.05 hereof.

                  "Obligations" means the Secured Obligations and the payments to be made to the Issuer under Section 3.08 hereof in respect of the Beneficial Interest Certificates.

                  "Officer's Certificate" means a certificate signed by, with respect to the Issuer, the Owner Trustee or any Controlling Trustee and, with respect to any other Person, any authorized officer, director, trustee or equivalent representative.

                  "Operating Bank" means the Person acting, at the time of determination, as the Operating Bank under the Security Trust Agreement. The initial Operating Bank is Bankers Trust.

                  "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, that meets the requirements of Section 1.03 hereof.

                  "Optional Redemption" means a Redemption of Notes pursuant to
Section 3.10(a) hereof.

                  "Other Accruals" has the meaning given to such term in Section 3.08(a) hereof.

                  "Outstanding" means (a) with respect to the Notes, of any class or subclass at any time, all Notes of such class or subclass theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee, (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been deposited in the applicable Note Account or distributed to Holders by the Trustee and any such Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount have been deposited in the Defeasance/Redemption Account; provided that if such Notes are to be redeemed prior to the maturity thereof in accordance with the requirements of Section 3.10(a) or 3.10(b) hereof, notice of such redemption shall have been given as provided in Section 3.10(c) hereof, or provision satisfactory to the Trustee shall have been made for giving such notice, and (iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of this Indenture (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer); (b) with respect to the Certificates, all Certificates issued, and not cancelled, under the terms of the Trust Agreement; and (c) when used with respect to any evidence of indebtedness other than any Notes means, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

                  "Outstanding Principal Balance" means, with respect to any Notes, the total principal amount evidenced by such Notes unpaid and outstanding at any time as determined in the report to be delivered pursuant to Section 3.06 hereof or, with respect to the Bridge Notes, as determined by the Trustee.

                  "Ownership Interest" has the meaning given to such term in
Section 5.02(b) hereof.

                  "Owner Trustee" means the Person acting, at the time of determination, as the owner trustee under the Trust Agreement. The initial Owner Trustee is Wilmington Trust Company.

                  "Owner Trustee Account" has the meaning given to such term in
Section 3.01(a) hereof.

                  "Partial Loss" means, with respect to any Aircraft, any event or occurrence of loss, damage, destruction or the like which is not a Total Loss.

                  "Partial Loss Proceeds" means, with respect to any Aircraft, the total proceeds of the insurance or reinsurance (other than in respect of liability insurance) paid in respect of any Partial Loss to any Issuer Group Member.

                  "Parts" means any part, component, appliance, accessory, instrument or other item of equipment (other than any Engine) installed in or attached to (or constituting a spare for any such item installed in or attached to) any Aircraft (other than any Engine).

                  "Paying Agent" has the meaning given to such term in Section
2.03 hereof.

                  "Payment Date" means the 15th day of each month, commencing on August 15, 2001; provided that if any Payment Date would otherwise fall on a day that is not a Business Day, such Payment Date shall be the first following day that is a Business Day.

                  "Permanent Regulation S Global Note" has the meaning given to such term in Section 2.01 hereof.

                  "Permitted Account Investments" means, in each case (except with regard to clause (f) hereof), book-entry securities, negotiable instruments or securities in bearer or registered form that evidence:

                  (a) direct obligations of, and obligations fully Guaranteed as to timely payment by, the United States of America (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds);

                  (b) demand deposits, time deposits or certificates of deposit of the Operating Bank or of depository institutions or trust companies organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds; provided that at the time of Investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be at least "A-1+" by Standard & Poor's, "P-1" by Moody's and, if rated by Fitch, F1+ by Fitch or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of "AA" by Standard & Poor's and "Aa2" by Moody's and, if rated by Fitch, AA by Fitch;

                  (c) corporate or municipal debt obligations (i) having remaining maturities of no more than 365 days, or such lesser time as is required for the distribution of funds, having, at the time of the Investment or contractual commitment to invest therein, a rating of at least "A-1+" or "AA" by Standard & Poor's and "P-1" or "Aa2" by Moody's and, if rated by Fitch, F1+ or AA by Fitch or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of "AA" by Standard & Poor's, "Aa2" by Moody's and, if rated by Fitch, F1+ or AA by Fitch;

                  (d) Investments in money market funds (including funds in respect of which the Trustee or any of its Affiliates is investment manager or advisor) having a rating of at least "AA" by Standard & Poor's, "Aa2" by Moody's and, if rated by Fitch, AA by Fitch;

                  (e) notes or bankers' acceptances (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds) issued by any depository institution or trust company referred to in (b) above; or

                  (f) any other Investments approved pursuant to a Rating Agency Confirmation; provided, however, that no Investment shall be made in any obligations of any depository institution or trust company which has a contractual right to set off and apply any deposits held, and other indebtedness owing, by any Issuer Group Member to or for the credit or the account of such bank.
                  "Permitted Accruals" means Expense Accruals and Other
Accruals.

                  "Permitted Additional Aircraft Acquisition" has the meaning given to such term in Section 5.02(h) hereof.

                  "Permitted Encumbrance" has the meaning given to such term in
Section 5.02(b) hereof.

                  "Person" means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

                  "Pledged Beneficial Interest" has the meaning given to such term in the Security Trust Agreement.

                  "Pledged Debt" has the meaning given to such term in the Security Trust Agreement.

                  "Pledged Stock" has the meaning given to such term in the Security Trust Agreement.

                  "Pool Factor" means, with respect to each subclass of Notes on any Payment Date, the "Pool Factor" for such Payment Date set forth in the appendix to such Notes as the same may be adjusted in accordance with Section
3.11 hereof.

                  "Portfolio" means, at any time, all Aircraft owned by the Issuer Group.

                  "Precedent Lease" has the meaning given to such term in
Section 5.03(f) hereof.

                  "Primary Expenses" means all Expenses other than Modification Payments and Refinancing Expenses.

                  "Prior Ranking Amounts" has the meaning assigned to such term in Section 3.08 hereof.

                  "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02(a) hereof.

                  "Prohibited Countries" has the meaning determined, from time to time, in accordance with Section 5.03(a) hereof.

                  "Projected Principal Payment Amounts" means, as of the Calculation Date next preceding any Redemption Date, the Applicable Percentage of the Assumed Principal Payments of each subclass of the Initial Notes that are Fixed Rate Notes.

                  "Purchase Option" means a contractual option granted by the lessor or owner under an Aircraft Agreement (including pursuant to a conditional sale agreement) as to the purchase of the applicable Aircraft.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Qualifying Person" means, with respect to any exchange offer effected pursuant to a Registration Rights Agreement with respect to Registrable Notes of any class or subclass, any Person that is acquiring Exchange Notes in its ordinary course of business and is not (a) a person participating in the distribution of Exchange Notes in exchange for such Registrable Notes or (b) an affiliate (as defined in Rule 144 under the Securities Act) of the Issuer.

                  "Quarterly Report" has the meaning given to such term in
Section 2.15(a) hereof.

                  "Rating Agency" means each of Moody's, Standard & Poor's, Fitch and any other nationally recognized rating agency designated by the Issuer; provided that such organizations shall only be deemed to be a Rating Agency for purposes of this Indenture with respect to the Notes they are then rating.

                  "Rating Agency Confirmation" means a prior written confirmation from each Rating Agency received by each of the Issuer and the Trustee that a specified action or event shall not result in the downgrade, qualification or withdrawal of such Rating Agency's then current credit rating, if any, of any subclass of Notes then Outstanding.

                  "Received Currency" has the meaning given to such term in
Section 12.07(a) hereof.

                  "Receiver" means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

                  "Record Date" means, with respect to each Payment Date, the close of business on the day that is 15 days prior to such Payment Date or, if 15 days has not passed since the Initial Closing Date, the Initial Closing Date, in any event whether or not such day is a Business Day.

                  "Redemption" has the meaning given to such term in Section 3.10(c) hereof.

                  "Redemption Date" means the date, which shall in each case be a Payment Date, on which Notes of any subclass are redeemed pursuant to Section
3.10 hereof.

                  "Redemption Premium" means (a) in respect of any Initial Note being redeemed in an Optional Redemption on any date, the Redemption Premium indicated for such Initial Note with respect to such date in the table below:

                                                                              24

        REDEMPTION DATE            CLASS A-1    CLASS A-2     CLASS A-3    CLASS B-1    CLASS C-1    CLASS D
        ---------------            ---------    ---------     ---------    ---------    ---------    -------

     After the Closing Date        101.00%      101.00%       101.50%      102.00%      103.00%      105.00%

     On or after July 15, 2002     100.50%      100.50%       101.00%      101.75%      102.50%      105.00%

     On or after July 15, 2003     100.00%      100.00%       100.75%      101.50%      102.00%      105.00%

     On or after July 15, 2004     100.00%      100.00%       100.50%      101.25%      101.75%      105.00%

     On or after July 15, 2005     100.00%      100.00%       100.25%      101.00%      101.50%      105.00%

     On or after July 15, 2006     100.00%      100.00%       100.00%      100.75%      101.25%      104.00%

     On or after July 15, 2007     100.00%      100.00%       100.00%      100.50%      101.00%      103.00%

     On or after July 15, 2008     100.00%      100.00%       100.00%      100.25%      100.50%      102.00%

     On or after July 15, 2009     100.00%      100.00%       100.00%      100.00%      100.25%      101.00%

     On or after July 15, 2010     100.00%      100.00%       100.00%      100.00%      100.00%      100.00%

     On or after July 15, 2011     100.00%      100.00%       100.00%      100.00%      100.00%      100.00%


                  "Redemption Price" means an amount (determined as of the Calculation Date for the Redemption Date for any Redemption pursuant to Section 3.10(a) hereof) equal to:

                  (a) with respect to any Initial Class A Notes, Initial Subclass B-1 Notes, Initial Subclass C-1 Notes and Initial Subclass C-2 Notes (or any Exchange Notes therefor) being redeemed and except as otherwise provided in clause (d) below, the product of the applicable Redemption Premium times the portion of the Outstanding Principal Balance being redeemed;

                  (b) with respect to any Initial Subclass B-2 Notes or Initial Subclass C-2 Notes (or any Exchange Notes therefor) being redeemed and except as otherwise provided in clause (d) below, the greater of (i) the Projected Principal Payment Amounts for such Notes and the Interest Amount thereon to and including the Expected Final Payment Date for such Notes discounted to present value at a discount rate equal to the applicable Treasury Rate plus in the case of the Subclass B-2 Notes, 0.75% and in the case of the Subclass C-2 Notes, 1.00% plus the difference between the portion of the Outstanding Principal Balance being redeemed and the sum of the Projected Principal Payment Amounts and (ii) the portion of the Outstanding Principal Balance being redeemed;

                  (c) with respect to any Initial Subclass D-2 Notes (or any Exchange Notes therefor) being redeemed and except as otherwise provided in clause (d) below, (i) prior to July 15, 2006, the greater of (A) the sum of (x) the Projected Principal Payment Amounts and the scheduled Interest Amount thereon to but not including July 15, 2006, plus (y) the product of the applicable Redemption Premium and the sum of the Projected Principal Payment Amounts of such Notes falling due on July 15, 2006 and each Payment Date thereafter discounted as of July 15, 2006 to present value at a discount rate equal to the applicable Treasury Yield plus 0.75% plus the difference between the portion of the Outstanding Principal Balance being redeemed and the sum of the Projected Principal Payment Amounts and (B) the portion of the Outstanding Principal Balance being redeemed or (ii) on or after July 15, 2006, the product of the applicable Redemption Premium times the Outstanding Principal Balance being redeemed;

                  (d) with respect to any Notes being redeemed under Section 3.10(a) hereof after the giving of a Default Notice or the Acceleration of any of the Notes, the then Outstanding Principal Balance thereof; and

                  (e) with respect to any Notes other than the Initial Notes and the Bridge Note, as provided in the Controlling Trustees' Resolution providing for the issuance of such Notes.

                  "Reference Agency Agreement" means the Reference Agency Agreement dated as of the Initial Closing Date, between the Note Issuer, the Reference Agent and the Administrative Agent pursuant to which LIBOR is determined from time to time.

                  "Reference Agent" means the Person acting, at the time of determination, in the capacity of the Reference Agent under the Reference Agency Agreement. The initial Reference Agent is Bankers Trust.

                  "Reference Date" means, with respect to each Interest Accrual Period, the day that is two Business Days prior to the commencement of such Interest Accrual Period.

                  "Refinancing" has the meaning given to such term in Section
2.10 hereof.

                  "Refinancing Account" has the meaning given to such term in
Section 3.01(a) hereof.

                  "Refinancing Expenses" means all out-of-pocket costs and expenses Incurred in connection with an offering and issuance of Refinancing Notes.

                  "Refinancing Notes" means any subclass of Notes issued by the Issuer under this Indenture at any time and from time to time after the date hereof, in a Refinancing under Section 2.10 hereof.

                  "Register" has the meaning given to such term in Section 2.03 hereof.

                  "Registrable Notes" means (a) the Initial Class A Notes, the Initial Class B Notes, the Initial Class C Notes, and (b) any Refinancing Notes therefor and any Additional Notes designated as Registrable Notes by the Controlling Trustees' Resolution therefor.

                  "Registrar" has the meaning given to such term in Section 2.03 hereof.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Initial Closing Date between the Note Issuer and Credit Suisse First Boston Corporation and any other agreement entered into between the Note Issuer and a purchaser of Registrable Notes providing for the registration of the issuance of Exchange Notes in exchange for such Registrable Notes under the Securities Act.

                  "Registration Statement" means the Registration Statement as defined or described in a Registration Rights Agreement.

                  "Registration Step-Up Interest" has the meaning given to such term in the definition of the term "Stated Rate of Interest".

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Note" has the meaning given to such term in Section 2.01 hereof.

                  "Regulation S Global Note Exchange Date" means the earliest permitted date of exchange of any Temporary Regulation S Global Note for any Permanent Regulation S Global Note, which date shall be forty days after the Initial Closing Date, in the case of the Initial Notes, and, in the case of any Additional Issuance, the date established by or pursuant to a Controlling Trustees' Resolution or in any indenture supplemental hereto providing for such Additional Issuance, in each case in accordance with Regulation S.

                  "Related Collateral Document" means any letter of credit, third-party or bank guarantee or cash collateral provided by or on behalf of a Lessee to secure such Lessee's obligations under a Lease.

                  "Related Documents" means the Administrative Agency Agreement, each Credit Facility, this Indenture, the Securities, the Reference Agency Agreement, the Security Documents, the Servicing Agreement, the Financial Advisory Agreement, the Capital Markets Advisory Agreement, the Asset Purchase Agreement and any other Acquisition Agreement, the Beneficial Interest Purchase Agreement, the Registration Rights Agreement, any Swap Agreements and any Swap Guarantees.

                  "Relevant Appraisal" means, with respect to any date of determination, the most recent Appraisal preceding such date of determination.

                  "Relevant Information" means any information provided to the Administrative Agent by any Service Provider or any other service provider retained from time to time by an Issuer Group Member pursuant to the Related Documents.

                  "Remaining Aircraft" has the meaning given to such term in the Asset Purchase Agreement.

                  "Renewal Lease" has the meaning given to such term in Section 5.03(f) hereof.

                  "Rental Account" has the meaning given to such term in Section 3.01(a) hereof.

                  "Rental Payments" means all rental payments and other amounts equivalent to a rental payment payable by or on behalf of a Lessee under a Lease, including Purchase Option Payments.

                  "Repossession Guidelines" has the meaning given to such term in Section 5.03(a) hereof.

                  "Repossession Insurance" has the meaning given to such term in
Section 5.03(h) hereof.

                  "Required Amount" means, with respect to any Credit Facility, such amount as is determined pursuant to the Controlling Trustees' Resolution with respect to such Credit Facility.

                  "Required Expense Amount" means, with respect to each Payment Date, the amount of Expenses of the Issuer Group due and payable on the Calculation Date relating to such Payment Date or reasonably anticipated to become due and payable before the next succeeding Payment Date to the extent such Expenses consist of (a) Primary Expenses and (b) any Modification Payments or Refinancing Expenses in respect of which a Permitted Accrual was previously effected by a deposit in the Expense Account (whether or not any such deposit has been previously used to pay any other Primary Expense but excluding any portion of such deposit previously used to pay any Modification Payments or Refinancing Expenses) in each case after giving effect to any withdrawal from any Lessee Funded Account or any drawing upon a Related Collateral Document that is then available for the payment of any such Expense.

                  "Requisition Compensation" means all monies or other compensation receivable by any Issuer Group Member from any government, whether civil, military or de facto, or public or local authority in relation to an Aircraft in the event of its requisition for title, confiscation, restraint, detention, forfeiture or compulsory acquisition or seizure or requisition for hire by or under the order of any government or public or local authority.

                  "Reserved Cash" means amounts held in the Collections Account, at any time of determination, in respect of the Senior Note Blockage Amount, the Mezzanine Note Blockage Amount, the Junior Note Blockage Amount and the Subordinate Note Blockage Amount.

                  "Responsible Officer" means (a) with respect to the Trustee, any officer within the Corporate Trust Office, including any Vice President, Managing Director, Principal, Assistant Vice President, director, associate, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject, (b) with respect to the Issuer, any Controlling Trustee and (c) with respect to any Person providing a Credit Facility and the Administrative Agent, any authorized officer of such Person.

                  "Restricted Note" means any Note bearing the Private Placement Legend.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Global Note" has the meaning given to such term in
Section 2.01 hereof.

                  "Scheduled Class Percentage" means, with respect to any class of Notes on any Payment Date, the "Scheduled Class Percentage" set forth in
Schedule 3 to this Indenture for such Payment Date, as such percentage shall be adjusted from time to time in accordance with Section 3.11 hereof.

                  "Scheduled Principal Payment Amount" means, with respect to any class of Notes on any Payment Date, the difference, if positive, between the aggregate Outstanding Principal Balance of such class of Notes (after giving effect to any payment of the Minimum Principal Payment Amount for such class of Notes) and the Scheduled Target Principal Balance of such class of Notes on such Payment Date.

                  "Scheduled Target Principal Balance" means, with respect to
(a) the Class A Notes on any Payment Date, the product of (i) of the Scheduled Class Percentage for the Class A Notes on such Payment Date and (ii) the lesser of (A) the Assumed Portfolio Value in respect of such Payment Date and (B) 110% of the Adjusted Portfolio Value in respect of such Payment Date, (b) the Class B Notes, the Class C Notes and the Class D Notes on any Payment Date, the product of the Scheduled Class Percentage for such class of Notes on such Payment Date and the Assumed Portfolio Value in respect of such Payment Date.

                  "Secured Obligations" has the meaning given to such term in the Security Trust Agreement.

                  "Secured Parties" has the meaning given to such term in the Security Trust Agreement.

                  "Securities" means the Initial Securities, all Additional Securities, if any, all Refinancing Securities, if any, and all Exchange Notes, if any.

                  "Securities Act" means the Securities Act of 1933.

                  "Security Documents" means the Security Trust Agreement and any document executed pursuant thereto, or otherwise, for the purpose of granting a security interest in any Collateral to the Security Trustee for the benefit of the Secured Parties or for the purpose of perfecting such security interest.

                  "Security Interests" means the security interests granted or expressed to be granted in the Collateral pursuant to the Security Trust Agreement.

                  "Security Trust Agreement" means the Security Trust Agreement dated as of the Initial Closing Date, between the Issuer, each other party thereto and the Security Trustee.

                  "Security Trustee" means the Person appointed, at the time of determination, as the trustee for the benefit of the Secured Parties pursuant to
Section 5.01 of the Security Trust Agreement. The initial Security Trustee is Bankers Trust.

                  "Segregated Funds" means, with respect to each Lease, (a) all security deposits provided for under such Lease that have been received from the relevant Lessee or pursuant to the relevant Acquisition Agreement with respect to such Lease and (b) all other funds, including any maintenance reserves, received from the relevant Lessee or pursuant to the relevant Acquisition Agreement with respect to such Lease and not permitted, pursuant to the terms of such Lease, to be commingled with the funds of the Issuer Group.

                  "Sellers" means GECC and any Affiliates thereof that are sellers of aircraft to an Issuer Group Member on or after the Bridge Date.

                  "Senior Claim" means, with respect to any Obligations (other than Expenses), all other Obligations the payment of which constitutes a Prior Ranking Amount with respect thereto.

                  "Senior Claimant" means the holder of a Senior Claim.

                  "Senior Class" means (i) prior to the Effective Time, the Bridge Notes and (ii) at any time thereafter, (a) so long as any Class A Notes are Outstanding, the Class A Notes, (b) after the Class A Notes have been repaid in full and so long as any Class B Notes are Outstanding, the Class B Notes, (c) after the Class A Notes and Class B Notes have been repaid in full and so long as any Class C Notes are Outstanding, the Class C Notes and (d) after the Class A Notes, Class B Notes and Class C Notes have been paid in full and so long as any Class D Notes are Outstanding, the Class D Notes.

                  "Senior Eligible Credit Facility" means any Eligible Credit Facility, other than a Mezzanine Eligible Credit Facility, a Junior Eligible Credit Facility or a Subordinated Eligible Credit Facility. A Senior Eligible Credit Facility shall provide by its terms that it is entitled only to the priority of repayment accorded to Senior Eligible Credit Facilities under
Section 3.08 hereof.

                  "Senior Note Blockage Amount" means, as of any Payment Date, $33 million, as such amount may, from time to time, be changed by a Written Notice from the Issuer to the Trustee and the Administrative Agent accompanied by a Controlling Trustees' Resolution adopting such change and a Rating Agency Confirmation with respect thereto, provided that from and after the Payment Date on which the Outstanding Principal Balance of the Class A Notes (after giving effect to any reduction of the Outstanding Principal Balance to be made on such Payment Date) has been reduced to $33 million or less, the Senior Note Blockage Amount shall be the Outstanding Principal Balance of the Class A Notes.

                  "Senior Swap Payment" means, on any Payment Date, a net payment to a Swap Provider by any Issuer Group Member, other than any Subordinated Swap Payment.

                  "Senior Trustee" means the Trustee of the Senior Class; provided that if the same Person shall not be the Trustee of each of the subclasses of the Senior Class, then the Senior Trustee shall be the Trustee of the subclass of such Notes with the lowest numerical designation then Outstanding. If as a result of the foregoing, the Senior Trustee and the Operating Bank are not the same Person, the Senior Trustee shall assume the obligations of the Operating Bank under, and become a party to, the Security Trust Agreement.

                  "Service Provider" means each of the Operating Bank, the Owner Trustee, the Servicer, the Trustee, the Security Trustee, any Authorized Agent, the Administrative Agent, the Reference Agent, the Financial Advisor and the Capital Markets Advisor.

                  "Servicer" means the Person acting, at the time of determination, in the capacity of the servicer under the Servicing Agreement. The initial Servicer is GE Capital Aviation Services, Limited, an Irish company.

                  "Servicer's Pro Forma Lease" has the meaning given to such term in Section 5.03(f) hereof.

                  "Servicing Agreement" means the Servicing Agreement dated as of the Initial Closing Date between the Servicer and the Issuer.

                  "Shelf Registration" has the meaning given to such term in the applicable Registration Rights Agreement.

                  "Shelf Registration Statement" has the meaning given to such term in the applicable Registration Rights Agreement.

                  "Significant Subsidiary" means at any time and from time to time any subsidiary (including any trust of which the Issuer is the beneficiary) of the Issuer other than any subsidiary that owns or leases Aircraft having an aggregate Base Value of less than 10% of the Adjusted Portfolio Value at such time.

                  "Standard & Poor's" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc.

                  "State of Registration" means, in relation to an Aircraft at any time, the country or state on whose national register such Aircraft is registered at that time under the laws of such country or state in accordance with the applicable provisions of any Lease relating to such Aircraft or, in the absence of any such provisions, Applicable Law.

                  "Stated Rate of Interest" means, with respect to each subclass of Notes (a) the interest rate set forth in such Notes plus (b) Maturity Step-Up Interest, if any, thereon plus (c) (i) with respect to Initial Notes that are Registrable Notes, if a Registration Default (as defined and determined under Section 5 of the Registration Rights Agreement relating to such Initial Notes) shall have occurred and be continuing, 0.5% per annum until such Registration Default shall no longer be deemed to be continuing (as determined under Section 5 of such Registration Rights Agreement), or (ii) with respect to any Refinancing Notes or Additional Notes that are Registrable Notes, an exchange offer of Exchange Notes for such Refinancing Notes or Additional Notes is not commenced or a Shelf Registration Statement for the resale of such Refinancing Notes or Additional Notes is not declared effective by the Commission, on or before the date specified in the Registration Rights Agreement, if any, relating to such Refinancing Notes or Additional Notes that are also Registrable Notes, plus such additional rate specified in such Registration Rights Agreement until such date as is so specified (the additional interest resulting from any such increase pursuant to clause (i) or (ii), "REGISTRATION STEP-UP INTEREST").

                  "Subclass A-1 Notes" means the Initial Notes that are designated Subclass A-1 Notes, all Exchange Notes, if any, so designated, all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

                  "Subclass A-2 Notes" means the Initial Notes that are designated Subclass A-2 Notes, all Exchange Notes, if any, so designated, all Additional Notes, if any, so designated, all


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                                                                              31

Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

                  "Subclass A-3 Notes" means the Initial Notes that are designated Subclass A-3 Notes, all Exchange Notes, if any, so designated, all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

                  "Subclass B-1 Notes" means the Initial Notes that are designated Subclass B-1 Notes, all Exchange Notes, if any, so designated, all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

                  "Subclass B-2 Notes" means the Initial Notes that are designated Subclass B-2 Notes, all Exchange Notes, if any, so designated, all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

                  "Subclass C-1 Notes" means the Initial Notes that are designated Subclass C-1 Notes, all Exchange Notes, if any, so designated, all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

                  "Subclass C-2 Notes" means the Initial Notes that are designated Subclass C-2 Notes, all Exchange Notes, if any, so designated, all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

                  "Subclass D-1 Notes" means the Initial Notes that are designated Subclass D-1 Notes all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

                  "Subclass D-2 Notes" means the Initial Notes that are designated Subclass D-2 Notes all Additional Notes, if any, so designated, all Refinancing Notes, if any, so designated and all Notes, if any, issued in replacement or substitution therefor.

                  "Subordinated Claim" has the meaning given to such term in
Section 10.01 hereof.

                  "Subordinate Eligible Credit Facility" means (a) any Eligible Credit Facility designated as a "Subordinate Eligible Credit Facility" by the Controlling Trustees or (b) any Eligible Credit Facility not designated by the Controlling Trustees as a Senior Eligible Credit Facility, a Mezzanine Eligible Credit Facility or a Junior Eligible Credit Facility. A Subordinate Eligible Credit Facility described in clause (a) of the preceding sentence shall provide by its terms that it is entitled only to the priority of repayment accorded to Subordinate Eligible Credit Facilities under Section 3.08 hereof.

                  "Subordinate Note Blockage Amount" means, as of any Payment Date, the lesser of (a) $83 million, as such amount may, from time to time, be changed by a Written Notice from the Issuer to the Trustee and the Administrative Agent accompanied by a Controlling Trustees' Resolution adopting such change and a Rating Agency Confirmation with respect thereto, and (b) the sum of the Junior Note Blockage Amount and the Outstanding Principal Balance (after giving effect to any reduction of the Outstanding Principal Balance to be made on such Payment Date) of the Class D Notes.

                  "Subordinated Swap Payments" has the meaning given to such term in Section 3.08 hereof.

                  "Substitute Aircraft" has the meaning given to such term in the Asset Purchase Agreement.

                  "Swap Agreement" means any interest rate or currency swap, cap, floor, Swaption, or other interest rate or currency hedging agreement between the Note Issuer and any Swap Provider existing on the Initial Closing Date (including the Initial Swap Agreement) or entered into in accordance with
Section 5.02(e)(iv) hereof.

                  "Swap Breakage Costs" means any amounts payable by any Issuer Group Member to a Swap Provider as a result of any early termination (however described or defined therein) of any Swap Agreement.

                  "Swap Provider" means the counterparty to any Issuer Group Member under any Swap Agreement.

                  "Swap Receipt" means a net payment to be made by a Swap Provider into the Collections Account under a Swap Agreement and includes any such payment made by a guarantor under any related Swap Guarantee or any termination payment received from any counterparty to a Swap Agreement.

                  "Swaption" means any option agreement with respect to a Swap Agreement.

                  "Target Principal Balance" means, with respect to the Subclass B-2 Notes, the Subclass C-2 Notes and the Subclass D-2 Notes on any Payment Date, each of the Minimum Target Principal Balance and the Scheduled Target Principal Balance on such Payment Date.

                  "Taxes" mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs Incurred or imposed with respect thereto) imposed or otherwise assessed by the United States or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

                  "Temporary Regulation S Global Note" has the meaning given to such term in Section 2.01 hereof.

                  "Third Party Event" has the meaning given to such term in
Section 5.03(b) hereof.

                  "Total Loss" means, with respect to any Aircraft (a) if the same is subject to a Lease, a Casualty Occurrence or Event of Loss (each as defined in such Lease) or the like (however so defined); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) its requisition for title, confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a requisition for hire for a temporary period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 30 consecutive days or longer. A Total Loss with respect to any Aircraft shall be deemed to occur on the date on which such Total Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition for title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of a Total Loss); or (E) in the case of clause (iv) above, the final day of the period of 30 consecutive days referred to therein.

                  "Total Loss Proceeds" means, in relation to an Aircraft, the total net proceeds of the insurance and reinsurance paid in respect of a Total Loss thereof and includes, in the case of a Total Loss of an airframe which does not involve the Total Loss of all Engines or Parts installed thereon at the time when such Total Loss occurred, the net sale proceeds of any such surviving Engines or Parts.

                  "Transfer Restricted Securities" has the meaning given to such term in the applicable Registration Rights Agreement.

                  "Treasury Yield" means, with respect to any Redemption with respect to each subclass of Initial Notes that are Fixed Rate Notes and (unless an alternative calculation is provided by the terms thereof) each subclass of Notes that are Fixed Rate Notes on any Payment Date, the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined on the fourth Business Day prior to such Payment Date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such class and trading in the public securities markets either (i) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such class and (B) the other maturing as close as possible to, but later than, the Average Life Date of such class in each case as published in the most recent H.15 (519) or
(ii) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such class is reported in the most recent
H.15 (519), such weekly average yield to maturity as published in such H.15
(519).

                  For the purposes of this definition,

                  "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the most recent H.15 (519) is the H.15 (519) published prior to the close of business on the fourth Business Day prior to the applicable Payment Date.

                  "Average Life Date" means, with respect to any subclass of Notes, the date which follows the applicable Payment Date by a period equal to the Remaining Weighted Average Life of such subclass.

                  "Remaining Weighted Average Life" means, with respect to any subclass of Notes on any Payment Date, (a) the sum of the products of (i) the portion of each Projected Principal Payment Amount allocable to such subclass in accordance with Section 3.09 hereof on each subsequent Payment Date (each, a "Subsequent Date") and (ii) the number of days remaining until such Subsequent Date divided by (b) the Outstanding Principal Balance of such subclass on such Payment Date.

                  "Trust Agreement" means the Trust Agreement dated as of June 13, 2001 between the Certificateholders of the Initial Certificates and the Owner Trustee.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06 hereof.

                  "Trustee" means, with respect to each subclass of Notes the Person appointed, at the time of determination, as the trustee of such subclass of Notes in accordance with this Indenture. The initial Trustee for each subclass of Notes is Bankers Trust.

                  "Unrestricted Note" means any Note not bearing the Private Placement Legend.

                  "U.S. GAAP" means generally accepted accounting principles in the United States.

                  "U.S. Government Obligations" has the meaning given to such term in Section 11.02 hereof.

                  "Written Notice" means, with reference to the Issuer, the Trustee, the Administrative Agent or the provider of any Credit Facility, a written instrument executed by a Responsible Officer of such Person (or in the case of the Issuer, of the Owner Trustee).

         Section 1.02 RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.

                  (b) The terms "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  (c) Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Indenture.

                  (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the- plural, and vice versa.

                  (e) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without limitation".

                  (f) Unless otherwise indicated, references to a subclass of Notes shall be to the Subclass A-1 Notes, the Subclass A-2 Notes, the Subclass A-3 Notes, the Subclass B-1 Notes, the Subclass C-1 Notes, the Subclass D-1 Notes, or to a subclass of Refinancing Notes or Additional Notes, as applicable; and references to a class of Notes shall be to the Class A Notes, Class B Notes, Class C Notes, the Class D Notes and the Beneficial Interests or to a class of Refinancing Notes or Additional Notes, as applicable.

                  (g) References in this Indenture to an agreement or other document (including this Indenture) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Indenture with regard to any such amendment, replacement or modification), and the provisions of this Indenture apply to successive events and transactions. References to any Person shall include such Person's successors in interest and permitted assigns.

                  (h) References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.

                  (i) References in this Indenture to the Notes of any class or subclass include the conditions applicable to the Notes of such class or subclass; and any reference to any amount of money due or payable by reference to the Notes of any class or subclass shall include any sum covenanted to be paid by the Issuer under this Indenture.

                  (j) References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

                  (k) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Related Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly; provided, however, that in the case of Floating Rate Notes or the Bridge Notes, no Additional Interest shall be due in respect of such delay.

                  (l) Where the Servicer or any replacement servicer are performing or may perform lease management and/or remarketing services pursuant to a Related Document in relation to one or more Aircraft at the same time, a reference in this Indenture to the "Servicer" shall be construed as a reference to each of the Servicer or replacement servicer and the rights and obligations of the parties hereto shall be construed accordingly.

         Section 1.03 COMPLIANCE CERTIFICATES AND OPINIONS. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signers thereof, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any indenture supplemental hereto shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.04 ACTS OF HOLDERS. (a) Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes of any subclass to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, to each Rating Agency where it is hereby expressly required pursuant to this Indenture and to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

                  (c) In determining whether the Holders have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a "DIRECTION"), under this Indenture, Notes owned by the Issuer or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes of any subclass Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes of such subclass so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any Affiliate (including any Certificateholders) of any such Person.

                  (d) The Issuer may at its option, by delivery of Officers' Certificates to the Trustee, set a record date other than the Record Date to determine the Holders in respect of the Notes of any subclass entitled to give any Direction in respect of such Notes. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate which shall be a date not more than 30 days prior to the first solicitation of Holders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Holders of record of the applicable subclass at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes of such subclass have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Notes of such subclass shall be computed as of such record date; provided that no such Direction by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.


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                                                                              38

                  (e) Any Direction or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

         Section 1.05 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Issuer.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

                                   ARTICLE II

                                    THE NOTES

         Section 2.01 AUTHORIZED AMOUNT; TERMS; FORM; EXECUTION AND DELIVERY.
(a) The Outstanding Principal Balance of any subclass of Notes which may be authenticated and delivered from time to time under this Indenture shall not exceed the initial Outstanding Principal Balance set forth for such subclass of Notes in the definition thereof or, with respect to any subclass of Refinancing Notes or Additional Notes, authorized in a Controlling Trustees' Resolution; provided that at no time may the Outstanding Principal Balance of any subclass of Refinancing Notes exceed the Redemption Price of the subclass of Notes being refinanced thereby plus Refinancing Expenses relating thereto and any amount to be deposited in any Cash Collateral Account for such Refinancing Notes and/or as Reserved Cash in the Collections Account; and provided, further, that any Additional Notes shall be issued in accordance with Section 2.11 hereof. All Notes of any class or subclass need not be issued at the same time and any class or subclass of Notes may be reopened, without the consent of any Holder, for issuances of Additional Notes or Refinancing Notes of such class or subclass, subject in all cases to Sections 2.10, 2.11, 3.09, 3.11 and 5.02 hereof and any other applicable provision of this Indenture.

                  The Bridge Notes shall be issued in a single class and in the aggregate principal amount of $1,310,512,575.50 commencing with the execution and delivery of this Indenture. Interest shall accrue at the Bridge Note Rate and shall be computed in the manner set forth in the applicable Bridge Note.

                  The Initial Notes issuable hereunder on the Initial Closing Date shall be issued in six subclasses. The Initial Notes shall be designated the Subclass A-1 Notes, the Subclass A-2 Notes, Subclass A-3 Notes, the Subclass B-1 Notes, the Subclass B-2 Notes, the Subclass C-1 Notes, the Subclass C-2 Notes, the Subclass D-1 Notes and the Subclass D-2 Notes. The proceeds of the Initial Notes shall be applied by the Trustee to the extent required, to repay in full the Bridge Notes together with accrued and unpaid interest thereon, all as more fully provided in Section 3.14(f).

                  Interest shall accrue on any subclass of the Floating Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed in such Interest Accrual Period on the Outstanding Principal Balance of such Note. Interest shall accrue on any subclass of the Fixed Rate Notes from the relevant Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance and, in the case of the first Interest Accrual Period and any incomplete Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in such Interest Accrual Period.

                  Any amount of premium or interest on any subclass of Notes not paid when due shall, to the fullest extent permitted by applicable law, bear interest (other than the portion thereof included in the Interest Amount for such subclass of Notes, "ADDITIONAL INTEREST") at an interest rate per annum equal to the Stated Rate of Interest for such Notes from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section 3.08 hereof or in the case of the Bridge Notes, subject to the availability of the amounts on deposit in the Bridge Note Account therefor after making payments entitled to priority under
Section 3.14 hereof.

                  (b) There shall be issued and delivered and authenticated on the relevant Closing Date, to each of the Holders, Notes in the principal amounts and maturities and bearing the interest rates, in each case in registered form and substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with the rules of any securities exchange on which such Notes may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Trustee or by the Owner Trustee executing such Notes, such determination by the Owner Trustee to be evidenced by his execution of the Notes.

                  Definitive Notes of each subclass shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Owner Trustee executing such Notes, as evidenced by its execution of such Notes.

                  Each subclass of Registrable Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a "RULE 144A GLOBAL NOTE"), registered in the name of the nominee of the Depository, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

                  Each subclass of Registrable Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a "TEMPORARY REGULATION S GLOBAL NOTE"), registered in the name of the nominee of the Depository, deposited with the Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. At any time following the applicable Regulation S Global Note Exchange Date, upon receipt by the Trustee and the Issuer of a certificate substantially in the form of Exhibit H hereto, executed by Euroclear or Clearstream, as the case may be, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of a Temporary Regulation S Global Note (or portion thereof) with respect to a subclass of Notes to be exchanged, one or more permanent global Notes for such subclass of Notes in registered form substantially in the form set forth in the applicable exhibit to this Indenture or in any indenture supplemental hereto (each, a "PERMANENT REGULATION S GLOBAL NOTE"; and together with each Temporary Regulation S Global Note, the "REGULATION S GLOBAL NOTES") duly executed by the Issuer and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Temporary Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in such Temporary Regulation S Global Note exchanged. Until the Regulation S Global Note Exchange Date with respect to any Temporary Regulation S Global Note, interests in such Temporary Regulation S Global Note may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream.

                  Registrable Notes offered and sold in reliance on Section 4(2) of the Securities Act (other than in reliance on Rule 144A), the Bridge Notes and the Class D Notes shall be issued initially in the form of permanent certificated Notes in registered form in substantially the form set forth in the applicable exhibit to this Indenture (collectively with the definitive, fully registered Notes issued pursuant to Section 2.12(b) hereof, the "DEFINITIVE NOTES").

                  (c) On the date of any Refinancing, the Issuer shall issue and deliver as provided in Section 2.10 hereof an aggregate principal amount of Refinancing Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Controlling Trustees' Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with such
Section 2.10.


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                                                                              41

                  (d) On the date of the issuance, if any, of any Additional Notes, the Issuer shall issue and deliver, as provided in Sections 2.11 and 5.02(f) hereof, an aggregate principal amount of Additional Notes having the maturities and bearing the interest rates and such other terms authorized by one or more Controlling Trustees' Resolutions or in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, in each case in accordance with such Section 2.11.

                  (e) The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of the Owner Trustee.

                  (f) Each Note bearing the manual or facsimile signatures of any individual who was at the time such Note was executed an Authorized Officer of the Owner Trustee shall bind the Issuer, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Notes or any payment thereon.

                  (g) At any time and from time to time after the execution of any Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of clause (h) below, the Trustee shall authenticate such Notes by manual or facsimile signature upon receipt by it of written orders of the Issuer. The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

                  (h) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in clause (e) above and authenticated by or on behalf of the Trustee as provided in clause (g) above. Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture. Each Note shall be dated the date of its authentication.

         Section 2.02 RESTRICTIVE LEGENDS. (a) Except as specified in Section 2.13(f) hereof, each Rule 144A Global Note, each Regulation S Global Note and each Definitive Note (other than a Bridge Note) (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof:

      THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION
       EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR
         OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN
         APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS
       HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE
        EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT
                        PROVIDED BY RULE 144A THEREUNDER.

             THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF LEASE
           INVESTMENT FLIGHT TRUST THAT (A) THIS NOTE MAY BE OFFERED,
        RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED
           STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A
        QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE
          SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF

        RULE 144A, (II) IF OTHER THAN A CLASS D NOTE, OUTSIDE THE UNITED
          STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904
          UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM
           REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144
         THEREUNDER (IF AVAILABLE) OR (IV) IF OTHER THAN A CLASS D NOTE,
            PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE
         SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE
         WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED
         STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS
          REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE
                  RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                  (b) Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR
           REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE
         ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER
          ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
           DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO
            CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
           AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY),
              ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
                OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN
            WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A
           SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS
          OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS
           MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH SECTION
                             2.13 OF THE INDENTURE.

                  (c) Each Temporary Regulation S Global Note shall bear the following legend on the face thereof:

          THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE TRUST INDENTURE REFERRED TO HEREINAFTER AND IS
          SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF
           AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE
                                TRUST INDENTURE.

                  (d) Each Registrable Note offered and sold in reliance on
Section 4(2) of the Securities Act (other than in reliance on Rule 144A), shall also bear the following legend on the face thereof:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE
            REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER
          INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO
       CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS

                  (e) Each Class D Note shall bear the following legend on the face thereof:

         THIS NOTE IS SUBJECT TO ADDITIONAL RESTRICTIONS ON THE TRANSFER
       THEREOF SET FORTH IN SECTION 2.13(h) OF THE INDENTURE, INCLUDING A
           LIMIT ON THE NUMBER OF DIRECT OR INDIRECT HOLDERS THEREOF A
          PROHIBITION ON TRANSFERS TO NON-U.S. PERSONS AND DELIVERY BY
            THE TRANSFEREE OF CERTAIN CERTIFICATIONS TO THE TRUSTEE.

                  (f) Each Bridge Note shall bear the following legend on the face thereof:

          THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM
        REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE
          "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR
          OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR
                       AN APPLICABLE EXEMPTION THEREFROM.

         Section 2.03 REGISTRAR AND PAYING AGENT. (a) With respect to each subclass of Notes, there shall at all times be maintained an office or agency in the location set forth in Section 12.05 hereof where Notes of such subclass may be presented or surrendered for registration of transfer or for exchange (each, a "REGISTRAR"), and for payment thereof (each, a "PAYING AGENT") and where notices and demands in respect of the payment of such Notes may be served. For so long as any Notes are listed on the Luxembourg Stock Exchange, the Issuer shall appoint and maintain a Paying Agent and a Registrar in Luxembourg. The Issuer shall cause each Registrar to keep a register of such subclass of Notes for which it is acting as Registrar and of their transfer and exchange (the "Register"). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Issuer and the Holders of such subclass. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

                  (b) Each Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $75,000,000 (or having a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter Incurred, are fully and unconditionally Guaranteed by a corporation organized and doing business under the laws of the United States, any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000) and shall be authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the "ELIGIBILITY REQUIREMENTS"). The Trustee shall initially be a Paying Agent and Registrar hereunder with respect to the Notes of each subclass. Each Registrar other than the Trustee shall furnish to the Trustee, at stated intervals of


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                                                                              44

not more than six months, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

                  (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

                  (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Issuer shall give written notice of any such appointment made by it to the Trustee; and in each case the Trustee shall mail notice of such appointment to all Holders of the related subclass as their names and addresses appear on the Register for such subclass.

                  (e) The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

         Section 2.04 PAYING AGENT TO HOLD MONEY IN TRUST. The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Holders (with regard to payments on the Notes) and the Owner Trustee (with regard to distributions on or with respect to the Certificates) entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders or the Owner Trustee, as applicable, with respect to which such money was deposited.

                  The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Section 2.05 METHOD OF PAYMENT. (a) On each Payment Date occurring after the Effective Time, the Trustee shall, or shall instruct a Paying Agent to, pay, to the extent of the Available Collections therefor transferred to a Note Account, to the Holders all principal or


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                                                                              45

Redemption Price of, and interest on the Notes of each subclass (other than payments received following an Event of Default in respect of any subclass of Notes) and to the Owner Trustee Account all sums on or in respect of the Certificates to which it is entitled in accordance with the provisions hereof; provided, that in the event and to the extent receipt of any payment is not confirmed by the Trustee or Paying Agent by 1:00 p.m. (New York time) on such Payment Date or any Business Day thereafter, distribution thereof shall be made on the Business Day following the Business Day such payment is received; and provided further, that payment on a Temporary Regulation S Global Note shall be made to the Holder thereof only in conformity with Section 2.05(c) hereof. Each payment on any Payment Date other than the Final Maturity Date with respect to any subclass of Notes shall be made by the Trustee or Paying Agent to the Holders as of the Record Date for such Payment Date. The final payment with respect to any Note, however, shall be made only upon presentation and surrender of such Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. The Trustee or Paying Agent shall mail such notice of the final payment of each Note to the Holder thereof, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment.

                  (b) At such time, if any, as the Notes of any subclass are issued in the form of Definitive Notes, payments on a Payment Date shall be made by check mailed to each Holder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to such subclass. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Holder of one or more Definitive Notes of such subclass having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Holder at a financial institution in New York, New York; provided that the final payment for each subclass of Notes shall be made only upon presentation and surrender of the Definitive Notes of such subclass by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of such subclass to each of the Holders of such subclass, specifying the date and amount of such final payment no later than five Business Days prior to such final payment.

                  (c) The beneficial owner of a Temporary Regulation S Global Note of any subclass may arrange to receive interest installments through Euroclear or Clearstream on such Temporary Regulation S Global Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification, substantially in the form of Exhibit L-1 hereto, and upon delivery of Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or certifications substantially in the form of Exhibit L-2 hereto. No interest shall be paid to any beneficial owner and no interest shall be paid to Euroclear or Clearstream on such beneficial owner's interest in a Temporary Regulation S Global Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest.

                  (d) On each Payment Date occurring prior to the Effective Time, principal, interest and other amounts due hereunder or under the Bridge Notes shall be payable in immediately available funds prior to 11:00 a.m. (New York time) on such Payment Date, to the

Trustee at the Bridge Note Account, and, except as otherwise provided herein, the Trustee shall pay all such amounts so received by it to such account or accounts at such institutions as the Holders of the Bridge Notes shall have designated to the Trustee in writing, in immediately available funds prior to 1:00 p.m. (New York time), on the due date thereof.

         Section 2.06 MINIMUM DENOMINATION. Each subclass of Registrable Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Each subclass of Class D Notes shall be issued in minimum denominations of $1,000,000 and integral multiples of $100,000 in excess thereof. The Bridge Notes shall be issued in minimum denominations of $1,000,000.

         Section 2.07 TRANSFER AND EXCHANGE; CANCELLATION. The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.

                  Prior to the due presentment for registration of transfer of a Note, the Issuer and the Trustee may deem and treat the applicable registered Holder as the absolute owner and Holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary. The Registrar (if different from the Trustee) shall promptly notify the Trustee and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Note by furnishing the Issuer a copy of such request.

                  Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that, subject to Section 2.12(b) hereof, transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in such Note shall be required to be reflected in a book-entry. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Registrable Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions are met (including, in the case of a transfer, that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Registrable Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission. To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Issuer's request. Except as set forth in Sections 2.08 and 2.09 hereof, no service charge shall be made for any registration of transfer or exchange or redemption of the Notes.

                  The Issuer shall not be required to exchange or register the transfer of any Notes as above provided during the 15-day period preceding the Final Maturity Date of any such Notes or during a 15-day period preceding the first mailing of any notice of Redemption or Refinancing of Notes to be redeemed or refinanced. The Issuer shall not be required to exchange or register the transfer of any Notes that have been selected, called or are being called for Redemption or Refinancing except, in the case of any Notes where notice has been given that such Notes are to be redeemed in part, the portion thereof not so to be redeemed.

                  The Issuer at any time may deliver Notes to the Trustee for cancellation. The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time (subject to the record retention requirements of the Exchange Act) any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment. The Issuer may not issue new Notes (other than Refinancing Notes issued in connection with any Refinancing) to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

         Section 2.08 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If any Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Holder thereof and presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar, issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Note of the same subclass, payable to such Holder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or a Registrar and forwarded to the Issuer by the Trustee or such Registrar. If the Note being replaced has been destroyed, lost or stolen, the Holder thereof shall furnish to the Issuer, the Trustee or a Registrar (i) such security or indemnity as may be required by them to save the Issuer, the Trustee and such Registrar harmless and
(ii) evidence satisfactory to the Issuer, the Trustee and such Registrar of the destruction, loss or theft of such Note and of the ownership thereof. The Holders will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and any Registrar) connected therewith.

         Section 2.09 PAYMENTS OF TRANSFER TAXES. Upon the transfer of any Note or Notes pursuant to Section 2.07 hereof, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

         Section 2.10 REFINANCING OF NOTES. (a) Subject to paragraphs (b) and
(c) below and Section 5.02(f)(ii) hereof, the Issuer may issue Refinancing Notes pursuant to this Indenture for the purpose of refinancing the Outstanding Principal Balance of any subclass of Notes (including refinancings of Refinancing Notes). Each refinancing of any subclass of Notes with the proceeds of an offering of Refinancing Notes (a "REFINANCING") shall be authorized pursuant to one or more Controlling Trustees' Resolutions and shall be effected only following a Rating Agency Confirmation. Each Refinancing Note shall constitute a "Note" for all purposes under this Indenture, and shall have the class or subclass designation and such further designations added or incorporated in such title as specified in the related Controlling Trustees' Resolutions, in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be. The issuance of the Initial Notes and the use of proceeds thereof to redeem the Bridge Notes shall not be a Refinancing or subject to this Section 2.10.

                  (b) A Refinancing of any subclass of Notes in whole or in part may occur on any Payment Date after the Initial Closing Date and shall be effected as an Optional Redemption pursuant to Section 3.10 hereof. On the date of any Refinancing, the Issuer shall issue and sell an aggregate principal amount of Refinancing Notes not to exceed the Redemption Price of the Notes being refinanced thereby plus the Refinancing Expenses relating thereto and any amount to be deposited in any Cash Collateral Account for such Refinancing Notes and/or as Reserved Cash in the Collections Account. The proceeds of each sale of Refinancing Notes shall be used to make the deposit required by Section 3.10(d) hereof, to pay such Refinancing Expenses and to fund such Cash Collateral Account and/or Reserved Cash.

                  (c) Each Refinancing Note shall contain such terms as may be established in or pursuant to the related Controlling Trustees' Resolution (subject to Section 2.01 hereof), in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.08 hereof with respect to all other Obligations as the Notes of the class to which such Refinancing Notes belong (and, with respect to other subclasses of such class, as provided in Section 3.09 hereof). No less than seven Business Days, prior to any Refinancing, any or all of the following, as applicable, with respect to the related issue of each subclass of Refinancing Notes shall have been determined by the Issuer and set forth in such Controlling Trustees' Resolutions, in any indenture supplemental hereto or specified in the form of such Notes, as the case may be:

                  (i)  the Notes to be refinanced by such Refinancing Notes;

                  (ii) the aggregate principal amount of such Refinancing Notes that may be issued;

                  (iii)  the proposed date of such Refinancing;

                  (iv) the Expected Final Payment Date and the Final Maturity Date of such Refinancing Notes;

                  (v) whether such Refinancing Notes are to have the benefit of any Credit Facility and, if so, the amount and other terms thereof and/or any increase in Reserved Cash;

                  (vi) the rate at which such Refinancing Notes shall bear interest or the method by which such rate shall be determined;

                  (vii) if other than denominations of $100,000 or higher integral multiples of $1,000 (with respect to Registrable Notes) or $1,000,000 or higher integral multiples of $100,000 (with respect to Class D Notes), the denomination or denominations in which such Refinancing Notes shall be issuable;

                  (viii) whether such Refinancing Notes are to be issuable initially in temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Refinancing Note may exchange such interests for Refinancing Notes of the same class or subclass and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.07 hereof, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depository therefor;

                  (ix) any adjustments to be made, consistent with Sections 3.09 and 3.11 hereof, to the Assumed Principal Payments and/or applicable Class Percentages, Pool Factors or Extended Pool Factors as a result of the issuance of such Refinancing Notes;

                  (x) the class and subclass of Notes to which such Refinancing Notes belong; and

                  (xi) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to such Refinancing Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Section 5.02(f)(ii) hereof).

                  If any of the terms of any issue of Refinancing Notes are established by action taken pursuant to one or more Controlling Trustees' Resolutions, such Controlling Trustees' Resolutions shall be delivered to the Trustee setting forth the terms of such Refinancing Notes.

         Section 2.11 ADDITIONAL SECURITIES. (a) Subject to paragraph (b) below and Section 5.02(f)(iv) hereof without limiting the provisions of Section 5.02(l)(ii)(A) and (C) hereof, as applicable, the Issuer may issue Additional Notes pursuant to this Indenture or Additional Certificates pursuant to the Trust Agreement the proceeds of which in each case shall be used to acquire Additional Aircraft, make payments into a Cash Collateral Account or the Collections Account as Reserved Cash or pay expenses related thereto (each, an "ADDITIONAL ISSUANCE"). Each issuance of Additional Securities shall be authorized pursuant to one or more Controlling Trustees' Resolutions and shall be effected only following a Rating Agency Confirmation. Each Additional Security shall constitute a "Security" for all purposes under this Indenture, and (in the case of the Additional Notes) shall have such subclass and such further designations added or incorporated in such title as specified in the related Controlling Trustees' Resolutions, in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes, as the case may be.

                  (b) Each Additional Note shall contain such terms as may be established in or pursuant to the related Controlling Trustees' Resolutions (subject to Section 2.01 hereof), in any indenture supplemental hereto providing for the issuance of such Notes or specified in the form of such Notes to the extent permitted below, and shall have the same ranking pursuant to Section 3.08 hereof with respect to all other Obligations as the Notes of the class to which such Additional Notes belong (and, with respect to other subclasses of such class, as provided in Section 3.09 hereof). No less than seven Business Days prior to any issuance, any or all of the following, as applicable, with respect to the related Additional Issuance shall have been determined by the Issuer and set forth in such Controlling Trustees' Resolutions, in any indenture supplemental hereto or specified in the form of such Securities, as the case may be:

                  (i) the subclass of Additional Notes or the Additional Certificates to be issued; and


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                                                                              50

                  (ii) with respect to each such subclass of Additional Notes or the Additional Certificates:

                           (A)  the aggregate principal amount of any such
Additional Notes which may be issued or the capital contributions to be made in respect of any such Additional Certificates;

                           (B)  the proposed date of such Additional Issuance;

                           (C)  the Expected Final Payment Date and the Final
Maturity Date of any such Additional Notes;

                           (D)  whether any such Additional Notes are to have
the benefit of any Credit Facility and/or any increase in Reserved Cash and, if so, the amount and terms thereof;

                           (E) the rate at which any such Additional Notes shall
bear interest or the method by which such rate shall be determined;

                           (F) if other than denominations of $100,000 or
higher integral multiples of $1,000 (with respect to Registrable Notes) or $1,000,000 or higher integral multiples of $100,000 (with respect to Class D Notes), the denomination or denominations in which any such Additional Notes shall be issuable;

                           (G) whether any such Additional Notes are to be
issuable initially in temporary or permanent global form and, if so, whether beneficial owners of interests in any such permanent global Additional Note may exchange such interests for Additional Notes of the same class or subclass and of like tenor and of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.07 hereof, and the circumstances under which and the place or places where any such exchanges may be made and the identity of any initial depository therefor;

                           (H)  any adjustments to be made, consistent with
Sections 3.09 and 3.11 hereof, to the Assumed Principal Payments and/or applicable Class Percentages, Pool Factors or Extended Pool Factors as result of the issuance of any such Additional Notes; and

                           (I) any other terms, conditions, rights and
preferences (or limitations on such rights and preferences) relating to any such Additional Notes (which terms shall comply with Applicable Law and not be inconsistent with the requirements or restrictions of this Indenture, including Sections 5.02(f) and 12.13 hereof).

                  If any of the terms of any issue of any such Additional Notes are established by action taken pursuant to one or more Controlling Trustees' Resolutions, such Controlling Trustees' Resolutions shall be delivered to the Trustee setting forth the terms of such Additional Notes.

         Section 2.12 BOOK-ENTRY PROVISIONS. (a) Global Notes of each subclass initially shall (i) be registered in the name of the Depository for such Notes or in the name of the nominee of such Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) if not


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                                                                              51

registered under the Securities Act, bear the Private Placement Legend as set forth in Section 2.02(a) hereof or the Bridge Note Legend as set forth in
Section 2.02(e) hereof.

                  Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.

                  Whenever notice or other communication to the Holders of any subclass of Global Notes is required under this Indenture, unless and until Definitive Notes shall have been issued pursuant to Section 2.12(b) below, the Trustee shall give all such notices and communications specified herein to be given to Holders of such subclass of Global Notes to the Depository.

                  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note. Neither the Issuer nor the Trustee shall be liable for any delay by the Depository in identifying the beneficial owners of the Global Notes, and the Issuer and the Trustee may conclusively rely on, and shall be fully protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Global Notes to be issued).

                  (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 2.13 hereof. Definitive Notes shall be issued to the individual beneficial owners or their nominees in exchange for their beneficial interests in a Rule 144A Global Note or a Regulation S Global Note, respectively, with respect to any subclass of Notes only if (i) the Issuer advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as depositary with respect to the Notes and the Issuer is unable to appoint a qualified successor within 90 days of such notice, (ii) the Issuer, at its option, elects to terminate the book-entry system through the Depository (but if the Issuer does so, the Issuer shall find another clearing system that is recognized by, and operates in accordance with the rules of, the Luxembourg Stock Exchange as long as any class of Notes is listed on the Luxembourg Stock Exchange) or (iii) after the occurrence of an Event of Default with respect to any class of Notes, Holders of a subclass within such class representing an aggregate of not less than 51% of the aggregate Outstanding Principal Balance of Notes of such subclass advise the Issuer, the Trustee and the Depository through the Agent Members in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of the Holders of such subclass. Upon the occurrence of any event described in the immediately preceding sentence, the Trustee shall notify all Holders of each affected subclass, through the Depository, of the occurrence of such event and of the availability of Definitive Notes of such subclass; provided, however, that in no event shall the Temporary Regulation S Global Note be exchanged for Definitive Notes prior to the later of (x) the Regulation S Global Note Exchange Date and (y) the date of receipt by the Issuer of any


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                                                                              52

certificates determined by it to be required pursuant to Rule 903 under the Securities Act. Upon surrender to the Trustee of the Global Notes of such subclass held by the Depository, accompanied by registration instructions from the Depository for registration of Definitive Notes in the names of Holders of such subclass, the Issuer shall issue and the Trustee shall authenticate and deliver the Definitive Notes of such subclass to the beneficial owners of such subclass or their nominees in accordance with the instructions of the Depository.

                  None of the Issuer, the Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions. Upon the issuance of Definitive Notes of such subclass, the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Holders hereunder. Neither the Issuer nor the Trustee shall be liable if the Trustee or the Issuer is unable to locate a qualified successor Depository.

                  Definitive Notes of any subclass will be freely transferable and exchangeable for Definitive Notes of the same subclass at the office of the Trustee or the office of a Registrar upon compliance with the requirements set forth herein. In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the applicable Registrar.

                  (c) Any beneficial interest in one of the Global Notes as to any subclass that is transferred to a Person who takes delivery in the form of an interest in another Global Note with respect to such subclass will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (d) Any Definitive Note delivered in exchange for an interest in a Rule 144A Global Note pursuant to paragraph (b) of this Section 2.12 shall, except as otherwise provided by paragraph (f) of Section 2.13 hereof, bear the Private Placement Legend applicable to a Rule 144A Global Note set forth in
Section 2.02 hereof.

                  (e) Any Definitive Note delivered in exchange for an interest in a Regulation S Global Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.13 hereof, bear the Private Placement Legend applicable to a Regulation S Global Note set forth in
Section 2.02 hereof.

                  (f) Any Exchange Note exchanged for a Restricted Note held by a Qualifying Person pursuant to an effective registration statement under the Securities Act pursuant to the Registration Rights Agreement shall not bear the Private Placement Legend.

         Section 2.13 SPECIAL TRANSFER PROVISIONS.

                  (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS. Except in the case of an initial transfer of the Restricted Notes, the Restricted Notes may not be transferred to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. persons). The


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                                                                              53

following provisions shall apply with respect to the registration of such initial transfer of a Restricted Note (other than a Temporary Regulation S Global Note) to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer if the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit J hereto and (B) an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.

                  (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

                  (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a Restricted Note (other than a Temporary Regulation S Global Note) to a QIB (excluding Non-U.S. Persons):

                  (i) If the Note to be transferred consists of (x) Definitive Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to it is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a Rule 144A Global Note, the transfer of such interest may be effected only through the book-entry system maintained by the Depository.

                  (ii) If the proposed transferee is an Agent Member, and the Note to be transferred is a Definitive Note and a Registrable Note, upon receipt by the Registrar of the documents referred to in Clause (i) and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the beneficial interest in the Rule 144A Global Note in an amount equal to the principal amount of the Definitive Note to be transferred, and the Trustee shall cancel the Definitive Note so transferred.

                  (c) TRANSFERS OF INTERESTS IN A TEMPORARY REGULATION S GLOBAL NOTE. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Temporary Regulation S Global Note:

                  (i) The Registrar shall register the transfer of any interest in a Temporary Regulation S Global Note (x) if the transfer occurs following the Regulation S Global Note Exchange Date, if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit I hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to them is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) If the proposed transferee is an Agent Member that provides the documents referred to in clause (i)(y) above, upon receipt by the Registrar of such documents and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the beneficial interest in the Rule 144A Global Note of the relevant subclass, in an amount equal to the principal amount of the Temporary Regulation S Global Note of such subclass to be transferred, and the Trustee shall decrease the amount of the Temporary Regulation S Global Note of such subclass.

                  (d) TRANSFERS OF INTERESTS IN A PERMANENT REGULATION S GLOBAL OR DEFINITIVE NOTES ISSUED IN EXCHANGE FOR AN INTEREST IN A PERMANENT REGULATION S GLOBAL NOTE. The Registrar shall register any transfer of interests in a Permanent Regulation S Global Note or Definitive Notes issued in exchange for an interest in a Permanent Regulation S Global Note in accordance with Section 2.12(b) hereof to U.S. Persons or to Non-U.S. Persons without requiring any additional certification.

                  (e) TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following provisions shall apply with respect to any transfer of a Restricted Note to a Non-U.S. Person at any time:

                  (i) Prior to the applicable Regulation S Global Note Exchange Date, the Registrar shall register any proposed transfer of a Restricted Note (except for a Regulation S Global Note) to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit I hereto from the proposed transferor.

                  (ii) On and after the applicable Regulation S Global Note Exchange Date, the Registrar shall register any proposed transfer of a Restricted Note to any Non-U.S. Person if the

Note to be transferred is a Definitive Note or an interest in a Rule 144A Global Note, upon receipt of a certificate substantially in the form of Exhibit I from the proposed transferor.

                  (iii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in a Rule 144A Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Note to be transferred, and (B) if the proposed transferee is an Agent Member and the Note to be transferred is a Registrable Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note of the relevant subclass in an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Note or Definitive Note to be transferred, and the Trustee shall cancel the Definitive Note or decrease the amount of the Rule 144A Global Note, if any, so transferred.

                  (f) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend, as applicable. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend, as applicable, unless (i) such Note so delivered is a Permanent Regulation S Global Note issued in exchange for a Temporary Regulation S Global Note in accordance with Section 2.02(b) hereof, (ii) such Note so delivered is an Exchange Note issued in accordance with Section 2.12(f) hereof,
(iii) such Note so delivered is a Permanent Regulation S Global Note issued upon registration of transfer of a Restricted Note in accordance with Section 2.13(e)(ii) hereof, or (iv) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (g) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

                  (h) TRANSFER OF CLASS D NOTES. Notwithstanding any other provision of Section 2.13 hereof, (i) no transfer of a Class D Note shall be permitted hereunder or recognized by the Trustee if the Administrative Agent has determined (and so advised the Trustee in writing) that (A) assuming the Class D Notes were to be treated as equity interests in the Issuer, such transfer (1) would cause the Issuer to lose the benefits of the safe harbor from publicly traded partnership taxable as a corporation for federal income tax purposes status provided by Treasury Regulation Section 1.7704-1 or any other available exemption from such status or (2) would result in a termination of the Issuer as a partnership pursuant to Section 708 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any successor provision thereto, or (B) such transfer would result in there being more than 90 Holders of the Class D Notes or more than 100 holders of the equity of the Issuer, in either case determined as if the Holders of the Class D Notes were partners, and the "anti-avoidance" rule of Treasury Regulation 1.7704-1(h)(3) (or any successor provision thereto) applied and (ii) no transfer of a Class D Note, directly or indirectly through one or more tiers of flow-through entities, to a "tax-exempt entity" (directly or indirectly through one or more tiers of flow-through entities) within the meaning of Code Section 168(h)(2) or to a Person that is not a "United States person" within the meaning of Code Section 7701(a)(30) or any successor provision thereto will be permitted or recognized. Each such transferee of a Class D Note shall be required to furnish to the Trustee certifications, included in the form of transfer notice in the form set forth in Exhibit D hereof, to the effect that (A) it and, if it is a flow-through entity, its immediate equity holders and equity holders holding through tiers of flow-through entities are not tax-exempt entities and (B) it is a United States person.

                  The Initial Notes shall be issued pursuant to an exemption from registration under the Securities Act, subject to the rights with respect to the Class A Notes, Class B Notes and Class C Notes set forth in the Registration Rights Agreement. The Note Issuer agrees that it will not at any time (x) apply to list, list or list upon notice of issuance, (y) consent to or authorize an application for the listing or the listing of, or (z) enable or authorize the trading of any Class D Note or Notes on an established securities market, including (aa) a national securities exchange registered under the Exchange Act or exempted from registration because of the limited volume of transactions; (bb) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Exchange Act applicable to exchanges described in subclause (aa); (cc) a regional or local exchange; or
(dd) an over-the-counter market, as the term "established securities market" and the terms in subclauses (aa), (bb), (cc) and (dd) are defined for purposes of
Section 7704 of the Code.

                  The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.12 hereof or this
Section 2.13 in accordance with applicable law. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable Written Notice to the Trustee during the term of this Agreement and for a period of three months thereafter.

         Section 2.14 TEMPORARY DEFINITIVE NOTES. Pending the preparation of Definitive Notes of any subclass, the Issuer may execute and the Trustee may authenticate and deliver temporary Definitive Notes of such subclass which are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable exhibit hereto or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Owner Trustee executing such temporary Definitive Notes may determine, as evidenced by his execution of such temporary Definitive Notes.

                  If temporary Definitive Notes of any subclass are issued, the Issuer will cause Definitive Notes of such subclass to be prepared without unreasonable delay. After the preparation of Definitive Notes of such subclass, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office of the Trustee, without charge to the Holder thereof. Upon surrender for cancellation of any one or more temporary Definitive Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Notes of like subclass, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.15 STATEMENTS TO HOLDERS AND THE OWNER TRUSTEE. (a) On the second Business Day before each Payment Date, the Administrative Agent shall deliver to the Trustee and the Owner Trustee, and the Trustee shall (or shall instruct any Paying Agent to) promptly thereafter distribute to each Holder of record with respect to such Payment Date and each Rating Agency, a report, substantially in the form attached as Exhibit G hereto prepared by the Administrative Agent and setting forth the information described therein after giving effect to such payment (each, a "MONTHLY REPORT"). Each Monthly Report provided to the Trustee, the Owner Trustee and each Rating Agency for each May 15, August 15 and November 15 shall be accompanied by (i) a statement setting forth an analysis of the Collections Account activity for the preceding fiscal quarter ended March 31, June 30 and September 30, respectively, (ii) a discussion and analysis of such activity and of any significant developments affecting the Issuer Group in such quarter and (iii) an updated description of the Aircraft then in the Portfolio and the related Lessees (each, a "QUARTERLY REPORT"). Each Monthly Report provided to the Trustee, the Owner Trustee and each Rating Agency for each April 15 shall be accompanied by (x) a statement setting forth an analysis of the Collections Account activity for the preceding fiscal year ended December 31,
(y) a discussion and analysis of such activity and of any significant developments affecting the Issuer Group in such year and (z) updated information with respect to the Aircraft then in the Portfolio (each, an "ANNUAL REPORT"). The Trustee shall deliver a copy of each Quarterly Report and Annual Report to any Holder or other Secured Party who requests a copy thereof.

                  (b) After the end of each calendar year but not later than the latest date permitted by law, the Administrative Agent shall deliver to the Trustee and the Owner Trustee, and the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Holder of record of any subclass of Notes) a statement prepared by the Administrative Agent containing the sum of the amounts determined pursuant to Exhibit G hereto with respect to the subclass of Notes (or with respect to the statement provided to the Owner Trustee, the Beneficial Interest Certificates) for such calendar year or, in the event such Person was a Holder of record of any subclass during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Administrative Agent and which a Holder or the Owner Trustee shall reasonably request as necessary for the purpose of such Holder's or the Owner Trustee's or a Certificateholder's, as applicable, preparation of its U.S. federal income or other tax returns. So long as any of the


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                                                                              58

Notes are registered in the name of the initial Depository or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Administrative Agent by the initial Depository and the Agent Members, and will be delivered by the Trustee, when received from the Administrative Agent, to the Owner Trustee and the Depository to be available for forwarding by the Owner Trustee and the Depository to the applicable beneficial owners in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

                  (c) A copy of each report described in Section 2.15(a) shall be concurrently delivered by the Administrative Agent to the Listing Agent, on behalf of the Luxembourg Stock Exchange, each Rating Agency, the Servicer, the Financial Advisor and the Capital Markets Advisor.

                  (d) At such time, if any, as the Notes of any subclass are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in this Section 2.15(b) to each Holder of record of a Definitive Note of such subclass for the relevant period of beneficial ownership of such Definitive Note as appears on the records of the Trustee.

                  (e) Following each Payment Date and any other date specified herein for distribution of any Payments with respect to the Notes and prior to a Refinancing or Redemption, the Trustee shall cause notice thereof to be given
(i) by publication in the LUXEMBURGER WORT or, if such newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe, (ii) by either of (A) the information contained in such notice appearing on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the Trustee and notified to Holders or (B) publication in the FINANCIAL TIMES and THE WALL STREET JOURNAL (NATIONAL EDITION) or, if either newspaper shall cease to be published or timely publication therein shall not be practicable, in such English language newspaper or newspapers as the Trustee shall approve having a general circulation in Europe and the United States and (iii) until such time as any Definitive Notes are issued in exchange for any class or subclass of the Registrable Notes and, so long as such Notes of any subclass are registered with the Depository, Euroclear and/or Clearstream, and so long as such Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so permit as advised by the Listing Agent, delivery of the relevant notice to the Depository, Euroclear and/or Clearstream for communication by them to Holders of such subclass. Notwithstanding the above, any notice to the Holders of any class or subclass of Floating Rate Notes specifying an interest rate for such Notes, any Payment Date or any principal payment shall be validly given by delivery of the relevant notice to the Depository, Euroclear and/or Clearstream for communication by them to such Holders, without the need for publication in the LUXEMBURGER WORT, and shall be promptly delivered to the Listing Agent and made available at the offices of the Luxembourg Paying Agent and the Luxembourg Stock Exchange (other than notices required to be delivered by the Administrative Agent under the Related Documents). Any notice specifying (a) an increase in the interest rate of any class of Notes due to Maturity Step-Up Interest or Registration Step-Up Interest or (b) redemption of principal of any Notes must be published in the LUXEMBURGER WORT or another daily newspaper


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                                                                              59

of general circulation in Luxembourg for so long as any class of Notes is listed on the Luxembourg Stock Exchange. Any such notice shall be deemed to have been given on the first day on which any of such conditions shall have been met.

                  (f) Notices referred to in this Section 2.15 to Holders of the Class D Notes generally will only be made by the Trustee directly to the registered holders thereof by any of the methods referred to in Section 12.05 hereof.

                  (g) The Trustee shall be at liberty to sanction some other method of giving notice to the Holders of any subclass if, in its opinion, such other method is reasonable, having regard to the number and identity of the Holders of such subclass and/or to market practice then prevailing, is in the best interests of the Holders of such subclass and will comply with the rules of the Luxembourg Stock Exchange as confirmed by the Listing Agent or such other stock exchange (if any) on which the Notes of such subclass are then listed, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided that notice of such method is given to the Holders of such subclass in such manner as the Trustee shall require.

                  Notwithstanding the above, any notice specifying the rate, amount or Payment Date in respect of the Notes of any subclass bearing interest at a floating rate or in respect of any repayment of principal on any Notes shall, for so long as such Notes are listed on the Luxembourg Stock Exchange and so long as the rules of the Luxembourg Stock Exchange so require, be given to the Listing Agent; provided that such requirement shall be satisfied until such time as any Definitive Notes of such subclass are issued to all Holders and so long as the Notes of such subclass are held on behalf of DTC, Clearstream and Euroclear by (i) delivery of the relevant notice to DTC, Clearstream and Euroclear for communication by them to the Holders of such subclass without need for publication in the LUXEMBURGER WORT and (ii) delivery of the notice to the Luxembourg Stock Exchange and the Paying Agent in Luxembourg; provided further, that any notice specifying (a) an increase in the rate of interest of any subclass of Notes due to Maturity Step-Up Interest or Registration Step-Up Interest or (b) redemption of principal of any Notes must be published in the LUXEMBURGER WORT or another daily newspaper of general circulation in Luxembourg. Any such notice shall be deemed to have been given on the first day on which any of such conditions shall have been met.

         Section 2.16 CUSIP, CINS AND ISIN NUMBERS. The Issuer in issuing the Notes may use "CUSIP", "CINS", "ISIN" or other identification numbers (if then generally in use), and if so, the Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided further, that failure to use "CUSIP", "CINS", "ISIN" or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

         Section 2.17 HOLDER REPRESENTATIONS AND COVENANTS. Each Holder and beneficial owner of a Note, by the purchase of such Note or beneficial interest therein, covenants and agrees that it will treat such Note as indebtedness for all purposes and will not take any action contrary to such


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                                                                              60

characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith. Each Holder of a Class D Note, by purchase of such Note, represents and warrants to each other Holder and to the Issuer that (a) (i) it is not a pass-through entity within the meaning of Treasury Regulation Section 1.7704-1(h)(3) or (ii) a substantial percentage of the value of beneficial interests in such Holder is not attributable (directly or indirectly) to its interest in the Class D Notes or (iii) the beneficial interests in the Holder are held by a single person that is not itself a flow-through entity within the meaning of Treasury Regulation Section 1.7704-1(h)(3) (as applicable), (b) it is not a "tax-exempt entity" within the meaning of Code Section 168(h)(2) and (c) it is a "United States person" within the meaning of Code Section 7701(a)(30).

         Section 2.18 BRIDGE NOTE TRANSFER PROVISIONS. Notwithstanding anything to the contrary herein, the terms and provisions of Section 2.12, 2.13, 2.14 and
2.15 shall not apply prior to the Effective Time and in respect of the issuance of the Bridge Notes. Upon the transfer, exchange or replacement of Bridge Notes bearing the Bridge Note Legend, the Registrar shall deliver only Bridge Notes that bear the Bridge Note Legend. By its acceptance of any Bridge Note bearing the Bridge Note Legend, each Holder of such Bridge Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Bridge Note Legend and agrees that it will transfer such Bridge Note only as provided in this Indenture. The Registrar shall not register a transfer of any Bridge Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Bridge Notes, each Holder agrees by its acceptance of the Bridge Notes to furnish the Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinion.



                                  ARTICLE III
                         ACCOUNTS; PRIORITY OF PAYMENTS

         Section 3.01 ACCOUNTS. (a) ESTABLISHMENT OF ACCOUNTS. The Administrative Agent, acting on behalf of the Security Trustee, shall direct the Operating Bank in writing to establish and maintain on its books and records in the name of the Security Trustee (i) a collections account (the "COLLECTIONS ACCOUNT"), one or more lessee funded accounts as provided in the Administrative Agency Agreement (each, a "LESSEE FUNDED ACCOUNT"), an expense account (the "EXPENSE ACCOUNT"), one note account for each subclass of the Initial Notes (each, a "NOTE ACCOUNT") and an Owner Trustee's account (the "OWNER TRUSTEE ACCOUNT"), in each case on or before the Initial Closing Date and (ii) one or more rental accounts (each, a "RENTAL ACCOUNT") and any additional Lessee Funded Accounts, in each case provided for in the Administrative Agency Agreement, any additional Note Accounts, an aircraft purchase account (the "AIRCRAFT PURCHASE ACCOUNT"), a defeasance/redemption account (the "DEFEASANCE/REDEMPTION ACCOUNT"), a refinancing account (the "REFINANCING ACCOUNT") and any other Account (including, any Cash Collateral Account) the establishment of which is set forth in a Controlling Trustees' Resolution delivered to the Trustee, the Security Trustee and the Administrative Agent, in each case at such time as is set forth in this Section 3.01 or in such Controlling Trustees' Resolution. Each


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Account shall be established and maintained as an Eligible Account in accordance with the terms of the Security Trust Agreement so as to create, perfect and establish the priority of the security interest of the Security Trustee in such Account and all cash, Investments and other property therein under the Security Trust Agreement and otherwise to effectuate the Security Trust Agreement. Each new Account established pursuant to Section 2.04 of the Administrative Agency Agreement shall, when so established, be the Account of such name and purposes for all purposes of this Indenture.

                  (b) WITHDRAWALS AND TRANSFERS GENERALLY. Any provision of this Indenture relating to the withdrawal from, or any transfer to or from, any Account by the Administrative Agent shall mean any such withdrawal or transfer effected by the Operating Bank at the written direction of the Administrative Agent (such direction to be provided to the Operating Bank by 1 P.M. (New York City time) on the date of such transfer or withdrawal) given in accordance with the terms of this Indenture, the Administrative Agency Agreement and the Security Trust Agreement. No withdrawal from or transfer from or to any Account shall be made except in accordance with the terms of this Indenture, the Security Trust Agreement and the Administrative Agency Agreement or by any Person other than the Administrative Agent (or, upon the written direction of the Administrative Agent, the Operating Bank) or, in the case of the Note Accounts, the Trustee (in which respect the Trustee agrees it is acting as the agent of the Security Trustee).

                  (c) COLLECTIONS ACCOUNT. All Collections shall be, when received, deposited in the Collections Account, and all cash, Investment and other property in the Collections Account shall be transferred from, or retained as Reserved Cash in, the Collections Account in accordance with the terms of this Indenture.

                  (d) LESSEE FUNDED ACCOUNT. Any Segregated Funds received from time to time from any Lessee or pursuant to any Acquisition Agreement shall be transferred by the Operating Bank at the written direction of the Administrative Agent from the Collections Account into the related Lessee Funded Account. The Administrative Agent shall not make any withdrawal from, or transfer from or to, any Lessee Funded Account in respect of (i) any portion of the Segregated Funds therein consisting of a security deposit except, upon the termination of the related Lease, as provided in such Lease or (ii) any Segregated Funds that is contrary to the requirements of the respective Leases as to Segregated Funds and the requirements of the Security Trust Agreement (including the agreement of the Security Trustee that it designate on its account records that it holds its interest in each Lessee Funded Account for the benefit of the respective Lessee in respect of whom such Segregated Funds are held). Without limiting the foregoing, no cash, Investment and other property in a Lessee Funded Account may be used to make payments, other than as permitted under Section 3.07 hereof, in respect of the Securities at any time, including after the delivery of a Default Notice. Any Segregated Funds relating to an expired Lease that remain in a Lessee Funded Account after expiration or termination of such Lease and that are not due and owing to the relevant Lessee under such expired or terminated Lease shall, if so required under the terms of a subsequent Lease, if any, relating to such Aircraft, be credited in a Lessee Funded Account for the benefit of the next Lessee of the relevant Aircraft to the extent required under the terms of such subsequent Lease and, to the extent not so required, transferred to the Collections Account. When and as provided in the Administrative Agency Agreement the


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                                                                              62

Administrative Agent shall cause to be established such additional Lessee Funded Accounts as are provided for in accordance with Section 3.01(a)(ii) hereof.

                  (e) EXPENSE ACCOUNT. On each Payment Date, such amounts as are provided in Section 3.08 hereof in respect of the Required Expense Amount, Expense Accruals and Other Accruals shall be deposited into the Expense Account from the Collections Account. Expenses shall be paid from the Expenses Account as provided in Section 3.04 hereof.

                  (f) RENTAL ACCOUNTS. All Rental Payments and other amounts received pursuant to any Related Collateral Document shall be deposited into such Rental Account (including any Non-Trustee Account) as the Administrative Agent may determine or as provided for in the Administrative Agency Agreement. Except with respect to amounts, if any, that for local tax or other regulatory or legal reasons must be retained on deposit or as to the transfer of which the Administrative Agent determines there is any substantial uncertainty, all amounts so deposited shall, within one Business Day of their receipt, be transferred by the Administrative Agent to the Collections Account. If the Administrative Agent determines that, for any tax or other regulatory or legal reason, any such Collections may not be deposited into an account in the name of the Security Trustee, then, notwithstanding the requirements of Section 3.01(a) hereof, the relevant Issuer Group Member may establish one or more Rental Accounts ( a "NON-TRUSTEE ACCOUNT") for such Collections in its own name (but subject to the direction and control of the Administrative Agent on behalf of the Security Trustee) at any Eligible Institution provided that the Lessor under the relevant Lease is or becomes a party to a Security Document with respect to such Account.

                  (g) REFINANCING ACCOUNT. Upon notice to it of a Refinancing, the Administrative Agent shall cause the Operating Bank to establish and maintain a Refinancing Account pursuant to Section 3.01(a) hereof in the name of the Security Trustee for the benefit of the Holders of the subclass of Notes, if any, to be refinanced. All net cash proceeds of such Refinancing shall be deposited in the Refinancing Account and shall be held in such Account until such proceeds are applied to pay the Redemption Price of and all accrued and unpaid interest on such Notes until such Notes are cancelled by the Trustee and Refinancing Expenses with respect thereto (except to the extent the Controlling Trustees have determined, as evidenced by a Controlling Trustees' Resolution, to pay the same from funds available therefor as Permitted Accruals in the Expense Account) and as otherwise provided in Section 5.02(f)(ii)(C).

                  (h) DEFEASANCE/REDEMPTION ACCOUNT. Upon notice to it that any subclass of Notes is to be redeemed pursuant to Section 3.10 hereof (other than in a Refinancing) or defeased under Article XI hereof, the Administrative Agent shall cause the Operating Bank to establish and maintain a Defeasance/Redemption Account pursuant to Section 3.01(a) hereof in the name of the Security Trustee for the benefit of the Holders of such subclass. All amounts received for the purpose of any such redemption or defeasance shall be deposited in the Defeasance/Redemption Account.

                  (i) AIRCRAFT PURCHASE ACCOUNT. All proceeds of the issuance of the Initial Securities, after any other deposits out of such proceeds to any other Account pursuant to Section 3.03 hereof, shall be distributed in accordance with Section 3.14(f) of this Indenture. All proceeds of any Additional Securities shall, after making any other deposits out of such proceeds


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                                                                              63

pursuant to Section 3.03 hereof or otherwise required by the terms of an indenture supplement hereto, a supplement to the Trust Agreement or a Controlling Trustees' Resolution relating to such Additional Securities, be deposited in the Aircraft Purchase Account and shall be held in such Account and invested in Permitted Account Investments until applied for the purchase of Additional Aircraft in accordance with the relevant Acquisition Agreement. The Issuer shall notify the Security Trustee and the Administrative Agent of the satisfaction or waiver (specifying which) of all conditions for the payment of the Aircraft Purchase Price of any Aircraft, and no amounts may be paid to the Sellers (with respect of the Initial Aircraft) or withdrawn or transferred from the Aircraft Purchase Account (with respect of Additional Aircraft), in either event as the Aircraft Purchase Price of any Aircraft until receipt of such notice as to such Aircraft.

                  (j) NOTE ACCOUNT. Upon the issuance of Notes of any subclass for which a Note Account was not previously established, the Administrative Agent shall cause the Operating Bank to establish and maintain a Note Account for such subclass in accordance with Section 3.01(a) hereof in the name of the Security Trustee for the benefit of the Holders of the Notes of such subclass. Upon the transfer of any amounts to the Note Account for any subclass of Notes in accordance with Section 3.08 hereof, the Trustee on the same day shall pay all such amounts to the Holders of such subclass of Notes as of the related Record Date in accordance with the terms of this Indenture.

                  (k) OWNER TRUSTEE ACCOUNT. All amounts transferred to the Owner Trustee Account in accordance with Section 3.08 hereof shall be paid to Owner Trustee in accordance with the terms of this Indenture for further application by the Owner Trustee in accordance with the terms of the Trust Agreement.

                  (l) CASH COLLATERAL ACCOUNTS. Upon receipt by the Administrative Agent and the Trustee of a Controlling Trustees' Resolution providing for the establishment of a Cash Collateral Account as a Senior Eligible Credit Facility, a Mezzanine Eligible Credit Facility, a Junior Eligible Credit Facility or a Subordinated Eligible Credit Facility for one or more subclasses of Notes or in respect of any other Obligation, the Administrative Agent shall, by Written Notice, cause the Operating Bank to establish (within three Business Days of the giving of such Written Notice) and maintain such Cash Collateral Account pursuant to Section 3.01(a) hereof in the name of the Security Trustee for the benefit of the Holders of the Notes of each such subclass and/or the Secured Parties holding such other Obligation. All amounts provided in connection with any such Controlling Trustees' Resolution for deposit in such Account and all amounts to be deposited in such Account under Section 3.08 hereof as a Senior Eligible Credit Facility, a Secondary Eligible Facility or a Junior Eligible Credit Facility or a Subordinated Credit Facility (as applicable) shall be held in such Cash Collateral Account for application, and all replenishment shall be made, in accordance with the terms of the Controlling Trustees' Resolution relating to such Credit Facility, which Controlling Trustees' Resolution shall include the basis of any replenishment of the Cash Collateral Account.

         Section 3.02 INVESTMENTS OF CASH. For so long as any Notes remain Outstanding, the Administrative Agent, on behalf of the Security Trustee, shall, or shall direct the Operating Bank in writing to, invest and reinvest, at the written direction of the Controlling Trustees, the funds on deposit in the Accounts in Permitted Account Investments; provided, however, that following


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                                                                              64

the giving of a Default Notice or during the continuance of an Acceleration Default, the Administrative Agent shall invest such amount at the written direction of the Security Trustee in Permitted Account Investments described in clause (d) of the definition thereof (but in the case of a Lessee Funded Account only to the extent any such investment credited to such Lessee Funded Account is permitted by the Leases pursuant to which such funds were received) from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture. The Administrative Agent shall make such investments and reinvestments in accordance with the terms of the following provisions:

                  (a) the Permitted Account Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture (i) before the next Payment Date after which such investment is made, in the case of investments of funds on deposit in the Collections Account and the Expense Account, or (ii) in accordance with the requirements of the relevant Leases or Aircraft Agreements, in the case of investments of funds on deposit in the Lessee Funded Accounts; provided that an investment maturing within one year of the date of investment shall nevertheless be a Permitted Account Investment if it has been acquired with funds which are not reasonably anticipated, at the discretion of the Administrative Agent, to be required to be paid to any other Person or otherwise transferred from the applicable Account prior to such maturity;

                  (b) if any funds to be invested are not received in the Accounts by 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Permitted Account Investments described in clause (d) of the definition thereof; provided that neither the Trustee nor the Security Trustee shall be liable for any losses Incurred in respect of the failure to invest funds not thereby received; and

                  (c) if required by the terms of a Lease, any investments of funds on deposit in a Lessee Funded Account or the Collections Account shall be made on behalf of the relevant Lessee in such investments as may be required thereunder.

         Section 3.03 CLOSING DATE DEPOSITS, WITHDRAWALS AND TRANSFERS. The Administrative Agent shall, on each Closing Date, upon the Operating Bank's receipt thereof, make, or direct the Operating Bank in writing to make, the following transfers to the Accounts (or, in the case of clause (g) below, Automatic):

                  (a) deposit in the relevant Lessee Funded Account the amount of the initial Segregated Funds, if any, received or deemed to have been received pursuant to the terms of the relevant Acquisition Agreements;

                  (b) deposit in any Cash Collateral Account then to be established an amount equal to the Required Amount for such Account;

                  (c) deposit to the Collections Account, in the case of each Closing Date, an amount equal to the Subordinate Note Blockage Amount MINUS the then aggregate amount available under all Credit Facilities (after giving effect to any deposits made thereto on such Closing Date);


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                                                                              65

                  (d) deposit in the Expense Account an amount equal to the Required Expense Amount for the relevant initial Interest Accrual Period, as specified in a Written Notice of the Administrative Agent to the Trustee;

                  (e) in the case of any Closing Dates other than the Initial Closing Date, if applicable, an amount equal to the remaining proceeds of any Additional Securities issued to acquire the Additional Aircraft to the Collections Account;

                  (f) on the Initial Closing Date, prepay the Bridge Notes in full, together with all amounts due and payable to the Holders of the Bridge Notes hereunder and under the Bridge Notes;

                  (g) on the Initial Closing Date, deposit in the Collections Account the amounts received by the Bridge Note Issuer from the Sellers pursuant to Section 5.1(a) and (b) of the Asset Purchase Agreement except to the extent any such sums referred to in such Section 5.01 constitute Segregated Funds, in which case such amounts shall be deposited in a Lessee Rental Account; and

                  (h) on the Initial Closing Date, pay to Automatic an amount equal to the Purchase Price (as defined in the Beneficial Interest Purchase Agreement).

         Section 3.04 INTERIM DEPOSITS, TRANSFERS AND WITHDRAWALS. On any Business Day the Administrative Agent may make, or direct the Operating Bank in writing to make, without duplication, the following deposits, transfers and withdrawals for the following purposes, in each case after Written Notice from the Administrative Agent to the Trustee, identifying the basis for such deposit, transfer or withdrawal in reasonable detail:

                  (a) withdraw from a Lessee Funded Account to the extent that funds on deposit therein or available thereunder may be withdrawn or drawn pursuant to the terms of the related Lease for payment thereof, to discharge any Expense then due and payable and pay such amount to the appropriate payees thereof;

                  (b) withdraw from the Expense Account (to the extent of funds on deposit therein) such amount as is needed to discharge (i) any Primary Expenses and (ii) any Modification Payments or Refinancing Expenses in respect of which a Permitted Accrual was previously effected by a deposit in the Expense Account (whether or not any such deposit has been previously used to pay any other Primary Expense but excluding any portion of such deposit previously used to pay any Modification Payments or Refinancing Expenses) then due and payable and pay such amount to the appropriate payees thereof;

                  (c) transfer from the Collections Account from time to time (but in no event on less than one Business Day's prior written notice to the Trustee (unless such one Business Day's notice requirement is waived by the Trustee)), other amounts, including amounts constituting the Reserved Cash, from the Collections Account to the Expense Account, in each case only to the extent that such funds are to be applied to Primary Expenses that become due and payable during such Interest Accrual Period and for the payment of which there are insufficient funds in the Expense Account; provided that no such transfer from the Collections Account in respect of Primary Expenses shall be made prior to the next succeeding Payment Date if, in the reasonable


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                                                                              66

judgment of the Administrative Agent, such transfer would have a material adverse effect on the ability of the Issuer to make payments of accrued and unpaid interest on the Senior Class then Outstanding on the next Payment Date therefor in accordance with Section 3.08 hereof;

                  (d) withdraw Segregated Funds from a Lessee Funded Account or draw under or cause to be drawn under any applicable Related Collateral Document, in any case to the extent required by or necessary in connection with a Lease or any documents related thereto and the Related Collateral Documents, for deposit in the Collections Account to satisfy any default in Rental Payments under any related Lease;

                  (e) transfer any Segregated Funds from the Collections Account to a Lessee Funded Account in accordance with the terms of any Lease;

                  (f) withdraw from the Aircraft Purchase Account an amount equal to the Aircraft Purchase Price of any Additional Aircraft, to the extent necessary to effect payment therefor; and

                  (g) in the case of any Additional Securities, on such date as shall be set forth in a Controlling Trustees' Resolution, transfer any balance in the Aircraft Purchase Account to the Collections Account for application in accordance with Section 3.08(a).

         Section 3.05 INTERIM DEPOSITS AND WITHDRAWALS FOR AIRCRAFT SALES. The Administrative Agent shall cause the Operating Bank to deposit any and all proceeds received in respect of any Aircraft Sale by any Issuer Group Member (including any loss proceeds and any other amounts under the second sentence of Section 4.2, Section 5.2 and Section 5.3 of the Aircraft Purchase Agreement) and all receipts of Non-Delivery Payments in the Collections Account (other than in connection with any sale of all or substantially all of the assets of the Issuer Group, in which case the Administrative Agent shall deposit any and all proceeds of any thereof into the Defeasance/Redemption Account in connection with the redemption of each subclass of the Notes). Any funds then on deposit in a Lessee Funded Account related to the Aircraft subject to such sale or other disposition shall be applied on a basis consistent with the terms of the Lease related to such Aircraft, if any, or as otherwise provided by the relevant agreements related to such sale or other disposition.

         Section 3.06 CALCULATION DATE CALCULATIONS. (a) CALCULATION OF REQUIRED AMOUNTS. The Administrative Agent shall determine, as soon as practicable after each Calculation Date, but in no event later than two Business Days preceding the immediately succeeding Payment Date, based on information known to the Administrative Agent or Relevant Information provided to the Administrative Agent, the Collections received during the period commencing on the day next following the preceding Calculation Date and ending on such Calculation Date and calculate the following amounts:

                  (i) the balance of funds on deposit in the Accounts on the Calculation Date, the Reserved Cash on such Calculation Date and the amount available under all Credit Facilities on such Calculation Date;

                  (ii) the Required Expense Amount and any amount to be deposited in respect of Expense Accruals and Other Accruals as of such Calculation Date as set forth in a the Monthly Report prepared by the Administrative Agent and provided to the Operating Bank;


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                                                                              67

                  (iii) the Available Collections on such Calculation Date (separately listing any Senior Swap Payments, Subordinated Swap Payments and Swap Breakage Costs);

                  (iv) the net Segregated Funds available to be transferred into the Collections Account on such Calculation Date;

                  (v) any amounts to be retained in the Collections Account on the Payment Date immediately following such Calculation Date under clauses (iv),
(viii), (xii) and (xviii) of Section 3.08(a) hereof;

                  (vi) any amounts to be transferred in respect of Credit Facilities under clauses (iii), (viii), (xi) and (xvii) of Section 3.08(a) hereof or clauses (ii), (v), (vii) and (ix) of Section 3.08(b) hereof; and

                  (vii) any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the Related Documents.

                  (b) CALCULATION OF INTEREST AMOUNTS. The Administrative Agent shall, not later than five Business Days prior to each Payment Date, make the following calculations or determinations with respect to Interest Amounts due on such Payment Date:

                  (i) based on Relevant Information provided to it by the Reference Agent, the applicable interest rate on each subclass of Floating Rate Notes based on LIBOR determined on the Reference Date for the relevant Interest Accrual Period;

                  (ii) the Interest Amount (calculating separately any Registration Step-Up Interest and Maturity Step-Up Interest included therein) and any Additional Interest in respect of each class or subclass of Floating Rate Notes on such Payment Date; and

                  (iii) the Interest Amount (calculating separately any Registration Step-Up Interest and Maturity Step-Up Interest included therein) and any Additional Interest in respect of each class or subclass of Fixed Rate Notes on such Payment Date.

                  (c) CALCULATION OF PRINCIPAL PAYMENT AMOUNTS. The Administrative Agent shall, not later than five Business Days prior to each Payment Date, calculate or determine the following with respect to principal payments due on such Payment Date:

                  (i) the Outstanding Principal Balance of each class and subclass of the Notes on such Payment Date immediately prior to any principal payment on such date;

                  (ii) the Adjusted Portfolio Value and the Assumed Portfolio Value on such Payment Date;

                  (iii) the Minimum Target Principal Balance for each class of Notes Outstanding and the Minimum Principal Payment Amount on such Payment Date with respect to each class of Notes;


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                                                                              68

                  (iv) the Scheduled Target Principal Balance for each class of Notes Outstanding and the Scheduled Principal Payment Amount on such Payment Date with respect to each class of Notes; and

                  (v) the amount of any additional principal to be paid with respect to each class or subclass of Notes.

                  (d) CALCULATION OF REFINANCING AMOUNTS. The Administrative Agent shall, not later than five Business Days prior to each Payment Date on which a Refinancing or Redemption of any class or subclass of Notes is scheduled to occur, perform the calculations necessary to determine the Redemption Price of and the accrued and unpaid interest on such Notes.

                  (e) APPLICATION OF THE AVAILABLE COLLECTIONS. The Administrative Agent shall, not later than 1:00 p.m. New York City time on the Business Day prior to each Payment Date, determine the amounts to be applied on such Payment Date to make each of the payments contemplated by Section 3.08(a) or 3.08(b) hereof, as applicable, setting forth separately, the amount to be applied on such Payment Date pursuant to each clause of Section 3.08(a) or 3.08(b) hereof, as applicable, including, where applicable, the allocation of principal of the Notes in accordance with Section 3.09 hereof.

         Section 3.07 PAYMENT DATE FIRST STEP WITHDRAWALS AND TRANSFERS. Two Business Days prior to each Payment Date, the Administrative Agent shall make or direct the Operating Bank in writing to make (such direction to be communicated in computer file format or in such other form as the Administrative Agent, the Operating Bank, the Trustee and the Security Trustee agree, provided that, in the case of communication in computer file format or any other form other than a written tangible form, a written tangible form thereof shall promptly thereafter be sent to the Operating Bank), on such Payment Date, the following withdrawals from and transfers among the Accounts:

                  (a) transfer the net proceeds of any Refinancing of any Notes from the Refinancing Account to any Cash Collateral Account established for the related Refinancing Notes (up to the Required Amount therefor in accordance with Section 3.03 hereof) and/or as Reserved Cash to the Collections Account (in accordance with Section 3.03 hereof) and the balance to the applicable Note Accounts, in each case in accordance with Sections 2.10(b) and 5.02(f) hereof;

                  (b) transfer any amounts on deposit in the Defeasance/Redemption Account in respect of any Redemption that is not a Refinancing to the applicable Note Accounts.

                  (c) transfer from each Lessee Funded Account to the Collections Account any available Segregated Funds that are no longer required to be maintained in a segregated account under the applicable Leases;

                  (d) transfer from the Collections Account to the relevant Lessee Funded Accounts the amount of any Segregated Funds then on deposit in the Collections Account;

                  (e) transfer from any Account (other than the Collections Account) to the Collections Account the amount of earnings (net of losses and investment expenses), if any, on


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                                                                              69

investments of funds on deposit therein during the preceding Interest Accrual Period, except that earnings on any portion of the funds on deposit in any Account required under the terms of the related Lease to be repaid to the related Lessee shall be retained therein; and

                  (f) after the giving of a Default Notice, during the continuation of an Acceleration Default or following the Interest Accrual Period in which an Aircraft Sale occurs with respect to the last remaining Aircraft, transfer any amounts remaining in the relevant Lessee Funded Account (other than amounts required to be maintained in such account pursuant to the terms of the related Lease or Aircraft Agreement) into the Collections Account.

         Section 3.08 PAYMENT DATE SECOND STEP WITHDRAWALS. (a) On each Payment Date, after the withdrawals and transfers provided for in Section 3.07 hereof have been made, the Administrative Agent shall distribute from (or retain in the Collections Account, if so indicated in the relevant clause below), or direct the Operating Bank in writing to do same (such direction to be communicated in computer file format or in such other form as the Administrative Agent, the Operating Bank, the Trustee and the Security Trustee agree, provided that, in the case of communication in computer file format or any other form other than a written tangible form, a written tangible form thereof shall promptly thereafter be sent to the Operating Bank) at least two Business Days prior to such Payment Date the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid (or retained in the Collections Account, as applicable) ranking prior thereto ("PRIOR RANKING Amounts") have been paid (or retained in the Collections Account, as applicable) in full. All payments of Available Collections to be made to or for the account of Holders of any subclass of Notes or to the Owner Trustee, for the account of the Certificateholders, pursuant to this Section 3.08 shall be made through a direct transfer of funds to the applicable Note Account with respect to such subclass of Notes or the Owner Trustee Account with respect to the Certificateholders.

                  (i) to the Expense Account an amount such that the amounts on deposit therein is at least equal to the Required Expense Amount;

                  (ii) in no order of priority inter se, but PRO RATA, (A) to the Note Accounts for each subclass of Class A Notes, the Interest Amount on such subclass of Class A Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of Class A Notes; and (B) pro rata, to any Swap Provider, an amount equal to any Senior Swap Payment due from any Issuer Group Member pursuant to any Swap Agreement;

                  (iii) in no order of priority inter se, but PRO RATA, to any Persons providing any Senior Eligible Credit Facilities, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Senior Credit Eligible Credit Facilities and, to the extent any such Credit Facility consists of a Cash Collateral Account, such amount so that the amount on deposit in each such Account is equal to the Required Amount therefor;

                  (iv) to the Collections Account, an amount so that the Reserved Cash on deposit therein is equal to the positive difference, if any, between (A) the Senior Note Blockage Amount and (B) the aggregate amounts available for drawing under any Senior Eligible Credit Facilities (after giving effect to any transfer under clause (iii) above);


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                                                                              70

                  (v) to the Note Accounts for each subclass of Class A Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Minimum Principal Payment Amount of the Class A Notes;

                  (vi) to the Note Accounts for each subclass of Class B Notes, the Interest Amount on such subclass of Class B Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of Class B Notes;

                  (vii) in no order of priority inter se, but PRO RATA, to any Persons providing any Mezzanine Eligible Credit Facilities, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Mezzanine Eligible Credit Facilities and, to the extent any such Credit Facility consists of a Cash Collateral Account, such amount so that the amount on deposit in each such Account is equal to the Required Amount therefor;

                  (viii) to the Collections Account an amount so that the Reserved Cash on deposit therein (after giving effect to the transfer under clause (iv) above) is equal to the positive difference, if any, between (A) the Mezzanine Note Blockage Amount and (B) the aggregate amounts available for drawing under any Senior Eligible Credit Facilities and any Mezzanine Eligible Credit Facilities (after giving effect to any transfers under clauses (iii) and (vii) above);

                  (ix) to the Note Accounts for each subclass of Class B Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Minimum Principal Payment Amount of the Class B Notes;

                  (x) to the Note Accounts for each subclass of Class C Notes, the Interest Amount on such subclass of Class C Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of Class C Notes;

                  (xi) in no order of priority inter se, but PRO RATA, to any Persons providing any Junior Eligible Credit Facilities, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Junior Eligible Credit Facilities and, to the extent any such Credit Facility consists of a Cash Collateral Account, such amount so that the amount on deposit in each such Account is equal to the Required Amount therefor;

                  (xii) to the Collections Account an amount so that the Reserved Cash on deposit therein (after giving effect to the transfers clauses
(iv) and (viii) above) is equal to the positive difference, if any, between (A) the Junior Note Blockage Amount less and (B) amounts available for drawing under any Senior Eligible Credit Facilities, Mezzanine Eligible Credit Facilities or Junior Eligible Credit Facilities (after giving effect to any transfers under clauses (iii), (vii) and (xi) above);

                  (xiii) to the Note Accounts for each subclass of Class C Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Minimum Principal Amount of the Class C Notes;

                  (xiv) to the Note Accounts for each subclass of Class D Notes, the Interest Amount on such subclass of Class D Notes in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on such subclass of Class D Notes;

                  (xv) in no order of priority inter se, but PRO RATA, to any Persons providing any Subordinate Eligible Credit Facilities, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Subordinate Eligible Credit Facilities and, to the extent any such Credit Facility consists of a Cash Collateral Account, such amount so that the amount on deposit in each such account is equal to the Required Amount therefor;

                  (xvi) to the Collections Account an amount so that the Reserved Cash on deposit therein (after giving effect to any transfer under clauses (iv), (viii), and (xii) above) is equal to the positive difference, if any, between (A) the aggregate Subordinate Note Blockage Amount and (B) amounts available for drawing under Credit Facilities after giving effect to any transfers under clauses (iii), (vii), (xi) and (xvii) above;

                  (xvii) to the Note Accounts for each subclass of Class D Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Minimum Principal Payment Amount of the Class D Notes;

                  (xviii) to the Expense Account, such amount as an accrual (the "EXPENSE ACCRUAL") for Primary Expenses that are anticipated to become due and payable during the period from and after the next succeeding Payment Date to the fifth Payment Date thereafter for which the Administrative Agent reasonably determines there should be an accrual.

                  (xix) to the Note Accounts for each subclass of Notes entitled thereto, an amount equal to all accrued and unpaid Maturity Step-Up Interest, Registration Step-Up Interest and Additional Interest, if any, in order of seniority (by alphabetical designation) of each class and, as to the subclasses of each class, in no order of priority inter se, but pro rata according to the amount of such accrued and unpaid Maturity Step-Up Interest, Registration Step-Up Interest and Additional Interest;

                  (xx) to the Note Accounts for each subclass of Class A Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Scheduled Principal Payment Amount of the Class A Notes;

                  (xxi) to the Note Accounts for each subclass of Class B Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Scheduled Principal Payment Amount of the Class B Notes;

                  (xxii) to the Note Accounts for each subclass of Class C Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Scheduled Principal Payment Amount of the Class C Notes;

                  (xxiii) to the Note Accounts for each subclass of Class D Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Scheduled Principal Payment Amount of the Class D Notes;

                  (xxiv) to the Owner Trustee's Account, the amount of any unreimbursed Issuer Cure Amounts for distribution by the Owner Trustee in accordance with the Trust Agreement;


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                                                                              72

                  (xxv) to the Expense Account, such amount as an accrual (the "OTHER ACCRUALS") in respect of any Modification Payments or Refinancing Payments as the Administrative Agent shall determine;

                  (xxvi) to the Note Accounts for each subclass of Class A Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Outstanding Principal Balance of each such subclass;

                  (xxvii) to the Note Accounts for each subclass of Class B Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Outstanding Principal Balance of each such subclass;

                  (xxviii) to the Note Accounts for each subclass of Class C Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Outstanding Principal Balance of each such subclass;

                  (xxix) to the Note Accounts for each subclass of Class D Notes, in the order of priority by subclass set forth in Section 3.09 hereof, an amount equal to the Outstanding Principal Balance of each such subclass;

                  (xxx) payments to Swap Providers, pro rata inter se, which are subordinated in accordance with the relevant Swap Agreement (the "SUBORDINATED SWAP PAYMENTS");

                  (xxxi) to the Servicer, the Additional Servicer Amounts then due; and

                  (xxxi) to the Owner Trustee Account for distribution by the Owner Trustee under and in accordance with the Trust Agreement, all remaining amounts.

                  For the avoidance of doubt, no transfer shall be made pursuant to any clause of this Section 3.08(a) following clause (iv), (viii), (xii) or
(xv), respectively, except from the amount by which the Available Collections exceeds the amount to be retained as Reserved Cash pursuant to such clause.

                  (b) Anything to the contrary contained in Section 3.08(a) hereof notwithstanding, following delivery to the Issuer or the Administrative Agent of a Default Notice or during the continuance of an Acceleration Default, the allocation of payments described in Section 3.08(a) hereof shall not apply and the Administrative Agent shall direct the Operating Bank in writing (such direction to be communicated in computer file format or in such other form as the Administrative Agent, the Operating Bank, the Trustee and the Security Trustee agree, provided that, in the case of communication in computer file format or any other form other than a written tangible form, a written tangible form thereof shall promptly thereafter be sent to the Operating Bank) to cause all amounts on deposit in the Collections Account and the Expense Account to be applied in the following order of priority:

                  (i) to the Expense Account, an amount such that the amount on deposit therein is equal to the Required Expense Amount;


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                                                                              73

                  (ii) in no order of priority inter se, but pro rata, to any Persons providing any Senior Eligible Credit Facilities, pro rata inter se, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Senior Credit Eligible Credit Facilities other than a Cash Collateral Account;

                  (iii) in no order of priority inter se, but pro rata, (A) to the Note Accounts for each subclass of Class A Notes, the Interest Amount on, and the Outstanding Principal Balance of, such subclass of Class A Notes in no order of priority inter se but pro rata according to the amount of the principal of such subclass of Notes and (B) pro rata to any Swap Provider, such amounts as are required to make any Senior Swap Payments due to such Swap Provider pursuant to any Swap Agreement;

                  (iv) to the Note Accounts for the Holders of Class A Notes, all Maturity Step-Up Interest, Registration Step-Up Interest and Additional Interest, if any, pro rata according to the aggregate amount thereof accrued and unpaid on such Notes;

                  (v) in no order of priority inter se, but pro rata, to any Persons providing any Mezzanine Eligible Credit Facilities, pro rata inter se, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Secondary Credit Eligible Credit Facilities other than a Cash Collateral Account;

                  (vi) to the Note Accounts for each subclass of Class B Notes, all accrued and unpaid interest (including Maturity Step-Up Interest, Registration Step-Up Interest and Additional Interest, if any) on, and the Outstanding Principal Balance of, such subclass of Class B Notes, in no order of priority inter se but pro rata according to the aggregate amount thereof with respect to such Notes;

                  (vii) in no order of priority inter se, but pro rata, to any Persons providing any Junior Eligible Credit Facilities, pro rata inter se, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Junior Eligible Credit Facilities other than a Cash Collateral Account;

                  (viii) to the Note Accounts for each subclass of Class C Notes, all accrued and unpaid interest (including Maturity Step-Up Interest, Registration Step-Up Interest and Additional Interest, if any) on, and the Outstanding Principal Balance of, such subclass of Class C Notes, in no order of priority inter se but pro rata according to the aggregate amount thereof with respect to such Notes;

                  (ix) in no order of priority inter se, but pro rata, to any Persons providing any Subordinate Eligible Credit Facilities, pro rata inter se, any Credit Facility Advance Obligations payable to such Persons under the terms of their respective Subordinate Eligible Credit Facilities other than a Cash Collateral Account;

                  (x) to the Note Accounts for each subclass of Class D Notes, all accrued and unpaid interest (including Maturity Step-Up Interest, Registration Step-Up Interest and Additional Interest, if any) on, and the Outstanding Principal Balance of, such subclass of Class D Notes, in no order of priority inter se but pro rata according to the aggregate amount thereof with respect to such Notes;

                  (xi) to any Swap Provider, pro rata inter se, such amounts as are required to make any Subordinated Swap Payments due to such Swap Provider; and

                  (xii) to the Owner Trustee Account for distribution by the Owner Trustee under and in accordance with the Trust Agreement, all remaining amounts.

         Section 3.09 ALLOCATIONS OF PRINCIPAL PAYMENTS AMONG SUBCLASSES OF THE NOTES. To the extent that any payment of principal pursuant to Section 3.08(a) hereof is allocable to any class of Notes on any Payment Date, such payment will be applied to repay all Notes in such class in the following order of priority:
(i) First, to each subclass, in order of the earliest issued subclass, the difference, if positive, between the Outstanding Principal Balance of each such subclass and the product of the applicable Extended Pool Factor on such Payment Date and the initial principal balance of each such subclass (any such difference, the "EXTENSION Amount"); provided that in the case of two or more subclasses issued on the same date, the Available Collections will be applied to each such subclass pro rata according to the amount of, but not to exceed, the Extension Amount of such subclass; (ii) Second, to each subclass, in no order of priority inter se, but pro rata according to the amount of, but not to exceed, the difference, if positive, between the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clause (i) above) and the product of the applicable Pool Factor on such Payment Date and the initial principal balance of each such subclass; (iii) Third, to each subclass with an Expected Final Payment Date on or before such Payment Date, in order of the earliest issued subclass; provided that in the case of two or more subclasses issued on the same date, the Available Collections will be applied to such subclasses in order of the subclass with the earliest Expected Final Payment Date and, with respect to any two or more subclasses having the same Expected Final Payment Date, the Available Collections will be applied to such subclasses pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i) and (ii) above) on such Payment Date; (iv) Fourth, to each subclass with an Excess Amortization Date on or before such Payment Date, in no order of priority inter se, but pro rata according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i), (ii) and (iii) above) on such Payment Date; and (v) Fifth, to each subclass in order of the earliest Expected Final Payment Date, provided, in the case of two or more subclasses having the same Expected Final Payment Date, in no order of priority inter se, but pro rata, according to the Outstanding Principal Balance of each such subclass (after giving effect to any payment under clauses (i), (ii), (iii) and (iv) above) on such Payment Date.

         Section 3.10 CERTAIN REDEMPTIONS; CERTAIN PREMIUMS. (a) OPTIONAL REDEMPTION.

                  (i) Subject to the provisions of Section 3.10(c) hereof, on any Payment Date the Issuer may elect to redeem (including in connection with any Refinancing) any subclass of the Notes in whole or in part, out of amounts available in the Defeasance/Redemption Account or, in the case of a Refinancing, the Refinancing Account, for such purpose, if any, other than any funds constituting part of the Available Collections, at the Redemption Price plus any accrued and unpaid interest (after giving effect to any payment thereof on such Redemption Date under Section 3.08 hereof) on the Notes to be redeemed to the Redemption Date; provided that after the giving of a Default Notice or the Acceleration of any Notes, the Notes may be redeemed only in whole but not in part pursuant to this Section 3.10(a); and provided further that Written

Notice of any such Redemption shall be given by the Issuer (or the Administrative Agent on its behalf) to the Trustee and, for so long as any Notes are listed on the Luxembourg Stock Exchange, to the Listing Agent and the Luxembourg Stock Exchange not less than thirty days and not more than forty-five days prior to such Redemption Date.

                  (ii) Subject to the provisions of Section 3.10(c) hereof, in connection with a Leveraged Lease Transaction permitted under Section 5.02(e), the Issuer may elect to redeem the Class D Notes in whole or in part, out of amounts available in the Redemption Account for such purpose, if any, other than any funds constituting part of the Available Collections, at the Redemption Price plus any accrued and unpaid interest on the Notes to be redeemed to the Redemption Date; provided that Written Notice of any such Redemption shall be given by the Issuer (or the Administrative Agent on its behalf) to the Trustee and, for so long as any Notes are listed on the Luxembourg Stock Exchange, to the Listing Agent an the Luxembourg Stock Exchange not less than ten days and not more than 30 days prior to such Redemption Date.

                  (b) REDEMPTION FOR TAXATION REASONS. Subject to the provisions of Section 3.10(c) hereof, if, at any time,

                  (i) the Issuer is, or on the next succeeding Payment Date will be, required to make any withholding or deduction under the laws or regulations of any applicable tax authority with respect to any payment on any subclass of Notes; or

                  (ii) the Issuer is or will be subject to any circumstance (whether by reason of any law, regulation, regulatory requirement or double-taxation convention, or the interpretation or application thereof, or otherwise) that has resulted or will result in the imposition of a tax (whether by direct assessment or by withholding at source) or other similar imposition by any jurisdiction that would (A) materially increase the cost to the Issuer of making payments in respect of any subclass of Notes or of complying with its obligations under or in connection with the Notes; (B) materially increase the operating or administrative expenses of the Issuer; or (C) otherwise obligate the Issuer or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by the Issuer, or by the Administrative Agent on behalf of the Issuer Group as contemplated by the Administrative Agency Agreement;

then the Issuer shall inform the Trustee in writing at such time of any such requirement or imposition and shall use its best efforts to avoid the effect of the same; provided that no actions shall be taken by the Issuer to avoid such effects without a Rating Agency Confirmation. If, after using its reasonable best efforts to avoid the adverse effects described above, any Issuer Group Member has not avoided such effects, the Issuer may, at its election, redeem the Notes on any Payment Date, in whole, at the Outstanding Principal Balance thereof plus accrued and unpaid interest (after giving effect to any payment thereof on such Redemption Date under Section 3.08 hereof) thereon to such Payment Date but without premium; provided, however, that any such Redemptions may not occur more than 30 days prior to such time as the requirement or imposition described in (i) or (ii) above is to become effective; and provided further that Written Notice of any such Redemption shall be given by the Issuer (or the Administrative Agent on its behalf) to the Trustee and, for so long as any Notes are listed on the Luxembourg Stock Exchange, to the Listing Agent and the Luxembourg Stock Exchange not less


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                                                                              76

than thirty days and not more than forty-five business days prior to the Redemption Date for such Redemption.

                  (c) METHOD OF REDEMPTION. Upon receipt of notice from the Issuer or the Administrative Agent under Section 3.10(a) or 3.10(b) hereof, the Trustee shall give Written Notice in respect of any such redemption of any subclass of Notes under Section 3.10(a) or 3.10(b) hereof (a "REDEMPTION") to each Holder of Notes, at least 20 days before the Redemption Date for such Redemption. Except in the case of a Refinancing, the Trustee shall not deliver any notice under this Section 3.10(c) unless and until the Trustee shall have received certification that all conditions precedent to such Redemption have been satisfied and evidence satisfactory to it that the amounts required to be deposited pursuant to Section 3.10(d) hereof are, or will on or before the Redemption Date be, deposited in the Defeasance/Redemption Account. Each notice in respect of a Redemption given pursuant to this Section 3.10(c) shall state
(i) the applicable Redemption Date, (ii) the Trustee's arrangements for making payments in respect of such Redemption, (iii) the Redemption Price or the Outstanding Principal Balance of each subclass of Notes to be redeemed, (iv) in the case of a Redemption of the Notes of any subclass in whole, that Notes of each subclass to be redeemed must be surrendered to the Trustee to collect the Redemption Price plus accrued and unpaid interest on such Notes and (v) in the case of a Redemption of the Notes of any subclass in whole, that, unless the Issuer defaults in the payment of the Redemption Price and any accrued and unpaid interest thereon, interest on the subclass of Notes called for Redemption shall cease to accrue on and after the Redemption Date.

                  (d) DEPOSIT OF REDEMPTION AMOUNT. On or before 10:00 a.m. (New York City time) on the twentieth day preceding any Redemption Date in respect of a Redemption under Section 3.10(a) hereof, the Issuer shall, to the extent an amount equal to the Redemption Price of Notes to be redeemed and all accrued and unpaid interest and accrued and unpaid Sale Premium (after giving effect to any payment thereof on such Redemption Date under Section 3.08 hereof) as of the Redemption Date is not then held on deposit therein, deposit or cause to be deposited in the Defeasance/Redemption Account or, in the case of a Refinancing, the Refinancing Account, an amount in immediately available funds equal to such amount. On or before 10:00 a.m. (New York City time) on the twentieth day preceding any Redemption Date in respect of a Redemption under Section 3.10(b) hereof, the Issuer shall, to the extent an amount equal to the Outstanding Principal Balance of Notes to be redeemed and all accrued and unpaid interest and accrued and unpaid Sale Premium (after giving effect to any payment thereof on such Redemption Date under Section 3.08 hereof) as of the Redemption Date is not then held on deposit therein, deposit or cause to be deposited in the Defeasance/Redemption Account or, in case of a Refinancing, the Refinancing Account, an amount in immediately available funds equal to such amount.

                  (e) NOTES PAYABLE ON REDEMPTION DATE. After notice has been given under Section 3.10(c) hereof, the Outstanding Principal Balance of the Notes to be redeemed on such Redemption Date shall become due and payable at the Corporate Trust Office of the Trustee, and from and after such Redemption Date (unless there shall be a default in the payment of the applicable amount to be redeemed) such principal amount shall cease to bear interest. Upon surrender of any Note for redemption in accordance with such notice, the Redemption Price or the Outstanding Principal Balance (as applicable) of such Note, together with accrued and unpaid interest on such Note shall be paid as provided for in this
Section 3.10. If any Note to be redeemed shall not be so paid upon surrender thereof for redemption, the amount in respect


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                                                                              77

thereof shall continue to bear interest until paid from the Redemption Date at the interest rate applicable to such Note.

         Section 3.11 ADJUSTMENT OF CERTAIN PERCENTAGES, FACTORS AND BALANCES. Upon each acquisition of any Additional Aircraft or the issuance of any Refinancing Notes, subject to Sections 5.02(f) and 5.02(h) hereof (as applicable), the Class Percentages for any class of Notes and related Pool Factors and Extended Pool Factors for any subclass of Notes may be adjusted to take into account such Permitted Additional Aircraft Acquisition or the issuance of such Refinancing Notes in the manner specified in the Controlling Trustees' Resolution providing for such action; provided, that no Pool Factor or Extended Pool Factor for any subclass of Notes may be adjusted so as to change the original Average Life of the affected subclass of Notes or alter the rate at which such subclass of Notes was originally scheduled to amortize. The Administrative Agent shall include such adjusted Class Percentages, Pool Factors, Extended Pool Factors and Target Principal Balances in each Quarterly Report and Annual Report.

         Section 3.12 CREDIT FACILITIES. Notwithstanding Section 3.08 hereof,
Article X hereof, or anything else to the contrary contained in the Indenture or the Security Trust Agreement, all amounts available in any Cash Collateral Account or drawn against any other Credit Facility shall be paid to Holders of the subclass of Notes (and holders of other obligations) for whose benefit such Credit Facility is stated to be established except to the extent otherwise provided in the Controlling Trustees' Resolutions providing for such Credit Facility.

         Section 3.13 ISSUER CURE AMOUNT. In the event that the amounts available for distribution under Section 3.08 hereof and from any Credit Facility are insufficient to pay in full the interest due on any class of Notes on any Payment Date, the Issuer may, out of funds provided to it by one or more Certificateholders (and not out of any amounts in the Collections Account or any other Account or any other Collateral), pay such shortfall with respect to such class of Notes on such Payment Date by giving Written Notice of its intention to do so (specifying the amount thereof) to the Administrative Agent and the Trustee at least one Business Day prior to such Payment Date by transferring funds in such amount (the "ISSUER CURE AMOUNTS") to the Trustee on such Payment Date for deposit into the applicable Note Account. All Issuer Cure Amounts so deposited shall be paid out of such Note Account to the relevant Holders notwithstanding Section 3.08 hereof, Article X hereof or anything else to the contrary contained in this Indenture or the Security Trust Agreement.

         Section 3.14 BRIDGE NOTES. Notwithstanding anything to the contrary herein, the terms and provisions of Sections 3.01 through and including Section
3.13 shall only apply as and with effect from the Effective Time. Prior to the Effective Time and as with respect to the Bridge Notes, the following shall apply:

                  (a) BRIDGE NOTE ACCOUNT. Upon the execution and delivery of this Indenture, the Trustee shall direct the Operating Bank to establish and maintain on its books and records in the name of the Security Trustee, a Bridge Note Account. The Bridge Note Account shall be established and maintained as an Eligible Account in accordance with the Security Trust Agreement so as to create, perfect and establish the priority of the security interest of the Security Trustee in such Account and all cash, Investments and other property therein under the Security Trust Agreement. Prior to the Effective Time, all Collections shall be, when received,


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                                                                              78

deposited in the Bridge Note Account. For so long as any Bridge Notes remain outstanding, the Trustee shall, or shall direct the Operating Bank in writing to, invest and reinvest, at the written direction of the Holders of the Bridge Notes, the funds on deposit in the Bridge Note Account in Permitted Account Investments.

                  (b) AIRCRAFT PURCHASE AND RENTALS. Proceeds from the issuance of the Bridge Notes shall be placed in the Bridge Note Account and prior to the Effective Time, the Trustee shall direct the Operating Bank to use such proceeds to directly pay the Sellers in accordance with Section 4.2, 5.1 and 5.2 of the Asset Purchase Agreement. Prior to the Effective Time, all Rental Payments and other amounts received pursuant to any Related Collateral Document shall be deposited in the Bridge Note Account.

                  (c) DISTRIBUTION. Except as provided in Section 3.14(e) hereof, on each Payment Date occurring prior to the Effective Time, the Operating Bank shall distribute any funds in the Bridge Note Account in the following order of priority: (i) FIRST, for the payment of any fees, costs or expenses Incurred by the Bridge Note Issuer in the course of activities permitted under Section 5.02(e) hereof, including without limitation, any fees, expenses and indemnification amounts of, or owing to, the Trustee, the Operating Bank and the Servicer; (ii) SECOND, so much of such payment as shall be required to pay in full the aggregate amount of the payment of principal, the Bridge Break Amount, if any, and interest then due in respect in respect of the Bridge Notes shall be distributed to the Holders of the Bridge Notes ratably, without priority of one Bridge Note over another, in the proportion that the amount of the payments then due under the Bridge Notes bears to the aggregate amount of the payments then due under all such Bridge Notes; and (iii) THIRD, the balance, if any, to the Bridge Note Issuer.

                  (d) TOTAL LOSS PROCEEDS. Any Total Loss Proceeds received by the Trustee shall be applied towards the prepayment of the Bridge Notes and distributed in the manner and in the priority as set forth in Section 3.14(e) hereof.

                  (e) ACCELERATION. Anything to the contrary contained in
Section 3.14(c) hereof notwithstanding, following delivery to the Bridge Note Issuer of a Default Notice or during the continuance of an Acceleration Default, the allocation of payments described in Section 3.14(c) hereof shall not apply and the Operating Bank shall distribute amounts on deposit in the Bridge Note Account in the following order to priority: (i) FIRST, for the payment of any fees, expenses and indemnification amounts of, or owing to, the Trustee, the Operating Bank and the Servicer; (ii) SECOND, so much of such payment as shall be required to pay in full the aggregate unpaid principal amount of the Bridge Notes, plus the Bridge Break Amount, if any, and all accrued but unpaid interest thereon to the date of distribution and all amounts due hereunder and under the Bridge Notes and if the aggregate amount shall be insufficient to pay all amounts in full as aforesaid, then they shall be distributed to the Holders of the Bridge Notes ratably, without priority of one Bridge Note over another, in the proportion that the amount of the payments due under the Bridge Notes bears to the aggregate amount of the payments due under all such Bridge Notes; and
(iii) THIRD, the balance, if any, to the Bridge Note Issuer.

                  (f) EFFECTIVE TIME. Upon the occurrence of the Effective Time and confirmation by the Escrow Agent that proceeds from the issuance of the Initial Securities have


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been deposited into the Escrow Account and that the Escrow Agent has received from the Holders of the Bridge Notes the Bridge Notes surrendered for cancellation, the Trustee shall pay the Bridge Notes in full in accordance with
Section 3.03 hereof.

                  (g) CANCELLATION AND DISCHARGE. Upon surrender of the Bridge Notes to the Escrow Agent for cancellation and the payment in full of the Bridge Notes in accordance with Section 3.03 hereof, no Holder of a Bridge Note shall, as such, have any further interest hereunder or under any Related Document.

                                   ARTICLE IV

                              DEFAULT AND REMEDIES

         Section 4.01 EVENTS OF DEFAULT. Each of the following events shall constitute an "Event of Default" hereunder with respect to any subclass of Notes, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

                  (a) failure to pay when due interest (other than any Maturity Step-Up Interest, Registration Step-Up Interest or Additional Interest) on any Note of such subclass, and the continuance of such default unremedied for a period of five Business Days after the same shall have become due and payable;

                  (b) failure to pay when due principal of any Note of such subclass on or prior to the applicable Final Maturity Date;

                  (c) failure to pay any amount (other than interest) when due and payable in connection with any Note of such subclass, to the extent that there are, on any Payment Date, amounts available for such payment in the Collections Account (or in the case of the Bridge Notes, the Bridge Note Account) or Cash Collateral Account, and the continuance of such default for a period of five or more Business Days after such Payment Date;

                  (d) failure by the Issuer to comply with any of the covenants, obligations, conditions or provisions binding on it under this Indenture or any of the Notes (other than a payment default for which provision is made in clause
(a), (b) or (c) of this Section 4.01), if such failure or such breach materially adversely affects the Holders of such subclass of Notes and continues for a period of 30 days (or, if such failure or breach is capable of remedy within 90 days of the date of the written notice referred to below and the Administrative Agent has promptly provided the Trustee with a certificate stating that the Issuer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such failure or breach, so long as the Issuer or any Issuer Subsidiary is diligently pursuing such remedy but in any event no longer than 90 days) after written notice thereof has been given to the Issuer by the Controlling Party or by the Holders of at least 25% of the aggregate Outstanding Principal Balance of the Notes of the Senior Class;

                  (e) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any Significant Subsidiary of the Issuer under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization,


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examination, relief of debtors or other similar law now or hereafter in effect;
(ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary of the Issuer; or (iii) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary of the Issuer and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 90 days from entry thereof;

                  (f) the Issuer or any Significant Subsidiary of the Issuer (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law;
(ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary of the Issuer or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary of the Issuer; or (iii) effects any general assignment for the benefit of creditors;

                  (g) a judgment or order for the payment of money in excess of 5% of the aggregate Adjusted Portfolio Value shall be rendered against the Issuer or any Issuer Subsidiary or any other member of the Issuer Group and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 4.01(g) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

                  (h) the constitutional documents creating the Issuer cease to be in full force and effect without replacement documents having the same terms being in full force and effect.

         Section 4.02 ACCELERATION, RESCISSION AND ANNULMENT. (a) If an Event of Default with respect to the Senior Class (other than an Event of Default under clause (e) or (f) of Section 4.01 hereof) occurs and is continuing, the Controlling Party may, and (if the Controlling Party is the Senior Trustee) upon the written direction of Holders of at least 25% of the aggregate Outstanding Principal Balance of the Senior Class, shall, give a Default Notice to the Issuer, the Administrative Agent, the Security Trustee and the Trustee declaring the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon to be due and payable. Upon delivery of a Default Notice, such Outstanding Principal Balance and all accrued and unpaid interest thereon shall be due and payable. At any time after the Controlling Party has declared the Outstanding Principal Balance of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to this Article IV, the Controlling Party may (and if the Controlling Party is the Senior Trustee, upon the written direction of Holders of a majority of the aggregate Outstanding Principal Balance of the Senior Class, shall) by Written Notice to the Issuer, the Senior Trustee (if not the Controlling Party), the Administrative Agent, the Security Trustee and the Trustee, subject to Section 4.05(a) hereof, rescind and annul such declaration and thereby


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                                                                              81

annul its consequences if: (i) there has been paid to or deposited with the Senior Trustee an amount sufficient to pay all overdue installments of interest on the Notes, and the principal or Redemption Price of the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than nonpayment of interest and principal on the Notes that have become due solely because of such acceleration, have been cured or waived. If an Event of Default under clause (e) or (f) of Section 4.01 hereof occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.

                  (b) Notwithstanding Sections 4.02 and 4.03 hereof, after the occurrence and during the continuation of an Event of Default, no Holders of any class of Notes other than the Senior Class may give or direct the giving of a Default Notice or exercise or direct the exercise of any remedy in respect of such Event of Default, and no Person other than the Controlling Party may give a Default Notice or exercise any such remedy.

                  (c) The Trustee shall provide each Rating Agency with a copy of any Default Notice it receives pursuant to this Indenture.

         Section 4.03 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Senior Trustee (at the direction of the Controlling Party if it is not the Controlling Party) may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or Redemption Price of, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Senior Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

         Section 4.04 LIMITATION ON SUITS. Without limiting the provisions of
Section 4.09 hereof and the final sentence of Section 12.04 hereof, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Security Trust Agreement or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (a) such Holder holds Notes of the Senior Class and has previously given written notice to the Senior Trustee of a continuing Event of Default;

                  (b) the Holders of a majority the aggregate Outstanding Principal Balance of the Senior Class make a written request to the Senior Trustee to pursue a remedy hereunder;

                  (c) such Holder or Holders offer to the Senior Trustee an indemnity reasonably satisfactory to the Senior Trustee against any costs, expenses and liabilities to be Incurred in complying with such request;

                  (d) the Senior Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity;


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                                                                              82

                  (e) during such 60-day period, Holders of a majority of the Outstanding Principal Balance of the Senior Class do not give the Senior Trustee a revocation or direction inconsistent with such request; and

                  (f) the provider of any Senior Eligible Credit Facility shall not have elected to become the Controlling Party.

                  No one or more Holders may use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Holder or to enforce any right under this Indenture, except in the manner herein provided.

         Section 4.05 WAIVER OF EXISTING DEFAULTS. (a) The Controlling Party or (if the Controlling Party is the Senior Trustee) a majority of the Outstanding Principal Balance of the Senior Class by notice to the Senior Trustee may waive any existing Default hereunder and its consequences, except a Default: (i) in the deposit or distribution of any payment required to be made on any Notes,
(ii) in the payment of the interest on, principal of or premium, if any, with respect to any Note or (iii) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Holder of each Note affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Each such notice of waiver shall also be given to each Rating Agency.

                  (b) Any written waiver of a Default or an Event of Default given by Holders to the Trustee and the Issuer in accordance with the terms of this Indenture shall be binding upon the Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

         Section 4.06 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder of Notes of the Senior Class has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Holder, then in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

         Section 4.07 REMEDIES CUMULATIVE. Each and every right, power and remedy herein given to the Trustee (or the Controlling Party) specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee (or the Controlling Party), and the exercise or the beginning of the exercise of any power or remedy


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                                                                              83

shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee (or the Controlling Party) in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence therein.

         Section 4.08 AUTHORITY OF COURTS NOT REQUIRED. The parties hereto agree that, to the greatest extent permitted by law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.

         Section 4.09 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal or Redemption Price of, or Interest on its Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 4.10 TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Holder allowed in any judicial proceedings relating to any Issuer on the Notes, its creditors or its property.

         Section 4.11 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section
4.11 does not apply to a suit instituted by the Trustee, a suit instituted by any Holder for the enforcement of the payment of principal or Redemption Price of, or interest on its Note on or after the respective due dates expressed in such Note, or a suit by a Holder or Holders of more than 10% of the Outstanding Principal Balance of any class or subclass of the Notes.

         Section 4.12 CONTROL BY HOLDERS. Subject to Sections 4.02 and 4.04 hereof and to the rights of the Controlling Party hereunder, the Holders holding Notes of any class or subclass of not less than a majority of the Outstanding Principal Balance of Notes of such class or subclass shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee for such class under this Indenture; provided that, for such class (a) such direction shall not be in conflict with any rule of law or with this Indenture and would not involve the Trustee in personal liability or expense; and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


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                                                                              84

                                   ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 5.01 REPRESENTATIONS AND WARRANTIES. The Issuer represents and warrants to the Trustee as follows:

                  (a) DUE ORGANIZATION. The Issuer is a business trust duly created under the laws of Delaware, and each Issuer Subsidiary is a business trust duly created, a limited liability company duly formed or a corporation duly incorporated in its respective jurisdiction of incorporation, in each case with full power and authority to conduct its business; and none of the Issuer or any Issuer Subsidiary is in liquidation, bankruptcy or suspension of payments.

                  (b) SPECIAL PURPOSE STATUS. The Issuer has not engaged in any activities since its organization (other than those incidental to its organization and other appropriate trust steps and arrangements for the payment of fees to, and director's and officer's insurance for, the Controlling Trustees, the authorization and the issuance of the Bridge Notes, the Initial Securities, the execution of the Related Documents to which it is a party and the activities referred to in or contemplated by such agreements), and the Issuer has not paid any dividends or other distributions since its organization.

                  (c) NON-CONTRAVENTION. The purchase of the Bridge Note Issuer pursuant to the Beneficial Interest Purchase Agreement, the purchase of the Initial Aircraft and interests in the Initial Leases pursuant to the Asset Purchase Agreement, the creation of the Initial Securities, the issuance, execution and delivery by the Issuer of, and the compliance by the Issuer with the terms of the Bridge Notes and the Initial Securities, and the execution and delivery by each Issuer Group Member of, and compliance by it with the terms of each of the Related Documents to which it is a party:

                  (i) do not and will not at the Initial Closing Date or any Payment Date conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Issuer or the constituent documents of any Issuer Subsidiary or with any existing law, rule or regulation applying to or affecting the Issuer or any Issuer Subsidiary or any judgment, order or decree of any government, governmental body or court having jurisdiction over the Issuer or any Issuer Subsidiary; and

                  (ii) do not and will not at the Initial Closing Date or any Payment Date constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer or any Issuer Subsidiary is a party or by which any of them or any part of their undertaking, assets, property or revenues are bound.

                  (d) DUE AUTHORIZATION. The purchase of the Bridge Note Issuer, the purchase of the Initial Aircraft and interests in the Initial Lease, the creation, execution and issuance of the Bridge Notes and the Initial Securities, the execution and issue or delivery by the Issuer and each Issuer Subsidiary of the Related Documents executed by it and the performance by each of them of their obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by each of them have been duly authorized by each of them.


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                                                                              85

                  (e) VALIDITY AND ENFORCEABILITY. This Indenture constitutes, and the Related Documents to which it is a party, when executed and delivered and, in the case of the Initial Notes, when issued and authenticated, will constitute valid, legally binding and (subject to general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors' rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Issuer and each Issuer Subsidiary executing the same. The Initial Certificates, when issued under the Trust Agreement, will constitute validly issued interests to the trust estate under the Trust Agreement.

                  (f) NO DEFAULTS. There exists no Event of Default nor any event which, had the Initial Notes already been issued, would constitute a Default or an Event of Default.

                  (g) NO ENCUMBRANCES. Subject to the Security Interests created in favor of the Security Trustee and except for Permitted Encumbrances, there exists no Encumbrance over the assets or undertaking of the Issuer or any Issuer Subsidiary which ranks prior to or pari passu with the obligation to make payments on the Bridge Notes and the Initial Notes.

                  (h) NO CONSENTS. All consents, approvals, authorizations or other orders of all regulatory authorities required (excluding any required by the other parties to the Related Documents) for or in connection with the execution and performance of the Related Documents by the Issuer and each Issuer Subsidiary and the issue and performance of the Bridge Notes and the Initial Securities and the offering of the Bridge Notes and the Initial Securities by the Issuer has been obtained and are in full force and effect and not contingent upon fulfillment of any condition.

                  (i) NO LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Issuer, threatened against or affecting, the Issuer or any Issuer Subsidiary before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture (including the Exhibits and Schedules attached hereto) and the Related Documents.

                  (j) EMPLOYEES, SUBSIDIARIES. The Issuer and each Issuer Subsidiary have no employees. Set forth in Schedule 2 hereto is a true and complete list, as of the date hereof, of all Issuer Subsidiaries, together with their jurisdictions of organization.

                  (k) OWNERSHIP. The Issuer or an Issuer Subsidiary is the beneficial owner of the Pledged Stock, the Pledged Debt, the Pledged Beneficial Interest and the Non-Trustee Accounts, free from all Encumbrances and claims whatsoever other than Permitted Encumbrances.

                  (l) NO FILINGS. Under the laws of the States of Delaware and New York and the Federal laws of the United States of America in force at the date hereof, it is not necessary or desirable that this Indenture or any Related Document to which an Issuer Subsidiary is a party (other than evidences of the Security Interests) be filed, recorded or enrolled (other than the filing of the Trust Agreement in Delaware) with any court or other authority in any such


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                                                                              86

jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Indenture or any of the other Related Documents.

                  (m) OWNERSHIP LIMITATION. For United States federal income tax purposes, the Issuer is a "partnership" within the meaning of Section 7701(a)(2) of the Code and each partner in the Issuer is a "United States person" within the meaning of Section 7701(a)(30) of the Code. Determined as if the "anti-avoidance" rule of United States Treasury Regulation 1.7704-1(h)(3) or any successor provision applied, there are not more than ten (10) partners for tax purposes in the Issuer.

                  (n) OTHER REPRESENTATIONS. The representations and warranties made by the Issuer and each Issuer Subsidiary in any of the other Related Documents are true and accurate.

         Section 5.02 GENERAL COVENANTS. The Issuer covenants with the Trustee as follows:

                  (a) NO RELEASE OF OBLIGATIONS. The Issuer shall not take, or knowingly permit any Issuer Subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to the Issuer Group than the agreement being terminated) or discharge or prejudice the validity or effectiveness of this Indenture (other than as permitted herein), the Security Trust Agreement, the Asset Purchase Agreement, the Administrative Agency Agreement, the Financial Advisory Agreement, the Capital Markets Advisory Agreement, the Registration Rights Agreement or the Servicing Agreement or permit any party to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document, and provided that such actions may be taken or permitted, and such releases may be permitted, if the Issuer shall have first obtained an authorizing resolution of the Controlling Trustees determining that such action, permitted action or release does not materially adversely affect the interests of the Holders and having given notice thereof to the Rating Agencies; and provided further that, in any case (i) the Issuer shall not take any action which would result in any amendment or modification to the conflicts standard or duty of care in such agreements and (ii) there must be at all times, after the Effective Time, an administrative agent with respect to the Issuer Group Services (as defined in the Administrative Agency Agreement), a financial advisor and a servicer (provided that, if the Servicer terminates the Servicing Agreement pursuant to Section 10.02(a) thereof, this Section 5.02(a) shall not be violated if the Issuer uses its best efforts to obtain a successor servicer).

                  (b) LIMITATION ON ENCUMBRANCES. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create, Incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an "ENCUMBRANCE"), including, without limitation, any conditional sale, any sale with recourse against the Seller or any Affiliate of the Seller, or any agreement to give any security interest over or with respect to any of the Issuer's or any Issuer Subsidiary's assets (other than the segregation of the Segregated Funds) including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests

("OWNERSHIP INTEREST") and any Indebtedness of any Issuer Subsidiary held by the Issuer or any Issuer Subsidiary.

                  Notwithstanding the foregoing, the Issuer may create, Incur, assume or suffer to exist (i) any Permitted Encumbrance, (ii) any security interest created or required to be created under the Security Trust Agreement,
(iii) Encumbrances over rights in or derived from Leases, upon Rating Agency Confirmation (provided that any transaction or series of transactions resulting in such Encumbrance, taken as a whole, does not materially adversely affect the amount of Collections that would have been received by the Issuer and any other Issuer Group Member from such Lease had such Encumbrance not been created), (iv) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by the Issuer or any Issuer Subsidiary,
(v) any Encumbrance in connection with any transfer of title to or Lease of an Aircraft (A) to or in favor of a trust or an entity for the purpose of the registering the Aircraft under the laws of an applicable jurisdiction so long as, however, the Issuer or any Issuer Subsidiary retains the beneficial or economic ownership of the Aircraft or (B) from such trust or entity to the Issuer or an Issuer Subsidiary and (vi) any lien created in favor of the issuer of a surety bond, letter of credit or similar instrument to be obtained by the Issuer or any Issuer Subsidiary in connection with the repossession of an Aircraft or other enforcement action under a Lease.

                  For the purposes of this Indenture, "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common control with, such Person or is a director or officer of such Person; "Control" of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Ownership Interest, by contract or otherwise. For the purposes of this Indenture, "Permitted Encumbrance" means (i) any lien for taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) in respect of any Aircraft, any lien of a repairer, carrier or hangar keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien; (iii) any permitted lien or encumbrances on any Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances created by the relevant lessor); (iv) any lien created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant lessor (provided that if such lessor becomes aware of any such lien, it shall use commercially reasonable efforts to have any such lien lifted); (v) any head lease, lease, conditional sale agreement or Purchase Option under the Initial Lease of any Initial Aircraft existing on the date of acquisition of such Aircraft or otherwise existing on the relevant Closing Date or Aircraft Agreement meeting the requirements of clause (iii) or (v) of the second paragraph of Section 5.02(g) hereof; (vi) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies; (vii) any lien created in favor of the Issuer, any Issuer Subsidiary or the Security Trustee;
(viii) any Encumbrance arising under an Eligible Credit Facility and (ix) any other lien not referred to in clauses (i) through (viii) of this paragraph which would not adversely affect the owner's rights and does not exceed, individually, $250,000 per Aircraft or, in the aggregate, 1% of the Initial Appraised Value of the Portfolio for all Aircraft.


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                                                                              88

                  (c) LIMITATION ON RESTRICTED PAYMENTS. The Issuer shall not, and shall not permit any Issuer Subsidiary to (i) declare or pay any dividend or make any distribution on its Ownership Interest held by Persons other than the Issuer or any Issuer Subsidiary; provided that the Issuer may, subject to the provisions set forth in Article III hereof, make the payments to or for the account of the Certificateholders provided for therein; (ii) purchase, redeem, retire or otherwise acquire for value any shares of Ownership Interest of the Issuer or any Issuer Subsidiary held by or on behalf of Persons other than the Issuer or any Issuer Subsidiary other than as provided in Sections 2.11 and 5.02(l)(ii)(B) hereof; (iii) make any payment of principal, interest or premium, if any, on the Notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or such Issuer Subsidiary that is not owed to the Issuer or such Issuer Subsidiary other than in accordance with Articles II, III and XI hereof; provided that the Issuer or any of its Affiliates may repurchase, defease or otherwise acquire or retire any of the Notes other than from the Available Collections so long as any new notes of the Issuer issued in connection with such transaction rank pari passu with the Notes being repurchased, defeased, acquired or retired and the Controlling Trustees shall determine that such action does not materially adversely affect the Holders and shall have obtained a Rating Agency Confirmation or (iv) make any Investments (other than Permitted Account Investments, Allowed Restructurings, Investments permitted under Section 5.02(e) hereof and Investments in any Issuer Group Member pursuant to the Asset Purchase Agreement or a Permitted Additional Aircraft Acquisition; provided that written notification of the organization or acquisition of each such Issuer Group Member shall have been given to each Rating Agency).

                  The term "Investment" for purposes of the above restriction means any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other Investment in such Person. For the avoidance of doubt, "Investment" shall not include any obligation of a purchaser of an Aircraft to make deferred or installment payments pursuant to any Aircraft Agreement specified in (iii) or
(iv) of the second paragraph of Section 5.02(g) hereof so long as the Issuer Group retains a security interest in the relevant Aircraft until all such obligations are discharged.

                  (d) LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS. The Issuer shall not, and shall not permit any Issuer Subsidiary to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any Issuer Subsidiary to (i) declare or pay dividends or make any other distributions permitted by Applicable Law, or purchase, redeem or otherwise acquire for value, the Ownership Interest of the Issuer or such Issuer Subsidiary, as the case may be; (ii) pay any Indebtedness owed to the Issuer or such Issuer Subsidiary; (iii) make loans or advances to the Issuer or such Issuer Subsidiary; or (iv) transfer any of its property or assets to the Issuer or any other Issuer Subsidiary.

                  The foregoing provisions shall not restrict any consensual encumbrances or other restrictions: (i) existing on the Initial Closing Date or, in the case of any Aircraft, the date of acquisition of such Aircraft, under any Related Document, and any amendments, extensions, refinancings, renewals or replacements of such documents; provided that such consensual


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                                                                              89

encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those previously in effect and being amended, extended, refinanced, renewed or replaced; or (ii) in the case of clause (iv) of the preceding paragraph, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset or (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of the Issuer or any Issuer Subsidiary not otherwise prohibited by this Indenture. Nothing contained in this covenant shall prevent the Issuer or any Issuer Subsidiary from creating, Incurring, assuming or suffering to exist any Encumbrances not otherwise prohibited under this Indenture.

                  (e) LIMITATION ON ENGAGING IN BUSINESS ACTIVITIES. The Issuer shall not, and shall not permit any Issuer Subsidiary to, engage in any business or activity other than:

                  (i) purchasing or otherwise acquiring (subject to Section 5.02(h) hereof), owning, holding, converting, maintaining, modifying, managing, operating, leasing, re-leasing and, subject to the limitations set forth in
Section 5.02(g) hereof, selling or otherwise disposing of the Aircraft and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any Issuer Subsidiary to accept, exchange, sell or hold promissory notes, contingent payment obligations or equity interests, of Lessees or their Affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such Lessees or their respective Affiliates in the ordinary course of business (an "ALLOWED RESTRUCTURING");

                  (ii) providing loans to, guaranteeing or otherwise supporting the obligations and liabilities of any Issuer Group Member, in each case on such terms and in such manner as the Controlling Trustees see fit and (whether or not the Issuer or any Issuer Subsidiary derives a benefit therefrom) so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clause (i) of this Section 5.02(e); provided that written notification shall have been given to each Rating Agency of such loan, guarantee or other support;

                  (iii) financing or refinancing the business activities described in clause (i) of this covenant through the offer, sale and issuance of any securities of the Issuer upon such terms and conditions as the Controlling Trustees see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by any Issuer Group Member;

                  (iv) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the Issuer's or any Issuer Subsidiary's property or assets, within limits and with providers specified by the Controlling Trustees' Resolution providing therefor from time to time and submitted to the Rating Agencies, including dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps and any other currency,


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                                                                              90

interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing;

                  (v) (A) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clause (i) above; provided that written notification shall have been given to each Rating Agency that such company, trust, syndicate or partnership is set up in compliance with this Indenture, (B) acquiring, holding and disposing of shares, securities and other interests in any such trust, company, syndicate, partnership or other entity and (C) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary; provided that any such disposition which results in the disposition of an Aircraft meets the requirements set forth in Section 5.02(g) hereof;

                  (vi) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which the Issuer or any Issuer Subsidiary may think fit and to pay the premiums thereon; and

                  (vii) entering into a Leveraged Lease Transaction provided that (A) the Issuer receives a Rating Agency Confirmation therefor prior to entering into such transaction, (B) all costs and expenses incidental to the consummation of such transaction borne by any party hereto shall be for the account and paid in full on or before the consummation thereof by one or more transferees of the Beneficial Interest Certificates of the Issuer effected in connection therewith and in no event from monies from any Issuer Group Member,
(C) any redemption of Class D Notes effected in connection with such transaction shall be in accordance with the provisions of Section 3.10(a)(ii) hereof, (D) the consummation of the Leveraged Lease Transaction, and any associated redemption of Class D Notes effected in connection with such Leveraged Lease Transaction, does not materially adversely affect the Holders and (E) such transaction may not be entered into prior to the completion of the Exchange Offer.

                  (f) LIMITATION ON INDEBTEDNESS. The Issuer shall not, and shall not permit any Issuer Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to "INCUR"), Indebtedness.

                  Notwithstanding the foregoing, the Issuer and any Issuer Subsidiary may Incur each and all of the following:

                  (i) Indebtedness in respect of any Bridge Notes and Initial Notes issued on the Initial Closing Date;

                  (ii) Indebtedness in respect of any Refinancing Notes or other Indebtedness described in the proviso to Section 5.02(c)(iii) hereof; provided that (A) such Refinancing Notes or other Indebtedness receive ratings from the Rating Agencies at the close of such Refinancing or repurchase equal to or higher than those of the subclass being refinanced or repurchased (determined at the date of Incurrence), (B) taking into account such Refinancing or repurchase, a Rating Agency Confirmation is obtained prior to such Refinancing or repurchase with respect to each subclass of Notes Outstanding at such time and (C) the net proceeds of any such


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                                                                              91

Refinancing or other Indebtedness shall be applied only (x) to repay the Redemption Price of the subclass of Notes being so refinanced or repurchased plus the Refinancing Expenses relating thereto, (y) to fund any Cash Collateral Account established for the related Refinancing Notes (up to the Required Amount therefor) and (z) for deposit into the Collections Account as Reserved Cash (including in connection with an increase in any Blockage Amount effected under this Indenture in connection with the issuance of such Refinancing Notes);

                 (iii) Indebtedness in respect of guarantees by any Issuer Group Member or any other Issuer Group Member (other than the Guarantee described in (v) below), provided that no such Indebtedness shall be Incurred if it would materially adversely affect the Holders;

                 (iv) Indebtedness in respect of any Additional Notes the net proceeds of which are applied (A) to finance a Permitted Additional Aircraft Acquisition, (B) to fund any Cash Collateral Account established for such Additional Notes (up to the Required Amount therefor), (C) for deposit into the Collections Account as Reserved Cash (including in connection with an increase in any Blockage Amount effected under this Indenture in connection with the issuance of such Additional Notes) and (D) to fund expenses related thereto; provided that (x) a Rating Agency Confirmation is obtained prior to the Incurrence of such Indebtedness with respect to all of the Notes Outstanding at such time and (y) the net proceeds of such Indebtedness shall be applied only for the purposes specified above in this clause (iv) and (z) such Additional Notes will be cross-collateralized with all Secured Obligations by the Collateral under the Security Trust Agreement;

                  (v) obligations to each Seller under each Acquisition Agreement and any related lease assignment and assumption agreements and obligations to Lessees and others under the documents related thereto, including any Indebtedness owed to any Lessee under any such agreement or the Lease with respect to maintenance contributions, redelivery condition adjustment payments or any other obligation of the Issuer or any Issuer Subsidiary to a Lessee;

                  (vi) Indebtedness under any agreements between the Issuer or any Issuer Subsidiary and any other Issuer Group Member (each, an "INTERCOMPANY LOAN"); provided that such Indebtedness shall be evidenced by promissory notes and written notification shall have been given to each Rating Agency of the Incurrence of such Indebtedness on behalf of the Issuer;

                  (vii) Indebtedness of the Issuer under any Credit Facility, provided that a Rating Agency Confirmation is obtained prior to entering into such new Credit Facility;

                  (viii) Indebtedness required in connection with repossession of an Aircraft or any Engine;

                  (ix) Indebtedness in favor of the issuer of a surety both, letter of credit or similar instrument to be obtained by Issuer or any Issuer Subsidiary in connection with the repossession of an Aircraft or other enforcement action under a Lease; and

                  (x) Indebtedness of the Issuer or any Issuer Subsidiary under or in connection with any Leveraged Lease Transaction as permitted by Section 5.02(e)(vii) hereof.


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                                                                              92

                  For the purposes of this Indenture, "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" when used as a verb has a corresponding meaning.

                  (g) LIMITATION ON AIRCRAFT DISPOSITIONS. The Issuer shall not, and shall not permit any Issuer Subsidiary to, sell, transfer or otherwise dispose of any Aircraft or any interest therein other than as provided in
Section 4(e) of Schedule 2.02(a) of the Servicing Agreement.

                  Notwithstanding the foregoing, the Issuer and any Issuer Subsidiary shall, after the Effective Time, be permitted to sell, transfer or otherwise dispose of, directly or indirectly, (a) any Engine or Part purchased on the date such Aircraft is acquired or (b) one or more Aircraft or an interest therein (i) pursuant to a Purchase Option or other agreements of a similar character existing on the Initial Closing Date or, with respect to any Substitute Aircraft or Additional Aircraft, on the Closing Date therefor, (ii) within or among the Issuer and the Issuer Subsidiaries without limitation, and among the Issuer and/or any Issuer Subsidiary and any other Issuer Group Member; provided that no such sale, transfer or disposition shall be made other than to the Issuer or any Issuer Subsidiary if such sale, transfer or other disposition would materially adversely affect the Holders; provided, further, that written notification shall have been given to each Rating Agency of such sale, transfer or disposition, (iii) pursuant to any Aircraft Agreement; provided that such sale does not result in a Concentration Default and the net present value of the cash Net Sale Proceeds is not less than the Note Target Price, (iv) pursuant to receipt of insurance proceeds in connection with an event of loss, (v) pursuant to an Aircraft Agreement the net present value of the cash Net Sale Proceeds of which is less than the Note Target Price, provided that (with respect to this clause (v)), (x) in any one calendar year such sales do not exceed 10% of the Adjusted Portfolio Value as determined by the most recent Appraisal obtained for such calendar year, (y) a Controlling Trustees' Resolution delivered to the Trustee confirms that such sales would not materially adversely affect the Holders and (z) Rating Agency Confirmation is obtained or such sales do not result in a Concentration Default, (vi) in connection with a transfer of title or another interest in an Aircraft (A) to or in favor of a trust or another entity for the purposes of registering the Aircraft under the laws of an applicable jurisdiction where the Issuer or an Issuer Subsidiary retains the beneficial or economic ownership of the Aircraft or (B) from such trust or entity to the Issuer or an Issuer Subsidiary, or (vii) pursuant to a Leveraged Lease Transaction as permitted under Section 5.02(e)(vii) hereof.

                  For the purpose of this Section 5.02(g), the net present value of the cash Net Sale Proceeds of any sale, transfer or other disposition of any Aircraft means the present value of all payments received or to be received by the Issuer or any Issuer Subsidiary from the date of execution or option granting date, as the case may be, of the relevant Aircraft Agreement through and including the date of transfer of title to such Aircraft, discounted back to the date of execution or option granting date, as the case may be, of such Aircraft Agreement at the weighted average cost of funds of the Issuer (based on the cost of funds represented by the Notes and taking into account any Swap Agreements).

                  The "NOTE TARGET PRICE" means, in respect of any Aircraft, an amount equal to 103% of the aggregate Outstanding Principal Balance of the Notes, together with any accrued but unpaid interest thereon and any related Swap Breakage Costs, allocable to such Aircraft on the date of the sale agreement or Purchase Option granting date, as the case may be. On any date, the Outstanding Principal Balance of Notes allocable to an Aircraft shall equal the product of (i) (A) the Adjusted Base Value of such Aircraft divided by (B) the Adjusted Portfolio Value and (ii) the aggregate Outstanding Principal Balance of Notes, in each case on the most recent Payment Date.

                  "AIRCRAFT AGREEMENT" means any lease, sublease, conditional sale agreement, finance leases, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a Person (other than a Purchase Option granted to an Issuer Group Member) to purchase an Aircraft, in each case pursuant to which any Person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such Aircraft.

                  "NET SALE PROCEEDS" means, with respect to any sale or other disposition of any assets, the aggregate amount of cash received or to be received from time to time (whether as initial or deferred consideration) by or on behalf of the seller in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions and other similar fees and commissions (including fees received by the Servicer under the Servicing Agreement) and (b) the amount of taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

                  "CONCENTRATION DEFAULT" means an Event of Default under
Section 5.03(a) hereof which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition pursuant to an Aircraft Agreement as of the date of such Aircraft Agreement regardless of whether such sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of such Aircraft Agreement.

                  (h) LIMITATION ON AIRCRAFT ACQUISITIONS. The Issuer shall not, and shall not permit any Issuer Subsidiary to, purchase or otherwise acquire any Aircraft other than the Initial Aircraft or any interest therein.

                  Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to, (A) purchase or otherwise acquire, directly or indirectly, Additional Aircraft from time to time (a "PERMITTED ADDITIONAL AIRCRAFT ACQUISITION"); provided that (i) no Event of Default shall have occurred and be continuing, (ii) the acquisition does not result in a Concentration Default and (iii) after giving effect to such acquisition, no more than 90% by appraised Base Value of the Portfolio consists of Stage 3 narrowbody aircraft, no more than


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                                                                              94

60% by appraised Base Value of the Portfolio consists of Stage 3 widebody aircraft and no more than 15% by appraised Base Value of the Portfolio consists of regional jets and none of the Aircraft are turboprop aircraft, without Rating Agency Confirmation, and (B) purchase or otherwise acquire, directly or indirectly, (x) Remaining Aircraft pursuant to the Asset Purchase Agreement or
(y) Substitute Aircraft.

                  (i) LIMITATION ON MODIFICATION PAYMENTS AND CAPITAL EXPENDITURES. The Issuer shall not, and shall not permit any Issuer Subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Aircraft, including without limitation the optional conversion of any Aircraft from a passenger aircraft to a freighter or mixed-use aircraft, or for the purpose of purchasing or otherwise acquiring any Engines or Parts outside of the ordinary course of business, excluding any capital expenditure made in the ordinary course of business in connection with a new lease of such Aircraft (each such non-excluded expenditure, a "MODIFICATION PAYMENT").

                  Notwithstanding the foregoing, the Issuer may, and may permit any Issuer Subsidiary to, make Modification Payments; provided that (i) each Modification Payment, together with all other Modification Payments made after the Initial Closing Date pursuant to this Section 5.02(i) with respect to any single Aircraft, do not exceed the aggregate amount of funds that would be necessary to perform one incidence of heavy maintenance (as described in the Servicing Agreement) on such Aircraft, including the airframe and the related Engines thereof; (ii) (A) such Modification Payment is included in the annual operating budget of the Issuer Group and approved by the Controlling Trustees or
(B) the amount of funds necessary to make such Modification Payment shall have been accrued in advance as a Permitted Accrual in the Expense Account through transfers into the Expense Account pursuant to Section 3.08(a)(xxviii) hereof or otherwise allowed to be paid under Section 5.02(f) hereof; and (iv) the aggregate amount of all Modification Payments made by all Issuer Group Members, taken as a whole, pursuant to this Section 5.02(i) after the Initial Closing Date, including such Modification Payment, shall not exceed 5% of the aggregate Initial Appraised Value of all Aircraft acquired by the Issuer Group.

                  (j) LIMITATION ON CONSOLIDATION, MERGER AND TRANSFER OF ASSETS. The Issuer shall not, and shall not permit any Issuer Subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions other than as contemplated by the Beneficial Interest Purchase Agreement) to, any other Person, or permit any other Person to merge with or into the Issuer or any Issuer Subsidiary, unless (i) the resulting entity is a special purpose entity, the charter of which is substantially similar to the Trust Agreement or the equivalent charter document of such Issuer Subsidiary, as the case may be, and, after such consolidation, merger, sale, conveyance, transfer, lease or other disposition, (A) payments from such resulting entity to the Holders do not give rise to any withholding tax payments less favorable to the Holders than the amount of any withholding tax payments which would have been required had such event not occurred and (B) such entity is not subject to taxation as a corporation or an association or a publicly traded partnership taxable as a corporation, (ii) in the case of any consolidation, merger or transfer by the Issuer, the Certificates shall remain outstanding or new Ownership Interest shall be issued in exchange therefor having substantially the same terms and conditions as the exchanged Certificates and the surviving successor or transferee entity shall expressly assume all of the obligations of the Issuer under this

Indenture, the Notes and each other Related Document to which the Issuer is then a party, (iii) Rating Agency Confirmation is obtained with respect to such merger, sale, conveyance, transfer, lease or disposition, (iv) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, (v) such transaction does not result in recognition of gain or loss by the Certificateholders for U.S. Federal income tax purposes and (vi) the Issuer delivers to the Trustee an Officer's Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with the above criteria and, if applicable,
Section 5.02(g) hereof and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that this covenant shall not apply to any such consolidation, merger, sale, conveyance, transfer, lease or disposition (a) within and among the Issuer Group if such consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the Holders and written notification is given to each Rating Agency by the Issuer or its agent, (b) complying with the terms of Section 5.02(g) hereof or (c) effected as part of a single transaction providing for the redemption or defeasance of Notes in accordance with Section 3.10 or Article XI hereof, respectively.

                  (k) LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Issuer shall not, and shall not permit any Issuer Subsidiary, directly or indirectly, to enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer or any Issuer Subsidiary, except upon fair and reasonable terms no less favorable to the Issuer or such Issuer Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such an Affiliate.

                  The foregoing limitation does not limit, and shall not apply to: (i) any transaction in connection with the establishment of the Issuer Group, its acquisition of the Initial Aircraft or pursuant to the terms of the Related Documents; (ii) any transaction within and among the Issuer or any Issuer Subsidiary and any other Issuer Group Member; provided that no such transaction, other than among the Issuer and any Issuer Subsidiaries, shall be consummated if such transaction would materially adversely affect any Holders;
(iii) the payment of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of, the Controlling Trustees; (iv) any payments on or with respect to the Notes or Certificates in accordance with this Indenture and the Trust Agreement; (v) any Permitted Additional Aircraft Acquisition or any transaction complying with Section 5.02(g) hereof; (vi) any payments of the types referred to in clause (i) or (ii) of Section 5.02(c) hereof and not prohibited thereunder; (vii) sale of the Issuer or any Issuer Subsidiaries as part of a single transaction providing for the redemption or defeasance of Notes in accordance with Section 3.10 or Article XI hereof, respectively; or (viii) any Leveraged Lease Transaction as permitted under Section 5.02(e)(vii) hereof.

                  (l) LIMITATION ON THE ISSUANCE, DELIVERY AND SALE OF EQUITY INTERESTS. The Issuer shall not (i) issue, deliver or sell any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than beneficial interests, shares, participations or other equivalents existing on the Initial Closing Date) in equity, or (ii) sell, or permit any Issuer Subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equivalents in equity (however designated, whether voting or non-voting, other than beneficial interests, shares, participations or other equivalents existing on the Initial Closing Date), except (A) the issuance, sale, delivery, transfer or pledge of Ownership Interest in any Issuer Group Member to or for the benefit of any other Issuer Group Member or as contemplated by the Beneficial Interest Purchase Agreement, (B) issuances or sales of any Additional Certificates the proceeds of which are applied to finance a Permitted Additional Aircraft Acquisition provided that (x) a Rating Agency Confirmation is obtained prior to such issuance with respect to all of the Notes Outstanding at such time and (y) the net proceeds of such issuance shall be used only to finance such Permitted Additional Aircraft Acquisition and/or the purpose to which the proceeds of Additional Notes may be applied in accordance with the provisions of Section 2.11 hereof; (C) issuances or sales of shares of Ownership Interest of foreign Issuer Subsidiaries to nationals in the jurisdiction of incorporation or organization of such Issuer Subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Controlling Trustees to avoid adverse tax consequences or to facilitate the registration or leasing of Aircraft, (D) the pledge of the Pledged Stock and Pledged Beneficial Interest pursuant to the Security Trust Agreement, (E) the sale of any Ownership Interest of an Issuer Subsidiary in order to effect the sale of all Aircraft owned by such Issuer Subsidiary in compliance with Section 5.02(g) hereof; and (F) the issuance of Additional Certificates to the Certificateholders (or their nominees) to the extent such Certificateholder provides funds to the Issuer with which to effect a Redemption, fund an Issuer Cure Amount or discharge the Notes upon their Acceleration.

                  (m) BANKRUPTCY AND INSOLVENCY; CORPORATE GOVERNANCE. The Issuer (i) shall promptly provide the Trustee and the Rating Agencies with written notice of the institution of any proceeding by or against the Issuer or any Issuer Subsidiary, as the case may be, seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property; (ii) shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents that would adversely affect the rights, privileges or preferences of any holder of the Notes, as determined by the Controlling Trustees (including, but not limited to, allowing any transfer inconsistent with Section 3.09(a), (b), (c)(ii), (c)(iv) or (d) of the Trust Agreement); and (iii) shall not, without an affirmative unanimous written resolution of the Controlling Trustees, take any action to waive, repeal, amend, vary, supplement or otherwise modify the provisions of the Trust Agreement which requires a unanimous resolution of the Controlling Trustees, or limits the actions of beneficial interest holders, with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings.

                  (n) PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST. The Issuer shall duly and punctually pay the principal, premium, if any, and interest on the Notes in accordance with the terms of this Indenture and the Notes.

                  (o) LIMITATION ON EMPLOYEES. The Issuer shall not, and shall not permit any Issuer Subsidiary to, employ or maintain any employees other than as required by any provisions


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of local law; provided that trustees and directors shall not be deemed to be employees for purposes of this Section 5.02(o).

         Section 5.03 OPERATING COVENANTS. The Issuer covenants with the Trustee as follows:

                  (a) CONCENTRATION LIMITS. Without a Rating Agency Confirmation, the Issuer shall not permit any Issuer Subsidiary to lease or re-lease any Aircraft if entering into such proposed Lease would cause the Portfolio to exceed any of the Concentration Limits set forth in Exhibit E hereto (as such limits may be adjusted by the Issuer from time to time, subject to a Rating Agency Confirmation, the "CONCENTRATION LIMITS"); provided that the Issuer, any Issuer Subsidiary or Leveraged Lease Lessee shall be entitled to renew or extend any Lease to the existing Lessee thereunder irrespective of the effect of such renewal or extension on the Concentration Limits. The Issuer shall not permit any Issuer Subsidiary or Leveraged Lease Lessee to lease or re-lease any Aircraft to any Lessee located in, or as a result of which such Aircraft would be or would be permitted to be habitually operated, in a jurisdiction set forth in clause (a) of the Repossession Guidelines as set forth on Exhibit E hereto and as amended from time to time upon the approval of the Rating Agencies (the "REPOSSESSION GUIDELINES") as "Prohibited Countries".

                  (b) COMPLIANCE WITH LAW, MAINTENANCE OF PERMITS. The Issuer shall (i) comply, and cause each Issuer Subsidiary to comply, in all material respects with all Applicable Laws, (ii) obtain, and cause each Issuer Subsidiary to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft owned by it, including, without limitation, a current certificate of airworthiness for each such Aircraft (issued by the Applicable Aviation Authority and in the appropriate category for the nature of the operations of such Aircraft), except that (A) no certificate of airworthiness shall be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair, (y) following the withdrawal or suspension by such Applicable Aviation Authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Issuer shall comply, and cause each Issuer Subsidiary to comply, with all directions of such Applicable Aviation Authority in connection with such withdrawal or suspension), (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Applicable Laws, (iii) not cause or knowingly permit, directly or indirectly, through any Issuer Subsidiary, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any Applicable Law and (iv) not knowingly permit, directly or indirectly, through any Issuer Subsidiary, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee's use and operation of any Aircraft under any operating Lease except as provided, mutatis mutandis, in clauses (ii)(A) and (ii)(B) above.

                  Notwithstanding the foregoing, no breach of this Section 5.03(b) shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person which has possession of the Aircraft or any Engine for the purpose of repairs, maintenance,


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modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Issuer or an Issuer Subsidiary of this Section 5.03(b)) (each, a "THIRD PARTY EVENT"); provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

                  (c) APPRAISAL OF AIRCRAFT. The Issuer shall, at least once each year and in any case no later than 30 days prior to July 1 of each year, commencing in 2002, deliver to the Trustee (with no obligation of review or inquiry on the part of the Trustee) appraisals of the Base Value of each of the Aircraft from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization (each, an "APPRAISER"), each such appraisal to be dated within 30 days prior to its delivery to the Trustee.

                  (d) MAINTENANCE OF ASSETS. The Issuer shall (i) with respect to each Aircraft and Engine that is subject to a Lease, cause, directly or indirectly, through any Issuer Subsidiary, such Aircraft and Engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease and (ii) with respect to each Aircraft that is not subject to a Lease, or, in the case of an Aircraft subject to a Leveraged Lease, not subject to an operating lease, maintain, and cause each Issuer Subsidiary or Leveraged Lease Lessee to maintain, such Aircraft in a state of repair and condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to aircraft not under lease. Notwithstanding the foregoing, no breach of this Section 5.03(d) shall be deemed to have occurred by virtue of any Third Party Event; provided that (i) neither the Issuer nor any Issuer Subsidiary consents or has consented to such Third Party Event; and (ii) the Issuer or such Issuer Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including as deemed appropriate, seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

                  (e) NOTIFICATION OF TRUSTEE AND ADMINISTRATIVE AGENT. The Issuer shall notify the Trustee and Administrative Agent in writing as soon as the Issuer or any Issuer Subsidiary becomes aware of any loss, theft, damage or destruction to any Initial Aircraft, Additional Aircraft or Engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed $2,000,000.

                  (f) LEASES. The Issuer shall (i) adopt and shall cause the Servicer to utilize the pro forma lease in the form provided to the Issuer on the Initial Closing Date as such pro forma lease agreement or agreements may be revised for purposes of the Issuer Group specifically or


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generally from time to time by the Servicer (the "SERVICER'S PRO FORMA LEASE"), for use by the Servicer on behalf of the Issuer, any Issuer Subsidiary or Leveraged Lease Lessee as a starting point in the negotiation of Future Leases with Persons who are not Issuer Group Members; provided, however, that with respect to any Future Lease entered into in connection with (x) the renewal or extension of an Initial Lease, (y) the leasing of an Aircraft to a Person that is or was a Lessee under an Initial Lease or (z) the leasing of an Aircraft to a Person that is or was the lessee under an operating lease of an aircraft that is being managed or serviced by the Servicer (such Future Lease, a "RENEWAL LEASE"), a form of lease substantially similar to such Initial Lease or operating lease (a "PRECEDENT LEASE"), as the case may be, may be used by the Servicer in lieu of the Servicer's Pro Forma Lease on behalf of the Issuer or any Issuer Subsidiary as a starting point in the negotiation of such Future Lease with Persons who are not Issuer Group Members and provided further, however, that if the Controlling Trustees determine, in an annual review of the Servicer's Pro Forma Lease on or before each anniversary of the relevant Closing Date, that any revision to the Servicer's Pro Forma Lease made from time to time since the preceding review by the Controlling Trustees (or, with respect to the first anniversary of the Initial Closing Date, since the Initial Closing Date) is substantially inconsistent with the core lease provisions of the Issuer set forth in Exhibit K to this Indenture (as such provisions may be amended from time to time, the "CORE LEASE PROVISIONS") in a manner and to such a degree as to have a material adverse effect on the Holders, taking into consideration, inter alia, such revision and any risk that the Aircraft might not be able to be leased on terms inconsistent with the provisions of the Servicer's Pro Forma Lease, then the Controlling Trustees shall direct the Servicer not to include such revision in the Servicer's Pro Forma Lease to be used thereafter as the starting point in the negotiation of any Future Lease with respect to the Aircraft. If the Controlling Trustees determine that any such revision to the Servicer's Pro Forma Lease will not have a material adverse effect on the Holders, then the Controlling Trustees shall amend the applicable Core Lease Provisions and (ii) notify the Rating Agencies of any Future Lease entered into the terms of which are materially less favorable from the point of view of the lessor than any of the Leases then in effect, including without limitation, such changes to the Core Lease Provisions. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary to enter into, any Future Lease the rental payments under which are denominated in a currency other than U.S. dollars without a Rating Agency Confirmation.

                  Notwithstanding the foregoing, if the Issuer is permitted to enter into a Leveraged Lease Transaction in accordance with Section 5.02(e) hereof, the applicable Leveraged Lease may be in such form as approved by the Rating Agencies in connection with the Rating Agency Confirmation for such transaction.

                  (g) OPINIONS. The Issuer shall not enter into, and shall not permit any Issuer Subsidiary or Leveraged Lease Lessee to enter into, any Future Lease with any Person that is not an Issuer Group Member or change the jurisdiction of registration of any Aircraft that is subject to a Lease, unless, upon entering into such Future Lease or changing the jurisdiction or registration of such Aircraft (or within a commercially reasonable period thereafter), the Servicer obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of leading international aircraft operating lessors.


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                  (h) INSURANCE. The Issuer shall maintain or cause, directly or indirectly through the Issuer Subsidiaries or the Leveraged Lease Lessee, to be maintained with reputable and responsible insurers or with insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) airline hull insurance for each Aircraft in an amount at least equal to the Note Target Price for such Aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) and (ii) airline liability insurance for each Aircraft and occurrence in an amount at least equal to the relevant amount set forth on Exhibit F hereto for each model of aircraft and as amended from time to time with the approval of the Rating Agencies and (iii) airline repossession insurance ("REPOSSESSION INSURANCE") for each Aircraft subject to a Lease and habitually based in a jurisdiction determined in accordance with clause (b) of the Repossession Guidelines, which may be amended from time to time only with the approval of the Rating Agencies, in an amount at least equal to the Note Target Price (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) for such Aircraft; provided further that for a period commencing sixty days after the Initial Closing Date to one year from the Initial Closing Date (any such period may be extended for up to one year if so requested in writing by any Rating Agency), the Issuer shall, upon request from any Rating Agency, obtain Repossession Insurance with respect to Aircraft leased to Lessees habitually based in certain countries other than Developed Markets specified by each such Rating Agency; provided, however, that with respect to any such insurance for any Aircraft subject to a Lease, such insurance may be subject to commercially reasonable deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally). The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any Aircraft not subject to a Lease shall be substantially consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.

                  In determining the amount of insurance required to be maintained by this Section 5.03(h), the Issuer may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to Repossession Insurance, any governmental authority or agency of any jurisdiction for which Repossession Insurance must be obtained), the sovereign foreign currency debt of which is rated at least AA, or the equivalent, by at least one of the Rating Agencies, against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by the Issuer (or which the Issuer has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 5.03(h) (taking into account self-insurance permitted by this Section 5.03(h)). Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by this Section 5.03(h). The Issuer shall not be required to maintain (or to cause to be maintained) any insurance otherwise required hereunder to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates from time to time.

                  (h) INDEMNITY. The Issuer shall, and shall cause each Issuer Subsidiary or Leveraged Lease Lessee to, include in each Lease between the Issuer or such Issuer Subsidiary or Leveraged Lease Lessee and a Person who is not an Issuer Group Member an indemnity from such Person in respect of any losses or liabilities arising from the use or operation of the Aircraft


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during the term of such Lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practice of leading international aircraft operating lessors.

         Section 5.04 COMPLIANCE THROUGH AGENTS. The Issuer shall be entitled to delegate the performance of any of its covenants hereunder to one or more Service Providers pursuant to one or more Related Documents entered into in accordance with the terms of this Indenture so long as each such Related Document is subject to the Lien of the Security Trust Agreement. Nothing in this
Section 5.04 is intended to, or shall, relieve the Issuer from any liability or consequences hereunder arising from the failure of the Issuer or any such Service Provider to perform any such covenant strictly in accordance with the terms of this Indenture.

                                   ARTICLE VI

                                   THE TRUSTEE

         Section 6.01 ACCEPTANCE OF TRUSTS AND DUTIES. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the TIA and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Trustee in its individual capacity shall not be answerable or accountable under any circumstances, except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Related Documents. Any amounts received by the Trustee under this Indenture, including, without limitation, the fees and out-of-pocket expenses of the Trustee shall be Expenses of the Issuer.

         Section 6.02 ABSENCE OF DUTIES. Except in accordance with written instructions or requests furnished pursuant to Sections 5.02 and 5.03 hereof, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Lessee.

         Section 6.03 REPRESENTATIONS OR WARRANTIES. The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Securities or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants (i) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf, and (ii) this Indenture is the legal, valid and binding obligation of Bankers Trust, enforceable against Bankers Trust in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

         Section 6.04 RELIANCE; AGENTS; ADVICE OF COUNSEL. The Trustee shall Incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee shall have no obligation to


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confirm the veracity of the content of any such item provided to it (absent manifest error). The Trustee may accept a copy of a resolution of, in the case of the Issuer, the Controlling Trustees and, in the case of any other party to any Related Document, the governing body of such Person, certified in an accompanying Officer's Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Trustee shall furnish to the Administrative Agent upon written request such information and copies of such documents as the Trustee may have and as are necessary for the Administrative Agent to perform its duties under Articles II and III hereof. The Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Issuer with respect thereto.

                  The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders, in accordance with Section 4.12 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

                  The Trustee may consult with counsel as to any matter relating to this Indenture and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be Incurred therein or thereby.

                  The Trustee shall not be required to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Trustee to


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perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or the Administrative Agent under this Indenture or any of the Related Documents.

                  The Trustee shall not be liable for any Costs or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Permitted Account Investments or for any investment losses resulting from Permitted Account Investments.

                  When the Trustee Incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(e) or 4.01(f) hereof, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors' rights generally.

                  The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or the Trustee receives written notice of such event from the Issuer, the Administrative Agent or Holders owning Notes aggregating not less than 10% of the outstanding principal amount of the Notes.

                  The Trustee shall have no duty to monitor the performance of the Issuer, the Administrative Agent or any other party to the Related Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties. The Trustee shall have no liability in connection with the appointment of the Administrative Agent or compliance by the Issuer, the Administrative Agent or any lessee under a Lease with statutory or regulatory requirements related to any Aircraft or any Lease. The Trustee shall have no obligation, or liability in respect thereto, to verify or recalculate any of the determinations made by the Administrative Agent pursuant to the Related Documents. The Trustee shall not make or be deemed to have made any representations or warranties with respect to any Aircraft or any Lease or the validity or sufficiency of any assignment or other disposition of any Aircraft or any Lease.

         Section 6.05 NOT RESPONSIBLE IN INDIVIDUAL CAPACITY. The Trustee acts hereunder solely as trustee unless otherwise expressly provided; and all Persons, other than the Holders to the extent expressly provided in this Indenture, having any claim against the Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as herein provided, only to the property of the Issuer for payment or satisfaction thereof.

         Section 6.06 NO COMPENSATION FROM HOLDERS. The Trustee agrees that it shall have no right against the Holders or, except as provided in Article III hereof, the property of the Issuer, for any fee as compensation for its services hereunder.

         Section 6.07 NOTICE OF DEFAULTS. As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to the Issuer and the Holders holding Notes of the related subclass, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default on the payment of interest on, or principal or Redemption Price of any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the


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Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the related class.

         Section 6.08 MAY HOLD SECURITIES. The Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

         Section 6.09 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall at all times be a Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this
Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

                  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.01 hereof.

         Section 6.10 DISQUALIFICATION OF TRUSTEE. The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

         Section 6.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

         Section 6.12 REPORTS BY THE ISSUER. The Issuer shall:

                  (a) file with the Trustee, within 30 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer is required to file with the Commission pursuant to section 13 or section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee all Monthly Reports, Quarterly Reports and Annual Reports;

                  (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this


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Indenture, as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants;

                  (c) transmit to all Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to subsections (a) and (b) of this Section 6.12 as may be required by rules and regulations prescribed by the Commission; and

                  (d) furnish to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal accounting officer or principal financial officer of the Administrative Agent, as applicable, as to his or her knowledge of the Issuer's compliance with all conditions and covenants under this Indenture (it being understood that for purposes of this paragraph (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture).

         Section 6.13 HOLDER LISTS. The Issuer will furnish or cause to be furnished to the Trustee with respect to the Notes of each class:

                  (a) semi-annually, not later than 15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or semi-annual date, as the case may be, and

                  (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Registrar.

         Section 6.14 PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.13 hereof and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 6.13 hereof upon receipt of a new list so furnished.

                  (b) If three or more Holders of Notes of any series (hereinafter referred to as "APPLICANTS") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Note of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes of such series or with the Holders of all Notes with respect to their rights under this Indenture or under such Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either


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                                                                             106

                  (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 6.14(a) hereof, or

                  (ii) inform such applicants as to the approximate number of Holders of Notes of such series or all Notes, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.14(a) hereof, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

                  If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Note of such series or to all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 6.14(a) hereof, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses in connection with such mailing.

                  (c) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 6.14(b) hereof, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 6.14(b) hereof.

         Section 6.15 REPORTS BY TRUSTEE. (a) The term "reporting date" as used in this Section 6.15 means February 28. Within 60 days after the reporting date in each year, beginning in 2002, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Register, a brief report dated as of such reporting date with respect to any of the events specified in
Section 313 of the TIA which may have occurred during the 12 months preceding the date of such report (but if no such event has occurred within such period no report need be transmitted).

                  (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, except with respect to the Luxembourg Stock Exchange, the Listing Agent, upon which the Notes are listed, with the Commission and with the Issuer. The Issuer will notify the Trustee in writing when any Notes are listed on any stock exchange.


                                  ARTICLE VII

                               SUCCESSOR TRUSTEES

         Section 7.01 RESIGNATION AND REMOVAL OF TRUSTEE. The Trustee may resign as to all or any of the subclasses of the Notes at any time without cause by giving at least 90 days' prior written notice to the Issuer, the Administrative Agent and the Holders. Holders of a majority of the Outstanding Principal Balance of any subclass of the Notes may at any time remove the


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                                                                             107

Trustee as to such subclass without cause by an instrument in writing delivered to the Issuer, the Administrative Agent, the Security Trustee, the Senior Trustee and the Trustee being removed. In addition, the Issuer may remove the Trustee as to any of the subclasses of the Notes if: (i) such Trustee fails to comply with Section 310 of the TIA after written request therefor by the Issuer or the Holder of the related subclass who has been a bona fide Holder for at least six months, (ii) such Trustee fails to comply with Section 7.02(c) hereof,
(iii) such Trustee is adjudged a bankrupt or an insolvent, (iv) a receiver or public officer takes charge of such Trustee or its property or (v) such Trustee becomes incapable of acting. References to the Trustee in this Indenture include any successor Trustee as to all or any of the subclasses of the Notes appointed in accordance with this Article VII.

         Section 7.02 APPOINTMENT OF SUCCESSOR. (a) In the case of the resignation or removal of the Trustee as to any subclass of the Notes under
Section 7.01 hereof, the Issuer shall promptly appoint a successor Trustee as to such subclass; provided that a majority of the Outstanding Principal Balance of such subclass of the Notes may appoint, within one year after such resignation or removal, a successor Trustee as to such subclass which may be other than the successor Trustee appointed by the Issuer, and such successor Trustee appointed by the Issuer shall be superseded by the successor Trustee so appointed by the Holders. If a successor Trustee as to any subclass of the Notes shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee gives notice of resignation as to such subclass, the retiring Trustee, the Issuer, the Administrative Agent or a majority of the Outstanding Principal Balance of such subclass of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee as to such subclass. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

                  (b) Any successor Trustee as to any subclass of the Notes, however appointed, shall execute and deliver to the Issuer, the Administrative Agent and the predecessor Trustee as to such subclass an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee as to such subclass herein; provided that, upon the written request of such successor Trustee, such predecessor Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held by such predecessor Trustee hereunder solely for the benefit of such subclass of the Notes.

                  (c) If a successor Trustee is appointed with respect to one or more (but not all) subclasses of the Notes, the Issuer, the predecessor Trustee and each successor Trustee with respect to each subclass of Notes shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the subclasses of Notes as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be


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                                                                             108

necessary to provide for or facilitate the administration of the Notes hereunder by more than one Trustee.

                  (d) Each Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee hereunder; provided that the Rating Agencies shall receive notice of any replacement Trustee.

                  (e) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation to which substantially all the business of the Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Trustee under this Indenture without further act.

                                  ARTICLE VIII

                                    INDEMNITY

         Section 8.01 INDEMNITY. The Issuer shall indemnify the Trustee (and its officers, directors, employees and agents) for, and hold it harmless against, any loss, liability or expense Incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture, the Notes and the other Related Documents, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties and hold it harmless against, any loss, liability or reasonable expense Incurred without negligence or bad faith on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer's Certificate furnished hereunder, or the failure to furnish any such Officers' Certificate required to be furnished hereunder. The Trustee shall notify the Issuer and the Rating Agencies promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay reasonable fees and expenses of such counsel. The Issuer need not pay for any settlements made without its consent; provided that such consent shall not be unreasonably withheld or delayed. The Issuer need not reimburse any expense or indemnity against any loss or liability Incurred by the Trustee through negligence or bad faith. The provisions of this Section 8.01 and Section 8.02 hereof shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

         Section 8.02 HOLDERS' INDEMNITY. The Trustee shall be entitled to be indemnified (except with respect to losses, damages or obligations arising from the Trustee's negligence or bad faith) by the Holders of any subclass of the Notes before proceeding to exercise any right or power under this Indenture or the Administrative Agency Agreement at the request or direction of such Holders.


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                                                                             109

                                   ARTICLE IX

                                  MODIFICATION

         Section 9.01 MODIFICATION WITH CONSENT OF HOLDERS. With the consent of Holders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote of such Holders (voting as a single class), the Issuer, when authorized by a Controlling Trustees' Resolution, may amend or modify this Indenture or the Notes provided that, without the consent of each provider of a Credit Facility, no such amendment may modify the provisions of this Indenture relating to such Person's Credit Facility or, to the extent affecting such Person's Credit Facility, Credit Facilities generally; provided further that, without the consent of each Swap Provider, each provider of a Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.11 hereof, modify the provisions of this Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal or Redemption Price payable in respect of any subclass of Notes, or reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of this Section 9.01 or, except as otherwise provided in Section 3.09 hereof, alter the manner or priority of payment of such subclass of Notes (each, a "BASIC TERMS MODIFICATION").

                  It shall not be necessary for the consent of the Holders under this Section 9.01 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such modification approved by the required Holders of any class or subclass of Notes will be binding on the Holders of the relevant class or subclass of Notes and each party to this Indenture.

                  The Issuer shall give each Rating Agency prior notice of any amendment under this Section 9.01 and any amendments of the constitutive documents by the Issuer or any Issuer Subsidiaries, and, after an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders and the Rating Agencies a notice briefly describing such amendment. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

                  After an amendment under this Section 9.01 becomes effective, it shall bind every Holder whether or not notation thereof is made on any Note held by such Holder.

         Section 9.02 MODIFICATION WITHOUT CONSENT OF HOLDERS. Subject to
Section 9.01 hereof, the Trustee may agree with the Issuer, without the consent of any Holder, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of this Indenture or the Administrative Agency Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Administrative Agent, (c) to add or reflect any Credit Facility, (d) to any amendment (other than a Basic Terms Modification) of an immaterial nature necessary to facilitate the issuance of Refinancing Notes and/or Additional Notes and related acquisition of


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                                                                             110

Additional Aircraft (all in a manner consistent with the provisions of this Indenture) or (e) to comply with the requirements of the Commission in connection with the qualification of this Indenture under the TIA. Any such modification shall be notified to the Holders as soon as practicable thereafter and shall be binding on all the Holders. Notwithstanding anything to the contrary herein, so long as the Bridge Notes are outstanding, the Trustee shall not agree to any modification of, or the waiver or authorization of any breach or prospective breach of, any provision of this Indenture or any Related Document without the consent of the Holders of the Bridge Notes.

         Section 9.03 SUBORDINATION AND PRIORITY OF PAYMENTS. The subordination provisions contained in Section 3.08, Section 3.09 and Article X hereof may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Holder of the subclass of Notes affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 hereof relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

         Section 9.04 EXECUTION OF AMENDMENTS BY TRUSTEE. In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties, immunities or indemnities under this Indenture or otherwise.

         Section 9.05 CONFORMITY WITH TRUST INDENTURE ACT. Every indenture supplemental hereto pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

                                   ARTICLE X

                                  SUBORDINATION

         Section 10.01 SUBORDINATION OF THE SECURITIES AND OTHER SUBORDINATED OBLIGATIONS. (a) The Issuer (on behalf of itself and the Certificateholders), each Holder (by its acceptance of its Note) and each other Secured Party (by its acceptance of the benefits of the Security Trust Agreement) agree that (i) the Securities and the other Obligations shall be subject to the provisions of this
Article X and, in the case of the Secured Obligations, to the provisions of
Article VII of the Security Trust Agreement and (ii) each Junior Claimant (and each Junior Representative of any thereof) agree for the benefit of each Senior Claimant (and the Controlling Party and the Trustee acting therefor) that each Junior Claim shall be subordinated fully in right of payment to each Senior Claim as provided in Section 3.08 hereof, Section 3.09 hereof (if applicable), this Article X and Article VII of the Security Trust Agreement.

                  (b) For the purposes of this Agreement, no Senior Claims shall be deemed to have been paid in full until and unless the Senior Claimant (or the Trustee therefor) of such Senior Claims shall have received payment in full in cash of such Senior Claims.

                  (c) All payments or distributions upon or with respect to any Obligations that are received by any Junior Claimant (or any Junior Representative thereof) contrary to the provisions of this Indenture or in excess of the amounts to which such Junior Claimant is entitled under Section
3.08 hereof shall be received for the benefit of the Senior Claimant, shall be segregated from other funds and property held by such Junior Claimant (or any Junior Representative therefor) and shall be forthwith paid over to the Trustee in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims in accordance with the terms hereof.

                  (d) Notwithstanding anything contained herein to the contrary, payments from any property (or the proceeds thereof) (i) deposited in any Cash Collateral Account or drawn under any Credit Facility (as provided in Section
3.12 hereof), (ii) deposited in any Note Account as Issuer Cure Amounts (as provided in Section 3.11 hereof) or (iii) deposited in the Defeasance/Redemption Account (or, in the case of a Refinancing, the Refinancing Account) in respect of a Redemption under Section 3.10 hereof or in respect of the defeasance of Notes pursuant to Article XI hereof shall not be subordinated to the prior payment of any Senior Claimants in respect of any Senior Claims or subject to any other restrictions set forth in this Article X and Article VII of the Security Trust Agreement, and none of the Holders shall be obligated to pay over any payments from any such property to the Security Trustee or any other creditor of any of the Grantors.

                  (e) The Senior Representative is hereby authorized to demand specific performance of the provisions of this Article X at any time when any Junior Claimant (or any Junior Representative thereof) shall have failed to comply with any of such provisions applicable to them. The Junior Claimants (and each Junior Representative of any thereof) hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

         Section 10.02 RIGHTS OF SUBROGATION. The Junior Claimants (and each Junior Representative of any thereof) agree that no payment or distributions to any Senior Claimant (or the Trustee therefor) pursuant to the provisions of this Indenture shall entitle any Junior Claimant (or any Junior Representative thereof) to exercise any rights of subrogation in respect thereof until all Obligations constituting Senior Claims with respect to such Person shall have been paid in full.

         Section 10.03 FURTHER ASSURANCES OF JUNIOR REPRESENTATIVES. Each of the Junior Representatives shall, at the expense of the Issuer, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the Controlling Party may reasonably request, in order to effectuate the provisions of this Article X.

         Section 10.04 ENFORCEMENT. Each Junior Claimant (and the Junior Representative therefor) agree that the provisions of this Article X shall be enforceable against them under all circumstances, including without limitation in any proceeding referred to in Sections 4.01(e) and 4.01(f) hereof.

         Section 10.05 CONTINUED EFFECTIVENESS. The provisions of this Article X shall continue to be effective or shall be revived or reinstated, as the case may be, if at any time any payment of any of the Senior Claims is rescinded or must otherwise be returned by any Senior Claimant upon the insolvency, bankruptcy or reorganization of any Issuer Group Member, or otherwise, all as though such payment had not been made.

         Section 10.06 SENIOR CLAIMS AND JUNIOR CLAIMS UNIMPAIRED. Nothing in this Article X shall impair, as between the Issuer and any Senior Claimant or any Junior Claimant, the obligations of the Issuer to such Person, including without limitation the Senior Claims and the Junior Claims; provided that it is understood that the enforcement of rights and remedies shall be subject to the terms of this Indenture and the Security Trust Agreement.

                                   ARTICLE XI

                       DISCHARGE OF INDENTURE; DEFEASANCE

         Section 11.01 DISCHARGE OF LIABILITY ON THE NOTES; DEFEASANCE. (a) When
(i) the Issuer delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.08 hereof) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Section 3.10(c) hereof and the Issuer irrevocably deposits in the Defeasance/Redemption Account funds sufficient to pay at maturity or upon redemption all Outstanding Notes, including interest thereon to maturity or the Redemption Date (other than Notes replaced pursuant to Section 2.08 hereof), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 11.01(c) hereof, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

                  (b) Subject to Sections 11.01(c) and 11.02 hereof, the Issuer at any time may terminate (i) all its obligations under the Notes and this Indenture ("LEGAL DEFEASANCE" option) or (ii) its obligations under Sections
4.01 (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(c), 4.01(e) (only with respect to the Issuer) and 4.01(f) (only with respect to the Issuer)), 5.02 and 5.03 hereof ("COVENANT DEFEASANCE" option). The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

                  If the Issuer exercises its Legal Defeasance option, payment of any Notes subject to such Legal Defeasance may not be accelerated because of an Event of Default. If the Issuer exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default (other than with respect to a failure to comply with Sections 4.01(a), 4.01(b), 4.01(c), 4.01(e) (other than with respect to the Issuer), 4.01(f) (other than with respect to the Issuer)) and 5.02(n) hereof.

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.01, 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09,
5.02(n), Article VI, Sections 8.01, 11.04, 11.05 and 11.06 hereof shall survive until all the Notes have been paid in full. Thereafter, the Issuer's obligations in Sections 8.01, 11.04 and 11.05 hereof shall survive.

         Section 11.02 CONDITIONS TO DEFEASANCE. The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

                  (a) the Issuer irrevocably deposits in trust in the Defeasance/Redemption Account any one or any combination of (i) money, (ii) obligations of, and supported by the full faith and credit of, the U.S. Government ("U.S. GOVERNMENT OBLIGATIONS") or (iii) obligations of corporate issuers ("CORPORATE OBLIGATIONS") (provided that any such Corporate Obligations are rated AA+, or the equivalent, or higher, by the Rating Agencies at such time and shall not have a maturity of longer than three years from the date of defeasance) for the payment of all principal or Redemption Price, Sale Premium, if any, and interest (A) on the Notes or any class or subclass of Notes being defeased, in the case of Legal Defeasance, or (B) on all of the Notes in the case of Covenant Defeasance, in either case, to maturity or redemption, as the case may be;

                  (b) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations or the Corporate Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due (i) on each class or subclass of Notes being defeased, in the case of Legal Defeasance, or
(ii) on all of the Notes in the case of Covenant Defeasance, in either case, to maturity or redemption, as the case may be;

                  (c) 91 days pass after the deposit described in clause (a) above is made and during the 91-day period no Event of Default specified in
Section 4.01(e) or (g) hereof with respect to the Issuer occurs which is continuing at the end of the period;

                  (d) the deposit described in clause (a) above does not constitute a default under any other agreement binding on the Issuer;

                  (e) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit described in clause (a) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

                  (f) in the case of the Legal Defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that neither the Holders nor the Certificateholders will recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;


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                                                                             114

                  (g) in the case of the Covenant Defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (h) if the related Notes are then listed on any securities exchange, the Issuer delivers to the Trustee an Opinion of Counsel to the effect that such deposit, defeasance and discharge will not cause such Notes to be delisted;

                  (i) a Rating Agency Confirmation is obtained relating to the defeasance contemplated by this Section 11.02; and

                  (j) the Issuer delivers to the Trustee an Opinion of Counsel and an Officer's Certificate that all conditions precedent to such defeasance has been satisfied.

         Section 11.03 APPLICATION OF TRUST MONEY. The Trustee shall hold in trust in the Defeasance/Redemption Account money, U.S. Government Obligations or Corporate Obligations deposited with it pursuant to this Article XI. It shall apply the deposited money and the money from U.S. Government Obligations or Corporate Obligations in accordance with this Indenture to the payment of principal, premium, if any, and interest on the class or subclass of Notes. Money and securities so held in trust are not subject to Article X hereof or to
Article VIII of the Security Agreement.

         Section 11.04 REPAYMENT TO ISSUER. The Trustee shall promptly turn over to the Issuer upon written request any excess money or securities held by it at any time after application of the appropriate defeasance option.

                  Subject to any applicable abandoned property law, the Trustee shall pay to the Issuer upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

         Section 11.05 INDEMNITY FOR GOVERNMENT OBLIGATIONS AND CORPORATE OBLIGATIONS. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or Corporate Obligations, or the principal and interest received on such U.S. Government Obligations or Corporate Obligations.

         Section 11.06 REINSTATEMENT. If the Trustee is unable to apply any money or U.S. Government Obligations or Corporate Obligations in accordance with this Article XI by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article XI until such time as the Trustee is permitted to apply all such money, U.S. Government Obligations or Corporate Obligations in accordance with this Article XI; provided, however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Obligations or Corporate Obligations held by the Trustee.

                                  ARTICLE XII

                                  MISCELLANEOUS

         Section 12.01 RIGHT OF TRUSTEE TO PERFORM. If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture or any of the other Related Documents or otherwise, the Trustee shall have power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations and to take any steps which the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer; provided that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee's other rights under this Indenture or any of the other Related Documents.

         Section 12.02 WAIVER. Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law.

         Section 12.03 SEVERABILITY. In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

         Section 12.04 RESTRICTIONS ON EXERCISE OF CERTAIN RIGHTS. The Trustee and, during the continuance of a payment Default with respect to the Senior Class, the Senior Trustee, in its capacity as trustee of such class and except as otherwise provided in Section 4.04 hereof, may sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Issuer. Each of the

Holders shall at all times be deemed to have agreed by virtue of the acceptance of the Notes that only the Trustee and, during the continuance of a payment Default with respect to the Senior Class, the Senior Trustee, in its capacity as trustee of such class and except as provided in Section 4.04 hereof, may take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding up, liquidation, composition, examination or any like proceedings under the laws of Delaware.

         Section 12.05 NOTICES. All notices, demands, certificates, requests, directions, instructions and communications hereunder ("NOTICES") shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

         if to the Issuer, to:

                           Lease Investment Flight Trust
                           c/o Wilmington Trust Company
                           1100 North Market Street
                           Rodney Square North
                           Wilmington, Delaware 19890
                           Attention: Corporate Trust Administration
                           Fax (302) 651-8882

         with copies to:

                           Phoenix American Financial Services, Inc.
                           2401 Kerner Boulevard
                           San Rafael, CA 94901
                           Attention:  Financial Services Division
                           Fax:  (415) 485-4522

                           and

                           Automatic Lift I L.P.
                           Grand Bay Plaza
                           2665 South Bayshore Drive
                           Suite 1006
                           Coconut Grove, Florida 33133
                           Attention:  Wayne Lippman
                           Fax:  (305) 458-7757
         if to the Bridge Note Issuer prior to the Effective Time, to:

                           LIFT Trust-Sub 1
                           c/o Wilmington Trust Company
                           1100 North Market Street
                           Rodney Square North
                           Wilmington, Delaware  19890
                           Attention:  Corporate Trust Administration
                           Fax:  (302) 651-8882

         if to the Administrative Agent, to:

                           Phoenix American Financial Services, Inc.
                           2401 Kerner Boulevard
                           San Rafael, CA 94901
                           Attention: Financial Services Division
                           Fax:  (415) 485-4522

                  if to the Trustee, the Registrar, Bankers Trust or the Paying Agent, to:

                           Bankers Trust Company
                           Four Albany Street
                           New York, NY 10006
                           Structured Finance Team
                           Attention: Corporate Trust and Agency Services Fax (212) 250-6439

                  For so long as the Notes are listed on the Luxembourg Stock Exchange, if to the Listing Agent, Luxembourg Paying Agent and Registrar, to:

                           Kredietbank S.A. Luxembourgeoise
                           43, Boulevard Royal
                           L-2955
                           Luxembourg
                           Attention:
                           Fax:  352-4797-73951

                  A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

Section 12.06 ASSIGNMENTS; THIRD PARTY BENEFICIARY. This Indenture shall be a continuing obligation of the Issuer and shall (i) be binding upon the Issuer and its successors and assigns and (ii) inure to the benefit of and be enforceable by the Trustee, and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under this Indenture, or delegate any of its duties hereunder. Each Swap Provider and each provider of a Credit Facility shall be a third party beneficiary of Sections 3.08 and 9.03 hereof. In addition, each Certificateholder shall be a third party beneficiary of Article III hereof.

         Section 12.07 CURRENCY CONVERSION. (a) If any amount is received or recovered by the Administrative Agent or the Trustee in respect of this Indenture or any part thereof (whether as a result of the enforcement of the security created under the Security Trust Agreement or pursuant to this Indenture or any judgment or order of any court or in the liquidation or dissolution of the Issuer or by way of damages for any breach of any obligation to make any payment under or in respect of the Issuer's obligations hereunder or any part thereof or otherwise) in a currency (the "RECEIVED CURRENCY") other than the currency in which such amount was expressed to be payable (the "AGREED CURRENCY"), then the amount in the Received Currency actually received or recovered by the Trustee or the Administrative Agent shall, to the fullest extent permitted by Applicable Law, only constitute a discharge to the Issuer to the extent of the amount of the Agreed Currency which the Administrative Agent or the Trustee was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Administrative Agent or Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Issuer, the Issuer shall pay to the Administrative Agent such amount as the Administrative Agent shall determine to be necessary to indemnify the Trustee and the Administrative Agent against any Loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or Incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of the Issuer distinct from its obligation to discharge the amount which was originally payable by the Issuer and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Administrative Agent or the Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Issuer or any judgment or order and no proof or evidence of any actual loss shall be required.

                  (b) For the purpose of or pending the discharge of any of the moneys and liabilities hereby secured the Administrative Agent may convert any moneys received, recovered or realized by the Administrative Agent under this Indenture (including the proceeds of any previous conversion under this Section 12.07) from their existing currency of denomination into the currency of denomination (if different) of such moneys and liabilities and any conversion from one currency to another for the purposes of any of the foregoing shall be made at the Trustee's then prevailing spot selling rate at its office by which such conversion is made. If not otherwise required to be applied in the Received Currency, the Administrative Agent, acting on behalf of the Security Trustee, shall promptly convert any moneys in such Received Currency other than U.S. dollars into U.S. dollars. Each previous reference in this section to a currency extends to funds of that currency and funds of one currency may be converted into different funds of the same currency.

         Section 12.08 APPLICATION TO COURT. The Senior Trustee may at any time after the service of a Default Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a

Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Senior Trustee shall deem fit and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Holders and shall be indemnified by the Issuer against all costs, charges and expenses Incurred by it in relation to any such application or proceedings.

         Section 12.09 GOVERNING LAW. THIS INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         Section 12.10 JURISDICTION. (a) Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York State courts located in The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in The City of New York to Corporation Service Company, 2 World Trade Center, New York, New York 10048, and each of the parties hereby appoints Corporation Service Company, its designee, appointee and agent to receive, accept and acknowledge for and on its behalf such service of legal process, with the exception of the Trustee, who hereby consents to receive any such service of process directly at the address set forth in Section 12.05 herein.

                  (b) The submission to the jurisdiction of the courts referred to in Section 12.10(a) hereof shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against the Issuer in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

                  (c) Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

         Section 12.11 COUNTERPARTS. This Indenture may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

         Section 12.12 TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

         Section 12.13 TRUST INDENTURE ACT. Prior to the effectiveness of the Registration Statement, this Indenture shall be incorporated and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                          LEASE INVESTMENT FLIGHT TRUST

                          By Wilmington Trust Company, not in its
                            individual capacity but solely as the
                            Owner Trustee


                          By  /s/ KATHLEEN A. PEDELINI
                              -------------------------------------------------
                                Name:  Kathleen A. Pedelini
                                Title:  Administrative Account Manager

                          LIFT TRUST-SUB 1

                          By Wilmington Trust Company, not in its
                            individual capacity but solely as the Owner
                            Trustee


                          By  /s/ KATHLEEN A. PEDELINI
                              -------------------------------------------------
                             Name:  Kathleen A. Pedelini
                             Title:  Administrative Account Manager

                          BANKERS TRUST COMPANY


                          By  /s/ EILEEN M. HUGHES
                              ----------------------------------------
                              Name:  Eileen M. Hughes
                              Title:  Vice President

                          PHOENIX AMERICAN FINANCIAL SERVICES, INC., as the Administrative Agent


                          By  /s/ JOSEPH HORGAN
                              -------------------------------------------------
                               Name: Joseph Horgan
                               Title: AVP

                                                                      Schedule 1

                                Initial Aircraft

--------------------------------------------------------------------------------
          TYPE OF AIRCRAFT                     MANUFACTURER'S SERIAL NUMBER
          ----------------                     ----------------------------
--------------------------------------------------------------------------------
             B767-300ER                                    29618
--------------------------------------------------------------------------------
             B767-300ER                                    30108
--------------------------------------------------------------------------------
             B767-300ER                                    30112
--------------------------------------------------------------------------------
              B737-300                                     28672
--------------------------------------------------------------------------------
              B737-300                                     28673
--------------------------------------------------------------------------------
              B737-300                                     28569
--------------------------------------------------------------------------------
              B737-300                                     23384
--------------------------------------------------------------------------------
              B737-400                                     24469
--------------------------------------------------------------------------------
                MD82                                       49513
--------------------------------------------------------------------------------
                MD82                                       49515
--------------------------------------------------------------------------------
                MD82                                       49511
--------------------------------------------------------------------------------
              A320-200                                     1093
--------------------------------------------------------------------------------
              A320-200                                     1108
--------------------------------------------------------------------------------
              B737-300                                     23376
--------------------------------------------------------------------------------
              B737-300                                     29338
--------------------------------------------------------------------------------
              B737-400                                     24512
--------------------------------------------------------------------------------
              B737-300                                     28602
--------------------------------------------------------------------------------
              B737-300                                     28606
--------------------------------------------------------------------------------
              A320-200                                      879
--------------------------------------------------------------------------------
                MD82                                       49419
--------------------------------------------------------------------------------
               MD11F                                       48523
--------------------------------------------------------------------------------
              B737-700                                     28609
--------------------------------------------------------------------------------
              B747-400                                     28427
--------------------------------------------------------------------------------
                MD82                                       53147
--------------------------------------------------------------------------------
              B737-800                                     28591
--------------------------------------------------------------------------------
              B737-800                                     28628
--------------------------------------------------------------------------------
              B737-500                                     28565
--------------------------------------------------------------------------------
              B737-800                                     28592
--------------------------------------------------------------------------------
              B737-300                                     28570
--------------------------------------------------------------------------------
                MD82                                       49501
--------------------------------------------------------------------------------
                MD82                                       49509
--------------------------------------------------------------------------------
                MD82                                       49519
--------------------------------------------------------------------------------
                MD83                                       49578
--------------------------------------------------------------------------------
                MD82                                       49507
--------------------------------------------------------------------------------
             B767-300ER                                    26208
--------------------------------------------------------------------------------
              B737-300                                     28671
--------------------------------------------------------------------------------
              B737-700                                     28584
--------------------------------------------------------------------------------
              A320-200                                     1152
--------------------------------------------------------------------------------
             B767-300ER                                    30110
--------------------------------------------------------------------------------

                                   SCHEDULE 2

                                     PART A

                         BRIDGE NOTE ISSUER SUBSIDIARIES

ENTITY                                        JURISDICTION OF ORGANIZATION

LIFT CEA China, LLC                           Delaware
LIFT Canada, LLC                              Delaware
LIFT GF UK, LLC                               Delaware
LIFT Arizona, LLC                             Delaware
LIFT Missouri, LLC                            Delaware
LIFT A2K UK, LLC                              Delaware
MD82 Aircraft Leasing I Corporation           Delaware
MD82 Aircraft Leasing II Corporation          Delaware
MD82 Aircraft Leasing III Corporation         Delaware
A320 Aircraft Leasing X Corp.                 Delaware
A320 Aircraft Leasing IX Corp.                Delaware

                                     PART B

                            NOTE ISSUER SUBSIDIARIES

ENTITY                                         JURISDICTION OF ORGANIZATION
------                                         ----------------------------
LIFT Trust-Sub 1                               Delaware
LIFT CEA China, LLC                            Delaware
LIFT Canada, LLC                               Delaware
LIFT GF UK, LLC                                Delaware
LIFT Arizona, LLC                              Delaware
LIFT Missouri, LLC                             Delaware
LIFT A2K UK, LLC                               Delaware
MD82 Aircraft Leasing I Corporation            Delaware
MD82 Aircraft Leasing II Corporation           Delaware
MD82 Aircraft Leasing III Corporation          Delaware
A320 Aircraft Leasing X Corp.                  Delaware
A320 Aircraft Leasing IX Corp.                 Delaware

                                                                      SCHEDULE 3

                        CLASS A CLASS PERCENTAGES

                      CLASS A      CLASS A                        CLASS A      CLASS A                        CLASS A      CLASS A
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
Closing Date.........  69.933%    69.933%    June 15, 2006........  63.914%     62.444%  June 15, 2011.......    54.900%   49.296%
July 15, 2001........  69.642%    69.627%    July 15, 2006........  63.826%     62.318%  July 15, 2011.......    54.745%   49.029%
August 15, 2001......  69.539%    69.510%    August 15, 2006......  63.695%     62.145%  August 15, 2011.....    54.549%   48.711%
September 15, 2001...  69.362%    69.317%    September 15, 2006...  63.563%     61.970%  September 15, 2011..    54.351%   48.388%
October 15, 2001.....  69.309%    69.251%    October 15, 2006.....  63.472%     61.840%  October 15, 2011....    54.189%   48.110%
November 15, 2001....  69.219%    69.146%    November 15, 2006....  63.337%     61.662%  November 15, 2011...    54.017%   47.818%
December 15, 2001....  69.055%    68.966%    December 15, 2006....  63.200%     61.481%  December 15, 2011...    53.820%   47.495%
January 15, 2002.....  69.013%    68.911%    January 15, 2007.....  63.106%     61.348%  January 15, 2012....    53.628%   47.177%
February 15, 2002....  68.920%    68.804%    February 15, 2007....  62.968%     61.165%  February 15, 2012...    53.434%   46.854%
March 15, 2002.......  68.747%    68.615%    March 15, 2007.......  62.824%     60.976%  March 15, 2012......    53.223%   46.513%
April 15, 2002.......  68.696%    68.550%    April 15, 2007.......  62.727%     60.838%  April 15, 2012......    53.024%   46.182%
May 15, 2002.........  68.581%    68.420%    May 15, 2007.........  62.584%     60.648%  May 15, 2012........    52.815%   45.839%
June 15, 2002........  68.392%    68.213%    June 15, 2007........  62.440%     60.458%  June 15, 2012.......    52.610%   45.500%
July 15, 2002........  68.351%    68.158%    July 15, 2007........  62.342%     60.313%  July 15, 2012.......    52.401%   45.149%
August 15, 2002......  68.269%    68.059%    August 15, 2007......  62.200%     60.119%  August 15, 2012.....    52.195%   44.801%
September 15, 2002...  68.122%    67.893%    September 15, 2007...  62.056%     59.923%  September 15, 2012..    51.987%   44.449%
October 15, 2002.....  68.084%    67.840%    October 15, 2007.....  61.954%     59.773%  October 15, 2012....    51.770%   44.085%
November 15, 2002....  68.010%    67.750%    November 15, 2007....  61.808%     59.574%  November 15, 2012...    51.556%   43.723%
December 15, 2002....  67.871%    67.592%    December 15, 2007....  61.658%     59.369%  December 15, 2012...    51.333%   43.350%
January 15, 2003.....  67.838%    67.545%    January 15, 2008.....  61.552%     59.214%  January 15, 2013....    51.114%   42.979%
February 15, 2003....  67.769%    67.458%    February 15, 2008....  61.401%     59.006%  February 15, 2013...    50.891%   42.603%
March 15, 2003.......  67.639%    67.311%    March 15, 2008.......  61.244%     58.794%  March 15, 2013......    50.646%   42.202%
April 15, 2003.......  67.591%    67.246%    April 15, 2008.......  61.133%     58.631%  April 15, 2013......    50.419%   41.816%
May 15, 2003.........  67.491%    67.129%    May 15, 2008.........  60.973%     58.415%  May 15, 2013........    50.181%   41.420%
June 15, 2003........  67.350%    66.968%    June 15, 2008........  60.814%     58.197%  June 15, 2013.......    49.949%   41.026%
July 15, 2003........  67.390%    66.995%    July 15, 2008........  60.701%     58.027%  July 15, 2013.......    49.712%   40.621%
August 15, 2003......  67.294%    66.877%    August 15, 2008......  60.543%     57.805%  August 15, 2013.....    49.479%   40.217%
September 15, 2003...  67.183%    66.743%    September 15, 2008...  60.384%     57.581%  September 15, 2013..    49.242%   39.808%
October 15, 2003.....  67.117%    66.657%    October 15, 2008.....  60.267%     57.404%  October 15, 2013....    48.996%   39.387%
November 15, 2003....  67.015%    66.533%    November 15, 2008....  60.104%     57.175%  November 15, 2013...    48.755%   38.969%
December 15, 2003....  66.911%    66.406%    December 15, 2008....  59.939%     56.943%  December 15, 2013...    48.504%   38.540%
January 15, 2004.....  66.849%    66.324%    January 15, 2009.....  59.818%     56.761%  January 15, 2014....    48.259%   38.114%
February 15, 2004....  66.745%    66.196%    February 15, 2009....  59.651%     56.525%  February 15, 2014...    48.010%   37.682%
March 15, 2004.......  66.636%    66.065%    March 15, 2009.......  59.478%     56.284%  March 15, 2014......    47.740%   37.227%
April 15, 2004.......  66.572%    65.979%    April 15, 2009.......  59.352%     56.095%  April 15, 2014......    47.484%   36.783%
May 15, 2004.........  66.455%    65.839%    May 15, 2009.........  59.178%     55.851%  May 15, 2014........    47.218%   36.328%
June 15, 2004........  66.339%    65.698%    June 15, 2009........  59.004%     55.605%  June 15, 2014.......    46.955%   35.872%
July 15, 2004........  66.330%    65.668%    July 15, 2009........  58.878%     55.407%  July 15, 2014.......    46.688%   35.404%
August 15, 2004......  66.219%    65.526%    August 15, 2009......  58.707%     55.157%  August 15, 2014.....    46.425%   34.937%
September 15, 2004...  66.106%    65.382%    September 15, 2009...  58.535%     54.904%  September 15, 2014..    46.158%   34.464%
October 15, 2004.....  66.033%    65.282%    October 15, 2009.....  58.404%     54.698%  October 15, 2014....    45.881%   33.980%
November 15, 2004....  65.925%    65.143%    November 15, 2009....  58.229%     54.441%  November 15, 2014...    45.606%   33.493%
December 15, 2004....  65.815%    65.001%    December 15, 2009....  58.050%     54.178%  December 15, 2014...    45.322%   32.995%
January 15, 2005.....  65.747%    64.906%    January 15, 2010.....  57.917%     53.968%  January 15, 2015....    45.041%   32.498%
February 15, 2005....  65.637%    64.763%    February 15, 2010....  57.737%     53.703%  February 15, 2015...    44.757%   31.994%
March 15, 2005.......  65.521%    64.616%    March 15, 2010.......  57.545%     53.426%  March 15, 2015......    44.451%   31.468%
April 15, 2005.......  65.458%    64.525%    April 15, 2010.......  57.407%     53.208%  April 15, 2015......    44.158%   30.949%
May 15, 2005.........  65.336%    64.370%    May 15, 2010.........  57.218%     52.932%  May 15, 2015........    43.857%   30.420%
June 15, 2005........  65.215%    64.215%    June 15, 2010........  57.031%     52.656%  June 15, 2015.......    43.556%   29.888%

                      CLASS A      CLASS A                        CLASS A      CLASS A                        CLASS A      CLASS A
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
July 15, 2005........  65.138%    64.105%    July 15, 2010........  56.892%     52.426%  July 15, 2015.......    43.271%   29.344%
August 15, 2005......  65.020%    63.947%    August 15, 2010......  56.711%     52.145%  August 15, 2015.....    42.986%   28.797%
September 15, 2005...  64.901%    63.788%    September 15, 2010...  56.528%     51.861%  September 15, 2015..    42.697%   28.241%
October 15, 2005.....  64.821%    63.673%    October 15, 2010.....  56.384%     51.623%  October 15, 2015....    42.398%   27.673%
November 15, 2005....  64.702%    63.514%    November 15, 2010....  56.198%     51.333%  November 15, 2015...    42.101%   27.102%
December 15, 2005....  64.580%    63.352%    December 15, 2010....  56.004%     51.035%  December 15, 2015...    41.793%   26.517%
January 15, 2006.....  64.501%    63.236%    January 15, 2011.....  55.860%     50.793%  January 15, 2016....    41.486%   25.929%
February 15, 2006....  64.378%    63.072%    February 15, 2011....  55.668%     50.495%  February 15, 2016...    41.175%   25.332%
March 15, 2006.......  64.250%    62.903%    March 15, 2011.......  55.455%     50.173%  March 15, 2016......    40.849%   24.718%
April 15, 2006.......  64.168%    62.783%    April 15, 2011.......  55.305%     49.923%  April 15, 2016......    40.529%   24.104%
May 15, 2006.........  64.041%    62.614%    May 15, 2011.........  55.100%     49.608%  May 15, 2016........    40.199%   23.478%
June 15, 2016........  39.870%    22.847%    June 15, 2021........  19.969%      0.000%  July 15, 2026.......     0.000%    0.000%
July 15, 2016........  39.567%    22.205%    July 15, 2021........  19.460%      0.000%  August 15, 2026.....     0.000%    0.000%
August 15, 2016......  39.263%    21.557%    August 15, 2021......  18.944%      0.000%  September 15, 2026..     0.000%    0.000%
September 15, 2016...  38.955%    20.898%    September 15, 2021...  18.417%      0.000%  October 15, 2026....     0.000%    0.000%
October 15, 2016.....  38.637%    20.227%    October 15, 2021.....  17.878%      0.000%  November 15, 2026...     0.000%    0.000%
November 15, 2016....  38.319%    19.548%    November 15, 2021....  17.329%      0.000%  December 15, 2026...     0.000%    0.000%
December 15, 2016....  38.157%    18.945%    December 15, 2021....  16.767%      0.000%  January 15, 2027....     0.000%    0.000%
January 15, 2017.....  37.832%    18.252%    January 15, 2022.....  16.199%      0.000%  February 15, 2027...     0.000%    0.000%
February 15, 2017....  37.501%    17.547%    February 15, 2022....  15.618%      0.000%  March 15, 2027......     0.000%    0.000%
March 15, 2017.......  37.151%    16.823%    March 15, 2022.......  15.021%      0.000%  April 15, 2027......     0.000%    0.000%
April 15, 2017.......  36.809%    16.097%    April 15, 2022.......  14.415%      0.000%  May 15, 2027........     0.000%    0.000%
May 15, 2017.........  36.457%    15.356%    May 15, 2022.........  13.795%      0.000%  June 15, 2027.......     0.000%    0.000%
June 15, 2017........  36.103%    14.606%    June 15, 2022........  13.163%      0.000%  July 15, 2027.......     0.000%    0.000%
July 15, 2017........  35.785%    13.841%    July 15, 2022........  12.515%      0.000%  August 15, 2027.....     0.000%    0.000%
August 15, 2017......  35.465%    13.067%    August 15, 2022......  11.855%      0.000%  September 15, 2027..     0.000%    0.000%
September 15, 2017...  35.452%    12.405%    September 15, 2022...  11.180%      0.000%  October 15, 2027....     0.000%    0.000%
October 15, 2017.....  35.124%    11.617%    October 15, 2022.....  10.805%      0.000%  November 15, 2027...     0.000%    0.000%
November 15, 2017....  35.122%    10.938%    November 15, 2022....  10.119%      0.000%  December 15, 2027...     0.000%    0.000%
December 15, 2017....  34.790%    10.138%    December 15, 2022....   9.420%      0.000%  January 15, 2028....     0.000%    0.000%
January 15, 2018.....  34.456%     9.327%    January 15, 2023.....   8.708%      0.000%  February 15, 2028...     0.000%    0.000%
February 15, 2018....  34.116%     8.504%    February 15, 2023....   7.980%      0.000%  March 15, 2028......     0.000%    0.000%
March 15, 2018.......  33.760%     7.663%    March 15, 2023.......   7.250%      0.000%  April 15, 2028......     0.000%    0.000%
April 15, 2018.......  33.587%     6.866%    April 15, 2023.......   6.505%      0.000%  May 15, 2028........     0.000%    0.000%
May 15, 2018.........  33.238%     6.021%    May 15, 2023.........   5.753%      0.000%  June 15, 2028.......     0.000%    0.000%
June 15, 2018........  32.903%     5.186%    June 15, 2023........   4.984%      0.000%  July 15, 2028.......     0.000%    0.000%
July 15, 2018........  32.602%     4.343%    July 15, 2023........   4.196%      0.000%  August 15, 2028.....     0.000%    0.000%
August 15, 2018......  32.299%     3.488%    August 15, 2023......   3.389%      0.000%  September 15, 2028..     0.000%    0.000%
September 15, 2018...  31.991%     2.618%    September 15, 2023...   2.600%      0.000%  October 15, 2028....     0.000%    0.000%
October 15, 2018.....  31.676%     1.737%    October 15, 2023.....   1.761%      0.000%  November 15, 2028...     0.000%    0.000%
November 15, 2018....  31.359%     0.843%    November 15, 2023....   0.900%      0.000%  December 15, 2028...     0.000%    0.000%
December 15, 2018....  31.034%     0.000%    December 15, 2023....   0.016%      0.000%  January 15, 2029....     0.000%    0.000%
January 15, 2019.....  30.705%     0.000%    January 15, 2024.....   0.000%      0.000%  February 15, 2029...     0.000%    0.000%
February 15, 2019....  30.371%     0.000%    February 15, 2024....   0.000%      0.000%  March 15, 2029......     0.000%    0.000%
March 15, 2019.......  30.021%     0.000%    March 15, 2024.......   0.000%      0.000%  April 15, 2029......     0.000%    0.000%
April 15, 2019.......  29.675%     0.000%    April 15, 2024.......   0.000%      0.000%  May 15, 2029........     0.000%    0.000%
May 15, 2019.........  29.318%     0.000%    May 15, 2024.........   0.000%      0.000%  June 15, 2029.......     0.000%    0.000%
June 15, 2019........  28.959%     0.000%    June 15, 2024........   0.000%      0.000%  July 15, 2029.......     0.000%    0.000%
July 15, 2019........  28.589%     0.000%    July 15, 2024........   0.000%      0.000%  August 15, 2029.....     0.000%    0.000%
August 15, 2019......  28.407%     0.000%    August 15, 2024......   0.000%      0.000%  September 15, 2029..     0.000%    0.000%
September 15, 2019...  28.194%     0.000%    September 15, 2024...   0.000%      0.000%  October 15, 2029....     0.000%    0.000%
October 15, 2019.....  28.003%     0.000%    October 15, 2024.....   0.000%      0.000%  November 15, 2029...     0.000%    0.000%
November 15, 2019....  27.629%     0.000%    November 15, 2024....   0.000%      0.000%  December 15, 2029...     0.000%    0.000%
December 15, 2019....  27.245%     0.000%    December 15, 2024....   0.000%      0.000%  January 15, 2030....     0.000%    0.000%

                      CLASS A      CLASS A                        CLASS A      CLASS A                        CLASS A      CLASS A
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
January 15, 2020.....  26.856%     0.000%    January 15, 2025.....   0.000%      0.000%  February 15, 2030...     0.000%    0.000%
February 15, 2020....  26.460%     0.000%    February 15, 2025....   0.000%      0.000%  March 15, 2030......     0.000%    0.000%
March 15, 2020.......  26.052%     0.000%    March 15, 2025.......   0.000%      0.000%  April 15, 2030......     0.000%    0.000%
April 15, 2020.......  25.793%     0.000%    April 15, 2025.......   0.000%      0.000%  May 15, 2030........     0.000%    0.000%
May 15, 2020.........  25.539%     0.000%    May 15, 2025.........   0.000%      0.000%  June 15, 2030.......     0.000%    0.000%
June 15, 2020........  25.133%     0.000%    June 15, 2025........   0.000%      0.000%  July 15, 2030.......     0.000%    0.000%
July 15, 2020........  24.717%     0.000%    July 15, 2025........   0.000%      0.000%  August 15, 2030.....     0.000%    0.000%
August 15, 2020......  24.296%     0.000%    August 15, 2025......   0.000%      0.000%  September 15, 2030..     0.000%    0.000%
September 15, 2020...  23.866%     0.000%    September 15, 2025...   0.000%      0.000%  October 15, 2030....     0.000%    0.000%
October 15, 2020.....  23.426%     0.000%    October 15, 2025.....   0.000%      0.000%  November 15, 2030...     0.000%    0.000%
November 15, 2020....  23.124%     0.000%    November 15, 2025....   0.000%      0.000%  December 15, 2030...     0.000%    0.000%
December 15, 2020....  22.672%     0.000%    December 15, 2025....   0.000%      0.000%  January 15, 2031....     0.000%    0.000%
January 15, 2021.....  22.366%     0.000%    January 15, 2026.....   0.000%      0.000%  February 15, 2031...     0.000%    0.000%
February 15, 2021....  21.906%     0.000%    February 15, 2026....   0.000%      0.000%  March 15, 2031......     0.000%    0.000%
March 15, 2021.......  21.431%     0.000%    March 15, 2026.......   0.000%      0.000%  April 15, 2031......     0.000%    0.000%
April 15, 2021.......  20.954%     0.000%    April 15, 2026.......   0.000%      0.000%  May 15, 2031........     0.000%    0.000%
May 15, 2021.........  20.465%     0.000%    May 15, 2026.........   0.000%      0.000%  June 15, 2031.......     0.000%    0.000%
                                             June 15, 2026........   0.000%      0.000%  July 15, 2031.......     0.000%    0.000%

                        CLASS B CLASS PERCENTAGES

                      CLASS B      CLASS B                        CLASS B      CLASS B                        CLASS B      CLASS B
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
Closing Date.........   9.217%     9.217%    June 15, 2006........   8.293%      8.230%  June 15, 2011.......     6.691%    6.497%
July 15, 2001........   9.178%     9.177%    July 15, 2006........   8.277%      8.213%  July 15, 2011.......     6.662%    6.462%
August 15, 2001......   9.165%     9.161%    August 15, 2006......   8.256%      8.191%  August 15, 2011.....     6.627%    6.420%
September 15, 2001...   9.141%     9.136%    September 15, 2006...   8.234%      8.167%  September 15, 2011..     6.591%    6.377%
October 15, 2001.....   9.134%     9.127%    October 15, 2006.....   8.218%      8.150%  October 15, 2011....     6.561%    6.341%
November 15, 2001....   9.122%     9.113%    November 15, 2006....   8.195%      8.127%  November 15, 2011...     6.530%    6.302%
December 15, 2001....   9.101%     9.090%    December 15, 2006....   8.173%      8.103%  December 15, 2011...     6.494%    6.260%
January 15, 2002.....   9.095%     9.082%    January 15, 2007.....   8.156%      8.085%  January 15, 2012....     6.460%    6.218%
February 15, 2002....   9.083%     9.068%    February 15, 2007....   8.134%      8.061%  February 15, 2012...     6.425%    6.175%
March 15, 2002.......   9.060%     9.043%    March 15, 2007.......   8.110%      8.037%  March 15, 2012......     6.388%    6.130%
April 15, 2002.......   9.053%     9.035%    April 15, 2007.......   8.093%      8.018%  April 15, 2012......     6.352%    6.087%
May 15, 2002.........   9.038%     9.018%    May 15, 2007.........   8.069%      7.993%  May 15, 2012........     6.315%    6.042%
June 15, 2002........   9.013%     8.990%    June 15, 2007........   8.046%      7.968%  June 15, 2012.......     6.279%    5.997%
July 15, 2002........   9.007%     8.983%    July 15, 2007........   8.029%      7.949%  July 15, 2012.......     6.241%    5.951%
August 15, 2002......   8.995%     8.970%    August 15, 2007......   8.005%      7.924%  August 15, 2012.....     6.204%    5.905%
September 15, 2002...   8.976%     8.948%    September 15, 2007...   7.981%      7.898%  September 15, 2012..     6.167%    5.858%
October 15, 2002.....   8.970%     8.941%    October 15, 2007.....   7.963%      7.878%  October 15, 2012....     6.128%    5.810%
November 15, 2002....   8.960%     8.929%    November 15, 2007....   7.939%      7.852%  November 15, 2012...     6.090%    5.763%
December 15, 2002....   8.941%     8.908%    December 15, 2007....   7.914%      7.825%  December 15, 2012...     6.051%    5.713%
January 15, 2003.....   8.936%     8.902%    January 15, 2008.....   7.896%      7.804%  January 15, 2013....     6.012%    5.664%
February 15, 2003....   8.927%     8.891%    February 15, 2008....   7.871%      7.777%  February 15, 2013...     5.973%    5.615%
March 15, 2003.......   8.909%     8.871%    March 15, 2008.......   7.845%      7.749%  March 15, 2013......     5.931%    5.562%
April 15, 2003.......   8.902%     8.863%    April 15, 2008.......   7.826%      7.727%  April 15, 2013......     5.891%    5.511%
May 15, 2003.........   8.889%     8.847%    May 15, 2008.........   7.799%      7.699%  May 15, 2013........     5.850%    5.459%
June 15, 2003........   8.870%     8.826%    June 15, 2008........   7.773%      7.670%  June 15, 2013.......     5.809%    5.407%
July 15, 2003........   8.874%     8.830%    July 15, 2008........   7.753%      7.648%  July 15, 2013.......     5.768%    5.354%
August 15, 2003......   8.860%     8.814%    August 15, 2008......   7.726%      7.619%  August 15, 2013.....     5.727%    5.301%
September 15, 2003...   8.844%     8.797%    September 15, 2008...   7.699%      7.589%  September 15, 2013..     5.686%    5.247%
October 15, 2003.....   8.834%     8.785%    October 15, 2008.....   7.678%      7.566%  October 15, 2013....     5.643%    5.191%
November 15, 2003....   8.819%     8.769%    November 15, 2008....   7.650%      7.536%  November 15, 2013...     5.602%    5.136%
December 15, 2003....   8.804%     8.752%    December 15, 2008....   7.622%      7.505%  December 15, 2013...     5.559%    5.080%
January 15, 2004.....   8.795%     8.741%    January 15, 2009.....   7.601%      7.481%  January 15, 2014....     5.517%    5.023%
February 15, 2004....   8.780%     8.724%    February 15, 2009....   7.573%      7.450%  February 15, 2014...     5.474%    4.966%
March 15, 2004.......   8.764%     8.707%    March 15, 2009.......   7.544%      7.418%  March 15, 2014......     5.428%    4.906%
April 15, 2004.......   8.754%     8.696%    April 15, 2009.......   7.522%      7.393%  April 15, 2014......     5.385%    4.848%
May 15, 2004.........   8.737%     8.677%    May 15, 2009.........   7.492%      7.361%  May 15, 2014........     5.340%    4.788%
June 15, 2004........   8.720%     8.659%    June 15, 2009........   7.463%      7.329%  June 15, 2014.......     5.296%    4.728%
July 15, 2004........   8.717%     8.655%    July 15, 2009........   7.439%      7.302%  July 15, 2014.......     5.251%    4.666%
August 15, 2004......   8.698%     8.636%    August 15, 2009......   7.407%      7.269%  August 15, 2014.....     5.206%    4.605%
September 15, 2004...   8.679%     8.617%    September 15, 2009...   7.376%      7.236%  September 15, 2014..     5.161%    4.542%
October 15, 2004.....   8.665%     8.604%    October 15, 2009.....   7.351%      7.209%  October 15, 2014....     5.115%    4.478%
November 15, 2004....   8.647%     8.586%    November 15, 2009....   7.319%      7.175%  November 15, 2014...     5.069%    4.414%
December 15, 2004....   8.628%     8.567%    December 15, 2009....   7.286%      7.141%  December 15, 2014...     5.022%    4.349%
January 15, 2005.....   8.616%     8.554%    January 15, 2010.....   7.260%      7.113%  January 15, 2015....     4.975%    4.283%
February 15, 2005....   8.597%     8.536%    February 15, 2010....   7.228%      7.078%  February 15, 2015...     4.929%    4.217%
March 15, 2005.......   8.577%     8.516%    March 15, 2010.......   7.193%      7.041%  March 15, 2015......     4.879%    4.147%
April 15, 2005.......   8.565%     8.504%    April 15, 2010.......   7.167%      7.013%  April 15, 2015......     4.831%    4.079%
May 15, 2005.........   8.545%     8.484%    May 15, 2010.........   7.133%      6.976%  May 15, 2015........     4.782%    4.009%
June 15, 2005........   8.524%     8.463%    June 15, 2010........   7.099%      6.940%  June 15, 2015.......     4.734%    3.939%
July 15, 2005........   8.510%     8.449%    July 15, 2010........   7.071%      6.910%  July 15, 2015.......     4.684%    3.867%

                      CLASS B      CLASS B                        CLASS B      CLASS B                        CLASS B      CLASS B
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
August 15, 2005......   8.489%     8.428%    August 15, 2010......   7.037%      6.873%  August 15, 2015.....     4.635%    3.795%
September 15, 2005...   8.468%     8.407%    September 15, 2010...   7.002%      6.835%  September 15, 2015..     4.585%    3.722%
October 15, 2005.....   8.453%     8.392%    October 15, 2010.....   6.973%      6.804%  October 15, 2015....     4.535%    3.647%
November 15, 2005....   8.432%     8.371%    November 15, 2010....   6.937%      6.766%  November 15, 2015...     4.484%    3.572%
December 15, 2005....   8.411%     8.350%    December 15, 2010....   6.901%      6.726%  December 15, 2015...     4.432%    3.495%
January 15, 2006.....   8.396%     8.334%    January 15, 2011.....   6.872%      6.694%  January 15, 2016....     4.381%    3.417%
February 15, 2006....   8.375%     8.313%    February 15, 2011....   6.836%      6.655%  February 15, 2016...     4.329%    3.339%
March 15, 2006.......   8.353%     8.290%    March 15, 2011.......   6.796%      6.613%  March 15, 2016......     4.275%    3.258%
April 15, 2006.......   8.337%     8.275%    April 15, 2011.......   6.767%      6.580%  April 15, 2016......     4.223%    3.177%
May 15, 2006.........   8.315%     8.252%    May 15, 2011.........   6.729%      6.538%  May 15, 2016........     4.169%    3.094%
June 15, 2016........   4.116%     3.011%    June 15, 2021........   0.966%     0.000%   July 15, 2026.......     0.000%    0.000%
July 15, 2016........   4.060%     2.927%    July 15, 2021........   0.918%      0.000%  August 15, 2026.....     0.000%    0.000%
August 15, 2016......   4.005%     2.841%    August 15, 2021......   0.871%      0.000%  September 15, 2026..     0.000%    0.000%
September 15, 2016...   3.949%     2.754%    September 15, 2021...   0.824%      0.000%  October 15, 2026....     0.000%    0.000%
October 15, 2016.....   3.893%     2.666%    October 15, 2021.....   0.778%      0.000%  November 15, 2026...     0.000%    0.000%
November 15, 2016....   3.836%     2.576%    November 15, 2021....   0.732%      0.000%  December 15, 2026...     0.000%    0.000%
December 15, 2016....   3.796%     2.497%    December 15, 2021....   0.687%      0.000%  January 15, 2027....     0.000%    0.000%
January 15, 2017.....   3.739%     2.406%    January 15, 2022.....   0.643%      0.000%  February 15, 2027...     0.000%    0.000%
February 15, 2017....   3.682%     2.313%    February 15, 2022....   0.599%      0.000%  March 15, 2027......     0.000%    0.000%
March 15, 2017.......   3.623%     2.217%    March 15, 2022.......   0.556%      0.000%  April 15, 2027......     0.000%    0.000%
April 15, 2017.......   3.565%     2.121%    April 15, 2022.......   0.514%      0.000%  May 15, 2027........     0.000%    0.000%
May 15, 2017.........   3.506%     2.024%    May 15, 2022.........   0.472%      0.000%  June 15, 2027.......     0.000%    0.000%
June 15, 2017........   3.447%     1.925%    June 15, 2022........   0.432%      0.000%  July 15, 2027.......     0.000%    0.000%
July 15, 2017........   3.388%     1.824%    July 15, 2022........   0.392%      0.000%  August 15, 2027.....     0.000%    0.000%
August 15, 2017......   3.329%     1.722%    August 15, 2022......   0.354%      0.000%  September 15, 2027..     0.000%    0.000%
September 15, 2017...   3.300%     1.635%    September 15, 2022...   0.316%      0.000%  October 15, 2027....     0.000%    0.000%
October 15, 2017.....   3.241%     1.531%    October 15, 2022.....   0.290%      0.000%  November 15, 2027...     0.000%    0.000%
November 15, 2017....   3.213%     1.442%    November 15, 2022....   0.256%      0.000%  December 15, 2027...     0.000%    0.000%
December 15, 2017....   3.155%     1.336%    December 15, 2022....   0.224%      0.000%  January 15, 2028....     0.000%    0.000%
January 15, 2018.....   3.097%     1.229%    January 15, 2023.....   0.193%      0.000%  February 15, 2028...     0.000%    0.000%
February 15, 2018....   3.039%     1.121%    February 15, 2023....   0.164%      0.000%  March 15, 2028......     0.000%    0.000%
March 15, 2018.......   2.979%     1.010%    March 15, 2023.......   0.136%      0.000%  April 15, 2028......     0.000%    0.000%
April 15, 2018.......   2.936%     0.905%    April 15, 2023.......   0.111%      0.000%  May 15, 2028........     0.000%    0.000%
May 15, 2018.........   2.879%     0.794%    May 15, 2023.........   0.088%      0.000%  June 15, 2028.......     0.000%    0.000%
June 15, 2018........   2.823%     0.684%    June 15, 2023........   0.067%      0.000%  July 15, 2028.......     0.000%    0.000%
July 15, 2018........   2.767%     0.572%    July 15, 2023........   0.048%      0.000%  August 15, 2028.....     0.000%    0.000%
August 15, 2018......   2.711%     0.460%    August 15, 2023......   0.032%      0.000%  September 15, 2028..     0.000%    0.000%
September 15, 2018...   2.655%     0.345%    September 15, 2023...   0.018%      0.000%  October 15, 2028....     0.000%    0.000%
October 15, 2018.....   2.599%     0.229%    October 15, 2023.....   0.008%      0.000%  November 15, 2028...     0.000%    0.000%
November 15, 2018....   2.543%     0.111%    November 15, 2023....   0.001%      0.000%  December 15, 2028...     0.000%    0.000%
December 15, 2018....   2.486%     0.000%    December 15, 2023....   0.000%      0.000%  January 15, 2029....     0.000%    0.000%
January 15, 2019.....   2.430%     0.000%    January 15, 2024.....   0.000%      0.000%  February 15, 2029...     0.000%    0.000%
February 15, 2019....   2.374%     0.000%    February 15, 2024....   0.000%      0.000%  March 15, 2029......     0.000%    0.000%
March 15, 2019.......   2.316%     0.000%    March 15, 2024.......   0.000%      0.000%  April 15, 2029......     0.000%    0.000%
April 15, 2019.......   2.259%     0.000%    April 15, 2024.......   0.000%      0.000%  May 15, 2029........     0.000%    0.000%
May 15, 2019.........   2.202%     0.000%    May 15, 2024.........   0.000%      0.000%  June 15, 2029.......     0.000%    0.000%
June 15, 2019........   2.145%     0.000%    June 15, 2024........   0.000%      0.000%  July 15, 2029.......     0.000%    0.000%
July 15, 2019........   2.088%     0.000%    July 15, 2024........   0.000%      0.000%  August 15, 2029.....     0.000%    0.000%
August 15, 2019......   2.046%     0.000%    August 15, 2024......   0.000%      0.000%  September 15, 2029..     0.000%    0.000%
September 15, 2019...   2.002%     0.000%    September 15, 2024...   0.000%      0.000%  October 15, 2029....     0.000%    0.000%
October 15, 2019.....   1.960%     0.000%    October 15, 2024.....   0.000%      0.000%  November 15, 2029...     0.000%    0.000%
November 15, 2019....   1.906%     0.000%    November 15, 2024....   0.000%      0.000%  December 15, 2029...     0.000%    0.000%
December 15, 2019....   1.851%     0.000%    December 15, 2024....   0.000%      0.000%  January 15, 2030....     0.000%    0.000%

                      CLASS B      CLASS B                        CLASS B      CLASS B                        CLASS B      CLASS B
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
January 15, 2020.....   1.797%     0.000%    January 15, 2025.....   0.000%      0.000%  February 15, 2030...     0.000%    0.000%
February 15, 2020....   1.743%     0.000%    February 15, 2025....   0.000%      0.000%  March 15, 2030......     0.000%    0.000%
March 15, 2020.......   1.688%     0.000%    March 15, 2025.......   0.000%      0.000%  April 15, 2030......     0.000%    0.000%
April 15, 2020.......   1.644%     0.000%    April 15, 2025.......   0.000%      0.000%  May 15, 2030........     0.000%    0.000%
May 15, 2020.........   1.601%     0.000%    May 15, 2025.........   0.000%      0.000%  June 15, 2030.......     0.000%    0.000%
June 15, 2020........   1.550%     0.000%    June 15, 2025........   0.000%      0.000%  July 15, 2030.......     0.000%    0.000%
July 15, 2020........   1.498%     0.000%    July 15, 2025........   0.000%      0.000%  August 15, 2030.....     0.000%    0.000%
August 15, 2020......   1.446%     0.000%    August 15, 2025......   0.000%      0.000%  September 15, 2030..     0.000%    0.000%
September 15, 2020...   1.395%     0.000%    September 15, 2025...   0.000%      0.000%  October 15, 2030....     0.000%    0.000%
October 15, 2020.....   1.344%     0.000%    October 15, 2025.....   0.000%      0.000%  November 15, 2030...     0.000%    0.000%
November 15, 2020....   1.301%     0.000%    November 15, 2025....   0.000%      0.000%  December 15, 2030...     0.000%    0.000%
December 15, 2020....   1.251%     0.000%    December 15, 2025....   0.000%      0.000%  January 15, 2031....     0.000%    0.000%
January 15, 2021.....   1.209%     0.000%    January 15, 2026.....   0.000%      0.000%  February 15, 2031...     0.000%    0.000%
February 15, 2021....   1.160%     0.000%    February 15, 2026....   0.000%      0.000%  March 15, 2031......     0.000%    0.000%
March 15, 2021.......   1.111%     0.000%    March 15, 2026.......   0.000%      0.000%  April 15, 2031......     0.000%    0.000%
April 15, 2021.......   1.062%     0.000%    April 15, 2026.......   0.000%      0.000%  May 15, 2031........     0.000%    0.000%
May 15, 2021.........   1.014%     0.000%    May 15, 2026.........   0.000%      0.000%  June 15, 2031.......     0.000%    0.000%
                                             June 15, 2026........   0.000%      0.000%  July 15, 2031.......     0.000%    0.000%

                        CLASS C CLASS PERCENTAGES

                      CLASS C      CLASS C                        CLASS C      CLASS C                        CLASS C      CLASS C
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
Closing Date.........   9.088%     9.088%    June 15, 2006........   8.500%      8.450%  June 15, 2011.......     6.836%    6.671%
July 15, 2001........   9.094%     9.094%    July 15, 2006........   8.484%      8.433%  July 15, 2011.......     6.806%    6.635%
August 15, 2001......   9.106%     9.106%    August 15, 2006......   8.462%      8.410%  August 15, 2011.....     6.770%    6.592%
September 15, 2001...   9.118%     9.118%    September 15, 2006...   8.440%      8.386%  September 15, 2011..     6.733%    6.548%
October 15, 2001.....   9.130%     9.130%    October 15, 2006.....   8.424%      8.368%  October 15, 2011....     6.703%    6.510%
November 15, 2001....   9.143%     9.143%    November 15, 2006....   8.401%      8.344%  November 15, 2011...     6.670%    6.471%
December 15, 2001....   9.155%     9.155%    December 15, 2006....   8.378%      8.320%  December 15, 2011...     6.634%    6.427%
January 15, 2002.....   9.167%     9.167%    January 15, 2007.....   8.361%      8.302%  January 15, 2012....     6.599%    6.384%
February 15, 2002....   9.180%     9.180%    February 15, 2007....   8.338%      8.277%  February 15, 2012...     6.563%    6.340%
March 15, 2002.......   9.192%     9.192%    March 15, 2007.......   8.314%      8.251%  March 15, 2012......     6.525%    6.294%
April 15, 2002.......   9.205%     9.205%    April 15, 2007.......   8.297%      8.233%  April 15, 2012......     6.489%    6.249%
May 15, 2002.........   9.218%     9.218%    May 15, 2007.........   8.273%      8.207%  May 15, 2012........     6.451%    6.203%
June 15, 2002........   9.231%     9.231%    June 15, 2007........   8.249%      8.181%  June 15, 2012.......     6.414%    6.157%
July 15, 2002........   9.225%     9.223%    July 15, 2007........   8.231%      8.162%  July 15, 2012.......     6.375%    6.110%
August 15, 2002......   9.213%     9.210%    August 15, 2007......   8.206%      8.135%  August 15, 2012.....     6.336%    6.063%
September 15, 2002...   9.193%     9.187%    September 15, 2007...   8.182%      8.109%  September 15, 2012..     6.297%    6.015%
October 15, 2002.....   9.187%     9.180%    October 15, 2007.....   8.163%      8.089%  October 15, 2012....     6.256%    5.966%
November 15, 2002....   9.176%     9.168%    November 15, 2007....   8.138%      8.062%  November 15, 2012...     6.216%    5.917%
December 15, 2002....   9.157%     9.147%    December 15, 2007....   8.112%      8.034%  December 15, 2012...     6.175%    5.866%
January 15, 2003.....   9.152%     9.140%    January 15, 2008.....   8.093%      8.013%  January 15, 2013....     6.134%    5.816%
February 15, 2003....   9.142%     9.129%    February 15, 2008....   8.067%      7.985%  February 15, 2013...     6.093%    5.765%
March 15, 2003.......   9.124%     9.109%    March 15, 2008.......   8.041%      7.956%  March 15, 2013......     6.048%    5.711%
April 15, 2003.......   9.117%     9.100%    April 15, 2008.......   8.021%      7.934%  April 15, 2013......     6.007%    5.659%
May 15, 2003.........   9.103%     9.084%    May 15, 2008.........   7.994%      7.905%  May 15, 2013........     5.963%    5.605%
June 15, 2003........   9.083%     9.062%    June 15, 2008........   7.967%      7.875%  June 15, 2013.......     5.921%    5.552%
July 15, 2003........   9.088%     9.066%    July 15, 2008........   7.946%      7.852%  July 15, 2013.......     5.878%    5.497%
August 15, 2003......   9.074%     9.050%    August 15, 2008......   7.917%      7.822%  August 15, 2013.....     5.835%    5.442%
September 15, 2003...   9.057%     9.032%    September 15, 2008...   7.889%      7.792%  September 15, 2013..     5.792%    5.387%
October 15, 2003.....   9.047%     9.020%    October 15, 2008.....   7.867%      7.768%  October 15, 2013....     5.747%    5.330%
November 15, 2003....   9.032%     9.003%    November 15, 2008....   7.838%      7.737%  November 15, 2013...     5.703%    5.273%
December 15, 2003....   9.016%     8.986%    December 15, 2008....   7.809%      7.706%  December 15, 2013...     5.658%    5.215%
January 15, 2004.....   9.007%     8.975%    January 15, 2009.....   7.786%      7.681%  January 15, 2014....     5.614%    5.158%
February 15, 2004....   8.991%     8.958%    February 15, 2009....   7.757%      7.649%  February 15, 2014...     5.570%    5.099%
March 15, 2004.......   8.975%     8.940%    March 15, 2009.......   7.726%      7.616%  March 15, 2014......     5.522%    5.038%
April 15, 2004.......   8.965%     8.928%    April 15, 2009.......   7.703%      7.591%  April 15, 2014......     5.477%    4.978%
May 15, 2004.........   8.948%     8.909%    May 15, 2009.........   7.672%      7.558%  May 15, 2014........     5.430%    4.916%
June 15, 2004........   8.930%     8.890%    June 15, 2009........   7.641%      7.525%  June 15, 2014.......     5.384%    4.854%
July 15, 2004........   8.927%     8.886%    July 15, 2009........   7.616%      7.498%  July 15, 2014.......     5.336%    4.791%
August 15, 2004......   8.908%     8.867%    August 15, 2009......   7.583%      7.464%  August 15, 2014.....     5.290%    4.728%
September 15, 2004...   8.889%     8.848%    September 15, 2009...   7.549%      7.430%  September 15, 2014..     5.243%    4.664%
October 15, 2004.....   8.875%     8.834%    October 15, 2009.....   7.523%      7.402%  October 15, 2014....     5.195%    4.598%
November 15, 2004....   8.857%     8.815%    November 15, 2009....   7.489%      7.367%  November 15, 2014...     5.147%    4.532%
December 15, 2004....   8.838%     8.796%    December 15, 2009....   7.455%      7.331%  December 15, 2014...     5.097%    4.465%
January 15, 2005.....   8.826%     8.783%    January 15, 2010.....   7.428%      7.303%  January 15, 2015....     5.049%    4.398%
February 15, 2005....   8.807%     8.764%    February 15, 2010....   7.393%      7.267%  February 15, 2015...     5.000%    4.329%
March 15, 2005.......   8.787%     8.744%    March 15, 2010.......   7.357%      7.230%  March 15, 2015......     4.948%    4.258%
April 15, 2005.......   8.775%     8.732%    April 15, 2010.......   7.330%      7.200%  April 15, 2015......     4.899%    4.188%
May 15, 2005.........   8.755%     8.711%    May 15, 2010.........   7.294%      7.163%  May 15, 2015........     4.848%    4.116%
June 15, 2005........   8.734%     8.690%    June 15, 2010........   7.258%      7.125%  June 15, 2015.......     4.797%    4.045%
July 15, 2005........   8.720%     8.675%    July 15, 2010........   7.229%      7.094%  July 15, 2015.......     4.746%    3.971%
August 15, 2005......   8.699%     8.653%    August 15, 2010......   7.193%      7.056%  August 15, 2015.....     4.695%    3.897%

                      CLASS C      CLASS C                        CLASS C      CLASS C                        CLASS C      CLASS C
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
September 15, 2005...   8.677%     8.632%    September 15, 2010...   7.157%      7.018%  September 15, 2015..     4.644%    3.822%
October 15, 2005.....   8.662%     8.616%    October 15, 2010.....   7.127%      6.986%  October 15, 2015....     4.591%    3.745%
November 15, 2005....   8.641%     8.595%    November 15, 2010....   7.090%      6.947%  November 15, 2015...     4.539%    3.667%
December 15, 2005....   8.619%     8.573%    December 15, 2010....   7.053%      6.906%  December 15, 2015...     4.486%    3.588%
January 15, 2006.....   8.605%     8.557%    January 15, 2011.....   7.023%      6.873%  January 15, 2016....     4.433%    3.509%
February 15, 2006....   8.583%     8.535%    February 15, 2011....   6.985%      6.833%  February 15, 2016...     4.379%    3.428%
March 15, 2006.......   8.560%     8.512%    March 15, 2011.......   6.944%      6.790%  March 15, 2016......     4.324%    3.345%
April 15, 2006.......   8.545%     8.496%    April 15, 2011.......   6.914%      6.756%  April 15, 2016......     4.270%    3.262%
May 15, 2006.........   8.522%     8.473%    May 15, 2011.........   6.874%      6.713%  May 15, 2016........     4.214%    3.177%
June 15, 2016........   4.159%     3.092%    June 15, 2021........   0.918%      0.000%  July 15, 2026.......     0.000%    0.000%
July 15, 2016........   4.102%     3.005%    July 15, 2021........   0.871%      0.000%  August 15, 2026.....     0.000%    0.000%
August 15, 2016......   4.044%     2.917%    August 15, 2021......   0.824%      0.000%  September 15, 2026..     0.000%    0.000%
September 15, 2016...   3.987%     2.828%    September 15, 2021...   0.778%      0.000%  October 15, 2026....     0.000%    0.000%
October 15, 2016.....   3.928%     2.737%    October 15, 2021.....   0.732%      0.000%  November 15, 2026...     0.000%    0.000%
November 15, 2016....   3.870%     2.645%    November 15, 2021....   0.687%      0.000%  December 15, 2026...     0.000%    0.000%
December 15, 2016....   3.828%     2.564%    December 15, 2021....   0.643%      0.000%  January 15, 2027....     0.000%    0.000%
January 15, 2017.....   3.769%     2.470%    January 15, 2022.....   0.600%      0.000%  February 15, 2027...     0.000%    0.000%
February 15, 2017....   3.710%     2.375%    February 15, 2022....   0.557%      0.000%  March 15, 2027......     0.000%    0.000%
March 15, 2017.......   3.649%     2.277%    March 15, 2022.......   0.515%      0.000%  April 15, 2027......     0.000%    0.000%
April 15, 2017.......   3.589%     2.178%    April 15, 2022.......   0.475%      0.000%  May 15, 2027........     0.000%    0.000%
May 15, 2017.........   3.528%     2.078%    May 15, 2022.........   0.435%      0.000%  June 15, 2027.......     0.000%    0.000%
June 15, 2017........   3.468%     1.976%    June 15, 2022........   0.396%      0.000%  July 15, 2027.......     0.000%    0.000%
July 15, 2017........   3.407%     1.873%    July 15, 2022........   0.358%      0.000%  August 15, 2027.....     0.000%    0.000%
August 15, 2017......   3.346%     1.768%    August 15, 2022......   0.322%      0.000%  September 15, 2027..     0.000%    0.000%
September 15, 2017...   3.315%     1.679%    September 15, 2022...   0.286%      0.000%  October 15, 2027....     0.000%    0.000%
October 15, 2017.....   3.255%     1.572%    October 15, 2022.....   0.261%      0.000%  November 15, 2027...     0.000%    0.000%
November 15, 2017....   3.225%     1.480%    November 15, 2022....   0.229%      0.000%  December 15, 2027...     0.000%    0.000%
December 15, 2017....   3.165%     1.372%    December 15, 2022....   0.199%      0.000%  January 15, 2028....     0.000%    0.000%
January 15, 2018.....   3.106%     1.262%    January 15, 2023.....   0.171%      0.000%  February 15, 2028...     0.000%    0.000%
February 15, 2018....   3.046%     1.151%    February 15, 2023....   0.144%      0.000%  March 15, 2028......     0.000%    0.000%
March 15, 2018.......   2.984%     1.037%    March 15, 2023.......   0.119%      0.000%  April 15, 2028......     0.000%    0.000%
April 15, 2018.......   2.940%     0.929%    April 15, 2023.......   0.096%      0.000%  May 15, 2028........     0.000%    0.000%
May 15, 2018.........   2.881%     0.815%    May 15, 2023.........   0.075%      0.000%  June 15, 2028.......     0.000%    0.000%
June 15, 2018........   2.824%     0.702%    June 15, 2023........   0.056%      0.000%  July 15, 2028.......     0.000%    0.000%
July 15, 2018........   2.766%     0.588%    July 15, 2023........   0.040%      0.000%  August 15, 2028.....     0.000%    0.000%
August 15, 2018......   2.707%     0.472%    August 15, 2023......   0.026%      0.000%  September 15, 2028..     0.000%    0.000%
September 15, 2018...   2.648%     0.354%    September 15, 2023...   0.014%      0.000%  October 15, 2028....     0.000%    0.000%
October 15, 2018.....   2.590%     0.235%    October 15, 2023.....   0.006%      0.000%  November 15, 2028...     0.000%    0.000%
November 15, 2018....   2.531%     0.114%    November 15, 2023....   0.001%      0.000%  December 15, 2028...     0.000%    0.000%
December 15, 2018....   2.472%     0.000%    December 15, 2023....   0.000%      0.000%  January 15, 2029....     0.000%    0.000%
January 15, 2019.....   2.414%     0.000%    January 15, 2024.....   0.000%      0.000%  February 15, 2029...     0.000%    0.000%
February 15, 2019....   2.355%     0.000%    February 15, 2024....   0.000%      0.000%  March 15, 2029......     0.000%    0.000%
March 15, 2019.......   2.295%     0.000%    March 15, 2024.......   0.000%      0.000%  April 15, 2029......     0.000%    0.000%
April 15, 2019.......   2.236%     0.000%    April 15, 2024.......   0.000%      0.000%  May 15, 2029........     0.000%    0.000%
May 15, 2019.........   2.177%     0.000%    May 15, 2024.........   0.000%      0.000%  June 15, 2029.......     0.000%    0.000%
June 15, 2019........   2.118%     0.000%    June 15, 2024........   0.000%      0.000%  July 15, 2029.......     0.000%    0.000%
July 15, 2019........   2.059%     0.000%    July 15, 2024........   0.000%      0.000%  August 15, 2029.....     0.000%    0.000%
August 15, 2019......   2.015%     0.000%    August 15, 2024......   0.000%      0.000%  September 15, 2029..     0.000%    0.000%
September 15, 2019...   1.969%     0.000%    September 15, 2024...   0.000%      0.000%  October 15, 2029....     0.000%    0.000%
October 15, 2019.....   1.925%     0.000%    October 15, 2024.....   0.000%      0.000%  November 15, 2029...     0.000%    0.000%

                      CLASS C      CLASS C                        CLASS C      CLASS C                        CLASS C      CLASS C
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
November 15, 2019....   1.870%     0.000%    November 15, 2024....   0.000%      0.000%  December 15, 2029...     0.000%    0.000%
December 15, 2019....   1.814%     0.000%    December 15, 2024....   0.000%      0.000%  January 15, 2030....     0.000%    0.000%
January 15, 2020.....   1.758%     0.000%    January 15, 2025.....   0.000%      0.000%  February 15, 2030...     0.000%    0.000%
February 15, 2020....   1.702%     0.000%    February 15, 2025....   0.000%      0.000%  March 15, 2030......     0.000%    0.000%
March 15, 2020.......   1.646%     0.000%    March 15, 2025.......   0.000%      0.000%  April 15, 2030......     0.000%    0.000%
April 15, 2020.......   1.601%     0.000%    April 15, 2025.......   0.000%      0.000%  May 15, 2030........     0.000%    0.000%
May 15, 2020.........   1.557%     0.000%    May 15, 2025.........   0.000%      0.000%  June 15, 2030.......     0.000%    0.000%
June 15, 2020........   1.505%     0.000%    June 15, 2025........   0.000%      0.000%  July 15, 2030.......     0.000%    0.000%
July 15, 2020........   1.452%     0.000%    July 15, 2025........   0.000%      0.000%  August 15, 2030.....     0.000%    0.000%
August 15, 2020......   1.400%     0.000%    August 15, 2025......   0.000%      0.000%  September 15, 2030..     0.000%    0.000%
September 15, 2020...   1.348%     0.000%    September 15, 2025...   0.000%      0.000%  October 15, 2030....     0.000%    0.000%
October 15, 2020.....   1.296%     0.000%    October 15, 2025.....   0.000%      0.000%  November 15, 2030...     0.000%    0.000%
November 15, 2020....   1.253%     0.000%    November 15, 2025....   0.000%      0.000%  December 15, 2030...     0.000%    0.000%
December 15, 2020....   1.202%     0.000%    December 15, 2025....   0.000%      0.000%  January 15, 2031....     0.000%    0.000%
January 15, 2021.....   1.161%     0.000%    January 15, 2026.....   0.000%      0.000%  February 15, 2031...     0.000%    0.000%
February 15, 2021....   1.112%     0.000%    February 15, 2026....   0.000%      0.000%  March 15, 2031......     0.000%    0.000%
March 15, 2021.......   1.062%     0.000%    March 15, 2026.......   0.000%      0.000%  April 15, 2031......     0.000%    0.000%
April 15, 2021.......   1.014%     0.000%    April 15, 2026.......   0.000%      0.000%  May 15, 2031........     0.000%    0.000%
May 15, 2021.........   0.965%     0.000%    May 15, 2026.........   0.000%      0.000%  June 15, 2031.......     0.000%    0.000%
                                             June 15, 2026........   0.000%      0.000%  July 15, 2031.......     0.000%    0.000%

                        CLASS D CLASS PERCENTAGES

                      CLASS D      CLASS D                        CLASS D      CLASS D                        CLASS D      CLASS D
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
Closing Date.........   3.867%     3.867%    June 15, 2006........   3.641%      3.596%  June 15, 2011.......     2.992%    2.839%
July 15, 2001........   3.870%     3.870%    July 15, 2006........   3.635%      3.589%  July 15, 2011.......     2.979%    2.823%
August 15, 2001......   3.875%     3.875%    August 15, 2006......   3.626%      3.579%  August 15, 2011.....     2.964%    2.805%
September 15, 2001...   3.880%     3.880%    September 15, 2006...   3.617%      3.568%  September 15, 2011..     2.949%    2.786%
October 15, 2001.....   3.885%     3.885%    October 15, 2006.....   3.611%      3.561%  October 15, 2011....     2.936%    2.770%
November 15, 2001....   3.890%     3.890%    November 15, 2006....   3.602%      3.551%  November 15, 2011...     2.923%    2.754%
December 15, 2001....   3.896%     3.896%    December 15, 2006....   3.592%      3.540%  December 15, 2011...     2.908%    2.735%
January 15, 2002.....   3.901%     3.901%    January 15, 2007.....   3.586%      3.533%  January 15, 2012....     2.893%    2.717%
February 15, 2002....   3.906%     3.906%    February 15, 2007....   3.576%      3.522%  February 15, 2012...     2.878%    2.698%
March 15, 2002.......   3.912%     3.912%    March 15, 2007.......   3.567%      3.511%  March 15, 2012......     2.862%    2.678%
April 15, 2002.......   3.917%     3.917%    April 15, 2007.......   3.560%      3.503%  April 15, 2012......     2.847%    2.659%
May 15, 2002.........   3.922%     3.922%    May 15, 2007.........   3.550%      3.492%  May 15, 2012........     2.831%    2.640%
June 15, 2002........   3.928%     3.928%    June 15, 2007........   3.540%      3.481%  June 15, 2012.......     2.815%    2.620%
July 15, 2002........   3.925%     3.925%    July 15, 2007........   3.533%      3.473%  July 15, 2012.......     2.799%    2.600%
August 15, 2002......   3.920%     3.919%    August 15, 2007......   3.523%      3.462%  August 15, 2012.....     2.783%    2.580%
September 15, 2002...   3.912%     3.910%    September 15, 2007...   3.513%      3.451%  September 15, 2012..     2.767%    2.560%
October 15, 2002.....   3.909%     3.906%    October 15, 2007.....   3.506%      3.442%  October 15, 2012....     2.750%    2.539%
November 15, 2002....   3.905%     3.901%    November 15, 2007....   3.496%      3.430%  November 15, 2012...     2.733%    2.518%
December 15, 2002....   3.897%     3.892%    December 15, 2007....   3.485%      3.419%  December 15, 2012...     2.716%    2.496%
January 15, 2003.....   3.895%     3.889%    January 15, 2008.....   3.478%      3.410%  January 15, 2013....     2.699%    2.475%
February 15, 2003....   3.890%     3.885%    February 15, 2008....   3.467%      3.398%  February 15, 2013...     2.682%    2.453%
March 15, 2003.......   3.883%     3.876%    March 15, 2008.......   3.456%      3.386%  March 15, 2013......     2.664%    2.430%
April 15, 2003.......   3.880%     3.872%    April 15, 2008.......   3.448%      3.376%  April 15, 2013......     2.646%    2.408%
May 15, 2003.........   3.874%     3.866%    May 15, 2008.........   3.437%      3.364%  May 15, 2013........     2.628%    2.385%
June 15, 2003........   3.866%     3.856%    June 15, 2008........   3.426%      3.351%  June 15, 2013.......     2.611%    2.362%
July 15, 2003........   3.868%     3.858%    July 15, 2008........   3.418%      3.341%  July 15, 2013.......     2.593%    2.339%
August 15, 2003......   3.862%     3.851%    August 15, 2008......   3.407%      3.329%  August 15, 2013.....     2.575%    2.316%
September 15, 2003...   3.855%     3.843%    September 15, 2008...   3.395%      3.316%  September 15, 2013..     2.557%    2.292%
October 15, 2003.....   3.851%     3.838%    October 15, 2008.....   3.387%      3.306%  October 15, 2013....     2.538%    2.268%
November 15, 2003....   3.845%     3.831%    November 15, 2008....   3.375%      3.292%  November 15, 2013...     2.520%    2.244%
December 15, 2003....   3.838%     3.824%    December 15, 2008....   3.363%      3.279%  December 15, 2013...     2.501%    2.219%
January 15, 2004.....   3.834%     3.819%    January 15, 2009.....   3.355%      3.268%  January 15, 2014....     2.483%    2.195%
February 15, 2004....   3.828%     3.812%    February 15, 2009....   3.343%      3.255%  February 15, 2014...     2.464%    2.170%
March 15, 2004.......   3.821%     3.804%    March 15, 2009.......   3.331%      3.241%  March 15, 2014......     2.444%    2.144%
April 15, 2004.......   3.817%     3.799%    April 15, 2009.......   3.322%      3.230%  April 15, 2014......     2.425%    2.118%
May 15, 2004.........   3.810%     3.791%    May 15, 2009.........   3.309%      3.216%  May 15, 2014........     2.406%    2.092%
June 15, 2004........   3.803%     3.783%    June 15, 2009........   3.297%      3.202%  June 15, 2014.......     2.386%    2.066%
July 15, 2004........   3.802%     3.781%    July 15, 2009........   3.288%      3.191%  July 15, 2014.......     2.365%    2.039%
August 15, 2004......   3.795%     3.773%    August 15, 2009......   3.275%      3.176%  August 15, 2014.....     2.345%    2.012%
September 15, 2004...   3.787%     3.765%    September 15, 2009...   3.263%      3.162%  September 15, 2014..     2.325%    1.985%
October 15, 2004.....   3.783%     3.759%    October 15, 2009.....   3.253%      3.150%  October 15, 2014....     2.303%    1.957%
November 15, 2004....   3.776%     3.751%    November 15, 2009....   3.240%      3.135%  November 15, 2014...     2.283%    1.929%
December 15, 2004....   3.768%     3.743%    December 15, 2009....   3.227%      3.120%  December 15, 2014...     2.261%    1.900%
January 15, 2005.....   3.764%     3.738%    January 15, 2010.....   3.217%      3.108%  January 15, 2015....     2.240%    1.871%
February 15, 2005....   3.757%     3.729%    February 15, 2010....   3.204%      3.092%  February 15, 2015...     2.218%    1.842%
March 15, 2005.......   3.749%     3.721%    March 15, 2010.......   3.190%      3.076%  March 15, 2015......     2.196%    1.812%
April 15, 2005.......   3.745%     3.716%    April 15, 2010.......   3.180%      3.064%  April 15, 2015......     2.174%    1.782%
May 15, 2005.........   3.737%     3.707%    May 15, 2010.........   3.166%      3.048%  May 15, 2015........     2.152%    1.752%
June 15, 2005........   3.729%     3.698%    June 15, 2010........   3.153%      3.032%  June 15, 2015.......     2.129%    1.721%
July 15, 2005........   3.724%     3.691%    July 15, 2010........   3.142%      3.019%  July 15, 2015.......     2.107%    1.690%
August 15, 2005......   3.716%     3.682%    August 15, 2010......   3.128%      3.003%  August 15, 2015.....     2.084%    1.658%
September 15, 2005...   3.708%     3.673%    September 15, 2010...   3.114%      2.986%  September 15, 2015..     2.061%    1.626%
October 15, 2005.....   3.703%     3.667%    October 15, 2010.....   3.103%      2.973%  October 15, 2015....     2.038%    1.594%
November 15, 2005....   3.695%     3.657%    November 15, 2010....   3.089%      2.956%  November 15, 2015...     2.015%    1.561%
December 15, 2005....   3.686%     3.648%    December 15, 2010....   3.075%      2.939%  December 15, 2015...     1.991%    1.527%

                      CLASS D      CLASS D                        CLASS D      CLASS D                        CLASS D      CLASS D
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
January 15, 2006.....   3.681%     3.641%    January 15, 2011.....   3.063%      2.925%  January 15, 2016....     1.968%    1.493%
February 15, 2006....   3.673%     3.632%    February 15, 2011....   3.049%      2.908%  February 15, 2016...     1.944%    1.459%
March 15, 2006.......   3.664%     3.622%    March 15, 2011.......   3.033%      2.889%  March 15, 2016......     1.919%    1.423%
April 15, 2006.......   3.658%     3.615%    April 15, 2011.......   3.022%      2.875%  April 15, 2016......     1.895%    1.388%
May 15, 2006.........   3.650%     3.606%    May 15, 2011.........   3.007%      2.857%  May 15, 2016........     1.871%    1.352%
June 15, 2016........   1.846%     1.316%    June 15, 2021........   0.423%      0.000%  July 15, 2026.......     0.000%    0.000%
July 15, 2016........   1.821%     1.279%    July 15, 2021........   0.402%      0.000%  August 15, 2026.....     0.000%    0.000%
August 15, 2016......   1.795%     1.241%    August 15, 2021......   0.381%      0.000%  September 15, 2026..     0.000%    0.000%
September 15, 2016...   1.770%     1.203%    September 15, 2021...   0.361%      0.000%  October 15, 2026....     0.000%    0.000%
October 15, 2016.....   1.744%     1.165%    October 15, 2021.....   0.340%      0.000%  November 15, 2026...     0.000%    0.000%
November 15, 2016....   1.718%     1.126%    November 15, 2021....   0.320%      0.000%  December 15, 2026...     0.000%    0.000%
December 15, 2016....   1.699%     1.091%    December 15, 2021....   0.300%      0.000%  January 15, 2027....     0.000%    0.000%
January 15, 2017.....   1.673%     1.051%    January 15, 2022.....   0.280%      0.000%  February 15, 2027...     0.000%    0.000%
February 15, 2017....   1.647%     1.010%    February 15, 2022....   0.261%      0.000%  March 15, 2027......     0.000%    0.000%
March 15, 2017.......   1.620%     0.969%    March 15, 2022.......   0.242%      0.000%  April 15, 2027......     0.000%    0.000%
April 15, 2017.......   1.593%     0.927%    April 15, 2022.......   0.224%      0.000%  May 15, 2027........     0.000%    0.000%
May 15, 2017.........   1.566%     0.884%    May 15, 2022.........   0.205%      0.000%  June 15, 2027.......     0.000%    0.000%
June 15, 2017........   1.539%     0.841%    June 15, 2022........   0.188%      0.000%  July 15, 2027.......     0.000%    0.000%
July 15, 2017........   1.512%     0.797%    July 15, 2022........   0.170%      0.000%  August 15, 2027.....     0.000%    0.000%
August 15, 2017......   1.485%     0.752%    August 15, 2022......   0.153%      0.000%  September 15, 2027..     0.000%    0.000%
September 15, 2017...   1.472%     0.714%    September 15, 2022...   0.137%      0.000%  October 15, 2027....     0.000%    0.000%
October 15, 2017.....   1.445%     0.669%    October 15, 2022.....   0.125%      0.000%  November 15, 2027...     0.000%    0.000%
November 15, 2017....   1.432%     0.630%    November 15, 2022....   0.111%      0.000%  December 15, 2027...     0.000%    0.000%
December 15, 2017....   1.405%     0.584%    December 15, 2022....   0.097%      0.000%  January 15, 2028....     0.000%    0.000%
January 15, 2018.....   1.379%     0.537%    January 15, 2023.....   0.083%      0.000%  February 15, 2028...     0.000%    0.000%
February 15, 2018....   1.352%     0.490%    February 15, 2023....   0.070%      0.000%  March 15, 2028......     0.000%    0.000%
March 15, 2018.......   1.325%     0.441%    March 15, 2023.......   0.059%      0.000%  April 15, 2028......     0.000%    0.000%
April 15, 2018.......   1.305%     0.395%    April 15, 2023.......   0.048%      0.000%  May 15, 2028........     0.000%    0.000%
May 15, 2018.........   1.279%     0.347%    May 15, 2023.........   0.038%      0.000%  June 15, 2028.......     0.000%    0.000%
June 15, 2018........   1.254%     0.299%    June 15, 2023........   0.028%      0.000%  July 15, 2028.......     0.000%    0.000%
July 15, 2018........   1.229%     0.250%    July 15, 2023........   0.020%      0.000%  August 15, 2028.....     0.000%    0.000%
August 15, 2018......   1.203%     0.201%    August 15, 2023......   0.013%      0.000%  September 15, 2028..     0.000%    0.000%
September 15, 2018...   1.178%     0.151%    September 15, 2023...   0.008%      0.000%  October 15, 2028....     0.000%    0.000%
October 15, 2018.....   1.153%     0.100%    October 15, 2023.....   0.003%      0.000%  November 15, 2028...     0.000%    0.000%
November 15, 2018....   1.128%     0.049%    November 15, 2023....   0.000%      0.000%  December 15, 2028...     0.000%    0.000%
December 15, 2018....   1.102%     0.000%    December 15, 2023....   0.000%      0.000%  January 15, 2029....     0.000%    0.000%
January 15, 2019.....   1.077%     0.000%    January 15, 2024.....   0.000%      0.000%  February 15, 2029...     0.000%    0.000%
February 15, 2019....   1.052%     0.000%    February 15, 2024....   0.000%      0.000%  March 15, 2029......     0.000%    0.000%
March 15, 2019.......   1.026%     0.000%    March 15, 2024.......   0.000%      0.000%  April 15, 2029......     0.000%    0.000%
April 15, 2019.......   1.001%     0.000%    April 15, 2024.......   0.000%      0.000%  May 15, 2029........     0.000%    0.000%
May 15, 2019.........   0.975%     0.000%    May 15, 2024.........   0.000%      0.000%  June 15, 2029.......     0.000%    0.000%
June 15, 2019........   0.950%     0.000%    June 15, 2024........   0.000%      0.000%  July 15, 2029.......     0.000%    0.000%
July 15, 2019........   0.924%     0.000%    July 15, 2024........   0.000%      0.000%  August 15, 2029.....     0.000%    0.000%
August 15, 2019......   0.905%     0.000%    August 15, 2024......   0.000%      0.000%  September 15, 2029..     0.000%    0.000%
September 15, 2019...   0.885%     0.000%    September 15, 2024...   0.000%      0.000%  October 15, 2029....     0.000%    0.000%
October 15, 2019.....   0.866%     0.000%    October 15, 2024.....   0.000%      0.000%  November 15, 2029...     0.000%    0.000%
November 15, 2019....   0.842%     0.000%    November 15, 2024....   0.000%      0.000%  December 15, 2029...     0.000%    0.000%
December 15, 2019....   0.818%     0.000%    December 15, 2024....   0.000%      0.000%  January 15, 2030....     0.000%    0.000%
January 15, 2020.....   0.794%     0.000%    January 15, 2025.....   0.000%      0.000%  February 15, 2030...     0.000%    0.000%
February 15, 2020....   0.769%     0.000%    February 15, 2025....   0.000%      0.000%  March 15, 2030......     0.000%    0.000%
March 15, 2020.......   0.745%     0.000%    March 15, 2025.......   0.000%      0.000%  April 15, 2030......     0.000%    0.000%
April 15, 2020.......   0.725%     0.000%    April 15, 2025.......   0.000%      0.000%  May 15, 2030........     0.000%    0.000%
May 15, 2020.........   0.706%     0.000%    May 15, 2025.........   0.000%      0.000%  June 15, 2030.......     0.000%    0.000%
June 15, 2020........   0.683%     0.000%    June 15, 2025........   0.000%      0.000%  July 15, 2030.......     0.000%    0.000%
July 15, 2020........   0.660%     0.000%    July 15, 2025........   0.000%      0.000%  August 15, 2030.....     0.000%    0.000%

                      CLASS D      CLASS D                        CLASS D      CLASS D                        CLASS D      CLASS D
                      MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED                       MINIMUM     SCHEDULED
PAYMENT DATE           CLASS        CLASS    PAYMENT DATE          CLASS        CLASS     PAYMENT DATE         CLASS        CLASS
OCCURRING IN        PERCENTAGES  PERCENTAGES OCCURRING IN       PERCENTAGES  PERCENTAGES  OCCURRING IN      PERCENTAGES  PERCENTAGES
------------        -----------  ----------- ------------       -----------  -----------  ------------      -----------  -----------
August 15, 2020......   0.637%     0.000%    August 15, 2025......   0.000%      0.000%  September 15, 2030..     0.000%    0.000%
September 15, 2020...   0.614%     0.000%    September 15, 2025...   0.000%      0.000%  October 15, 2030....     0.000%    0.000%
October 15, 2020.....   0.591%     0.000%    October 15, 2025.....   0.000%      0.000%  November 15, 2030...     0.000%    0.000%
November 15, 2020....   0.572%     0.000%    November 15, 2025....   0.000%      0.000%  December 15, 2030...     0.000%    0.000%
December 15, 2020....   0.550%     0.000%    December 15, 2025....   0.000%      0.000%  January 15, 2031....     0.000%    0.000%
January 15, 2021.....   0.531%     0.000%    January 15, 2026.....   0.000%      0.000%  February 15, 2031...     0.000%    0.000%
February 15, 2021....   0.510%     0.000%    February 15, 2026....   0.000%      0.000%  March 15, 2031......     0.000%    0.000%
March 15, 2021.......   0.488%     0.000%    March 15, 2026.......   0.000%      0.000%  April 15, 2031......     0.000%    0.000%
April 15, 2021.......   0.466%     0.000%    April 15, 2026.......   0.000%      0.000%  May 15, 2031........     0.000%    0.000%
May 15, 2021.........   0.445%     0.000%    May 15, 2026.........   0.000%      0.000%  June 15, 2031.......     0.000%    0.000%
                                             June 15, 2026........   0.000%      0.000%  July 15, 2031.......     0.000%    0.000%

                                                                      SCHEDULE 4

             ASSUMED PRINCIPAL PAYMENTS ON THE CLASS B-2, CLASS C-2
                               AND CLASS D-2 NOTES

                                        ASSUMED         ASSUMED        ASSUMED
                                       CLASS B-2       CLASS C-2      CLASS D-2
PAYMENT DATE                           PRINCIPAL       PRINCIPAL      PRINCIPAL
OCCURRING IN                           PAYMENTS        PAYMENTS       PAYMENTS
------------                           --------        --------       --------
July 15, 2001.......................      421,037         --               --
August 15, 2001.....................      246,353         --               --
September 15, 2001..................      337,411         --               --
October 15, 2001....................      186,406         --               --
November 15, 2001...................      232,385         --               --
December 15, 2001...................      321,184         --               --
January 15, 2002....................      175,189         --               --
February 15, 2002...................      236,231         --               --
March 15, 2002......................      332,088         --               --
April 15, 2002......................      187,352         --               --
May 15, 2002........................      263,555         --               --
June 15, 2002.......................      353,094         --               --
July 15, 2002.......................      176,585    159,509           55,385
August 15, 2002.....................      227,549    205,545           71,370
September 15, 2002..................      305,483    275,943           95,814
October 15, 2002....................      174,995    158,073           54,886
November 15, 2002...................      218,246    197,142           68,452
December 15, 2002...................      297,318    268,567           93,253
January 15, 2003....................      169,549    153,154           53,178
February 15, 2003...................      214,574    193,824           67,300
March 15, 2003......................      285,556    257,943           89,564
April 15, 2003......................      190,258    171,860           59,674
May 15, 2003........................      251,116    226,833           78,762
June 15, 2003.......................      301,550    272,390           94,580
July 15, 2003.......................       86,538     78,169           27,142
August 15, 2003.....................      252,552    228,130           79,212
September 15, 2003..................      270,978    244,774           84,991
October 15, 2003....................      216,201    195,295           67,811
November 15, 2003...................      260,847    235,623           81,814
December 15, 2003...................      263,575    238,087           82,669
January 15, 2004....................      212,357    191,823           66,605
February 15, 2004...................      264,885    239,271           83,080
March 15, 2004......................      268,907    242,904           84,342
April 15, 2004......................      218,011    196,929           68,378
May 15, 2004........................      279,563    252,529           87,684
June 15, 2004.......................      279,818    252,760           87,764
July 15, 2004.......................      156,184    141,081           48,986
August 15, 2004.....................      282,208    254,919           88,513
September 15, 2004..................      283,755    256,316           88,998
October 15, 2004....................      235,200    212,456           73,770




                                        ASSUMED         ASSUMED        ASSUMED
                                       CLASS B-2       CLASS C-2      CLASS D-2
PAYMENT DATE                           PRINCIPAL       PRINCIPAL      PRINCIPAL
OCCURRING IN                           PAYMENTS        PAYMENTS       PAYMENTS
------------                           --------        --------       --------
November 15, 2004...................      278,882    251,914           87,470
December 15, 2004...................      281,655    254,419           88,340
January 15, 2005....................      230,590    208,292           72,324
February 15, 2005...................      283,218    255,830           88,830
March 15, 2005......................      288,463    260,569           90,475
April 15, 2005......................      226,421    204,526           71,016
May 15, 2005........................      296,530    267,856           93,006
June 15, 2005.......................      296,934    268,220           93,132
July 15, 2005.......................      248,409    224,388           77,912
August 15, 2005.....................      299,922    270,920           94,069
September 15, 2005..................      301,566    272,405           94,585
October 15, 2005....................      253,838    229,292           79,615
November 15, 2005...................      301,512    272,355           94,568
December 15, 2005...................      305,140    275,633           95,706
January 15, 2006....................      254,262    229,675           79,748
February 15, 2006...................      307,045    277,354           96,303
March 15, 2006......................      312,243    282,049           97,934
April 15, 2006......................      259,076    234,023           81,258
May 15, 2006........................      313,021    282,752           98,178
June 15, 2006.......................      313,574    283,252           98,351
July 15, 2006.......................      265,080    239,447           83,141
August 15, 2006.....................      316,746    286,117           99,346
September 15, 2006..................      318,482    287,685           99,890
October 15, 2006....................      269,998    243,889           84,684
November 15, 2006...................      321,707    290,598          100,902
December 15, 2006...................      324,594    293,206          101,808
January 15, 2007....................      273,885    247,401           85,903
February 15, 2007...................      326,750    295,153          102,484
March 15, 2007......................      331,865    299,773          104,088
April 15, 2007......................      278,996    252,017           87,506
May 15, 2007........................      332,986    300,786          104,440
June 15, 2007.......................      333,713    301,443          104,668
July 15, 2007.......................      285,264    257,679           89,472
August 15, 2007.....................      337,106    304,508          105,732
September 15, 2007..................      338,953    306,176          106,311
October 15, 2007....................      290,516    262,423           91,119
November 15, 2007...................      342,403    309,293          107,393
December 15, 2007...................      346,755    313,224          108,758
January 15, 2008....................      296,235    267,589           92,913
February 15, 2008...................      349,468    315,675          109,609
March 15, 2008......................      354,331    320,068          111,135
April 15, 2008......................      303,140    273,826           95,079
May 15, 2008........................      357,786    323,188          112,218
June 15, 2008.......................      358,562    323,889          112,461
July 15, 2008.......................      310,179    280,185           97,286



                                        ASSUMED         ASSUMED        ASSUMED
                                       CLASS B-2       CLASS C-2      CLASS D-2
PAYMENT DATE                           PRINCIPAL       PRINCIPAL      PRINCIPAL
OCCURRING IN                           PAYMENTS        PAYMENTS       PAYMENTS
------------                           --------        --------       --------
August 15, 2008.....................      362,227    327,200          113,611
September 15, 2008..................      364,212    328,993          114,234
October 15, 2008....................      315,842    285,300           99,063
November 15, 2008...................      367,939    332,359          115,403
December 15, 2008...................      370,941    335,071          116,344
January 15, 2009....................      320,625    289,620          100,563
February 15, 2009...................      373,746    337,604          117,224
March 15, 2009......................      378,695    342,075          118,776
April 15, 2009......................      326,506    294,933          102,407
May 15, 2009........................      380,613    343,808          119,378
June 15, 2009.......................      381,745    344,830          119,733
July 15, 2009.......................      333,414    301,173          104,574
August 15, 2009.....................      385,370    348,105          120,870
September 15, 2009..................      387,196    349,754          121,443
October 15, 2009....................      339,413    306,592          106,456
November 15, 2009...................      390,600    352,829          122,510
December 15, 2009...................      394,737    356,566          123,807
January 15, 2010....................      342,815    309,665          107,522
February 15, 2010...................      395,765    357,495          124,130
March 15, 2010......................      406,891    367,545          127,620
April 15, 2010......................      348,233    314,559          109,222
May 15, 2010........................      404,827    365,680          126,972
June 15, 2010.......................      403,149    364,164          126,446
July 15, 2010.......................      357,849    323,245          112,238
August 15, 2010.....................      406,746    367,413          127,574
September 15, 2010..................      408,687    369,167          128,183
October 15, 2010....................      364,206    328,987          114,232
November 15, 2010...................      412,339    372,466          129,328
December 15, 2010...................      419,772    379,180          131,660
January 15, 2011....................      364,959    329,668          114,468
February 15, 2011...................      418,028    377,605          131,113
March 15, 2011......................      438,783    396,353          137,623
April 15, 2011......................      370,787    334,932          116,296
May 15, 2011........................      430,664    389,019          135,076
June 15, 2011.......................      425,963    384,772          133,602
July 15, 2011.......................      383,948    346,820          120,424
August 15, 2011.....................      430,328    388,716          134,971
September 15, 2011..................      432,742    390,896          135,728
October 15, 2011....................      390,750    352,965          122,557
November 15, 2011...................      403,119    364,137          126,437
December 15, 2011...................      429,323    387,807          134,655
January 15, 2012....................      424,910    383,821          133,271
February 15, 2012...................      427,293    385,974          134,019



                                        ASSUMED         ASSUMED        ASSUMED
                                       CLASS B-2       CLASS C-2      CLASS D-2
PAYMENT DATE                           PRINCIPAL       PRINCIPAL      PRINCIPAL
OCCURRING IN                           PAYMENTS        PAYMENTS       PAYMENTS
------------                           --------        --------       --------
March 15, 2012......................      442,936    400,105          138,925
April 15, 2012......................      432,174    390,383          135,550
May 15, 2012........................      441,087    398,434          138,345
June 15, 2012.......................      437,073    394,808          137,086
July 15, 2012.......................      445,877    402,761          139,847
August 15, 2012.....................      442,026    399,282          138,640
September 15, 2012..................      444,505    401,522          139,417
October 15, 2012....................      453,145    409,326          142,127
November 15, 2012...................      449,540    406,070          140,997
December 15, 2012...................      458,387    414,061          143,771
January 15, 2013....................      454,952    410,958          142,694
February 15, 2013...................      457,504    413,264          143,494
March 15, 2013......................      477,454    431,284          149,751
April 15, 2013......................      461,979    417,305          144,898
May 15, 2013........................      470,219    424,749          147,482
June 15, 2013.......................      465,470    420,459          145,993
July 15, 2013.......................      473,586    427,790          148,538
August 15, 2013.....................      470,738    425,217          147,645
September 15, 2013..................      473,378    427,603          148,473
October 15, 2013....................      481,319    434,775          150,964
November 15, 2013...................      476,375    430,309          149,413
December 15, 2013...................      484,184    437,364          151,862
January 15, 2014....................      479,395    433,037          150,360
February 15, 2014...................      482,084    435,466          151,204
March 15, 2014......................      499,529    451,225          156,675
April 15, 2014......................      487,590    440,440          152,931
May 15, 2014........................      495,086    447,211          155,282
June 15, 2014.......................      493,102    445,419          154,659
July 15, 2014.......................      500,476    452,080          156,972
August 15, 2014.....................      496,806    448,765          155,821
September 15, 2014..................      499,592    451,282          156,695
October 15, 2014....................      506,771    457,767          158,947
November 15, 2014...................      505,237    456,381          158,466
December 15, 2014...................      512,292    462,753          160,678
January 15, 2015....................      508,496    459,324          159,488
February 15, 2015...................      511,348    461,901          160,382
March 15, 2015......................      526,166    475,286          165,030
April 15, 2015......................      517,168    467,158          162,208
May 15, 2015........................      522,492    471,967          163,878
June 15, 2015.......................      521,601    471,163          163,598
July 15, 2015.......................      528,188    477,112          165,664
August 15, 2015.....................      527,490    476,482          165,445
September 15, 2015..................      530,449    479,155          166,373
October 15, 2015....................      536,839    484,927          168,377



                                        ASSUMED         ASSUMED        ASSUMED
                                       CLASS B-2       CLASS C-2      CLASS D-2
PAYMENT DATE                           PRINCIPAL       PRINCIPAL      PRINCIPAL
OCCURRING IN                           PAYMENTS        PAYMENTS       PAYMENTS
------------                           --------        --------       --------
November 15, 2015...................      536,436    484,562          168,251
December 15, 2015...................      542,694    490,215          170,214
January 15, 2016....................      542,209    489,778          170,062
February 15, 2016...................      544,775    492,095          170,866
March 15, 2016......................      553,825    500,270          173,705
April 15, 2016......................      550,937    497,662          172,799
May 15, 2016........................      555,315    501,616          174,172
June 15, 2016.......................      555,604    501,877          174,263
July 15, 2016.......................      559,377    505,286          175,446
August 15, 2016.....................      559,861    505,722          175,598
September 15, 2016..................      563,001    508,559          176,583
October 15, 2016....................      568,554    513,575          178,325
November 15, 2016...................      569,349    514,293          178,574
December 15, 2016...................      567,070    512,235          177,859
January 15, 2017....................      568,033    513,104          178,161
February 15, 2017...................      571,219    515,983          179,161
March 15, 2017......................      580,287    524,173          182,005
April 15, 2017......................      577,679    521,817          181,186
May 15, 2017........................      582,694    526,348          182,760
June 15, 2017.......................      584,187    527,697          183,228
July 15, 2017.......................      589,059    532,097          184,756
August 15, 2017.....................      590,769    533,641          185,292
September 15, 2017..................      579,080    523,083          181,626
October 15, 2017....................      583,651    527,212          183,060
November 15, 2017...................      570,670    515,487          178,988
December 15, 2017...................      575,016    519,412          180,351
January 15, 2018....................      577,097    521,292          181,004
February 15, 2018...................      580,334    524,216          182,019
March 15, 2018......................      586,219    529,532          183,865
April 15, 2018......................      574,355    518,815          180,148
May 15, 2018........................    4,507,402  4,071,537        1,413,728
June 15, 2018.......................           --         --               --
July 15, 2018.......................           --         --               --
August 15, 2018.....................           --         --               --
September 15, 2018..................           --         --               --
October 15, 2018....................           --         --               --
November 15, 2018...................           --         --               --
December 15, 2018...................           --         --               --
January 15, 2019....................           --         --               --
February 15, 2019...................           --         --               --
March 15, 2019......................           --         --               --
April 15, 2019......................           --         --               --
May 15, 2019........................           --         --               --
June 15, 2019.......................           --         --               --



                                        ASSUMED         ASSUMED        ASSUMED
                                       CLASS B-2       CLASS C-2      CLASS D-2
PAYMENT DATE                           PRINCIPAL       PRINCIPAL      PRINCIPAL
OCCURRING IN                           PAYMENTS        PAYMENTS       PAYMENTS
------------                           --------        --------       --------
July 15, 2019.......................           --         --               --
August 15, 2019.....................           --         --               --
September 15, 2019..................           --         --               --
October 15, 2019....................           --         --               --
November 15, 2019...................           --         --               --
December 15, 2019...................           --         --               --
January 15, 2020....................           --         --               --
February 15, 2020...................           --         --               --
March 15, 2020......................           --         --               --
April 15, 2020......................           --         --               --
May 15, 2020........................           --         --               --
June 15, 2020.......................           --         --               --
July 15, 2020.......................           --         --               --
August 15, 2020.....................           --         --               --
September 15, 2020..................           --         --               --
October 15, 2020....................           --         --               --
November 15, 2020...................           --         --               --
December 15, 2020...................           --         --               --
January 15, 2021....................           --         --               --
February 15, 2021...................           --         --               --
March 15, 2021......................           --         --               --
April 15, 2021......................           --         --               --
May 15, 2021........................           --         --               --
June 15, 2021.......................           --         --               --
July 15, 2021.......................           --         --               --
August 15, 2021.....................           --         --               --
September 15, 2021..................           --         --               --
October 15, 2021....................           --         --               --
November 15, 2021...................           --         --               --
December 15, 2021...................           --         --               --
January 15, 2022....................           --         --               --
February 15, 2022...................           --         --               --
March 15, 2022......................           --         --               --
April 15, 2022......................           --         --               --
May 15, 2022........................           --         --               --
June 15, 2022.......................           --         --               --
July 15, 2022.......................           --         --               --
August 15, 2022.....................           --         --               --
September 15, 2022..................           --         --               --
October 15, 2022....................           --         --               --
November 15, 2022...................           --         --               --
December 15, 2022...................           --         --               --
January 15, 2023....................           --         --               --
February 15, 2023...................           --         --               --



                                        ASSUMED         ASSUMED        ASSUMED
                                       CLASS B-2       CLASS C-2      CLASS D-2
PAYMENT DATE                           PRINCIPAL       PRINCIPAL      PRINCIPAL
OCCURRING IN                           PAYMENTS        PAYMENTS       PAYMENTS
------------                           --------        --------       --------
March 15, 2023......................           --         --               --
April 15, 2023......................           --         --               --
May 15, 2023........................           --         --               --
June 15, 2023.......................           --         --               --
July 15, 2023.......................           --         --               --
August 15, 2023.....................           --         --               --
September 15, 2023..................           --         --               --
October 15, 2023....................           --         --               --
November 15, 2023...................           --         --               --
December 15, 2023...................           --         --               --
January 15, 2024....................           --         --               --
February 15, 2024...................           --         --               --
March 15, 2024......................           --         --               --
April 15, 2024......................           --         --               --
May 15, 2024........................           --         --               --
June 15, 2024.......................           --         --               --
July 15, 2024.......................           --         --               --
August 15, 2024.....................           --         --               --
September 15, 2024..................           --         --               --
October 15, 2024....................           --         --               --
November 15, 2024...................           --         --               --
December 15, 2024...................           --         --               --
January 15, 2025....................           --         --               --
February 15, 2025...................           --         --               --
March 15, 2025......................           --         --               --
April 15, 2025......................           --         --               --
May 15, 2025........................           --         --               --
June 15, 2025.......................           --         --               --
July 15, 2025.......................           --         --               --
August 15, 2025.....................           --         --               --
September 15, 2025..................           --         --               --
October 15, 2025....................           --         --               --
November 15, 2025...................           --         --               --
December 15, 2025...................           --         --               --
January 15, 2026....................           --         --               --
February 15, 2026...................           --         --               --
March 15, 2026......................           --         --               --
April 15, 2026......................           --         --               --
May 15, 2026........................           --         --               --
June 15, 2026.......................           --         --               --
July 15, 2026.......................           --         --               --
August 15, 2026.....................           --         --               --
September 15, 2026..................           --         --               --
October 15, 2026....................           --         --               --



                                        ASSUMED         ASSUMED        ASSUMED
                                       CLASS B-2       CLASS C-2      CLASS D-2
PAYMENT DATE                           PRINCIPAL       PRINCIPAL      PRINCIPAL
OCCURRING IN                           PAYMENTS        PAYMENTS       PAYMENTS
------------                           --------        --------       --------
November 15, 2026...................           --         --               --
December 15, 2026...................           --         --               --
January 15, 2027....................           --         --               --
February 15, 2027...................           --         --               --
March 15, 2027......................           --         --               --
April 15, 2027......................           --         --               --
May 15, 2027........................           --         --               --
June 15, 2027.......................           --         --               --
July 15, 2027.......................           --         --               --
August 15, 2027.....................           --         --               --
September 15, 2027..................           --         --               --
October 15, 2027....................           --         --               --
November 15, 2027...................           --         --               --
December 15, 2027...................           --         --               --
January 15, 2028....................           --         --               --
February 15, 2028...................           --         --               --
March 15, 2028......................           --         --               --
April 15, 2028......................           --         --               --
May 15, 2028........................           --         --               --
June 15, 2028.......................           --         --               --
July 15, 2028.......................           --         --               --
August 15, 2028.....................           --         --               --
September 15, 2028..................           --         --               --
October 15, 2028....................           --         --               --
November 15, 2028...................           --         --               --
December 15, 2028...................           --         --               --
January 15, 2029....................           --         --               --
February 15, 2029...................           --         --               --
March 15, 2029......................           --         --               --
April 15, 2029......................           --         --               --
May 15, 2029........................           --         --               --
June 15, 2029.......................           --         --               --
July 15, 2029.......................           --         --               --
August 15, 2029.....................           --         --               --
September 15, 2029..................           --         --               --
October 15, 2029....................           --         --               --
November 15, 2029...................           --         --               --
December 15, 2029...................           --         --               --
January 15, 2030....................           --         --               --
February 15, 2030...................           --         --               --
March 15, 2030......................           --         --               --
April 15, 2030......................           --         --               --
May 15, 2030........................           --         --               --
June 15, 2030.......................           --         --               --



                                        ASSUMED         ASSUMED        ASSUMED
                                       CLASS B-2       CLASS C-2      CLASS D-2
PAYMENT DATE                           PRINCIPAL       PRINCIPAL      PRINCIPAL
OCCURRING IN                           PAYMENTS        PAYMENTS       PAYMENTS
------------                           --------        --------       --------
July 15, 2030.......................           --         --               --
August 15, 2030.....................           --         --               --
September 15, 2030..................           --         --               --
October 15, 2030....................           --         --               --
November 15, 2030...................           --         --               --
December 15, 2030...................           --         --               --
January 15, 2031....................           --         --               --
February 15, 2031...................           --         --               --
March 15, 2031......................           --         --               --
April 15, 2031......................           --         --               --
May 15, 2031........................           --         --               --
June 15, 2031.......................           --         --               --
July 15, 2031.......................           --         --               --

                                                                      Schedule 5

                   Principal Amortization of the Bridge Notes

Payment Date Occurring In                                           Payments ($)
--------------------------------------------------------------------------------
July 15, 2001................................................       3,500,000.00
August 15, 2001..............................................       3,500,000.00
September 15, 2001...........................................       3,500,000.00
October 15, 2001.............................................       3,500,000.00
November 15, 2001............................................       3,500,000.00
December 15, 2001............................................       3,500,000.00
January 15, 2002.............................................       3,500,000.00
February 15, 2002............................................       3,500,000.00
March 15, 2002...............................................       3,500,000.00
April 15, 2002...............................................       3,500,000.00
May 15, 2002.................................................       3,500,000.00
June 15, 2002................................................       3,500,000.00
July 15, 2002................................................   1,268,512,575.50

                                   EXHIBIT A-1

        FORM OF NOTE FOR ANY SUBCLASS OF CLASS A NOTES THAT ARE FLOATING
                                   RATE NOTES

         FORM OF SUBCLASS OF CLASS A NOTES THAT ARE FLOATING RATE NOTES

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF LEASE INVESTMENT FLIGHT TRUST THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IF OTHER THAN A CLASS D NOTE, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) IF OTHER THAN A CLASS D NOTE, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

              [IF THIS NOTE IS REPRESENTED BY A GLOBAL NOTE INSERT:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEASE INVESTMENT FLIGHT TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE


                                     A-1-2

         HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.13 OF THE INDENTURE.]

                  [IF A TEMPORARY REGULATION S GLOBAL NOTE, INSERT:

         THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE TRUST INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE.]

                  [IF THIS NOTE IS OFFERED AND SOLD IN RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT (OTHER THAN IN RELIANCE ON RULE 144A),
                  INSERT:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]


                                     A-1-3

                          LEASE INVESTMENT FLIGHT TRUST

$___,___,___ CLASS A-[ ] FLOATING RATE ASSET BACKED NOTES SERIES [20__]-[ ]


No. ____
                                                                          CUSIP:
                                                                           ISIN:
                                                                    Common Code:

$_________


                  LEASE INVESTMENT FLIGHT TRUST, a business trust organized under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ______________________________ DOLLARS ($_________) on
[_____, __ 20__] (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fluctuating rate per annum equal to the sum of LIBOR (calculated as provided in the Indenture) plus [_.__]% per annum ([as adjusted for Maturity Step-Up Interest]* [and Registration Step-Up Interest]**, the "Stated Rate of Interest") from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date. Interest on this Note in each Interest Accrual Period will be calculated by the Administrative Agent (as hereinafter defined) by multiplying the Stated Rate of Interest on this Note for the relevant Interest Accrual Period by the Outstanding Principal Balance of this Note on the first day of such Interest Accrual Period and by multiplying the product by the actual number of days in such Interest Accrual Period divided by 360 and rounding the resulting amount to the nearest cent (with half a cent being rounded upwards).

                  This Class A-[ ] Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of June [ ], 2001 (as amended or supplemented from time to time, the "Indenture"), between the Issuer, LIFT Trust-Sub 1, Phoenix American Financial Services, Inc., in its capacity as Administrative Agent (the "Administrative Agent") and Bankers Trust Company, as trustee (the "Trustee"). The Indenture also provides for the issuance of Class A Notes of any subclass (including additional Class A-[ ] Notes), Class B Notes, Class C Notes and Class D Notes. All capitalized terms used in this Class A-[ ] Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class A-[ ] Notes. This Note is subject to all of the terms of the Indenture.

                  The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through the application on the Payment Dates of the Available Collections to the

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     A-1-4
principal hereof as provided in Section 3.08 of the Indenture (after making payments entitled to priority under Section 3.08 of the Indenture). In addition, the Issuer may optionally redeem all or part of the Outstanding Principal Balance of this Note on any Payment Date at the applicable Redemption Price (calculated as provided in the Indenture) or, in the case of a redemption for taxation reasons specified in the Indenture or a redemption in certain default circumstances as provided in the Indenture, at the Outstanding Principal Balance hereof plus accrued and unpaid interest hereon, in each case as provided in
Section 3.10 of the Indenture. Further, the Issuer may provide for the defeasance of this Note in accordance with Article XI of the Indenture.

                  Any amount of premium or interest ([including Maturity Step-Up Interest]* [and Registration Step-Up Interest]**) on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section
3.08 of the Indenture.

                  [If a Registration Default (as defined and determined under Section __ of the Registration Rights Agreement) occurs, thereafter an additional incremental interest amount ("Registration Step-Up Interest") will accrue on this Note at an annual rate of [_.__]% until such Registration Default shall no longer be deemed to be continuing (as determined under Section __ of the Registration Rights Agreement). The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.] **

                  [If this Note is not repaid on or before the Expected Final Maturity Date, additional interest, at a rate of 0.50% per annum shall accrue on the Outstanding Principal Balance of this Note ("Maturity Step-Up Interest").]*

                  The indebtedness evidenced by the Class A-[ ] Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations (as defined in the Indenture), which include payment of principal, premium and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.08 of the Indenture shall be received for the benefit of the Senior Claimant (as defined in the Indenture), shall be segregated from other funds and property held by the Holder of this Note and

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     A-1-5
shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims (as defined in the Indenture) in accordance with the terms of the Indenture.

                  The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

                  This Note is and will be secured, on a subordinated basis as referred to above, by the collateral pledged as security therefor as provided in the Security Trust Agreement.

                  Subject to and in accordance with the terms of the Indenture, there will be distributed with respect to this Note monthly on each Payment Date commencing on July 15, 2001, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class A-[ ] Notes represented by this Note) of the aggregate amount as may be distributable to all Holders of Class A-[ ] Notes on such Payment Date pursuant to Sections 3.08 and 3.09 of the Indenture.

                  All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment. At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Holder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Holder of one or more Definitive Notes of Class A-[ ] Notes having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment.

                  This Note is issuable only in registered form. A Holder may transfer this Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a


                                     A-1-6
request to register the transfer or to exchange it for an equal principal amount of Class A-[ ] Notes of other authorized denominations [(including an exchange of this Note for an Exchange Note)]**, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder) [; provided that no exchanges of this Note for an Exchange Note shall occur until a Registration Statement shall have been declared effective by the Commission] **. No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

                  The Indenture permits the amendment or modification of the Indenture and the Class A-[ ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, (A) without the consent of each provider of a Credit Facility, no such amendment may modify (i) the provisions of the Indenture relating to such Person's Credit Facility or (ii) to the extent affecting such Person's Credit Facility, Credit Facilities generally; provided further that, (B) without the consent of each Swap Provider, each provider of a Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.11 of the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal or Redemption Price payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section
9.01 of the Indenture or, except as otherwise provided in Section 3.09 of the Indenture, (iii) alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsection A and B, a "Basic Terms Modification"). The Indenture also permits the Trustee to agree with the Issuer, without the consent of any Holder of the Notes, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Administrative Agency Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Administrative Agent, (c) to add or reflect any Credit Facility, (d) to any amendment (other than a Basic Terms Modification) of an immaterial nature

----------
**    If the Note is to be issued as a Registrable Note.


                                     A-1-7
necessary to permit the issuance of Refinancing Notes and/or Additional Notes and the acquisition of Additional Aircraft consistent with the expense provisions of the Indenture or (e) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act"). Any amendment or modification of the Indenture shall be binding on every Holder hereof, whether or not notation thereof is made upon this Note.

                  The subordination provisions contained in Section 3.08,
Section 3.09 and Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Holder of the Notes of the subclass affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

                  The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class A-[ ] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class A-[ ] Notes under the Indenture.

                  The Class A-[ ] Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                                     A-1-8

                  IN WITNESS WHEREOF, the Issuer has caused this Class A-[ ] Note to be signed manually or by facsimile by its Owner Trustee.

Date:______________                 LEASE INVESTMENT FLIGHT TRUST

                                    By:  Wilmington Trust Company, not in its
                                         individual capacity but solely as the
                                         Owner Trustee


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title: Authorized Signatory


                                     A-1-9

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-[ ] Notes designated above and referred to in the within-mentioned Indenture.

Date: ____________              BANKERS TRUST COMPANY, not in its
                                  individual capacity but solely as the Trustee


                                By: _______________________________
                                         Authorized Signatory


                                     A-1-10

                            [FORM OF] TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No. __________________


--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date:                                                {Signature of Transferor}
                                                     NOTE: The signature to this
                                                     assignment must correspond
                                                     with the name as written
                                                     upon the face of the
                                                     within-mentioned instrument
                                                     in every particular,
                                                     without alteration or any
                                                     change whatsoever.

         The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

Date:                                                {Signature of Transferee}
                                                     NOTICE: to be executed by
                                                     an executive officer

                         {THE FOLLOWING PROVISIONS TO BE
                 INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES
                    AND PERMANENT REGULATION S GLOBAL NOTES}

In connection with any transfer of this Note occurring prior to the date which is the earlier of [(i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective and this Note has been exchanged for a freely tradable Exchange Note bearing terms substantially identical to this Note or (ii)]** the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   {Check One}

{ }   (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

----------
**    If the Note is to be issued as a Registrable Note.


                                     A-1-11

{ }   (b)   this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:                                       {Signature of Transferor}
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                       {Signature of Transferee}
                                            NOTICE: to be executed by an
                                            executive officer


                                     A-1-12

                                   EXHIBIT A-2

       FORM OF NOTE FOR ANY SUBCLASS OF CLASS A NOTES THAT ARE FIXED RATE
                                      NOTES

           FORM OF SUBCLASS OF CLASS A NOTES THAT ARE FIXED RATE NOTES

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF LEASE INVESTMENT FLIGHT TRUST THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IF OTHER THAN A CLASS D NOTE, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) IF OTHER THAN A CLASS D NOTE, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

              [IF THIS NOTE IS REPRESENTED BY A GLOBAL NOTE INSERT:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEASE INVESTMENT FLIGHT TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE


                                     A-2-2

         HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.13 OF THE INDENTURE.]

                [IF A TEMPORARY REGULATION S GLOBAL NOTE, INSERT:

         THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE TRUST INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE.]


                                     A-2-3

                          LEASE INVESTMENT FLIGHT TRUST
    $___,___,___ CLASS A-[ ] FIXED RATE ASSET BACKED NOTES SERIES [20__]-[ ]

No. ____
                                                                          CUSIP:
                                                                           ISIN:
                                                                    Common Code:

$_________

                  LEASE INVESTMENT FLIGHT TRUST, a business trust organized under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ________________ DOLLARS ($_________) on [_____, __ 20__]
(the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at the rate of [_.__]% per annum ([as adjusted for Maturity Step-Up Interest]* [and Registration Step-Up Interest]**, the "Stated Rate of Interest") from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date. Interest on this
Note in each Interest Accrual Period will be calculated by the Administrative Agent (as hereinafter defined) on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance and, in the case of the first Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days in such Interest Accrual Period.

                  This Class A-[ ] Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of June [ ], 2001 (as amended or supplemented from time to time, the "Indenture"), between the Issuer, LIFT Trust-Sub 1, Phoenix American Financial Services, Inc., in its capacity as Administrative Agent (the "Administrative Agent") and Bankers Trust Company, as trustee (the "Trustee"). The Indenture also provides for the issuance of Class A Notes of any subclass (including additional Class A-[ ] Notes), Class B Notes, Class C Notes and Class D Notes. All capitalized terms used in this Class A-[ ] Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class A-[ ] Notes. This Note is subject to all of the terms of the Indenture.

                  The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through the application on the Payment Dates of the Available Collections to the principal hereof as provided in Section 3.08 of the Indenture (after making payments entitled to priority under Section 3.08 of the Indenture). In addition, the Issuer may optionally redeem all or part of the Outstanding Principal Balance of this Note on any Payment Date at the applicable Redemption Price (calculated as provided in the Indenture) or, in the case of a redemption for taxation reasons specified in the Indenture or a redemption in certain default circumstances as provided in the Indenture, at the Outstanding Principal Balance hereof plus accrued and unpaid

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     A-2-4
interest hereon, in each case as provided in Section 3.10 of the Indenture. Further, the Issuer may provide for the defeasance of this Note in accordance with Article XI of the Indenture.

                  Any amount of premium or interest ([including Maturity Step-Up Interest]* [and Registration Step-Up Interest]**) on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section
3.08 of the Indenture.

                  [If a Registration Default (as defined and determined under Section __ of the Registration Rights Agreement) occurs, thereafter an additional incremental interest amount ("Registration Step-Up Interest") will accrue on this Note at an annual rate of [_.__]% until such Registration Default shall no longer be deemed to be continuing (as determined under Section __ of the Registration Rights Agreement). The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.] **

                  [If this Note is not repaid on or before the Expected Final Maturity Date, additional interest, at a rate of 0.50% per annum shall accrue on the Outstanding Principal Balance of this Note ("Maturity Step-Up Interest").]*

                  The indebtedness evidenced by the Class A-[ ] Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations (as defined in the Indenture), which include payment of principal, premium and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.08 of the Indenture shall be received for the benefit of the Senior Claimant (as defined in the Indenture), shall be segregated from other funds and property held by the Holder of this Note and shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims (as defined in the Indenture) in accordance with the terms of the Indenture.

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.
**    If the Note is to be issued as a Registrable Note.
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.


                                     A-2-5

                  The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

                  This Note is and will be secured, on a subordinated basis as referred to above, by the collateral pledged as security therefor as provided in the Security Trust Agreement.

                  Subject to and in accordance with the terms of the Indenture, there will be distributed with respect to this Note monthly on each Payment Date commencing on July 15, 2001, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class A-[ ] Notes represented by this Note) of the aggregate amount as may be distributable to all Holders of Class A-[ ] Notes on such Payment Date pursuant to Sections 3.08 and 3.09 of the Indenture.

                  All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment. At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Holder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Holder of one or more Definitive Notes of Class A-[ ] Notes having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment.

                  This Note is issuable only in registered form. A Holder may transfer this Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Class A-[ ] Notes of other authorized denominations [(including an exchange of this Note for an Exchange Note)]**, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is

----------
**    If the Note is to be issued as a Registrable Note.


                                     A-2-6
duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder)[; provided that no exchanges of this Note for an Exchange Note shall occur until a Registration Statement shall have been declared effective by the Commission.] **. No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

                  The Indenture permits the amendment or modification of the Indenture and the Class A-[ ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, (A) without the consent of each provider of a Credit Facility, no such amendment may modify (i) the provisions of the Indenture relating to such Person's Credit Facility or (ii) to the extent affecting such Person's Credit Facility, Credit Facilities generally; provided further that, (B) without the consent of each Swap Provider, each provider of a Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.11 of the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal or Redemption Price payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section
9.01 of the Indenture or, except as otherwise provided in Section 3.09 of the Indenture, (iii) alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsection A and B, a "Basic Terms Modification"). The Indenture also permits the Trustee to agree with the Issuer, without the consent of any Holder of the Notes, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Administrative Agency Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Administrative Agent, (c) to add or reflect any Credit Facility, (d) to any amendment (other than a Basic Terms Modification) of an immaterial nature necessary to permit the issuance of Refinancing Notes and/or Additional Notes and the acquisition of Additional Aircraft consistent with the expense provisions of the Indenture or (e) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act"). Any

----------
**    If the Note is to be issued as a Registrable Note.


                                     A-2-7
amendment or modification of the Indenture shall be binding on every Holder hereof, whether or not notation thereof is made upon this Note.

                  The subordination provisions contained in Section 3.08,
Section 3.09 and Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Holder of the Notes of the subclass affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

                  The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class A-[ ] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class A-[ ] Notes under the Indenture.

                  The Class A-[ ] Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                                     A-2-8

                  IN WITNESS WHEREOF, the Issuer has caused this Class A-[ ] Note to be signed manually or by facsimile by its Owner Trustee.


Date: _________________                 LEASE INVESTMENT FLIGHT TRUST
                                        By:  Wilmington Trust Company,
                                             not in its individual capacity but
                                             solely as the Owner Trustee


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: Authorized Signatory


                                     A-2-9

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Class A-[ ] Notes designated above and referred to in the within-mentioned Indenture.


Date: ____________                         BANKERS TRUST COMPANY, not in its
                                             individual capacity but solely as
                                             the Trustee


                                           By: ______________________________
                                                   Authorized Signatory


                                     A-2-10

                            [FORM OF] TRANSFER NOTICE


                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. __________________


______________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date:                                       {Signature of Transferor}
                                            NOTE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.

                  The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.


Date:                                                {Signature of Transferee}
                                                     NOTICE: to be executed by
                                                     an executive officer


                         {THE FOLLOWING PROVISIONS TO BE
                 INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES
                    AND PERMANENT REGULATION S GLOBAL NOTES}

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of [(i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective and this Note has been exchanged for a freely tradable Exchange Note bearing terms substantially identical to this Note or (ii)]* the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

----------
*     If the Note is to be issued as a Registrable Note.


                                     A-2-11

                                   {Check One}

{ }   (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

{ }   (b)   this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                  If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:                                       {Signature of Transferor}
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                       {Signature of Transferee}
                                            NOTICE: to be executed by an
                                            executive officer


                                     A-2-12

                                   EXHIBIT B-1

        FORM OF NOTE FOR ANY SUBCLASS OF CLASS B NOTES THAT ARE FLOATING
                                   RATE NOTES

         FORM OF SUBCLASS OF CLASS B NOTES THAT ARE FLOATING RATE NOTES

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF LEASE INVESTMENT FLIGHT TRUST THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IF OTHER THAN A CLASS D NOTE, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) IF OTHER THAN A CLASS D NOTE, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  [IF THIS NOTE IS REPRESENTED BY A GLOBAL NOTE INSERT:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEASE INVESTMENT FLIGHT TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE

         HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.13 OF THE INDENTURE.]

            [IF A TEMPORARY REGULATION S GLOBAL NOTE, INSERT:

         THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE TRUST INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE.]

            [IF THIS NOTE IS OFFERED AND SOLD IN RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT (OTHER THAN IN RELIANCE ON RULE 144A), INSERT:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]


                                     B-1-2

                          LEASE INVESTMENT FLIGHT TRUST

$___,___,___ CLASS B-[ ] FLOATING RATE ASSET BACKED NOTES SERIES [20__]-[ ]


No. ____
                                                                          CUSIP:
                                                                           ISIN:
                                                                    Common Code:

$_________


                  LEASE INVESTMENT FLIGHT TRUST, a business trust organized under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ______________________________ DOLLARS ($_________) on
[_____, __ 20__] (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fluctuating rate per annum equal to the sum of LIBOR (calculated as provided in the Indenture) plus [_.__]% per annum ([as adjusted for Maturity Step-Up Interest]* [and Registration Step-Up Interest]**, the "Stated Rate of Interest") from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date. Interest on this Note in each Interest Accrual Period will be calculated by the Administrative Agent (as hereinafter defined) by multiplying the Stated Rate of Interest on this Note for the relevant Interest Accrual Period by the Outstanding Principal Balance of this Note on the first day of such Interest Accrual Period and by multiplying the product by the actual number of days in such Interest Accrual Period divided by 360 and rounding the resulting amount to the nearest cent (with half a cent being rounded upwards).

                  This Class B-[ ] Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of June [ ], 2001 (as amended or supplemented from time to time, the "Indenture"), between the Issuer, LIFT Trust-Sub 1, Phoenix American Financial Services, Inc., in its capacity as Administrative Agent (the "Administrative Agent") and Bankers Trust Company, as trustee (the "Trustee"). The Indenture also provides for the issuance of Class B Notes of any subclass (including additional Class B-[ ] Notes), Class A Notes, Class C Notes and Class D Notes. All capitalized terms used in this Class B-[ ] Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class B-[ ] Notes. This Note is subject to all of the terms of the Indenture.

                  The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through the application on the Payment Dates of the Available Collections to the

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     B-1-3
principal hereof as provided in Section 3.08 of the Indenture (after making payments entitled to priority under Section 3.08 of the Indenture). In addition, the Issuer may optionally redeem all or part of the Outstanding Principal Balance of this Note on any Payment Date at the applicable Redemption Price (calculated as provided in the Indenture) or, in the case of a redemption for taxation reasons specified in the Indenture or a redemption in certain default circumstances as provided in the Indenture, at the Outstanding Principal Balance hereof plus accrued and unpaid interest hereon, in each case as provided in
Section 3.10 of the Indenture. Further, the Issuer may provide for the defeasance of this Note in accordance with Article XI of the Indenture.

                  Any amount of premium or interest ([including Maturity Step-Up Interest]* [and Registration Step-Up Interest]**) on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section
3.08 of the Indenture.

                  [If a Registration Default (as defined and determined under Section __ of the Registration Rights Agreement) occurs, thereafter an additional incremental interest amount ("Registration Step-Up Interest") will accrue on this Note at an annual rate of [_.__]% until such Registration Default shall no longer be deemed to be continuing (as determined under Section __ of the Registration Rights Agreement). The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.] **

                  [If this Note is not repaid on or before the Expected Final Maturity Date, additional interest, at a rate of 0.50% per annum shall accrue on the Outstanding Principal Balance of this Note ("Maturity Step-Up Interest").]*

                  The indebtedness evidenced by the Class B-[ ] Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations (as defined in the Indenture), which include payment of principal, premium and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.08 of the Indenture shall be received for the benefit of the Senior Claimant (as defined in the Indenture), shall be segregated from other funds and property held by the Holder of this Note and

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     B-1-4
shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims (as defined in the Indenture) in accordance with the terms of the Indenture.

                  The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

                  This Note is and will be secured, on a subordinated basis as referred to above, by the collateral pledged as security therefor as provided in the Security Trust Agreement.

                  Subject to and in accordance with the terms of the Indenture, there will be distributed with respect to this Note monthly on each Payment Date commencing on July 15, 2001, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class B-[ ] Notes represented by this Note) of the aggregate amount as may be distributable to all Holders of Class B-[ ] Notes on such Payment Date pursuant to Sections 3.08 and 3.09 of the Indenture.

                  All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment. At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Holder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Holder of one or more Definitive Notes of Class B-[ ] Notes having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment.

                  This Note is issuable only in registered form. A Holder may transfer this Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a


                                     B-1-5
request to register the transfer or to exchange it for an equal principal amount of Class B-[ ] Notes of other authorized denominations [(including an exchange of this Note for an Exchange Note)]**, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder) [; provided that no exchanges of this Note for an Exchange Note shall occur until a Registration Statement shall have been declared effective by the Commission] **. No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

                  The Indenture permits the amendment or modification of the Indenture and the Class B-[ ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, (A) without the consent of each provider of a Credit Facility, no such amendment may modify (i) the provisions of the Indenture relating to such Person's Credit Facility or (ii) to the extent affecting such Person's Credit Facility, Credit Facilities generally; provided further that, (B) without the consent of each Swap Provider, each provider of a Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.11 of the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal or Redemption Price payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section
9.01 of the Indenture or, except as otherwise provided in Section 3.09 of the Indenture, (iii) alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsection A and B, a "Basic Terms Modification"). The Indenture also permits the Trustee to agree with the Issuer, without the consent of any Holder of the Notes, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Administrative Agency Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Administrative Agent, (c) to add or reflect any Credit Facility, (d) to any amendment (other than a Basic Terms Modification) of an immaterial nature

----------
**    If the Note is to be issued as a Registrable Note.


                                     B-1-6
necessary to permit the issuance of Refinancing Notes and/or Additional Notes and the acquisition of Additional Aircraft consistent with the expense provisions of the Indenture or (e) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act"). Any amendment or modification of the Indenture shall be binding on every Holder hereof, whether or not notation thereof is made upon this Note.

                  The subordination provisions contained in Section 3.08,
Section 3.09 and Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Holder of the Notes of the subclass affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

                  The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class B-[ ] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class B-[ ] Notes under the Indenture.

                  The Class B-[ ] Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                                     B-1-7

                  IN WITNESS WHEREOF, the Issuer has caused this Class B-[ ] Note to be signed manually or by facsimile by its Owner Trustee.

Date:______________                 LEASE INVESTMENT FLIGHT TRUST

                                    By:  Wilmington Trust Company, not in its
                                         individual capacity but solely as the
                                         Owner Trustee


                                    By:___________________________________
                                    Name:
                                    Title: Authorized Signatory


                                     B-1-8

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[ ] Notes designated above and referred to in the within-mentioned Indenture.

Date: ____________                BANKERS TRUST COMPANY, not in its
                                   individual capacity but solely as the Trustee


                                  By: _______________________________
                                          Authorized Signatory


                                     B-1-9

                            [FORM OF] TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto Insert Taxpayer Identification No. __________________


--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date:                                                {Signature of Transferor}
                                                     NOTE: The signature to this
                                                     assignment must correspond
                                                     with the name as written
                                                     upon the face of the
                                                     within-mentioned instrument
                                                     in every particular,
                                                     without alteration or any
                                                     change whatsoever.

         The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

Date:                                                {Signature of Transferee}
                                                     NOTICE: to be executed by
                                                     an executive officer

                         {THE FOLLOWING PROVISIONS TO BE
                 INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES
                    AND PERMANENT REGULATION S GLOBAL NOTES}

In connection with any transfer of this Note occurring prior to the date which is the earlier of [(i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective and this Note has been exchanged for a freely tradable Exchange Note bearing terms substantially identical to this Note or (ii)]** the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   {Check One}

{ }   (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

----------
**    If the Note is to be issued as a Registrable Note.


                                     B-1-10

{ }   (b)   this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:                                       {Signature of Transferor}
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                       {Signature of Transferee}
                                            NOTICE: to be executed by an
                                            executive officer


                                     B-1-11

                                   EXHIBIT B-2

       FORM OF NOTE FOR ANY SUBCLASS OF CLASS B NOTES THAT ARE FIXED RATE
                                      NOTES

           FORM OF SUBCLASS OF CLASS B NOTES THAT ARE FIXED RATE NOTES

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF LEASE INVESTMENT FLIGHT TRUST THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IF OTHER THAN A CLASS D NOTE, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) IF OTHER THAN A CLASS D NOTE, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  [IF THIS NOTE IS REPRESENTED BY A GLOBAL NOTE INSERT:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEASE INVESTMENT FLIGHT TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE


                                     B-2-2

         HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.13 OF THE INDENTURE.]

                  [IF A TEMPORARY REGULATION S GLOBAL NOTE, INSERT:

         THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE TRUST INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE.]

                  [IF THIS NOTE IS OFFERED AND SOLD IN RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT (OTHER THAN IN RELIANCE ON RULE 144A),
                  INSERT:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]


                                     B-2-3

                          LEASE INVESTMENT FLIGHT TRUST
    $___,___,___ CLASS B-[ ] FIXED RATE ASSET BACKED NOTES SERIES [20__]-[ ]

No. ____
                                                                          CUSIP:
                                                                           ISIN:
                                                                    Common Code:

$_________

                  LEASE INVESTMENT FLIGHT TRUST, a business trust organized under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ________________ DOLLARS ($_________) on [_____, __ 20__]
(the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at the rate of [_.__]% per annum ([as adjusted for Maturity Step-Up Interest]* [and Registration Step-Up Interest]**, the "Stated Rate of Interest") from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date. Interest on this
Note in each Interest Accrual Period will be calculated by the Administrative Agent (as hereinafter defined) on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance and, in the case of the first Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days in such Interest Accrual Period.

                  This Class B-[ ] Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of June [ ], 2001 (as amended or supplemented from time to time, the "Indenture"), between the Issuer, LIFT Trust-Sub 1, Phoenix American Financial Services, Inc., in its capacity as Administrative Agent (the "Administrative Agent") and Bankers Trust Company, as trustee (the "Trustee"). The Indenture also provides for the issuance of Class B Notes of any subclass (including additional Class B-[ ] Notes), Class B Notes, Class C Notes and Class D Notes. All capitalized terms used in this Class B-[ ] Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class B-[ ] Notes. This Note is subject to all of the terms of the Indenture.

                  The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through the application on the Payment Dates of the Available Collections to the principal hereof as provided in Section 3.08 of the Indenture (after making payments entitled to priority under Section 3.08 of the Indenture). In addition, the Issuer may optionally redeem all or part of the Outstanding Principal Balance of this Note on any Payment Date at the applicable Redemption Price (calculated as provided in the Indenture) or, in the case of a redemption for taxation reasons specified in the Indenture or a redemption in certain default circumstances as provided in the Indenture, at the Outstanding Principal Balance hereof plus accrued and unpaid

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     B-2-4
interest hereon, in each case as provided in Section 3.10 of the Indenture. Further, the Issuer may provide for the defeasance of this Note in accordance with Article XI of the Indenture.

                  Any amount of premium or interest ([including Maturity Step-Up Interest]* [and Registration Step-Up Interest]**) on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section
3.08 of the Indenture.

                  [If a Registration Default (as defined and determined under Section __ of the Registration Rights Agreement) occurs, thereafter an additional incremental interest amount ("Registration Step-Up Interest") will accrue on this Note at an annual rate of [_.__]% until such Registration Default shall no longer be deemed to be continuing (as determined under Section __ of the Registration Rights Agreement). The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.] **

                  [If this Note is not repaid on or before the Expected Final Maturity Date, additional interest, at a rate of 0.50% per annum shall accrue on the Outstanding Principal Balance of this Note ("Maturity Step-Up Interest").]*

                  The indebtedness evidenced by the Class B-[ ] Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations (as defined in the Indenture), which include payment of principal, premium and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.08 of the Indenture shall be received for the benefit of the Senior Claimant (as defined in the Indenture), shall be segregated from other funds and property held by the Holder of this Note and shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims (as defined in the Indenture) in accordance with the terms of the Indenture.

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.
**    If the Note is to be issued as a Registrable Note.
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.


                                     B-2-5

                  The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

                  This Note is and will be secured, on a subordinated basis as referred to above, by the collateral pledged as security therefor as provided in the Security Trust Agreement.

                  Subject to and in accordance with the terms of the Indenture, there will be distributed with respect to this Note monthly on each Payment Date commencing on July 15, 2001, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class B-[ ] Notes represented by this Note) of the aggregate amount as may be distributable to all Holders of Class B-[ ] Notes on such Payment Date pursuant to Sections 3.08 and 3.09 of the Indenture.

                  All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment. At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Holder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Holder of one or more Definitive Notes of Class B-[ ] Notes having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment.

                  This Note is issuable only in registered form. A Holder may transfer this Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Class B-[ ] Notes of other authorized denominations [(including an exchange of this Note for an Exchange Note)]**, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is

----------
**    If the Note is to be issued as a Registrable Note.


                                     B-2-6
duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder)[; provided that no exchanges of this Note for an Exchange Note shall occur until a Registration Statement shall have been declared effective by the Commission.] **. No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

                  The Indenture permits the amendment or modification of the Indenture and the Class B-[ ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, (A) without the consent of each provider of a Credit Facility, no such amendment may modify (i) the provisions of the Indenture relating to such Person's Credit Facility or (ii) to the extent affecting such Person's Credit Facility, Credit Facilities generally; provided further that, (B) without the consent of each Swap Provider, each provider of a Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.11 of the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal or Redemption Price payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section
9.01 of the Indenture or, except as otherwise provided in Section 3.09 of the Indenture, (iii) alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsection A and B, a "Basic Terms Modification"). The Indenture also permits the Trustee to agree with the Issuer, without the consent of any Holder of the Notes, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Administrative Agency Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Administrative Agent, (c) to add or reflect any Credit Facility, (d) to any amendment (other than a Basic Terms Modification) of an immaterial nature necessary to permit the issuance of Refinancing Notes and/or Additional Notes and the acquisition of Additional Aircraft consistent with the expense provisions of the Indenture or (e) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act"). Any

----------
**    If the Note is to be issued as a Registrable Note.


                                     B-2-7
amendment or modification of the Indenture shall be binding on every Holder hereof, whether or not notation thereof is made upon this Note.

                  The subordination provisions contained in Section 3.08,
Section 3.09 and Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Holder of the Notes of the subclass affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

                  The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class B-[ ] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class B-[ ] Notes under the Indenture.

                  The Class B-[ ] Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                                     B-2-8

                  IN WITNESS WHEREOF, the Issuer has caused this Class B-[ ] Note to be signed manually or by facsimile by its Owner Trustee.


Date: _________________                 LEASE INVESTMENT FLIGHT TRUST
                                        By:  Wilmington Trust Company,
                                             not in its individual capacity but
                                             solely as the Owner Trustee


                                        By:___________________________________
                                        Name:
                                        Title:  Authorized Signatory


                                     B-2-9

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Class B-[ ] Notes designated above and referred to in the within-mentioned Indenture.


Date: ____________               BANKERS TRUST COMPANY, not in its individual
                                   capacity but solely as the Trustee


                                 By: _______________________________
                                          Authorized Signatory


                                     B-2-10

                            [FORM OF] TRANSFER NOTICE


                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. __________________


______________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date:                                       {Signature of Transferor}
                                            NOTE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.

                  The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.


Date:                                                {Signature of Transferee}
                                                     NOTICE: to be executed by
                                                     an executive officer


                         {THE FOLLOWING PROVISIONS TO BE
                 INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES
                    AND PERMANENT REGULATION S GLOBAL NOTES}

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of [(i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective and this Note has been exchanged for a freely tradable Exchange Note bearing terms substantially identical to this Note or (ii)]* the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

----------
*     If the Note is to be issued as a Registrable Note.


                                     B-2-11

                                   {Check One}

{ }   (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

{ }   (b)   this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                  If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:                                       {Signature of Transferor}
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                       {Signature of Transferee}
                                            NOTICE: to be executed by an
                                            executive officer


                                     B-2-12

                                   EXHIBIT C-1

        FORM OF NOTE FOR ANY SUBCLASS OF CLASS C NOTES THAT ARE FLOATING
                                   RATE NOTES

         FORM OF SUBCLASS OF CLASS C NOTES THAT ARE FLOATING RATE NOTES

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF LEASE INVESTMENT FLIGHT TRUST THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IF OTHER THAN A CLASS D NOTE, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) IF OTHER THAN A CLASS D NOTE, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  [IF THIS NOTE IS REPRESENTED BY A GLOBAL NOTE INSERT:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEASE INVESTMENT FLIGHT TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE


                                     C-1-2

         HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.13 OF THE INDENTURE.]

                  [IF A TEMPORARY REGULATION S GLOBAL NOTE, INSERT:

         THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE TRUST INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE.]

                  [IF THIS NOTE IS OFFERED AND SOLD IN RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT (OTHER THAN IN RELIANCE ON RULE 144A),
                  INSERT:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]


                                     C-1-3

                          LEASE INVESTMENT FLIGHT TRUST

$___,___,___ CLASS C-[ ] FLOATING RATE ASSET BACKED NOTES SERIES [20__]-[ ]


No. ____
                                                                          CUSIP:
                                                                           ISIN:
                                                                    Common Code:

$_________


                  LEASE INVESTMENT FLIGHT TRUST, a business trust organized under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ______________________________ DOLLARS ($_________) on
[_____, __ 20__] (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fluctuating rate per annum equal to the sum of LIBOR (calculated as provided in the Indenture) plus [_.__]% per annum ([as adjusted for Maturity Step-Up Interest]* [and Registration Step-Up Interest]**, the "Stated Rate of Interest") from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date. Interest on this Note in each Interest Accrual Period will be calculated by the Administrative Agent (as hereinafter defined) by multiplying the Stated Rate of Interest on this Note for the relevant Interest Accrual Period by the Outstanding Principal Balance of this Note on the first day of such Interest Accrual Period and by multiplying the product by the actual number of days in such Interest Accrual Period divided by 360 and rounding the resulting amount to the nearest cent (with half a cent being rounded upwards).

                  This Class C-[ ] Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of June [ ], 2001 (as amended or supplemented from time to time, the "Indenture"), between the Issuer, LIFT Trust-Sub 1, Phoenix American Financial Services, Inc., in its capacity as Administrative Agent (the "Administrative Agent") and Bankers Trust Company, as trustee (the "Trustee"). The Indenture also provides for the issuance of Class C Notes of any subclass (including additional Class C-[ ] Notes), Class A Notes, Class B Notes and Class D Notes. All capitalized terms used in this Class C-[ ] Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class C-[ ] Notes. This Note is subject to all of the terms of the Indenture.

                  The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through the application on the Payment Dates of the Available Collections to the

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     C-1-4
principal hereof as provided in Section 3.08 of the Indenture (after making payments entitled to priority under Section 3.08 of the Indenture). In addition, the Issuer may optionally redeem all or part of the Outstanding Principal Balance of this Note on any Payment Date at the applicable Redemption Price (calculated as provided in the Indenture) or, in the case of a redemption for taxation reasons specified in the Indenture or a redemption in certain default circumstances as provided in the Indenture, at the Outstanding Principal Balance hereof plus accrued and unpaid interest hereon, in each case as provided in
Section 3.10 of the Indenture. Further, the Issuer may provide for the defeasance of this Note in accordance with Article XI of the Indenture.

                  Any amount of premium or interest ([including Maturity Step-Up Interest]* [and Registration Step-Up Interest]**) on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section
3.08 of the Indenture.

                  [If a Registration Default (as defined and determined under Section __ of the Registration Rights Agreement) occurs, thereafter an additional incremental interest amount ("Registration Step-Up Interest") will accrue on this Note at an annual rate of [_.__]% until such Registration Default shall no longer be deemed to be continuing (as determined under Section __ of the Registration Rights Agreement). The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.] **

                  [If this Note is not repaid on or before the Expected Final Maturity Date, additional interest, at a rate of 0.50% per annum shall accrue on the Outstanding Principal Balance of this Note ("Maturity Step-Up Interest").]*

                  The indebtedness evidenced by the Class C-[ ] Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations (as defined in the Indenture), which include payment of principal, premium and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.08 of the Indenture shall be received for the benefit of the Senior Claimant (as defined in the Indenture), shall be segregated from other funds and property held by the Holder of this Note and

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     C-1-5
shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims (as defined in the Indenture) in accordance with the terms of the Indenture.

                  The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

                  This Note is and will be secured, on a subordinated basis as referred to above, by the collateral pledged as security therefor as provided in the Security Trust Agreement.

                  Subject to and in accordance with the terms of the Indenture, there will be distributed with respect to this Note monthly on each Payment Date commencing on July 15, 2001, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class C-[ ] Notes represented by this Note) of the aggregate amount as may be distributable to all Holders of Class C-[ ] Notes on such Payment Date pursuant to Sections 3.08 and 3.09 of the Indenture.

                  All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment. At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Holder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Holder of one or more Definitive Notes of Class C-[ ] Notes having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment.

                  This Note is issuable only in registered form. A Holder may transfer this Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a


                                     C-1-6
request to register the transfer or to exchange it for an equal principal amount of Class C-[ ] Notes of other authorized denominations [(including an exchange of this Note for an Exchange Note)]**, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder) [; provided that no exchanges of this Note for an Exchange Note shall occur until a Registration Statement shall have been declared effective by the Commission] **. No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

                  The Indenture permits the amendment or modification of the Indenture and the Class C-[ ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, (A) without the consent of each provider of a Credit Facility, no such amendment may modify (i) the provisions of the Indenture relating to such Person's Credit Facility or (ii) to the extent affecting such Person's Credit Facility, Credit Facilities generally; provided further that, (B) without the consent of each Swap Provider, each provider of a Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.11 of the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal or Redemption Price payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section
9.01 of the Indenture or, except as otherwise provided in Section 3.09 of the Indenture, (iii) alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsection A and B, a "Basic Terms Modification"). The Indenture also permits the Trustee to agree with the Issuer, without the consent of any Holder of the Notes, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Administrative Agency Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Administrative Agent, (c) to add or reflect any Credit Facility, (d) to any amendment (other than a Basic Terms Modification) of an immaterial nature

----------
**    If the Note is to be issued as a Registrable Note.


                                     C-1-7
necessary to permit the issuance of Refinancing Notes and/or Additional Notes and the acquisition of Additional Aircraft consistent with the expense provisions of the Indenture or (e) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act"). Any amendment or modification of the Indenture shall be binding on every Holder hereof, whether or not notation thereof is made upon this Note.

                  The subordination provisions contained in Section 3.08,
Section 3.09 and Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Holder of the Notes of the subclass affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

                  The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class C-[ ] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class C-[ ] Notes under the Indenture.

                  The Class C-[ ] Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                                     C-1-8

                  IN WITNESS WHEREOF, the Issuer has caused this Class C-[ ] Note to be signed manually or by facsimile by its Owner Trustee.

Date:______________                 LEASE INVESTMENT FLIGHT TRUST

                                    By:  Wilmington Trust Company, not in its
                                         individual capacity but solely as the
                                         Owner Trustee


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title: Authorized Signatory


                                     C-1-9

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class C-[ ] Notes designated above and referred to in the within-mentioned Indenture.


Date: ____________              BANKERS TRUST COMPANY, not in its
                                  individual capacity but solely as the Trustee


                                By: _______________________________
                                         Authorized Signatory


                                     C-1-10

                            [FORM OF] TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto Insert Taxpayer Identification No. __________________


--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date:                                                {Signature of Transferor}
                                                     NOTE: The signature to this
                                                     assignment must correspond
                                                     with the name as written
                                                     upon the face of the
                                                     within-mentioned instrument
                                                     in every particular,
                                                     without alteration or any
                                                     change whatsoever.

         The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

Date:                                                {Signature of Transferee}
                                                     NOTICE: to be executed by
                                                     an executive officer

                         {THE FOLLOWING PROVISIONS TO BE
                 INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES
                    AND PERMANENT REGULATION S GLOBAL NOTES}

In connection with any transfer of this Note occurring prior to the date which is the earlier of [(i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective and this Note has been exchanged for a freely tradable Exchange Note bearing terms substantially identical to this Note or (ii)]** the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   {Check One}

{ }   (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

----------
**    If the Note is to be issued as a Registrable Note.


                                     C-1-11

{ }   (b)   this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:                                       {Signature of Transferor}
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                       {Signature of Transferee}
                                            NOTICE: to be executed by an
                                            executive officer


                                     C-1-12

                                   EXHIBIT C-2

       FORM OF NOTE FOR ANY SUBCLASS OF CLASS C NOTES THAT ARE FIXED RATE
                                      NOTES

           FORM OF SUBCLASS OF CLASS C NOTES THAT ARE FIXED RATE NOTES

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF LEASE INVESTMENT FLIGHT TRUST THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IF OTHER THAN A CLASS D NOTE, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) IF OTHER THAN A CLASS D NOTE, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                  [IF THIS NOTE IS REPRESENTED BY A GLOBAL NOTE INSERT:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO LEASE INVESTMENT FLIGHT TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE


                                     C-2-2

         HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.13 OF THE INDENTURE.]

                  [IF A TEMPORARY REGULATION S GLOBAL NOTE, INSERT:

         THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE TRUST INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE.]

                  [IF THIS NOTE IS OFFERED AND SOLD IN RELIANCE ON SECTION 4(2) OF THE SECURITIES ACT (OTHER THAN IN RELIANCE ON RULE 144A),
                  INSERT:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]


                                     C-2-3

                          LEASE INVESTMENT FLIGHT TRUST
    $___,___,___ CLASS C-[ ] FIXED RATE ASSET BACKED NOTES SERIES [20__]-[ ]

No. ____
                                                                          CUSIP:
                                                                           ISIN:
                                                                    Common Code:

$_________

                  LEASE INVESTMENT FLIGHT TRUST, a business trust organized under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ________________ DOLLARS ($_________) on [_____, __ 20__]
(the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at the rate of [_.__]% per annum ([as adjusted for Maturity Step-Up Interest]* [and Registration Step-Up Interest]**, the "Stated Rate of Interest") from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date. Interest on this
Note in each Interest Accrual Period will be calculated by the Administrative Agent (as hereinafter defined) on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance and, in the case of the first Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days in such Interest Accrual Period.

                  This Class C-[ ] Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of June [ ], 2001 (as amended or supplemented from time to time, the "Indenture"), between the Issuer, LIFT Trust-Sub 1, Phoenix American Financial Services, Inc., in its capacity as Administrative Agent (the "Administrative Agent") and Bankers Trust Company, as trustee (the "Trustee"). The Indenture also provides for the issuance of Class C Notes of any subclass (including additional Class C-[ ] Notes), Class A Notes, Class B Notes and Class D Notes. All capitalized terms used in this Class C-[ ] Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class C-[ ] Notes. This Note is subject to all of the terms of the Indenture.

                  The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through the application on the Payment Dates of the Available Collections to the principal hereof as provided in Section 3.08 of the Indenture (after making payments entitled to priority under Section 3.08 of the Indenture). In addition, the Issuer may optionally redeem all or part of the Outstanding Principal Balance of this Note on any Payment Date at the applicable Redemption Price (calculated as provided in the Indenture) or, in the case of a redemption for taxation reasons specified in the Indenture or a redemption in certain default circumstances as provided in the Indenture, at the Outstanding Principal Balance hereof plus accrued and unpaid

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     C-2-4
interest hereon, in each case as provided in Section 3.10 of the Indenture. Further, the Issuer may provide for the defeasance of this Note in accordance with Article XI of the Indenture.

                  Any amount of premium or interest ([including Maturity Step-Up Interest] [and Registration Step-Up Interest]) on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section
3.08 of the Indenture.

                  [If a Registration Default (as defined and determined under Section __ of the Registration Rights Agreement) occurs, thereafter an additional incremental interest amount ("Registration Step-Up Interest") will accrue on this Note at an annual rate of [_.__]% until such Registration Default shall no longer be deemed to be continuing (as determined under Section __ of the Registration Rights Agreement). The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.] **

                  [If this Note is not repaid on or before the Expected Final Maturity Date, additional interest, at a rate of 0.50% per annum shall accrue on the Outstanding Principal Balance of this Note ("Maturity Step-Up Interest").]*

                  The indebtedness evidenced by the Class C-[ ] Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations (as defined in the Indenture), which include payment of principal, premium and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.08 of the Indenture shall be received for the benefit of the Senior Claimant (as defined in the Indenture), shall be segregated from other funds and property held by the Holder of this Note and shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims (as defined in the Indenture) in accordance with the terms of the Indenture.

                  The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

----------
**    If the Note is to be issued as a Registrable Note.
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.


                                     C-2-5

                  This Note is and will be secured, on a subordinated basis as referred to above, by the collateral pledged as security therefor as provided in the Security Trust Agreement.

                  Subject to and in accordance with the terms of the Indenture, there will be distributed with respect to this Note monthly on each Payment Date commencing on July 15, 2001, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class C-[ ] Notes represented by this Note) of the aggregate amount as may be distributable to all Holders of Class C-[ ] Notes on such Payment Date pursuant to Sections 3.08 and 3.09 of the Indenture.

                  All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice given by the Trustee or Paying Agent with respect to such final payment. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment. At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Holder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Holder of one or more Definitive Notes of Class C-[ ] Notes having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment.

                  This Note is issuable only in registered form. A Holder may transfer this Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Class C-[ ] Notes of other authorized denominations [(including an exchange of this Note for an Exchange Note)]**, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder)[; provided that no exchanges of this Note for an Exchange

----------
**    If the Note is to be issued as a Registrable Note.


                                     C-2-6

Note shall occur until a Registration Statement shall have been declared effective by the Commission.] **. No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

                  The Indenture permits the amendment or modification of the Indenture and the Class C-[ ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, (A) without the consent of each provider of a Credit Facility, no such amendment may modify (i) the provisions of the Indenture relating to such Person's Credit Facility or (ii) to the extent affecting such Person's Credit Facility, Credit Facilities generally; provided further that, (B) without the consent of each Swap Provider, each provider of a Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.11 of the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal or Redemption Price payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section
9.01 of the Indenture or, except as otherwise provided in Section 3.09 of the Indenture, (iii) alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsection A and B, a "Basic Terms Modification"). The Indenture also permits the Trustee to agree with the Issuer, without the consent of any Holder of the Notes, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Administrative Agency Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Administrative Agent, (c) to add or reflect any Credit Facility, (d) to any amendment (other than a Basic Terms Modification) of an immaterial nature necessary to permit the issuance of Refinancing Notes and/or Additional Notes and the acquisition of Additional Aircraft consistent with the expense provisions of the Indenture or (e) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act"). Any amendment or modification of the Indenture shall be binding on every Holder hereof, whether or not notation thereof is made upon this Note.

----------
**    If the Note is to be issued as a Registrable Note.


                                     C-2-7

                  The subordination provisions contained in Section 3.08,
Section 3.09 and Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Holder of the Notes of the subclass affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

                  The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class C-[ ] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class C-[ ] Notes under the Indenture.

                  The Class C-[ ] Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                                     C-2-8

                  IN WITNESS WHEREOF, the Issuer has caused this Class C-[ ] Note to be signed manually or by facsimile by its Owner Trustee.


Date: _________________                 LEASE INVESTMENT FLIGHT TRUST
                                        By:  Wilmington Trust Company,
                                             not in its individual capacity but
                                             solely as the Owner Trustee


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: Authorized Signatory


                                     C-2-9

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Class C-[ ] Notes designated above and referred to in the within-mentioned Indenture.


Date: ____________                         BANKERS TRUST COMPANY, not in its
                                             individual capacity but solely as
                                             the Trustee


                                           By: ______________________________
                                                   Authorized Signatory


                                     C-2-10

                            [FORM OF] TRANSFER NOTICE


                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. __________________


______________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date:                                       {Signature of Transferor}
                                            NOTE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.

                  The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.


Date:                                                {Signature of Transferee}
                                                     NOTICE: to be executed by
                                                     an executive officer


                         {THE FOLLOWING PROVISIONS TO BE
                 INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES
                    AND PERMANENT REGULATION S GLOBAL NOTES}

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of [(i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective and this Note has been exchanged for a freely tradable Exchange Note bearing terms substantially identical to this Note or (ii)]* the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

----------
*     If the Note is to be issued as a Registrable Note.


                                     C-2-11

                                   {Check One}

{ }   (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

{ }   (b)   this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                  If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:                                       {Signature of Transferor}
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                       {Signature of Transferee}
                                            NOTICE: to be executed by an
                                            executive officer


                                     C-2-12

                                   EXHIBIT D-1

        FORM OF NOTE FOR ANY SUBCLASS OF CLASS D NOTES THAT ARE FLOATING
                                   RATE NOTES

         FORM OF SUBCLASS OF CLASS D NOTES THAT ARE FLOATING RATE NOTES

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF LEASE INVESTMENT FLIGHT TRUST THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IF OTHER THAN A CLASS D NOTE, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) IF OTHER THAN A CLASS D NOTE, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THIS NOTE IS SUBJECT TO ADDITIONAL RESTRICTIONS ON THE TRANSFER THEREOF SET FORTH IN SECTION 2.13(H) OF THE INDENTURE, INCLUDING A LIMIT ON THE NUMBER OF DIRECT OR INDIRECT HOLDERS THEREOF, A PROHIBITION ON TRANSFERS TO NON-U.S. PERSONS AND DELIVERY BY THE TRANSFEREE OF CERTAIN CERTIFICATIONS TO THE TRUSTEE.


                                     D-1-2

                          LEASE INVESTMENT FLIGHT TRUST

$___,___,___ CLASS D-[ ] FLOATING RATE ASSET BACKED NOTES SERIES [20__]-[ ]


No. ____
                                                                          CUSIP:
                                                                           ISIN:
                                                                    Common Code:

$_________


                  LEASE INVESTMENT FLIGHT TRUST, a business trust organized under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of ______________________________ DOLLARS ($_________) on [_____, __ 20__] (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at a fluctuating rate per annum equal to the sum of LIBOR (calculated as provided in the Indenture) plus [_.__]% per annum ([as adjusted for Maturity Step-Up Interest]* [and Registration Step-Up Interest]**, the "Stated Rate of Interest") from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date. Interest on this Note in each Interest Accrual Period will be calculated by the Administrative Agent (as hereinafter defined) by multiplying the Stated Rate of Interest on this Note for the relevant Interest Accrual Period by the Outstanding Principal Balance of this Note on the first day of such Interest Accrual Period and by multiplying the product by the actual number of days in such Interest Accrual Period divided by 360 and rounding the resulting amount to the nearest cent (with half a cent being rounded upwards).

                  This Class D-[ ] Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of June [ ], 2001 (as amended or supplemented from time to time, the "Indenture"), between the Issuer, LIFT Trust-Sub 1, Phoenix American Financial Services, Inc., in its capacity as Administrative Agent (the "Administrative Agent") and Bankers Trust Company, as trustee (the "Trustee"). The Indenture also provides for the issuance of Class D Notes of any subclass (including additional Class D-[ ] Notes), Class A Notes, Class B Notes and Class C Notes. All capitalized terms used in this Class D-[ ] Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class D-[ ] Notes. This Note is subject to all of the terms of the Indenture.

                  The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through the application on the Payment Dates of the Available Collections to the

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     D-1-3
principal hereof as provided in Section 3.08 of the Indenture (after making payments entitled to priority under Section 3.08 of the Indenture). In addition, the Issuer may optionally redeem all or part of the Outstanding Principal Balance of this Note on any Payment Date at the applicable Redemption Price (calculated as provided in the Indenture) or, in the case of a redemption for taxation reasons specified in the Indenture or a redemption in certain default circumstances as provided in the Indenture, at the Outstanding Principal Balance hereof plus accrued and unpaid interest hereon, in each case as provided in
Section 3.10 of the Indenture. Further, the Issuer may provide for the defeasance of this Note in accordance with Article XI of the Indenture.

                  Any amount of premium or interest ([including Maturity Step-Up Interest]* [and Registration Step-Up Interest]**) on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section
3.08 of the Indenture.

                  [If a Registration Default (as defined and determined under Section __ of the Registration Rights Agreement) occurs, thereafter an additional incremental interest amount ("Registration Step-Up Interest") will accrue on this Note at an annual rate of [_.__]% until such Registration Default shall no longer be deemed to be continuing (as determined under Section __ of the Registration Rights Agreement). The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.] **

                  [If this Note is not repaid on or before the Expected Final Maturity Date, additional interest, at a rate of 0.50% per annum shall accrue on the Outstanding Principal Balance of this Note ("Maturity Step-Up Interest").]*

                  The indebtedness evidenced by the Class D-[ ] Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations (as defined in the Indenture), which include payment of principal, premium and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.08 of the Indenture shall be received for the benefit of the Senior Claimant (as defined in the Indenture), shall be segregated from other funds and property held by the Holder of this Note and

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     D-1-4
shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims (as defined in the Indenture) in accordance with the terms of the Indenture.

                  The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

                  This Note is and will be secured, on a subordinated basis as referred to above, by the collateral pledged as security therefor as provided in the Security Trust Agreement.

                  Subject to and in accordance with the terms of the Indenture, there will be distributed with respect to this Note monthly on each Payment Date commencing on July 15, 2001, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class D-[ ] Notes represented by this Note) of the aggregate amount as may be distributable to all Holders of Class D-[ ] Notes on such Payment Date pursuant to Sections 3.08 and 3.09 of the Indenture.

                  All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. Payments on a Payment Date shall be made by check mailed to each Holder on the applicable Record Date at its address appearing on the Register maintained with respect to the Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Holder of one or more Class D-[ ] Notes having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any such Note, however, shall be made only upon presentation and surrender of such Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment.

                  This Note is issuable only in registered form. A Holder may transfer this Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Class D-[ ] Notes of other authorized denominations [(including an exchange of this Note for an Exchange Note)]**, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in

----------
**    If the Note is to be issued as a Registrable Note.


                                     D-1-5
writing to act on behalf of the Holder) [; provided that no exchanges of this Note for an Exchange Note shall occur until a Registration Statement shall have been declared effective by the Commission] **. No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

                  The Indenture permits the amendment or modification of the Indenture and the Class D-[ ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, (A) without the consent of each provider of a Credit Facility, no such amendment may modify (i) the provisions of the Indenture relating to such Person's Credit Facility or (ii) to the extent affecting such Person's Credit Facility, Credit Facilities generally; provided further that, (B) without the consent of each Swap Provider, each provider of a Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.11 of the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal or Redemption Price payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section
9.01 of the Indenture or, except as otherwise provided in Section 3.09 of the Indenture, (iii) alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsection A and B, a "Basic Terms Modification"). The Indenture also permits the Trustee to agree with the Issuer, without the consent of any Holder of the Notes, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Administrative Agency Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Administrative Agent, (c) to add or reflect any Credit Facility, (d) to any amendment (other than a Basic Terms Modification) of an immaterial nature necessary to permit the issuance of Refinancing Notes and/or Additional Notes and the acquisition of Additional Aircraft consistent with the expense provisions of the Indenture or (e) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act"). Any amendment or modification of the Indenture shall be binding on every Holder hereof, whether or not notation thereof is made upon this Note.


                                     D-1-6

                  The subordination provisions contained in Section 3.08,
Section 3.09 and Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Holder of the Notes of the subclass affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

                  The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class D-[ ] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class D-[ ] Notes under the Indenture.

                  The Class D-[ ] Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                                     D-1-7

                  IN WITNESS WHEREOF, the Issuer has caused this Class D-[ ] Note to be signed manually or by facsimile by its Owner Trustee.

Date:______________                 LEASE INVESTMENT FLIGHT TRUST

                                    By:  Wilmington Trust Company, not in its
                                         individual capacity but solely as the
                                         Owner Trustee


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title: Authorized Signatory


                                     D-1-8

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class D-[ ] Notes designated above and referred to in the within-mentioned Indenture.

Date: ____________              BANKERS TRUST COMPANY, not in its
                                  individual capacity but solely as the Trustee


                                By: _______________________________
                                         Authorized Signatory


                                     D-1-9

                            [FORM OF] TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto Insert Taxpayer Identification No. __________________


--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date:                                                {Signature of Transferor}
                                                     NOTE: The signature to this
                                                     assignment must correspond
                                                     with the name as written
                                                     upon the face of the
                                                     within-mentioned instrument
                                                     in every particular,
                                                     without alteration or any
                                                     change whatsoever.

         The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

Date:                                                {Signature of Transferee}
                                                     NOTICE: to be executed by
                                                     an executive officer

                         {THE FOLLOWING PROVISIONS TO BE
                 INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES
                    AND PERMANENT REGULATION S GLOBAL NOTES}

In connection with any transfer of this Note occurring prior to the date which is the earlier of [(i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective and this Note has been exchanged for a freely tradable Exchange Note bearing terms substantially identical to this Note or (ii)]** the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

{ }   (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

----------
**    If the Note is to be issued as a Registrable Note.


                                     D-1-10

{ }   (b)   this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:                                       {Signature of Transferor}
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                       {Signature of Transferee}
                                            NOTICE: to be executed by an
                                            executive officer


                                     D-1-11

                                   EXHIBIT D-2

       FORM OF NOTE FOR ANY SUBCLASS OF CLASS D NOTES THAT ARE FIXED RATE
                                      NOTES

           FORM OF SUBCLASS OF CLASS D NOTES THAT ARE FIXED RATE NOTES

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF LEASE INVESTMENT FLIGHT TRUST THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) IF OTHER THAN A CLASS D NOTE, OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) IF OTHER THAN A CLASS D NOTE, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THIS NOTE IS SUBJECT TO ADDITIONAL RESTRICTIONS ON THE TRANSFER THEREOF SET FORTH IN SECTION 2.13(H) OF THE INDENTURE, INCLUDING A LIMIT ON THE NUMBER OF DIRECT OR INDIRECT HOLDERS THEREOF, A PROHIBITION ON TRANSFERS TO NON-U.S. PERSONS AND DELIVERY BY THE TRANSFEREE OF CERTAIN CERTIFICATIONS TO THE TRUSTEE.


                                     D-2-2

                          LEASE INVESTMENT FLIGHT TRUST
    $___,___,___ CLASS D-[ ] FIXED RATE ASSET BACKED NOTES SERIES [20__]-[ ]

No. ____
                                                                          CUSIP:
                                                                           ISIN:
                                                                    Common Code:

$_________

                  LEASE INVESTMENT FLIGHT TRUST, a business trust organized under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of ________________ DOLLARS ($_________) on [_____,
__ 20__] (the "Final Maturity Date") and to pay interest monthly in arrears on the Outstanding Principal Balance hereof at the rate of [_.__]% per annum ([as adjusted for Maturity Step-Up Interest]* [and Registration Step-Up Interest]**, the "Stated Rate of Interest") from the date hereof until the Outstanding Principal Balance hereof is paid, payable on each Payment Date. Interest on this
Note in each Interest Accrual Period will be calculated by the Administrative Agent (as hereinafter defined) on the basis of a 360-day year and one-twelfth of an annual interest payment on the Outstanding Principal Balance and, in the case of the first Interest Accrual Period, on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days in such Interest Accrual Period.

                  This Class D-[ ] Note is one of a duly authorized issue of Notes of the Issuer issued under the Trust Indenture dated as of June [ ], 2001 (as amended or supplemented from time to time, the "Indenture"), between the Issuer, LIFT Trust-Sub 1, Phoenix American Financial Services, Inc., in its capacity as Administrative Agent (the "Administrative Agent") and Bankers Trust Company, as trustee (the "Trustee"). The Indenture also provides for the issuance of Class D Notes of any subclass (including additional Class D-[ ] Notes), Class A Notes, Class B Notes and Class C Notes. All capitalized terms used in this Class D-[ ] Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Holders of Class D-[ ] Notes. This Note is subject to all of the terms of the Indenture.

                  The Outstanding Principal Balance of this Note may be repaid prior to the Final Maturity Date through the application on the Payment Dates of the Available Collections to the principal hereof as provided in Section 3.08 of the Indenture (after making payments entitled to priority under Section 3.08 of the Indenture). In addition, the Issuer may optionally redeem all or part of the Outstanding Principal Balance of this Note on any Payment Date at the applicable Redemption Price (calculated as provided in the Indenture) or, in the case of a redemption for taxation reasons specified in the Indenture or a redemption in certain default circumstances as

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.


                                     D-2-3
provided in the Indenture, at the Outstanding Principal Balance hereof plus accrued and unpaid interest hereon, in each case as provided in Section 3.10 of the Indenture. Further, the Issuer may provide for the defeasance of this Note in accordance with Article XI of the Indenture.

                  Any amount of premium or interest ([including Maturity Step-Up Interest]* [and Registration Step-Up Interest]**) on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, payable on the next succeeding Payment Date, subject to the availability of the Available Collections therefor after making payments entitled to priority under Section
3.08 of the Indenture.

                  [If a Registration Default (as defined and determined under Section __ of the Registration Rights Agreement) occurs, thereafter an additional incremental interest amount ("Registration Step-Up Interest") will accrue on this Note at an annual rate of [_.__]% until such Registration Default shall no longer be deemed to be continuing (as determined under Section __ of the Registration Rights Agreement). The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.] **

                  [If this Note is not repaid on or before the Expected Final Maturity Date, additional interest, at a rate of 0.50% per annum shall accrue on the Outstanding Principal Balance of this Note ("Maturity Step-Up Interest").]*

                  The indebtedness evidenced by the Class D-[ ] Notes is, to the extent and in the manner provided in the Indenture and the Security Trust Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Note is issued subject to the provisions thereof providing for such subordination. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee and the Security Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints each of the Trustee and the Security Trustee its attorney-in-fact for such purpose. All payments or distributions upon or with respect to any Obligations (as defined in the Indenture), which include payment of principal, premium and interest on this Note, that are received by the Holder of this Note contrary to the priority of payment provisions of the Indenture or in excess of the amounts to which the Holder of this Note is entitled under Section 3.08 of the Indenture shall be received for the benefit of the Senior Claimant (as defined in the Indenture), shall be segregated from other funds and property held by the Holder of this Note and shall be forthwith paid over to the Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims (as defined in the Indenture) in accordance with the terms of the Indenture.

----------
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.
**    If the Note is to be issued as a Registrable Note.
**    If the Note is to be issued as a Registrable Note.
* If the Note is to be issued as an Initial Subclass A-1 Note, an Initial Subclass A-2 Note, a Refinancing Note or an Additional Note for which Maturity Step-Up Interest is provided.


                                     D-2-4

                  The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

                  This Note is and will be secured, on a subordinated basis as referred to above, by the collateral pledged as security therefor as provided in the Security Trust Agreement.

                  Subject to and in accordance with the terms of the Indenture, there will be distributed with respect to this Note monthly on each Payment Date commencing on July 15, 2001, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, such Person's pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Class D-[ ] Notes represented by this Note) of the aggregate amount as may be distributable to all Holders of Class D-[ ] Notes on such Payment Date pursuant to Sections 3.08 and 3.09 of the Indenture.

                  All amounts payable in respect of this Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. Payments on a Payment Date shall be made by check mailed to each Holder on the applicable Record Date at its address appearing on the Register maintained with respect to the Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Holder of one or more Class D-[ ] Notes having an aggregate principal amount of not less than $1,000,000, any such payments shall be made by wire transfer to an account designated by such Holder at a financial institution in New York, New York. The final payment with respect to any such Note, however, shall be made only upon presentation and surrender of such Note by the Holder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent specified in the notice of such final payment given by the Trustee or Paying Agent. The Trustee or Paying Agent shall mail such notice of the final payment of this Note to the Holder, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment.

                  This Note is issuable only in registered form. A Holder may transfer this Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Class D-[ ] Notes of other authorized denominations [(including an exchange of this Note for an Exchange Note)]**, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder)[; provided that no exchanges of this Note for an Exchange Note shall occur until a Registration Statement shall have been declared effective by the Commission.] **. No service charge shall be made for any registration of transfer or exchange of

----------
**    If the Note is to be issued as a Registrable Note.


                                     D-2-5
this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

                  Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

                  The Indenture permits the amendment or modification of the Indenture and the Class D-[ ] Notes by the Issuer with the consent of the Holders of a majority of the Outstanding Principal Balance of all Notes on the date of any vote of such Holders (voting as a single class); provided that, (A) without the consent of each provider of a Credit Facility, no such amendment may modify (i) the provisions of the Indenture relating to such Person's Credit Facility or (ii) to the extent affecting such Person's Credit Facility, Credit Facilities generally; provided further that, (B) without the consent of each Swap Provider, each provider of a Credit Facility and each Holder of any Notes, in each instance affected thereby, no such amendment may, except as otherwise provided in Section 3.11 of the Indenture, (i) modify the provisions of the Indenture or the Notes setting forth the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of, any interest, principal or Redemption Price payable in respect of any subclass of Notes, (ii) reduce the percentage of the aggregate Outstanding Principal Balance of any subclass of Notes required to approve any amendment or waiver of Section
9.01 of the Indenture or, except as otherwise provided in Section 3.09 of the Indenture, (iii) alter the manner or priority of payment of such subclass of Notes (each such amendment referred to in subsection A and B, a "Basic Terms Modification"). The Indenture also permits the Trustee to agree with the Issuer, without the consent of any Holder of the Notes, (a) to any modification (other than a Basic Terms Modification) of, or the waiver or authorization of any breach or prospective breach of, any provision of any Related Document or of the relevant subclass of Notes to correct a manifest error or an error which is of a formal, minor or technical nature, (b) to modify the provisions of the Indenture or the Administrative Agency Agreement relating to the timing of movement of Rental Payments or other monies received or Expenses Incurred among the Accounts by the Administrative Agent, (c) to add or reflect any Credit Facility, (d) to any amendment (other than a Basic Terms Modification) of an immaterial nature necessary to permit the issuance of Refinancing Notes and/or Additional Notes and the acquisition of Additional Aircraft consistent with the expense provisions of the Indenture or (e) to comply with the requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939 (as amended, the "Trust Indenture Act"). Any amendment or modification of the Indenture shall be binding on every Holder hereof, whether or not notation thereof is made upon this Note.

                  The subordination provisions contained in Section 3.08,
Section 3.09 and Article X of the Indenture may not be amended or modified without the consent of each Swap Provider, each provider of a Credit Facility, each Holder of the Notes of the subclass affected thereby and each Holder of any subclass of Notes ranking senior thereto. In no event shall the provisions set


                                     D-2-6
forth in Section 3.08 of the Indenture relating to the priority of the Expenses, Swap Payments and payments under all Credit Facilities be amended or modified.

                  The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class, on behalf of the Holders of all of the Class D-[ ] Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Note, whether or not notation of such consent or waiver is made upon this Note.

                  The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                  The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Class D-[ ] Notes under the Indenture.

                  The Class D-[ ] Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                  THIS NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


                                     D-2-7

                  IN WITNESS WHEREOF, the Issuer has caused this Class D-[ ] Note to be signed manually or by facsimile by its Owner Trustee.


Date: _________________                 LEASE INVESTMENT FLIGHT TRUST
                                        By:  Wilmington Trust Company,
                                             not in its individual capacity but
                                             solely as the Owner Trustee


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: Authorized Signatory


                                     D-2-8

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


                  This is one of the Class D-[ ] Notes designated above and referred to in the within-mentioned Indenture.


Date: ____________                         BANKERS TRUST COMPANY, not in its
                                             individual capacity but solely as
                                             the Trustee


                                           By: ______________________________
                                                   Authorized Signatory


                                     D-2-9

                            [FORM OF] TRANSFER NOTICE


                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. __________________


______________________________________________________________________________
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.


Date:                                       {Signature of Transferor}
                                            NOTE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.

                  The undersigned covenants and agrees that it will treat this Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.


Date:                                                {Signature of Transferee}
                                                     NOTICE: to be executed by
                                                     an executive officer


                         {THE FOLLOWING PROVISIONS TO BE
                 INCLUDED ON ALL NOTES OTHER THAN EXCHANGE NOTES
                    AND PERMANENT REGULATION S GLOBAL NOTES}

                  In connection with any transfer of this Note occurring prior to the date which is the earlier of [(i) the date the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective and this Note has been exchanged for a freely tradable Exchange Note bearing terms substantially identical to this Note or (ii)]* the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

----------
*     If the Note is to be issued as a Registrable Note.


                                     D-2-10

                                   {Check One}

{ }   (a)   this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

{ }   (b)   this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

                  If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.13 of the Indenture shall have been satisfied.

Date:                                       {Signature of Transferor}
                                            NOTICE: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            within-mentioned instrument in every
                                            particular, without alteration or
                                            any change whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED:
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:                                       {Signature of Transferee}
                                            NOTICE: to be executed by an
                                            executive officer

                                    EXHIBIT E

                              CONCENTRATION LIMITS


                                                           PERCENTAGE OF MOST
                                                            RECENT APPRAISED
          LESSEE CONCENTRATION LIMITS                     VALUE OF PORTFOLIO(1)
----------------------------------------------            ---------------------
Single Lessee Rated BBB/Baa2 (or the equivalent)
or better ....................................                     15
Other single Lessee...........................                     12
Five largest Lessees..........................                     40 (2)

                                                           PERCENTAGE OF MOST
                                                            RECENT APPRAISED
          COUNTRY CONCENTRATION LIMITS                    VALUE OF PORTFOLIO(1)
-----------------------------------------------           ---------------------
Countries rated AAA/Aaa (or the equivalent)....(3)                 30
Other countries rated BBB/Baa2 (or the equivalent)
or better (3)..................................                    20
Other single countries.........................                    15

                                                            PERCENTAGE OF MOST
                                                             RECENT APPRAISED
   REGION CONCENTRATION LIMITS                             VALUE OF PORTFOLIO(1)
--------------------------------                           ---------------------
Developed Concentration Region(4)...............                    60
Emerging Concentration Region(4)................                    30
Asia and Pacific Regions together(4)............                    45
Undesignated(4).................................                    20(5)

----------

(1) Percentage to be obtained by dividing the aggregate most recent Appraised Values of all Aircraft leased or to be leased to Lessees habitually based in the applicable country by the aggregate most recent Appraised Values of all Aircraft then owned by the LIFT Group.

(2) On and after June 26, 2006, the initial Lessee Concentration Limit of 40% of the aggregate most recent Appraised Values applicable to the five largest Lessees will reduce to 35%, unless a Rating Agency Confirmation is obtained.

(3) Based on the sovereign foreign currency debt rating assigned by the Rating Agencies to the country in which a Lessee is habitually based at the time the relevant Lease is executed.

(4)   The designation of Regions is set forth below.

(5) In addition, within the "Undesignated" countries, no more than 10% of the most recent Appraised Value of the Portfolio shall be leased to Lessees habitually based in "Undesignated" countries rated below BBB/Baa2 (or the equivalent) and no more than 5% of the most recent Appraised Value of the Portfolio shall be leased to Lessees habitually based in "Undesignated" countries in Africa.

The Concentration Limits for the Initial Aircraft will be determined based on the Leases to which such Initial Aircraft are subject to, regardless of the time or order of Acquisition prior to the last Delivery Expiry Date for an Initial Aircraft. Without limiting Section 5.03 of the Indenture, any failure to meet the Concentration Limits arising solely by reason of the non-Acquisition of an Initial Aircraft will be deemed not to result in a Concentration Default.


          REGION                                  COUNTRIES
 Developed Markets         European Union (excluding Luxembourg and Greece*),
   Europe...............   Norway
                           and Switzerland
   North America........   Canada and the United States
   Pacific..............   Australia, Hong Kong, Japan, New Zealand and
                           Singapore
 Emerging Markets          China, India, Indonesia, Korean, Malaysia, Pakistan,
   Asia.................   Philippines, Sri Lanka, Taiwan and Thailand
   Europe and Middle East  Czech Republic, Greece*, Hungary, Israel, Jordan,
                           Poland, Russia and Turkey
   Latin America........   Argentina, Brazil, Chile, Columbia, Mexico, Peru and
                           Venezuela
   Undesignated.........   All other countries

----------

* If Greece is admitted to the Euro zone then Greece will be included as a member of the Europe Developed Market Region

Repossession Guidelines

(a)      Prohibited Countries:
             Cuba                      Myanmar
             North Korea               Iran
             Sudan                     Iraq
             Syria                     Libya

(b) Countries with respect to which Repossession Insurance must be procured:

             Angola                    Equatorial Guinea     Mongolia
             Armenia                   Eritrea               Niger
             Azerbaijan                Ethiopia              Sao Tome & Principe
             Belarus                   Grenada               Somalia
             Benin                     Kazakhstan            Turkmenistan
             Bhutan                    Kirbati               Uzbekistan
             Cameroon                  Kyrgistan
             Cape Verde Islands        Liberia
             Chad                      Moldova
             Comoros
             Congo

                                    EXHIBIT F
                              INSURANCE PROVISIONS

--------------------------------------------------------------------------------
                MODEL                                 MINIMUM LIMITS
                -----                                 --------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
ATP/ATR/Dash-8/RJ/F50/F70                    US$250 million
--------------------------------------------------------------------------------
HS146/AVRO/F28/F100                          US$300 million
--------------------------------------------------------------------------------
B727/B737/A320/MD80/DC9                      US$500 million
--------------------------------------------------------------------------------
DC8/A310                                     US$650 million
--------------------------------------------------------------------------------
B757/B767/A300                               US$800 million
--------------------------------------------------------------------------------
L1011/DC10/A330/A340/MD11/B777               US$600 million
--------------------------------------------------------------------------------
B747                                         US$750 million
--------------------------------------------------------------------------------

Notwithstanding the foregoing, with respect to any liability insurance maintained by any Issuer Group Member for the benefit of any Person listed in clause 2(h) of Schedule 6 to Annex 1 of the Servicing Agreement, such amount of insurance shall be not less that US$750 million for wide-body Aircraft and US$600 million for any other type of Aircraft.

                                    EXHIBIT G

                    FORM OF MONTHLY REPORT TO EACH NOTEHOLDER

(1)      Regarding each payment date,

         (a) the balances on deposit on the calculation date immediately preceding the prior payment date;
         (b) the aggregate amounts of deposits and withdrawals between that calculation date and the calculation date immediately preceding the payment date; and
         (c) the balances on deposit in the expense account, collections account, any cash collateral account and lessee funded account on the calculation date immediately preceding that payment date.

(2)      Analysis of expense account activity balance on the preceding calculation date

         Net transfer to the expense account during the period between the prior calculation date and the relevant calculation date Payments during period between the prior calculation date and the relevant calculation date
              -  Payments on the prior payment date.......................................................
              -  Other payments...........................................................................
         Balance on relevant calculation date.............................................................

(3)      Analysis of collections account activity

         Balance on the preceding calculation date........................................................
         Required Expense Amount (including on the preceding payment date)................................


                                      G-1

               Net transfer to lessee funded accounts ....................................................
         Collections during the period....................................................................
         Drawings under any liquidity facilities..........................................................
         Aggregate note payments..........................................................................
         Swap payments....................................................................................
         Repayments of drawings under liquidity facilities................................................
         Balance on relevant calculation date (separately stating the amount of cash reserve that must be retained in the collections account)...................
         Analysis of current payment date distributions...................................................

(4)      Payments on the notes

         (a)   Floating rate notes (by class and, if applicable, subclass)
               -  Applicable LIBOR for the current interest accrual period................................
               -  Applicable margin for the current interest accrual period...............................
               -  Applicable interest rate for the current interest accrual period........................
               -  Interest Amount payable.................................................................
               -  Maturity Step-Up Interest...............................................................
               -  Registration Step-Up Interest...........................................................
               -  Additional Interest.....................................................................
               -  Opening outstanding principal balance...................................................
               -  Minimum Principal Payment Amount........................................................
               -  Scheduled Principal Payment Amount......................................................
               -  Redemption Price........................................................................
               -  Amount allocable to principal...........................................................
               -  Amount allocable to premium......................................................................
               -  Other principal reductions.......................................................................
               -  Closing outstanding principal balance...................................................
         (b)   Fixed rate notes (by class and, if applicable, subclass)
               -  Interest rate...........................................................................
               -  Interest Amount payable.................................................................
               -  Opening outstanding principal balance...................................................
               -  Minimum Principal Payment Amount........................................................
               -  Scheduled Principal Payment Amount...............................................................
               -  Redemption Price........................................................................
                  -   Amount allocable to principal.......................................................
               -  Amount allocable to premium......................................................................
               -  Other principal reductions.......................................................................
               -  Closing outstanding principal balance....................................................

  (5)    Floating rate notes information for next interest accrual period (by subclass)

         LIBOR............................................................................................
         Margin...........................................................................................
         Interest rate....................................................................................

  (6)    Payments per $100,000 initial outstanding principal
              balance of notes (by subclass)


                                      G-2

         Opening outstanding principal balance............................................................
         Total principal payments.........................................................................
         Closing outstanding principal balance............................................................
         Total interest...................................................................................
         Total premium....................................................................................

                                    EXHIBIT H

                               FORM OF CERTIFICATE


                                                            _____________, _____

Bankers Trust Company
Four Albany Street
New York, New York 10006
Attention:  Corporate Trust and Agency Group

LEASE INVESTMENT FLIGHT TRUST
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890-1000

         Re:      LEASE INVESTMENT FLIGHT TRUST (the "Issuer")

Dear Sirs:

This letter relates to U.S. $   principal amount of Class __ Notes of the Issuer
represented by a Note which bears a legend (the "Legended Note") outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.01 of the Indenture dated as of June [26], 2001 (the "Indenture") relating to the Class __ Notes and certain other classes of notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Class __ Notes may be transferred in accordance with Regulation S promulgated under the U.S. Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to exchange the Legended Note for an unlegended Note representing an identical principal amount of Class
__ Notes, all in the manner provided for in the Indenture.
Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                    Very truly yours,
                                                    [Euroclear][Clearstream]


                                                    By: ________________________
                                                          Authorized Signature

                                    EXHIBIT I

                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

Bankers Trust Company.......................         ______________, ____
Four Albany Street
New York, New York 10006
Attention:  Corporate Trust and Agency Group

LEASE INVESTMENT FLIGHT TRUST
c/o Wilmington Trust Company
1100 North Market Square
Rodney Square North
Wilmington, Delaware 19890-1000

Re:      LEASE INVESTMENT FLIGHT TRUST (the "Issuer")

Dear Sirs:

In connection with our proposed sale of U.S.$ aggregate principal amount of the Class __ Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended ("Regulation S") and, accordingly, we represent that:

(1)   the offer of the Class __ Notes was not made to a person in the United
      States;

(2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

(3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                    Very truly yours,
                                                    {Name of Transferor}


                                                    By: ________________________
                                                          Authorized Signature

                                    EXHIBIT J

             FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS

Lease Investment Flight Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890-0001

Credit Suisse First Boston Corporation
as the Representative of the initial purchasers
Eleven Madison Avenue
New York, New York 10010-3629

Dear Sirs:

         We are delivering this letter in connection with an offering of asset backed notes (the "Securities") of Lease Investment Flight Trust, a Delaware business trust (the "Company"), all as described in the Confidential Offering Circular (the "Offering Circular") relating to the offering.

         We hereby confirm that:

                  (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

                                    (ii) (A) any purchase of the Securities by
                  us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

                  (iii) in the event that we purchase any of the Securities, we will acquire Securities having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities;

                  (v) we are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any of the Securities, except inside the United States in accordance with Rule 144A under the Securities Act, or if the securities are other than Class D Notes, outside the United States under Regulation S under the Securities Act, as provided below; PROVIDED that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                  (vi) we have received a copy of the Offering Circular relating to the offering of the Securities and acknowledge that we have had access to financial and other information, and have been afforded the opportunity to ask questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Securities.

                  We understand that the Securities are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell, pledge or otherwise transfer the Securities, the Securities may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) if the securities are other than the Class D Notes, outside the Untied States in a transaction in accordance with Rule 904 under the Securities Act, (iii) under an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) under an effective registration statement under the Securities Act, in each of cases (i) through (iv), subject to any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Securities, will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that he foregoing restrictions on transfer have been complied with. We further understand that any Securities acquired by us, will be in the form of definitive physical certificates and that the certificates will bear a legend reflecting the substance of this paragraph.

                  We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations of warranties herein ceases to be accurate and complete.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                              ------------------------------
                                              (Name of Purchaser)


                                              By:___________________________
                                              Name:
                                              Title:
                                              Address:

Date:______________________

                                    EXHIBIT K

                              CORE LEASE PROVISIONS

1.     Representations and Warranties, etc.
         representations and warranties or a legal opinion or such other comfort acceptable to the lessor as to, without limitation, the due execution of such lease by the related lessee and the validity of such lessee's obligations thereunder, due authorization of such lease and procurement of relevant licenses and permits in connection therewith;

2.     Subleasing
         permission to sublease only if the primary lessee thereunder remains obligated to make payments on such primary lease, except with respect to the specific classes of sublessees and under the specific conditions provided in such lease;

3.     Permitted Encumbrances
         provisions requiring the lessee not to create any Encumbrances in respect of the aircraft or the related engines, except for exceptions thereto consistent with the reasonable commercial practices of leading international aircraft operating lessors, including Encumbrances not affecting the use or operation of the aircraft arising in the ordinary course of the lessee's business;

4.     No Right to Sell
         the lease shall not permit a lessee to sell any aircraft except, with respect to an aircraft the subject of a Purchase Option, pursuant to an agreement entered into by such lessee prior to the exercise of such Purchase Option to sell or otherwise transfer ownership of such aircraft upon the exercise of such Purchase Option;

5.     Events of Loss
         provisions stipulating that the lease will terminate in the event of a Total Loss of the relevant aircraft;

6.     Return of Aircraft
         provisions for redelivery of the relevant aircraft, including, if applicable, replacement engines and parts, on expiry or termination of the lease (other than any expiration or termination coincident with the purchase of the relevant aircraft pursuant to exercise of a Purchase Option by the relevant lessee or in cases in which such lease provides for retention of the relevant Aircraft by the lessee or for delivery to a third party), specifying the required return condition and any obligation upon the lessee to remedy or compensate the lessor, directly or indirectly, for any material deviations from such return condition, in each case considering the other terms of the relevant lease and to the extent consistent with the reasonable commercial practices of leading international aircraft operating lessors;

7.     Termination Events
         provisions setting forth the conditions under which the lessor may terminate a lease and repossess the relevant aircraft, at any time after the expiration of any agreed grace period or remedy period, in each case consistent with the reasonable commercial practices of leading international aircraft operating lessors;

8.     Assignment
         provisions prohibiting the assignment of any benefits or obligations under the lease to any Person, subject to exceptions consistent with the reasonable commercial practices of leading international aircraft operating lessors;

9.     Disclaimer of Conditions or Warranty
         provisions acknowledging that when the Lessee gives formal notice of acceptance of the relevant aircraft, it takes delivery of such aircraft with no condition, warranty or representation of any kind having been given by or on behalf of the lessor in respect of such aircraft, except as to matters expressly set forth in the lease;

10.    Net Lease
         provisions stating the Lessee's obligation to make rental payments is absolute and unconditional under any and all circumstances and regardless of other events or similar provisions.

                                   EXHIBIT L-1

              FORM OF CERTIFICATE TO DEPOSITORY REGARDING INTEREST


                                                     ____________, ___
Euroclear
[address]

AND/OR

Clearstream
[address]

         Re:    Lease Investment Flight Trust
                -----------------------------

         Reference is hereby made to the Indenture, dated as of June [26], 2001 (the "INDENTURE"), made by and between Lease Investment Flight Trust (the "ISSUER"), Phoenix American Financial Services, Inc. (the "ADMINISTRATIVE AGENT") and Bankers Trust Company (in such capacity, the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to [ ] principal amount of Class ___ Notes that is held in the form of a beneficial interest in the Temporary Regulation S Global Note (CUSIP No.[ __ ]) through [insert name of Depository] by the undersigned (the "HOLDER") in the name of [insert name of Participant]. The Holder of such Temporary Regulation S Global Note hereby requests the receipt of payment of interest, principal and Sale Premium, if any, due and payable [on the applicable Payment Date] pursuant to Section 2.05 of the Indenture.

         The Holder hereby represents and warrants that it (i) is not a U.S. person and (ii) does not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of a U.S. person (other than a distributor). Terms in this sentence have the meanings given to them in Regulation S under the Securities Act of 1933, as amended.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Paying Agent.

                                               [Insert name of Holder]


                                               By: ___________________________
                                                   Name:
                                                   Title:

                                   EXHIBIT L-2

                FORM OF DEPOSITORY CERTIFICATE REGARDING INTEREST

                                                     ____________, ___

Bankers Trust Company, as Paying Agent
Four Albany Street
New York, New York 10006

                    Re:      Lease Investment Flight Trust
                             -----------------------------

         Reference is hereby made to the Indenture, dated as of June [26], 2001 (the "INDENTURE"), made by and between Lease Investment Flight Trust (the "ISSUER"), Phoenix American Financial Services, Inc. (the "ADMINISTRATIVE AGENT") and Bankers Trust Company (in such capacity, the "TRUSTEE"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to [ ] principal amount of Class ___ Notes that is held in the form of beneficial interests in the Temporary Regulation S Global
Note (CUSIP No.   ) through [insert name of Depository]. Certain Holders of the beneficial interests in such Temporary Regulation S Global Note have requested the receipt of payment of interest, principal and Sale Premium, if any, on the applicable Payment Date pursuant to Section 2.05 of the Indenture.

         We have received from such Holders certifications to the effect that they (i) are not U.S. persons and (ii) do not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of U.S. persons (other than distributors). Terms in this sentence have the meanings given to them in Regulation S under the Securities Act of 1933, as amended.

         Accordingly, the Holders of beneficial interests in the Temporary Regulation S Global Note are entitled to receive interest, principal and Sale Premium, if any, in accordance with the terms of the Indenture in the amount of
[   ].

                                                [CLEARSTREAM][EUROCLEAR]


                                                By: ___________________________
                                                    Name:
                                                    Title:

                                                                       EXHIBIT M


         THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

                                LIFT TRUST-SUB 1

                    $___,___,___,___ BRIDGE NOTE SERIES 2001


No. __

$___,___,___,___

         LIFT TRUST-SUB 1, a business trust organized under the laws of the State of Delaware (herein referred to as the "Bridge Note Issuer"), for value received, hereby promises to pay to CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, the principal sum of ______________($___,___,___,___) on [_____, __ 20__] (the
"Final Maturity Date") and to pay interest monthly in arrears on the outstanding principal balance hereof at a fluctuating rate per annum equal to the Bridge Rate (as defined in Annex A hereto) from the date hereof until the outstanding principal balance hereof is paid, payable on each date (each, a "Payment Date") listed on Schedule 1 hereto; PROVIDED HOWEVER, if this Bridge Note is prepaid prior to 1:00 p.m. on June 26, 2001, no interest shall be deemed to have accrued or be payable with respect to this Bridge Note.

         This Bridge Note is one of a duly authorized issue of Bridge Notes of the Bridge Note Issuer issued under the Trust Indenture dated as of June 26, 2001 (as amended or supplemented from time to time, the "Indenture"), between the Bridge Note Issuer, Lease Investment Flight Trust, Phoenix American Financial Services, Inc., in its capacity as Administrative Agent (the "Administrative Agent") and Bankers Trust Company, as trustee (the "Trustee"). All capitalized terms used in this Bridge Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Bridge Note Issuer, the Trustee and the Holders of Bridge Notes. This Bridge Note is subject to all of the terms of the Indenture.

         Any amount of Bridge Break Amount or interest on this Bridge Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest at an interest rate per annum equal to the Bridge Rate determined with reference to the Default Margin from the date when due until such amount is paid or duly provided for, payable on the next succeeding

Payment Date. This Bridge Note may be prepaid (1) on the Effective Time, in whole, (2) on any Payment Date pursuant to Section 3.14(c) of the Indenture, in whole or in part and (3) at any time in whole upon 2 Business Days' prior written notice from the Trustee.

         The maturity of this Bridge Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

         This Bridge Note is and will be secured by the collateral pledged as security therefor as provided in the Security Trust Agreement.

         All amounts payable in respect of this Bridge Note shall be payable in U.S. dollars in immediately available funds in the manner provided in the Indenture to the Holder hereof on the Record Date relating to such payment. The final payment with respect to this Bridge Note, however, shall be made only upon presentation and surrender of this Bridge Note by the Holder or its agent at (1) in the case of final payment on the Effective Time, the office of the Escrow Agent specified in the Escrow Agreement or (2) on any other day the Corporate Trust Office or agency of the Trustee specified in the notice given by the Trustee with respect to such final payment.

         This Bridge Note is issuable only in registered form. A Holder may transfer this Bridge Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final registration of the transfer by the Registrar in the Register. When this Bridge Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Bridge Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Bridge Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Bridge Note or Bridge Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

         Prior to the registration of transfer of this Bridge Note, the Bridge
Note Issuer and the Trustee may deem and treat the Person in whose name this Bridge Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Holder hereof for the purpose of receiving payment of all amounts payable with respect to this Bridge Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

         The Bridge Note Issuer hereby waives, to the extent permitted by law, presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Bridge Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

         The term "Bridge Note Issuer" as used in this Bridge Note includes any successor to the Bridge Note Issuer under the Indenture.

         The Bridge Note Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Holders of Bridge Notes under the Indenture.

         THIS BRIDGE NOTE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual or facsimile signature, this Bridge Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         All capitalized terms used herein and not otherwise defined herein attached hereto shall have the same meanings set forth in the Indenture.

         IN WITNESS WHEREOF, the Bridge Note Issuer has caused this Bridge Note to be signed manually or by facsimile by its Owner Trustee.

                                   LIFT TRUST SUB-1

                                   By:  Wilmington Trust Company, not in its
                                        individual capacity but solely as Owner
                                        Trustee


                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Bridge Notes designated above and referred to in the within-mentioned

Indenture.

Date: ____________                   BANKERS TRUST COMPANY, not in its
                                       individual capacity but solely as Trustee


                                     By: _______________________________
                                              Authorized Signatory

                            [FORM OF] TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto:

Insert Taxpayer Identification No. __________________


--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)

the within Bridge Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney to transfer said Bridge Note on the books of the Bridge Note Issuer with full power of substitution in the premises.

Date:                                                {Signature of Transferor}
                                                     NOTE: The signature to this
                                                     assignment must correspond
                                                     with the name as written
                                                     upon the face of the
                                                     within-mentioned instrument
                                                     in every particular,
                                                     without alteration or any
                                                     change whatsoever.

         The undersigned covenants and agrees that it will treat this within Bridge Note as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

Date:                                                {Signature of Transferee}
                                                     NOTICE: to be executed by
                                                     an executive officer

                                                                         ANNEX A

                  "ADJUSTED EURODOLLAR RATE" shall mean, for any Interest Period or portion thereof, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equivalent to the rate determined pursuant to the following formula:

                  ADJUSTED EURODOLLAR RATE  =              LIBOR RATE
                  ------------------------     ---------------------------------
                                                  1-LIBOR Reserve Percentage

on the first day of such Interest Period. For purposes of this definition, (a) "LIBOR RATE" shall mean, with respect to any Interest Period or portion thereof, the rate per annum shown on page 3750 of the Bridge Information Systems Telerate screen or any successor page as the composite offered rate for London interbank deposits for a period equal to such Interest Period (or portion) thereof, as shown under the heading "USD" as of 11:00 a.m., London time, two London Business Days prior to the first day of such Interest Period; PROVIDED that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent based on the rates at which Dollar deposits for a period equal to such Interest Period (or portion thereof) are displayed on page "LIBOR" of the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates, of major banks as of 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period (it being understood that if at least two such rates appear on such page, the rate will be the arithmetic mean of such displayed rates); PROVIDED FURTHER that in the event fewer than two such rates are displayed, or if no such rate is relevant, the LIBOR Rate shall be the rate per annum equal to the rate quoted by the Trustee as the rate at which deposits in are offered by the principal London Office of Credit Suisse First Boston at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period (or portion thereof); PROVIDED FURTHER that if no such rate is quoted by the Trustee, the rate shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by Credit Suisse First Boston, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period to leading European banks for Dollar deposits for a period equal to such Interest Period (or portion thereof); PROVIDED FURTHER that if the LIBOR Rate is not established for any such Interest Period as otherwise provided above, the "LIBOR Rate" for purposes hereof for each day during such Interest Period shall equal the Corporate Base Rate for such day and (b) "LIBOR RESERVE PERCENTAGE" shall mean, with respect to any Interest Period or portion thereof, a percentage (expressed as a decimal) equal to the weighted average of the percentages in effect during such Interest Period, as prescribed by the Federal Reserve Board (or any successor thereto) for determining the maximum reserve requirements applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other applicable regulation of the Federal Reserve Board (or any successor thereto) which prescribes reserve requirements applicable to "Eurocurrency liabilities" as currently defined in Regulation D.

                  "APPLICABLE MARGIN" means, (a) at any time when no Event of Default shall be continuing, the Margin; and (b) at any time when any Event of Default shall be continuing, the Default Margin.

                  "BRIDGE RATE" means the sum of the Adjusted Eurodollar Rate plus the Applicable Margin.

                  "DEFAULT MARGIN" means a rate per annum which is two (2) times the Margin.

                  "INTEREST PERIOD" means, as to the Bridge Notes, the period beginning on (and including) the Bridge Date and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date.

                  "MARGIN" means five percent (5.0%) per annum.

                                                                      SCHEDULE 1

                 PRINCIPAL AND PAYMENT DATES OF THE BRIDGE NOTES